Exhibit 96.3

TECHNICAL REPORT SUMMARY ON THE

RUSTENBURG OPERATION

Situated near Rustenburg, North West Province, South Africa

31 December 2025


BANK
FINE GOLD
PLATINUM

Prepared by:

Qualified Persons from Sibanye-Stillwater, PGM Operations

COMMITMENT ACCOUNTABILITY RESPECT ENABLING SAFETY

we are one Sibanye Stillwater

Important Notices

Mineral Resources and Mineral Reserves are declared as attributable to Sibanye-Stillwater Ltd (registrant). For transparency and because it is not possible to accurately separate the non-attributable interests in these models, the Life-of-Mine plan and associated financial analyses are provided for the full Mineral Reserve.

Wherever mention is made of the "Rustenburg operation," for the purposes of this Technical Report Summary, it encompasses mining activities managed by Sibanye Rustenburg Platinum Mines (Pty) Ltd (SRPM) in the North West Province, South Africa. On 31 January 2025, SRPM acquired all the Mineral Rights and attached liabilities, and physical assets of Kroondal Operations (Pty) Ltd, an adjacent property majority owned and operated by the Registrant.

Except where explicitly stated, the Rustenburg operation now includes the former Kroondal operations. Where these are separated, they are referred to by the shafts names.

In this document, a point is used as the decimal marker and the comma is used for the thousands separator (for numbers larger than 999) in the text. In other words, 10,148.32 denotes ten thousand one hundred and forty-eight point three two.

The word 'tonnes' denotes a metric tonne (1,000 kg). The abbreviation "lb" denotes the weight in pounds in the sense understood in the USA.

4E denotes a basket of PGM's Platinum, Palladium, Rhodium, Gold.

6E denotes a basket of PGM's Platinum, Palladium, Rhodium, Gold, Iridium and Ruthenium.

Base metals denotes Ni and Cu.

Chrome is a generic term that refers to various chromium containing materials.

Chromite refers to the mineral with composition $(Fe,Mg)Cr_2O_4$.

Chromium Oxide Cr_2O_3 is derived from Chromite.

The **paylimit** (cm.g/t or g/t) of an operation is described as the average value or grade for that operation, at the planned volume, at which all direct and indirect costs are covered, i.e. the value at which it is estimated that the planned ore volume can be mined without profit or loss.

The mining **cut-off** grade (cm.g/t or g/t) of an operation is described as the minimum value or grade at which a mining unit can be mined to cover all costs associated with the extraction and processing thereof

Trademarks. Certain software and methodologies may be proprietary. Where proprietary names are mentioned, TM or © are omitted for readability.

i

Date and Signature Page

Qualified Persons	Position	Signature	Signature Date
Hermanus Jacobus Keyser	Vice President Mining Technical Services	/s/ Manie Keyser	24 April 2026
Leonard Changara	Unit Manager Geology - Operations	/s/ Leonard Changara	24 April 2026
Nicole Wansbury	Unit Manager Geology Mineral Resources	/s/ Nicole Wansbury	24 April 2026
Brian Smith	Unit Manager Survey	/s/ Brian Smith	24 April 2026
Stephan Botes	Unit Manager – Mineral Rights	/s/ Stephan Botes	24 April 2026
Phillip Ramphisa	Environmental Unit Manager	/s/ Phillip Ramphisa	24 April 2026
Peter Motlana	Senior Vice President Processing	/s/ Peter Motlana	24 April 2026
Roderick Mugovhani	SVP Finance	/s/ Roderick Mugovhani	24 April 2026

ii

Sibanye Stillwater
we are one

Table of Contents

1	**EXECUTIVE SUMMARY**	**1**
1.1	INTRODUCTION	1
1.2	PROPERTY DESCRIPTION, MINERAL RIGHTS AND OWNERSHIP	1
1.3	GEOLOGY AND MINERALISATION	2
1.4	EXPLORATION STATUS, DEVELOPMENT, OPERATIONS AND MINERAL RESOURCE ESTIMATES	2
1.5	MINING METHODS, ORE PROCESSING, INFRASTRUCTURE AND MINERAL RESERVES	6
1.6	CAPITAL AND OPERATING COST ESTIMATES AND ECONOMIC ANALYSIS	9
1.7	PERMITTING REQUIREMENTS	10
1.8	QP CONCLUSIONS AND RECOMMENDATIONS	11
2	**INTRODUCTION**	**12**
2.1	REGISTRANT	12
2.2	COMPLIANCE	14
2.3	TERMS OF REFERENCE AND PURPOSE OF THE TECHNICAL REPORT	14
2.4	SOURCES OF INFORMATION	16
2.5	SITE INSPECTION BY QUALIFIED PERSONS	16
2.6	UNITS, CURRENCIES AND SURVEY COORDINATE SYSTEM	16
2.7	RELIANCE ON INFORMATION PROVIDED BY OTHER EXPERTS	18
3	**PROPERTY DESCRIPTION**	**19**
3.1	LOCATION AND OPERATIONS OVERVIEW	19
3.2	MINERAL TITLE	20
3.2.1	*Mining and Surface Rights*	*20*
3.2.2	*Key Standard Permit Conditions*	*29*
3.3	ROYALTIES	31
3.4	LEGAL PROCEEDINGS AND SIGNIFICANT ENCUMBRANCES TO THE PROPERTY	32
4	**ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY**	**32**
4.1	TOPOGRAPHY, ELEVATION AND VEGETATION	32
4.2	ACCESS, TOWNS AND REGIONAL INFRASTRUCTURE	33
4.3	CLIMATE	33
4.4	INFRASTRUCTURE AND BULK SERVICE SUPPLIES	33
4.5	PERSONNEL SOURCES	33
5	**HISTORY**	**34**
5.1	OWNERSHIP HISTORY	34
5.2	PREVIOUS EXPLORATION AND MINE DEVELOPMENT	37
5.2.1	*Previous Exploration*	*37*
5.2.2	*Previous Development*	*41*
6	**GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT**	**43**
6.1	REGIONAL GEOLOGY	43
6.2	DEPOSIT TYPES	46

iii

iv 6.3 LOCAL AND PROPERTY GEOLOGY 47 6.3.1 Stratigraphy 47 6.3.2 The Mineralised Horizons 48 6.3.3 Structure 50 6.3.4 Mineralogy 55 7 EXPLORATION 56 7.1 EXPLORATION DATA 56 7.2 GEOPHYSICAL SURVEYS 56 7.3 TOPOGRAPHIC SURVEYS 56 7.4 EXPLORATION AND MINERAL RESOURCE EVALUATION DRILLING 56 7.4.1 Overview 57 7.4.2 Planned Evaluation Drilling for 2026 58 7.4.3 Drilling Methods 60 7.4.4 Core Logging and Reef Delineation 62 7.5 SURVEY DATA 63 7.6 DENSITY DETERMINATION 63 7.6.1 Underground Drillholes and Channel Samples 63 7.6.2 Tailings Storage Facility 64 7.7 UNDERGROUND MAPPING 64 7.8 HYDROLOGICAL DRILLING AND TESTWORK 64 7.8.1 Geohydrological Analysis and Pumping 64 7.8.2 Groundwater 65 7.9 GEOTECHNICAL DATA, TESTING AND ANALYSIS 66 7.9.1 Data Collection 66 7.9.2 Testing Methods 67 7.9.3 Geotechnical Rockmass Characterisation 68 7.9.4 Geotechnical Results and Interpretation 70 8 SAMPLE PREPARATION, ANALYSES AND SECURITY 72 8.1 SAMPLING GOVERNANCE AND QUALITY ASSURANCE 72 8.2 REEF SAMPLING – SURFACE 72 8.3 REEF SAMPLING – UNDERGROUND 73 8.3.1 Core Samples 73 8.3.2 Channel Sampling 73 8.4 SAMPLE PREPARATION AND ANALYSIS 74 8.4.1 Laboratory 74 8.4.2 Sample Preparation and Analysis 74 8.4.3 QP Opinion 75 8.5 ANALYTICAL QUALITY CONTROL 75 8.5.1 Nature and Extent of the Quality Control Procedures 75 8.5.2 Quality Control Results 76 8.5.3 QP Opinion 77 9 DATA VERIFICATION 78 v 9.1 DATA STORAGE AND DATABASE MANAGEMENT 78 9.2 DATABASE VERIFICATION 78 9.2.1 Mapping 79 9.2.2 Drillholes 79 9.2.3 Channel Sampling 79 9.3 QP OPINION 79 10 MINERAL PROCESSING AND METALLURGICAL TESTING 80 11 MINERAL RESOURCE ESTIMATES 80 11.1 ESTIMATION DOMAINS 80 11.1.1 Compositing 80 11.1.2 Estimation Domains 85 11.2 ESTIMATION TECHNIQUES 88 11.2.1 Grade and Tonnage Estimation 88 11.2.2 Grade Control and Reconciliation 99 11.3 MINERAL RESOURCE CLASSIFICATION 100 11.3.1 Classification Criteria 100 11.3.2 Mineral Resource Technical and Economic Factors 103 11.4 MINERAL RESOURCE STATEMENTS 107 11.4.1 Mineral Resources 107 11.4.2 Mineral Resources per Mining Area 114 11.4.3 Changes in the Mineral Resources from Previous Estimates 115 11.4.4 Metal Equivalents 116 11.5 QP OPINION 116 12 MINERAL RESERVE ESTIMATES 117 12.1 MINERAL RESERVE METHODOLOGY 117 12.2 MINE PLANNING PROCESS 117 12.3 HISTORICAL MINING PARAMETERS 118 12.4 SHAFT MODIFYING FACTORS 120 12.4.1 Paylimits and Cut-off Grades 120 12.4.2 Modifying Factors and LoM plan 121 12.5 LOM PROJECTS 125 12.6 MINERAL RESERVE ESTIMATION 125 12.7 SURFACE SOURCES 128 12.8 MINERAL RESERVES STATEMENT 128 12.9 MINERAL RESERVE SENSITIVITY 134 12.10 QP OPINION 135 13 MINING METHODS 135 13.1 INTRODUCTION 135 13.2 SHAFT INFRASTRUCTURE, HOISTING AND MINING METHODS 137 13.2.1 Shaft Infrastructure 137 13.2.2 Hoisting 142 13.2.3 Mining Methods 142 vi 13.3 GEOTECHNICAL ANALYSIS 143 13.3.1 Geotechnical Conditions 143 13.3.2 Stress and Seismological Setting 144 13.3.3 Regional and Local Support 144 13.4 MINE VENTILATION 145 13.5 REFRIGERATION AND COOLING 145 13.6 FLAMMABLE GAS MANAGEMENT 145 13.7 MINE EQUIPMENT 145 13.8 PERSONNEL REQUIREMENTS 147 13.9 FINAL LAYOUT MAP 147 14 PROCESSING AND RECOVERY METHODS 148 14.1 PROCESSING FACILITIES 148 14.1.1 Waterval UG2 Concentrator 149 14.1.2 Waterval Retrofit Concentrator 154 14.1.3 Western Limb Tailings Retreatment Plant (WLTR Plant) 157 14.1.4 Waterval Chrome Recovery Plant (“WCRP”) 161 14.1.5 Platinum Mile Concentrator (PMC) 164 14.1.6 K1 Plant 168 14.1.7 K2 Plant 174 14.2 SAMPLING, ANALYSIS, PGM ACCOUNTING AND SECURITY 180 14.3 PLANT LOCK-UP 180 14.4 FINAL PRODUCT 180 14.5 PERSONNEL, ENERGY AND WATER REQUIREMENTS 180 14.6 QP OPINION 182 15 INFRASTRUCTURE 182 15.1 OVERVIEW OF INFRASTRUCTURE 182 15.2 TAILINGS STORAGE FACILITIES 183 15.2.1 Paardekraal Tailings Complex 184 15.2.2 Hoedspruit Tailings Complex 184 15.2.3 Waterval East and West TSF 184 15.2.4 K1 TSF 185 15.2.5 K150 TSF 185 15.2.6 K2 TSF 185 15.2.7 Marikana TSF 185 15.2.8 TSFs Composition 185 15.2.9 LoM Deposition 185 15.3 POWER SUPPLY & EMERGENCY GENERATION 186 15.3.1 Power Supply 186 15.3.2 Emergency Generation 188 15.3.3 Risk to Power Supply 189 15.4 BULK WATER, FISSURE WATER AND PUMPING 189 15.4.1 Bulk Potable Water Reticulation 189 15.4.2 Concentrator Process Water Supply 190 vii 15.4.3 Shaft flooding 192 15.5 ROADS & RAIL 192 15.6 EQUIPMENT MAINTENANCE 194 15.6.1 Surface Workshops 194 15.6.2 Underground Workshops 194 15.7 OFFICES, HOUSING, TRAINING FACILITIES, HEALTH SERVICES ETC. 194 15.8 QP OPINION 195 16 MARKET STUDIES 195 16.1 METALS MARKETING AGREEMENTS 195 16.2 MARKETS 196 16.2.1 Introduction 196 16.2.2 Platinum and Palladium Demand and Supply 196 16.3 METALS PRICE DETERMINATION 199 17 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/ AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 201 17.1 SOCIAL AND COMMUNITY AGREEMENTS 201 17.1.1 Overview- Mine Community Development 201 17.1.2 Legislation and Regulations 201 17.1.3 Communities’ Priorities 202 17.2 HUMAN RESOURCES 203 17.2.1 Introduction 203 17.2.2 Legislation 203 17.2.3 Human Resource Development (Training) 205 17.2.4 Remuneration Policies 206 17.2.5 Industrial Relations 206 17.2.6 Employment Equity 206 17.3 HEALTH AND SAFETY 207 17.3.1 Policies and Procedures 207 17.3.2 Statistics 207 17.3.3 Occupational Health and Safety Management 207 17.3.4 HIV/AIDS 207 17.4 ENVIRONMENTAL STUDIES 208 17.4.1 Introduction 208 17.4.2 Baseline Studies 210 17.4.3 Zone of Influence 213 17.4.4 Climate Change and Greenhouse Gas Emissions, Air Quality 214 17.4.5 Biodiversity Management 215 17.4.6 Water Use Strategy 215 17.4.7 Waste Management 219 17.4.8 Environmental Reporting 219 17.4.9 Closure Planning and Costs 220 17.5 QP OPINION 223

viii 18 CAPITAL AND OPERATING COSTS 223 18.1 OVERVIEW 223 18.2 CAPITAL COSTS 224 18.3 OPERATING COSTS 224 18.3.1 Operating Costs by Activity 224 18.3.2 Operating Costs 224 18.3.3 Surface Sources Costs 224 18.3.4 Processing Costs 225 18.3.5 Allocated Costs 225 19 ECONOMIC ANALYSIS 231 19.1 INTRODUCTION 231 19.2 ECONOMIC ANALYSIS APPROACH 231 19.3 ECONOMIC ANALYSIS BASIS 231 19.4 TEM PARAMETERS 232 19.5 TECHNICAL ECONOMIC MODEL 232 19.6 DCF ANALYSIS 241 19.7 SUMMARY ECONOMIC ANALYSIS 243 19.8 QP OPINION 243 20 ADJACENT PROPERTIES 243 21 OTHER RELEVANT DATA AND INFORMATION 244 21.1 RISK ANALYSIS 244 21.1.1 Financial Assessment Accuracy 244 21.1.2 Risk to the Mineral Resources and Mineral Reserves 244 21.2 RUSTENBURG AND KROONDAL AMALGAMATION 245 21.3 MINERAL RESERVES MINED FROM MARIKANA OPERATION. 246 22 INTERPRETATION AND CONCLUSIONS 246 23 RECOMMENDATIONS 247 24 REFERENCES 247 24.1 LIST OF REPORTS AND SOURCES OF INFORMATION 247 24.1.1 Publications and Reports 247 24.2 GLOSSARY OF TERMS 249 25 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT 250 26 QUALIFIED PERSON DISCLOSURE 250 ix List of Figures Figure 1: Ownership and Company Structure for the Rustenburg operation ........................ 13 Figure 2: General Location of the Material Property as at 31 December 2025 ..................... 19 Figure 3: Plan Showing Combined Mining Rights and Prospecting Rights ............................. 21 Figure 4: Plan Showing Mineral Rights Held by the Rustenburg operation ............................. 22 Figure 5: Aeromagnetic Image Over Rustenburg operation .................................................. 39 Figure 6: Geology of the Bushveld Complex, South Africa ..................................................... 44 Figure 7: Geology of the Western Limb of the Bushveld Complex, South Africa ................... 45 Figure 8: General Stratigraphic Column of the Rustenburg Layered Suite ............................ 46 Figure 9: General Stratigraphic Column of the Local Geological Succession ...................... 48 Figure 10: Structural Interpretation of the Rustenburg operation ............................................ 51 Figure 11: A Down Dip Cross-section Showing Merensky and UG2 Reefs (S-N) ..................... 52 Figure 12: Example of a Shallow Dipping Pothole Associated with the UG2 ......................... 53 Figure 13: Example of Deep Potholing Associated with the UG2 ........................................... 54 Figure 14: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence ......... 55 Figure 15: Overview of Surface Drillholes .................................................................................. 59 Figure 16: Overview of Kroondal TSF Drillholes .......................................................................... 60 Figure 17: Schematic Vertical Section of a Typical Surface Drillhole ...................................... 61 Figure 18: Example of CRM Result Monitoring .......................................................................... 77 Figure 19: Example of Blank Result Monitoring .......................................................................... 77 Figure 20: Example of a Merensky Reef Composite Definition ................................................ 81 Figure 21: Example of a Merensky Reef Composite - Section Plot .......................................... 82 Figure 22: UG2 Reef Mineral Resource Composite .................................................................. 83 Figure 23: Example of UG2 Reef Composite cuts for Conventional Shafts ............................ 84 Figure 24: Example of UG2 Reef Composite for Kwezi, K6, Bathopele, Kopaneng and Bambanani ................................................................................................................. 84 Figure 25: Merensky Reef Geozones .......................................................................................... 86 Figure 26: UG2 Reef Geozones .................................................................................................. 88 Figure 27: Examples of Histograms of PGM Distributions - Merensky Reef .............................. 89 Figure 28: Examples of Histograms of PGM Distributions- UG2 Reef ........................................ 90 Figure 29: Example of a Variogram Map .................................................................................. 91 Figure 30: Example of Variogram for 4E Grade and Thickness ................................................ 92 x Figure 31: KNA for Block Sizes – Well Informed Blocks ............................................................... 94 Figure 32: KNA for Discretisation – Poorly Informed Blocks ....................................................... 94 Figure 33: Section Plot UG2 Reef – Data versus Model ............................................................ 96 Figure 34: Section Plot Merensky - Model vs Data .................................................................... 97 Figure 35: UG2 Reef grade -4E –Data (points) .......................................................................... 98 Figure 36: UG2 Reef Grade -4E – Model 2021 vs 2025 .............................................................. 99 Figure 37: Mineral Resource Classification for the Merensky Reef ........................................ 102 Figure 38: Mineral Resource Classification for the UG2 Reef ................................................. 103 Figure 39: Total Geological Losses for the Merensky Reef ..................................................... 104 Figure 40: Total Geological Losses for the UG2 Reef .............................................................. 105 Figure 41: Rustenburg operation Underground and Surface Mineral Resource Reconciliation .......................................................................................................... 116 Figure 42: Mineral Reserves Classification as at 31 December 2025 - Merensky Reef ......... 126 Figure 43: Mineral Reserves Classification as at 31 December 2025 - UG2 Reef ................. 127 Figure 44: The Rustenburg operation Mineral Reserve Reconciliation at 31 December 2025 ........................................................................................................................... 134 Figure 45: Mine Layout Bord and Pillar .................................................................................... 136 Figure 46: Mine Layout Conventional Breast Mining .............................................................. 137 Figure 47: Cross Sectional Schematic of the Vertical Shafts .................................................. 138 Figure 48: Cross Sectional Schematic of a Decline Shaft Rustenburg Section .................... 139 Figure 49: Schematic Infrastructure Sections of the Kopaneng, Simunye, Bambanani, Kwezi and K6 shaft’s infrastructure (Not to scale) ................................................. 140 Figure 50: The Schematic Process Flow Diagram for Waterval UG2 Concentrator ............. 151 Figure 51: Waterval UG2 Concentrator Throughput Forecast ............................................... 153 Figure 52: Waterval UG2 Concentrator Production and Recovery Forecast ...................... 153 Figure 53: The Schematic Process Flow Diagram for Waterval Retrofit Concentrator ........ 156 Figure 54: The Schematic Process Flow Diagram for Western Limb Tailings Recovery Plant .......................................................................................................................... 158 Figure 55: Western Limb Tailings Retreatment Plant Throughput Forecast ........................... 160 Figure 56: Western Limb Tailings Retreatment Plant Production and Recovery Forecast ... 160 Figure 57: Waterval Chrome Recovery Plant (WCRP) Throughput Forecast ........................ 163 Figure 58: Waterval Chrome Recovery Plant (WCRP) Production and Recovery Forecast .................................................................................................................... 164 Figure 59: The Schematic Process Flow Diagram for Platinum Mile ...................................... 165 xi Figure 60: Platinum Mile Retrofit Concentrator Throughput Forecast ................................... 167 Figure 61: Platinum Mile Retrofit Concentrator Production and Recovery Forecast .......... 167 Figure 62: The Schematic Process Flow Diagram for K1 Processing Plant ............................ 171 Figure 63: K1 Concentrator Throughput Forecast .................................................................. 173 Figure 64: K1 Concentrator Production and Recovery Forecast .......................................... 173 Figure 65: Flowsheet for K2 Plant .............................................................................................. 177 Figure 66: K2 Concentrator Throughput Forecast .................................................................. 179 Figure 67: K2 Concentrator Production and Recovery Forecast .......................................... 179 Figure 68: Power Distribution Network at Rustenburg operation ........................................... 188 Figure 69: Key Infrastructure Points at Rustenburg operation ................................................ 189 Figure 70: Main Secondary Water Reticulation Layout Retrofit Concentrator and WLTR ... 191 Figure 71: Main Secondary Water Reticulation Lay-K1 and K2 plants .................................. 192 Figure 72: Rustenburg operation Road Network .................................................................... 193 Figure 73: Rustenburg operation Rail Network ........................................................................ 194 Figure 74: Rustenburg Water Use Summary ............................................................................ 216 Figure 75: The Schematic Process Flow Diagram for Water Handling at the Rustenburg operation .................................................................................................................. 218 Figure 76: Mineral Reserves Classification as at 31 December 2025- UG2 Reef at Marikana .................................................................................................................. 246

xii Table 1: 4E Prill Split for Mineral Resources as at 31 December 2025 ........................................ 4 Table 2: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2025 ........................................................................................................... 5 Table 3: 4E Prill Split and Metallurgical Recovery for Mineral Reserves ..................................... 7 Table 4: Attributable Mineral Reserves as at 31 December 2025 .............................................. 8 Table 5: NPV (Post-tax) Relative to R/4Eoz at 15.76 % Discount Rate - Current Operations ....................................................................................................................................... 9 Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Capital Costs) - Current Operations ...................................................................................... 10 Table 7: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Operating Costs) - Current Operations .................................................................... 10 Table 8: Details of QPs Appointed by Sibanye-Stillwater ......................................................... 15 Table 9: Units and Abbreviations Definitions ............................................................................. 17 Table 10: Technical Specialists Supporting the QPs ................................................................. 18 Table 11: Summary of Mining Rights and Prospecting Rights held in respect of the Rustenburg operation................................................................................................ 23 Table 12: Surface Rights of the Rustenburg operation ............................................................. 31 Table 13: Number of Permanent Employees ............................................................................ 34 Table 14: Origin of Employees .................................................................................................... 34 Table 15: Historical Development Rustenburg operation ........................................................ 35 Table 16:Drilling History ................................................................................................................ 38 Table 17: Historical Production and Financial Parameters- Khuseleka, Thembelani, Siphumelele, Bathopele ............................................................................................ 41 Table 18: Historical Production and Financial Parameters Kwezi, K6, Bambanani, Kopaneng .................................................................................................................. 42 Table 19: Rustenburg Evaluation Drilling Costs.......................................................................... 58 Table 20: Summary of the Material Properties of the Dominant Hangingwall and Footwall Rock Types (Conventional) ........................................................................ 71 Table 21: Summary of the Material Properties of the Dominant Hangingwall and Footwall Rock Types (Mechanised).......................................................................... 71 Table 22: Rockmass Classes Determined from RMR Total Ratings and Meaning .................. 71 Table 23: Example of Variogram Model Parameters for the Merensky Facies ...................... 92 Table 24: Example of Variogram Model Parameters for all the UG2 Facies .......................... 93 Table 25: Estimation Parameters for the Tailings Storage Facility ............................................ 93 Table 26: Kriging Parameters ...................................................................................................... 95 xiii Table 27: Confidence Levels for Key Criteria for Mineral Resource Classification ............... 101 Table 28: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations .... 106 Table 29: 6E Prill Split Percentages Applied per Reef (proportional) .................................... 106 Table 30: Parameters Used in the Cut-off Calculation for the Merensky and UG2 Reef and Surface Tailings ................................................................................................. 107 Table 31: Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations ....... 107 Table 32: 4E Prill Split Mineral Resources as at 31 December 2025 ........................................ 109 Table 33: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2025 at 100% .......................................................................................................................... 110 Table 34: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December 2025 ....................................................................................................... 111 Table 35: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2025 at 100% .......................................................................................................................... 112 Table 36: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2025 ....................................................................................................... 113 Table 37:Mineral Resource Exclusive of Mineral Reserves per Mining Area as at 31 December 2025 at 100% ......................................................................................... 114 Table 38: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2025 at 100% ......................................................................................... 115 Table 39: Historical Mining Statistics by Shaft .......................................................................... 119 Table 40: Mineral Reserve Mining Modifying Factors Conventional Shafts .......................... 121 Table 41: Mineral Reserve Mining Modifying Factors Mechanised Shafts ............................ 121 Table 42: LoM Plans – Current Operations 2026-2035 ............................................................. 122 Table 43: LoM Plans – Current Operations 2036-2045 ............................................................. 123 Table 44: LoM Plans – Current Operations 2046-2057 ............................................................. 124 Table 45: 4E Prill Split and Recovery for Mineral Reserves @ 100% ........................................ 129 Table 46: Mineral Reserve as at 31 December 2025 at 100% ................................................ 130 Table 47: Attributable Mineral Reserve as at 31 December 2025 ......................................... 131 Table 48: Mineral Reserve per Mining Area as at 31 December 2025 at 100% .................... 132 Table 49: Attributable Mineral Reserve per Mining Area as at 31 December 2025 ............. 133 Table 50: Hoisting Capacities of the Rustenburg Shafts ......................................................... 142 Table 51: Major Mine Equipment ............................................................................................. 146 Table 52: Rail Bound Equipment Summary ............................................................................. 146 Table 53: Major Equipment Quantity Summary ...................................................................... 147 xiv Table 54Table 54: Mobile Equipment Summary - 2023 ........................................................... 147 Table 55: Mineral Processing Plant Parameters ...................................................................... 148 Table 56: Process Equipment Summary all Concentrators .................................................... 149 Table 57: Waterval UG2 Concentrator Production Forecast and Operational Data ......... 152 Table 58: Western Limb Tailings Retreatment Plant Production Forecast and Operational Data .................................................................................................... 159 Table 59: Waterval Chrome Recovery Plant (“WCRP”) Production Forecast and Operational Data .................................................................................................... 162 Table 60: Platinum Mile Plant Production Forecast and Operational Data ......................... 166 Table 61: K1 Concentrator Production Forecast and Operational Data ............................. 172 Table 62: K2 Concentrator Production Forecast and Operational Data ............................. 178 Table 63: Rustenburg operation Plant Requirements for Energy, Water and Personnel (2025 Actuals) .......................................................................................................... 182 Table 64: Paardekraal Central Planned Deposition Strategy ................................................ 184 Table 65: LoM Assessment of Tailings Facilities(2050) ............................................................. 186 Table 66: Eskom Points Of Delivery for Rustenburg operation. .............................................. 187 Table 67: PGM Deck Price Mineral Resources and Mineral Reserves ................................... 200 Table 68: Comparison of Mineral Reserve Prices at 31 December 2025 to 31 December 2021 ........................................................................................................................... 200 Table 69: SLP projects for SRPM 82MR ...................................................................................... 202 Table 70: SLP Projects for 80MR ................................................................................................ 203 Table 71: Rustenburg operation Total Employees – Snapshot Report for the Month December 2025 ....................................................................................................... 204 Table 72: Rustenburg operation Total Contractors (excluding Ad-Hoc Contractors) ......... 205 Table 73: Safety Statistics Khuseleka, Thembelani, Siphumelele, Bathopele ....................... 207 Table 74: Safety Statistics Kwezi, K6, Bambanani, Kopaneng ............................................... 207 Table 75: Baseline Studies - EMPr-SRPM ................................................................................... 210 Table 76: Summary of Anticipated Environmental Impacts (revised EMP,2016) ................. 212 Table 77: Rustenburg tCO2e Emissions Inventory 2025 ........................................................... 214 Table 78: Future Actions ............................................................................................................ 220 Table 79: Closure Components ................................................................................................ 221 Table 80: Historical and Forecast Capital Expenditure 2021 - 2035 ...................................... 226 Table 81: Historical and Forecast Capital Expenditure 2036 - 2057 ...................................... 227 Table 82: Historical and Forecast Operating Costs 2021 – 2035 ............................................ 228 xv Table 83: Historical and Forecast Operating Costs 2036 – 2058 ............................................ 229 Table 84: TEM Parameters ......................................................................................................... 232 Table 85: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2026-2035 .................................................. 233 Table 86: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2036-2045 .................................................. 235 Table 87: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2044-2055 .................................................. 237 Table 88: TEM – Unit Analysis (R/4Eoz) – 2024-2033 ................................................................. 239 Table 89: TEM – Unit Analysis (R/4Eoz) – 2036-2058 ................................................................. 240 Table 90: NPV (Post-tax) at Various Discount Factors ............................................................ 242 Table 91: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Capital Expenditure) ............................................................................. 242 Table 92: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Operating Costs) ................................................................................... 242 Table 93: NPV (Post-tax) Relative to R/4Eoz at a 15.76% Discount Rate ............................... 243 Table 94: Adjacent Mines/Operations .................................................................................... 243 Table 95: Financial Assessment Accuracy .............................................................................. 244 Table 96: Qualified Persons’ Details ......................................................................................... 251

1 Executive Summary

1.1 Introduction

Sibanye-Stillwater Limited (Sibanye-Stillwater or Registrant) is a multinational mining and metals processing Group with a diverse portfolio of mining and processing operations and projects and investments across six continents.

Sibanye-Stillwater is domiciled in South Africa with a primary listing on the Johannesburg Stock Exchange (JSE or JSE Limited) and a secondary listing on New York Stock Exchange (NYSE), as American Depositary Receipts (ADRs).

This report is the first update of the Technical Report Summary (TRS) filed by Sibanye-Stillwater on the Rustenburg operation superseding the TRS filed on 22 April 2022 named Exhibit 96.3 Technical Report Summary of Rustenburg operation dated 31 December 2021. A TRS for the Kroondal operation was filed by Sibanye-Stillwater on 26 April 2024 which was the first update of the TRS for Kroondal operation filed on 22 April 2022. Kroondal operation is now part of the Rustenburg operation. This TRS for the Rustenburg operation has been prepared in accordance with the disclosure requirements set out under Subpart 1300 of Regulation S-K (S-K 1300).

Material changes since the last filing are the amalgamation of SRPM and Kroondal operations, and the addition of the Siphumelele UG2 mechanised project in 2024.

The Mineral Resources and Mineral Reserves of the Rustenburg operation are reported on a 74% attributable legal interest.

There has been no material change to the information between the effective date and the signature date of the Report. The effective date of the Mineral Resource and Mineral Reserve is 31 December 2025, and the Report date is 24 April 2026.

1.2 Property Description, Mineral Rights and Ownership

The Rustenburg operation is an ongoing, established mine and ore processing plants extracting the Merensky Reef and UG2 chromitite layer (commonly referred as the UG2 Reef) to produce PGMs and base metals. It is located in the North West Province, east of the towns of Rustenburg and Kroondal at latitude 25°40'S and longitude 27°20'E. The operation is situated in a well-developed area and is easily accessible by major roads 123km west of Pretoria and 126km northwest of Johannesburg. The most direct routes to Rustenburg operation include the N4 (dual carriage tarred road) from Pretoria or the R512 (regional dual carriage tarred road) from Johannesburg, which intersects with the N4. Mining operations are not affected by climatic extremes.

The Rustenburg operation encompasses several mining rights held by Sibanye Rustenburg Platinum Mines (Proprietary) Limited (SRPM). Sibanye-Stillwater Limited (Sibanye-Stillwater) holds a 74% share through Sibanye Platinum Proprietary Limited, a wholly owned subsidiary of the Registrant. SRPM is the holder of mining rights in respect of the Rustenburg operation under the Department of Mineral and Petroleum Resources (DMPR) reference numbers: NW30/5/1/2/2/82MR(82MR), NW30/5/1/2/2/80MR(80MR), NW30/5/1/2/2/10205MR, NW30/5/1/2/2/10204MR, NW30/5/1/2/2/368MR,

1

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NW30/5/1/2/2/369MR and NW30/5/1/2/2/370MR. Both 80MR and 82MR mining rights are valid until 28 July 2040. The other five additional smaller mining rights expire between 2039 and 2042.

The current Life of Mine (LoM) plan used to support the Mineral Reserve continues to 2057. Renewal of the Mining Rights for an additional 30 years will be allowed closer to the date of expiry.

The mining rights cover and area of 23,554.21ha

There is a small, 578.62ha, prospecting right associated with this operation.

There are no material legal proceedings in relation to the Rustenburg operation.

The mining rights referred to in this document are issued in terms of the Mineral and Petroleum Resources Development Act 28 of 2002 (as amended) in South Africa. Apart from the condition relating to section 2(d) and section 2(f) of the Act, the terms and conditions for the mining rights are standard conditions of the Act. There are no other special conditions attached to the Mining Rights.

1.3 Geology and Mineralisation

The majority of global PGM Mineral Resources are located in Southern Africa, which accounts for over 80%. Most of these are contained in the Bushveld Igneous Complex (BC).

The BC is approximately 2,060 million years old and is a mafic to ultramafic rock sequence. The Rustenburg Layered Suite (RLS) within the BC is the world's largest known mafic layered intrusion. In addition to PGMs, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur within the BC. The BC extends approximately 450km east to west and approximately 250km north to south. It underlies an area of some 67,000km^2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces.

Interlayered in the Upper Critical Zone of the BC's RLS, the Merensky and Upper Group No. 2 (UG2) Reefs are preserved as narrow tabular orebodies. The Rustenburg operation is situated on the western limb of the BC and produce the PGMs and associated base metals from the mining and processing of the UG2 and Merensky Reefs.

1.4 Exploration Status, Development, Operations and Mineral Resource Estimates

The discovery and development of the reefs in the Rustenburg area can be traced back to 1925. After intense exploration in the Rustenburg area, the first vertical shaft (West vertical) was commissioned in 1928 to exploit the Merensky Reef. The Klipfontein Plant (Phase 1) was constructed in 1928. Exploitation of the UG2 Reef began in the 1970's.

The Rustenburg operation has been extensively evaluated by surface and underground exploration drilling, geophysical surveys (airborne magnetic and 3D seismics), trenching and geological mapping carried out over more than 55 years. This exploration has proven the extension of the Merensky and UG2 Reefs to the north-northeast.

The Initial geological understanding of the area was developed from observations made from the surface and underground mapping, combined with exploration drillhole information and extrapolations of features observed in other platinum mines in the western Bushveld Complex. Current interpretations

2

of the geological and structural framework applicable to the Merensky Reef and the UG2 Reef have evolved as new and more detailed geological information and datasets were obtained. The acquisition and recent re-processing of the 3D seismic data over most of the Rustenburg operation Lease Area, when correlated with drillhole data, has provided a much higher level of confidence in the validity of these interpretations.

There has been a significant decline in surface exploration drilling over the past five years, with a limited amount of surface exploration. Surface exploration diamond drilling is planned for Rustenburg operation (Bathopele Shaft, Siphumelele Shaft, Kopaneng Shaft and Bambanani Shaft) mainly as infill drilling where historical surface exploration drilling was sparse to firm up geology in these areas and enhance the Mineral Resource models. Additionally, structural complexities exist around these operations, hence the drilling will firm up geological understanding in these areas.

Geological models and Mineral Resources at the Rustenburg operation are based on surface and underground diamond drillholes and underground channel samples. Mineral Resources for the remined tailings storge facilities (TSF) are estimated from surface drilling on the TSFs and historical production records.

The most fundamental control of PGM mineralisation is rock chemistry. PGMs are associated with thin (1m to 5m) chromitite layers and base metals sulphides. These layers are distinct and laterally consistent over large distances. The Merensky Reef is the layer with the highest concentration of base metal sulphides and the highest concentration of PGMs followed by the UG2 Reef. The UG2 Reef horizon is the preferred mining horizon as it has a higher in-situ revenue/value per m^2 mined due to the prill split and the chromitite content.

The Mineral Resources declared (Table 1 and Table 2) are estimated based on homogenous structural and geological facies, constrained by appropriate geostatistical techniques, using Ordinary Kriging (OK). Due to variation in data density, areas close to current workings will have smaller block sizes ranging from 50m to 100m. Areas further away will have block sizes ranging from 100m to 500m. The declared Mineral Resources are contained inside the various structural blocks and outside the mined-out areas. All Mineral Resources reported are considered to have reasonable prospects for economic extraction (RPEE) based on an assessment conducted.

The Mineral Resources are in-situ estimates of tonnage and grades reported at a minimum mining width of 186cm, with applicable mechanised bord and pillar mining methods as employed at the Bathopele Shaft and a minimum mining width of 105cm, with applicable conventional scattered breast mining methods as employed at the Thembelani, Khuseleka and Siphumelele Shafts. A minimum mining width of 200cm, with applicable mechanised bord and pillar mining methods employed at the mechanised shafts.

3

3

Table 1: 4E Prill Split for Mineral Resources as at 31 December 2025

Reef	Pt (%)	Pd (%)	Rh (%)	Au (%)
Merensky	61.6	27.9	3.4	7.1
UG2	59.0	29.1	11.3	0.6
TSF	55.3	30.5	11.9	2.4

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Table 2: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2025

Classification – 4E	Tonnes (Mt)	Tonnes (Mt)	Tonnes (Mt)	4E Grade (g/t)	4E Grade (g/t)	4E Grade (g/t)	4E (Moz)	4E (Moz)	4E (Moz)
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
Underground									
Measured (Rustenburg operation[3])	182.3	174.9	177.6	4.9	5.1	5.0	28.9	28.7	29.0
Measured (Kroondal operation[4])	N/A	25.3	15.8	N/A	3.3	3.4	N/A	2.7	1.7
Indicated (Rustenburg operation[3])	77.1	85.0	92.9	5.2	5.1	5.3	12.9	14.5	14.2
Indicated (Kroondal operation[4])	N/A	4.8	4.8	N/A	3.3	3.8	N/A	0.5	0.6
Total Measured and Indicated	**259.4**	**290.1**	**281.2**	**5.0**	**4.9**	**5.0**	**41.8**	**46.4**	**45.5**
Inferred (Rustenburg operation[3])	10.9	26.1	11.0	5.6	5.6	5.6	2.0	4.8	1.9
Inferred (Kroondal operation[4])	N/A	0.0	2.5	N/A	3.3	3.0	N/A	0.0	0.2
Total Underground	**270.3**	**316.1**	**294.7**	**5.0**	**5.0**	**5.1**	**43.8**	**51.2**	**47.6**
Surface - TSF									
Measured TSF (Rustenburg operation[3])	57.5	0.0	0.0	0.9	0.0	0.0	1.8	0.0	0.0
Measured TSF(Kroondal operation[4])	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Surface	**57.5**	**0.0**	**0.0**	**0.9**	**0.0**	**0.0**	**1.8**	**0.0**	**0.0**
Total Resource	**327.8**	**316.1**	**294.7**	**4.3**	**5.0**	**5.1**	**45.5**	**51.2**	**47.6**

1. Mineral Resources are not Mineral Reserves
2. Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K
3. Attributable Mineral Resource for Rustenburg is 74% of the total Mineral Resource
4. Attributable Mineral Resources for Kroondal (remaining MR) is 50% for 2021, 87% for 2023
5. Due to non-selective mining, no cut-off grade is applied as described in Section 11.3.2
6. TSF stands for Tailings Storage Facility
7. Mineral Resources are reported after the removal of geological losses
8. Quantities and grades have been rounded to one decimal place; therefore, minor computational errors may occur

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1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserves

The Rustenburg operation is a large established shallow to moderate depth (surface to 1,350m), PGM mine that is accessed from surface through numerous declines and vertical shaft systems. The combined Rustenburg operation comprises three operating vertical shafts and five declines (mechanised), two vertical shafts and one decline on care and maintenance, seven plants processing underground ore and tailings, six active tailings storage facilities (TSFs) and one dormant/remined tailings facility. All facilities are in good condition.

All the permanent infrastructure required to access and mine is established and in use, including the Siphumelele UG2 project which will use the existing Siphumelele shaft infrastructure. Detailed LoM plans for every shaft complex at Rustenburg support the Mineral Reserve presented in Table 3 and Table 4.

The Mineral Reserves are mined using predominantly mechanised bord and pillar (decline sections) and conventional breast mining (vertical shafts) methods. The conventional method incorporates in-stope crush pillars and regional pillars to maintain the stability of the workings. A recently approved UG2 project at Siphumelele, has been designed using a bord and pillar mining method.

The ore mined is processed through three concentrators:

- Waterval UG2 concentrator, treating only UG2 ore
- K1 concentrator adjacent to Kopaneng shaft, treating UG2 ore and
- K2 concentrator adjacent to Bambanani shaft, treating UG2 ore

A fourth concentrator, the Retrofit plant is on care and maintenance (C&M) from 2026 due to concentrator optimisation.

In addition there is a chromite recovery plant and two tailings retreatment plants:

- Waterfall Chrome Recovery Plant ('WCRP'). The WCRP treats UG2 rougher middlings at the Waterfall UG2 concentrator to recover a saleable chromite concentrate
- Western Limb Tailings Retreatment Plant (WLTR plant) treated remined tailings from the Waterval West TSF which is largely depleted
- Platinum Mile treats fresh and historic tailings

Both K1 and K2 mineral processing plants are operated and maintained under contract by Minopex, a contract processing firm. All plants are still in good condition. As the production profile declines, the plants will be scaled down in line with the expected fresh ore supply.

The Rustenburg operation concentrate is subject to a tolling agreement with Valterra Platinum. Per this agreement, 4E (Pt, Pd, Rh and Au) are toll refined and returned to Rustenburg operation. Ir, Ru, Cu, Ni and Co are sold to Valterra Platinum in concentrate. The Rustenburg operation also produces a chromium oxide (Cr_2O_3) concentrate.

There is adequate processing capacity for the LoM and adequate storage capacity for the tailings for the LoM. Rustenburg operation currently has an excess of available storage capacity which can be used to mitigate capacity constraints on other Group PGM operations. The TSFs are in good condition.

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we are one
Sibanye Stillwater

Table 3: 4E Prill Split and Metallurgical Recovery for Mineral Reserves

Prill Split	Pt (%)	Pd (%)	Rh (%)	Au (%)	Recovery (%)
UG2	59.0	29.1	11.3	0.6	85%
Merensky	61.6	27.9	3.4	7.1	84%
TSF	55.3	30.5	11.9	2.4	27%

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Table 4: Attributable Mineral Reserves as at 31 December 2025

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
Underground									
Proved (Rustenburg operation)	77.2	72.9	83.4	3.4	3.6	3.5	8.5	8.4	9.5
Proved (Kroondal operation)	N/A	9.1	9.6	N/A	2.5	2.5	N/A	0.7	0.8
Probable (Rustenburg operation)	6.0	3.3	6.0	3.8	4.0	4.2	0.7	0.4	0.8
Probable (Kroondal operation)	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Underground	**83.2**	**85.4**	**98.9**	**3.4**	**3.5**	**3.5**	**9.2**	**9.6**	**11.1**
Surface *									
Proved (Kroondal operation)	N/A	0.0	0.8	N/A	0.0	3.3	N/A	0.0	0.1
Probable TSF (Rustenburg operation)	3.5	14.6	35.8	0.9	1.0	1.0	0.1	0.5	1.2
Total Surface	**3.5**	**14.6**	**36.6**	**0.9**	**1.0**	**1.1**	**0.1**	**0.5**	**1.3**
Total Proved	77.2	82.1	93.8	3.4	3.5	3.4	8.5	9.1	10.4
Total Probable	9.5	17.9	41.7	2.7	1.6	1.5	0.8	0.9	2.0
Total Mineral Reserve	**86.7**	**100.0**	**135.5**	**3.3**	**3.1**	**2.8**	**9.3**	**10.0**	**12.4**

1. Mineral Reserve was reported in accordance with the classification criteria of Regulation S-K 1300
2. Attributable Mineral Reserves for Rustenburg is 74% for 2025 of the total Mineral Reserve
3. Attributable Mineral Reserves for Kroondal is 50% for 2021, 87% for 2023
4. Mineral Reserve was estimated on all available blocks and no mining cut-off grade was applied as presented in Section 12.9
5. Mineral Reserves are estimated using the prices in Section 16.4
6. The average recovery factors for Merensky and UG2 Reefs are 82-85% for each. TSF material PGM recovery is 27.2%
7. *2021 tonnes reported were for an open-pit which is mined out, the current surface Mineral Reserves are from the TSF
8. Quantities and grades have been rounded to one decimal place; therefore, minor computational errors may occur

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9 1.6 Capital and Operating Cost Estimates and Economic Analysis Capital expenditure for Rustenburg operation includes both project and sustaining capital. Siphumelele UG2 Mechanised project is the only capital project. Sustaining capital estimates are based on a provision of an approximate 5% of operating cost expenditures for the conventional mines and 9% for the mechanised mines. This percentage is based on historical spend, and the current business plan. This caters for expenditures of a capital nature and are considered prudent provisions (contingencies) to maintain the operations infrastructure. The forecasted operating costs are largely based on current and recent expenditure at the operation, taking into consideration inflation and PPI. All capital expenditure and operating cost estimates have been estimated to an accuracy of +/-20% or better (a Pre-Feasibility level of accuracy). No contingency is explicitly estimated as this is catered for in the sustaining capital estimates. The results of the post-tax derived discounted cash-flow (DCF) analysis is presented in Table 5. The discount rate has increased from 5.0% (2021) to 15.76% (2025) to reflect a change from a legacy, inherited rate to an asset-specific weighted average cost of capital methodology. The historical 5.0% rate was established in a South Africa, gold focussed, largely debt-free context and did not adequately reflect the Group’s current international portfolio, financing environment, jurisdictional risk, or asset phase. The revised rate therefore incorporates the Group’s current cost of capital together with relevant jurisdictional and project-stage risk premiums and is considered more appropriate for valuation and capital allocation purposes. Table 5: NPV (Post-tax) Relative to R/4Eoz at 15.76 % Discount Rate - Current Operations Long Term Price (R/4Eoz) Sensitivity Range -20% -10% -5% 0% 5% 10% 20% NPV@ the base case Discount Rate 15.76% (Rm) -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 Calculated at 100%, not attributable portion Table 6 shows the two-variable sensitivity analysis of the NPV Post-tax to the variance in capital at the 15.76% Discount Rate. Table 7 shows a two-variable sensitivity analysis of the NPV Post-Tax to variance in Revenue and in operating cost at the 15.76% Discount Rate. This demonstrates sensitivity to the increase in operating costs and the leverage potential to a higher 4E prices. 10 Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Capital Costs) - Current Operations Post-Tax NPV@15.76% Revenue Sensitivity Range (Rm) -20% -10% -5% 0% 5% 10% 20% Capital cost sensitivity range -20% -20,699 -7,229 -494 6,241 12,975 19,710 33,180 -10% -21,633 -8,163 -1,428 5,307 12,041 18,776 32,246 -5% -22,100 -8,630 -1,895 4,839 11,574 18,309 31,779 0% -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 5% -23,034 -9,564 -2,830 3,905 10,640 17,375 30,845 10% -23,501 -10,031 -3,297 3,438 10,173 16,908 30,378 20% -24,435 -10,966 -4,231 2,504 9,239 15,974 29,443 Calculated at 100%, not attributable portion Table 7: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Operating Costs) - Current Operations Post-Tax NPV @ 15.76%(Rm) Revenue Sensitivity Range -20% -10% -5% 0% 5% 10% 20% Total Operating Cost Sensitivity Range -20% 1,283 14,753 21,488 28,222 34,957 41,692 55,162 -10% -10,642 2,828 9,563 16,297 23,032 29,767 43,237 -5% -16,604 -3,135 3,600 10,335 17,070 23,805 37,274 0% -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 5% -28,529 -15,060 -8,325 -1,590 5,145 11,880 25,349 10% -34,492 -21,022 -14,287 -7,553 -818 5,917 19,387 20% -46,417 -32,947 -26,213 -19,478 -12,743 -6,008 7,462 Calculated at 100%, not attributable portion While the profitability of the entire operation is tested on a total cost basis, the point at which each individual shaft closure is determined is after direct operational cost. As soon as a shaft does not contribute to its own mining and operational cost, it is considered for closure. The direct allocated costs include the overheads specific to the operation while indirect allocated costs refer to those items which belong to the entire group, and which are allocated back to each operation based on a formula determined by management from time to time. 1.7 Permitting Requirements The Rustenburg operation has all the necessary rights and approvals to operate. Any permit and license infringements or expiries are addressed as they occur, and environmental impacts are managed in close consultation with the appropriate departments. The operator’s tenure to operate on these premises is secure for the foreseeable future unless terminated by regulatory authorities for legally justified reasons. Furthermore, based on the assessment of the current permits, technical submittals, regulatory requirements and compliance history, continued acquisition of permit 11 approvals should be possible and there is a low risk of rejections of permit applications by the regulator in the foreseeable future. 1.8 QP Conclusions and Recommendations The Qualified Persons have conducted a comprehensive review and assessment of all material issues likely to influence the future activities of the Rustenburg operation based on information available up to 31 December 2025. There is a comprehensive Risk Register that is reviewed quarterly by the operation’s management. All the risks have detailed mitigation plans designed to reduce the risk to a manageable level. The Qualified Persons could not identify any unmanaged material risks that would affect the Mineral Resources and Mineral Reserves reported for Rustenburg operation. The views expressed in this report have been based on the fundamental assumption that the required management resources and proactive management skills will be focused on meeting the LoM plans and production targets. QPs do not recommend additional work or changes. 12 2 Introduction 2.1 Registrant Sibanye-Stillwater Limited is an independent international precious metals mining company with a diverse mineral asset portfolio comprising platinum group metal (PGM) operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, gold and PGM exploration properties in North and South America. The Group has also diversified into battery metals mining and processing and has increased its presence in the circular economy by growing its recycling and tailings reprocessing exposure globally. It is domiciled in South Africa and listed on both the Johannesburg Stock Exchange (JSE or JSE Limited) and a secondary listing on New York Stock Exchange (NYSE), as American Depositary Receipts (ADRs). This Technical Report Summary covers Sibanye-Stillwater’s Rustenburg operation. The Rustenburg operation falls under the Sibanye Rustenburg Platinum Mines Proprietary Limited (SRPM), 74% owned by Sibanye Platinum Proprietary Limited, a wholly owned subsidiary of the Registrant. (Figure 1). SRPM includes the assets of Rustenburg Platinum Mines purchased by the Registrant from Anglo American Platinum (now Valterra Platinum) in 2016 and the Mineral Rights, and liabilities and all physical assets of the Kroondal Operations (Pty) Ltd, a wholly owned subsidiary of the Registrant, acquired in 2025. A Sale of Property Agreement exists between SRPM and Kroondal operations for all properties held by Kroondal operation to be transferred to SRPM. This is a long process due to the number of properties to be transferred and the realities of South African administrative procedures. A date for completion cannot be estimated at this time. The Rustenburg operation includes shafts, processing facilities and associated infrastructure (the Material Assets) located in the North West Province, South Africa. The combined Rustenburg operation Mineral Resources and Mineral Reserves are 74% Attributable to the Registrant (Figure 1).

Figure 1: Ownership and Company Structure for the Rustenburg operation


Sibanye-Stillwater Ltd
100%
Sibanye Platinum Proprietary Limited
74%
Sibanye Rustenburg Platinum Mines Proprietary Limited
26%
Newshelf 1335 Proprietary Limited
100%
Sibanye Platinum Bermuda Proprietary Limited
100%
Rustenburg Operations Shafts: Bathopele, Sipumelele, Western Limb Tailings Retreatment Plant, Marikana (PSA), Kroondal (PSA), Management Division
24.80%
Bakgatla Bakgafela Investment HoldingsProprietary
20%
Siyanda Platinum Proprietary Limited
24.8%
Sibanye Rustenburg Community Development Trust
30.4%
Rustenburg Mines Employees
100%
Kroondal Operations (South Africa) Proprietary Limited- no longer holds Mineral Rights. Transfered to SRPM Jan 2025. Holds Surface Riights over SRPM Mineral Rights
Legend
Managed Operations
TRS Property
Registerd Entity Private
Other entities
Independent shareholder
Comunity Trusts

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2.2 Compliance

Mineral Resources and Mineral Reserves contained in this Technical Report Summary were compiled and reported following the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K.

2.3 Terms of Reference and Purpose of the Technical Report

This Technical Report Summary for the Sibanye-Stillwater Rustenburg operation reports the Mineral Resources and Mineral Reserves as at 31 December 2025.

This report is the first update of the TRS filed by Sibanye-Stillwater on the Rustenburg operation superseding the TRS filed on 22 April 2022 named Exhibit 96.3 Technical Report Summary of Rustenburg operation dated 31 December 2021. A TRS for the Kroondal operation was filed by Sibanye-Stillwater on 26 April 2024 which was the first update of the TRS for Kroondal operation filed on 22 April 2022. Kroondal operation assets are now part of the Rustenburg operation.

This Technical Report Summary was compiled by in-house QPs for Mineral Resources and Mineral Reserves appointed by Sibanye-Stillwater (Table 8). The QPs are registered with professional/regulatory bodies that have enforceable codes of conduct. The list of the QPs, their roles, qualifications, and sections which they have prepared is given in Table 8.

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Table 8: Details of QPs Appointed by Sibanye-Stillwater

Name	Position	Area of Responsibility	Academic and Professional Qualifications	Section Sign-off
Hermanus Jacobus Keyser	Vice President Mining Technical Services	Qualified Person, Mineral Resources and Mineral Reserves – SA PGM Operations	MEng Mining Engineering, GDE, NHD MRM, ND Survey SACNASP 400284/06	1-5, 7.8, 7.9,13,15, 16 17.1-17.3,17.5 20-25
Leonard Changara	Unit Manager Geology Operations	Qualified Person, Geology - SA PGM Operations	MSc Geology; MBA SACNASP 400089/08 GSSA No 967490	5.2.1,6,7.1 to 7.7
Nicole Wansbury	Unit Manager Geology Mineral Resources	Qualified Person Mineral Resources – SA PGM Operations	MSc Geology SACNASP 400060/11 FGSSA No 965108	1.4,8-11
Brian Smith	Unit Manager Survey	Qualified Person Mineral Reserves – SA PGM Operations	MEng MRM SAGC GPr MS 0218	1.5, 12
Stephan Botes	Unit Manager – Mineral Rights	Mineral Title	LLB, LLM, Postgraduate Certificate in Prospecting and Mining Law, Postgraduate Certificate in Company Law I, Postgraduate Certificate in Environmental Law and Sustainability II, Admitted Attorney of the High Court of RSA	1.7, 3.2, 3.4
Phillip Ramphisa	Environmental Manager (SA PGM)	Natural Environment	MSc, MBA SACNASP 400333/11	17.4
Peter Motlana	Senior Vice President Processing	Mineral Processing	BSc Eng (Mineral Processing), MEng (Industrial) SAIMM, MMMA	10,14
Roderick Mugovhani	SVP Finance	Financial Evaluation	B.Com Accounting, Post Graduate Diploma in Acc Education, MBA, Executive Management Programme, Certified Professional Accountant (SA). Management Development Programme (MDP)	1.6, 18, 19
SAIMM - Southern African Institute of Mining and Metallurgy **SACNASP – South African Council for Natural Scientific Professions** **SAGC – South African Geomatics Council** **GSSA – Geological Society of South Africa** **SAATCA – South African Auditor and Training Certification Authority** **MMMA – Mine Metallurgical Managers Association**				

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2.4 Sources of Information

Sibanye-Stillwater (the registrant) provided the majority of the technical information utilised for the preparation of this report. This information is contained in internal documents recording various technical studies undertaken in support of the current and planned operations, historical geological work and production records from Rustenburg operation, and forecast economic parameters and assumptions. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References, Section 24.

2.5 Site Inspection by Qualified Persons

The QPs for Mineral Resources and Mineral Reserves who authored this Technical Report Summary and the supporting Technical Experts/Specialists are all employees of Sibanye-Stillwater working at the Rustenburg operation or Corporate Offices. By virtue of their employment, the QPs, except Mr Botes, visit the Rustenburg operation while carrying out their normal duties. Mr Botes does not visit the operations directly but visits the shared services office in Rustenburg during 2025.

2.6 Units, Currencies and Survey Coordinate System

In the Republic of South Africa (RSA), metric units are used for all measurements and, therefore, the reporting of quantities is in metric units, unless otherwise stated.

All the metal prices and costs are quoted in US Dollars (US$) or South Africa Rand (R). An Exchange rate of 18.24R/US$ has been used in this document.

The coordinate system employed for most of the surface and underground surveys and maps shown in this report is based on the Gauss Conform Projection (UTM), Hartebeeshoek 94 Datum, Ellipsoid WGS84, Central Meridian WG27 (Y +0; X+2,800,000). Some regional scale maps in this report may be referenced with Latitude and Longitude coordinates for ease of reading.

The units of measurement used in this report are described in Table 9.

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Table 9: Units and Abbreviations Definitions

Units	Description
4Eoz	Troy ounces of Platinum, Palladium, Rhodium and Gold combined
cm	Centimetre(s)
g	Gram(s), measure of mass
g/cm^3	Density - grammes per cubic centimetre
g/t	Grams per tonne
ha	Hectares = 100m x 100m
kg	Kilograms = 1,000 grams, measure of mass
km	Kilometre(s) = 1,000 metres
km^2	Square kilometres, measure of area
Koz	Kilo ounces= 1,000 ounces (troy)
kt	Kilotonnes
ktpm	Kilotonnes per month
lb	Pound USA = measure of weight
litre	Metric unit of volume = $1,000cm^3$
m	Metre(s)
m^2	Square metres
m^3/a	Cubic metres per annum
mamsl	Elevation metres above mean seal level
metre	Metric unit of distance
mm	Millimetre(s) = metre/1,000
Moz	Million ounces (troy), measure of weight
Mt	Million metric tonnes
Mtpa	Million tonnes per annum
MVA	Million volt-amps(watts)
MW	Megawatts
oz	Troy ounces = 31.1034768 grams
ppb	Parts per billion
ppm	Parts per million (grams/metric tonne)
R	South African rand
sec	Second
t	Metric tonne = 1,000 kilograms = 1.10231131 short tons
tonnes	Metric tonnes = 1,000 kilograms = 1.10231131 short tons
US$	United States dollars
wt%	Weight percent
Rm	Million rand

17

2.7 Reliance on Information Provided by Other Experts

The QPs for Mineral Resources and Mineral Reserves have sought input from in-house technical specialists on aspects of the modifying factors for the disciplines outside their expertise. Rustenburg is a large operation and it is not possible for any one person to have the required expertise or knowledge to comment on all aspects of the operation. Rustenburg and Sibanye-Stillwater employ a large team of technical experts and specialist service providers. The QPs consider it reasonable to rely upon the information provided by these experts by virtue of their role in the company. The QP's take responsibility for the information in their respective sections. A list of the in-house technical specialists and their areas of competency are summarised in Table 10.

Table 10: Technical Specialists Supporting the QPs

Name	Position	Area of Competency	Academic Qualifications
B Burger	Manager Finance	Financial Evaluation	B.Com (Accounting and Information Science)
R Craill	Vice President: Engineering	Infrastructure	B. Eng Mechanical, Pr Eng
R Cooper	Vice President Tailings Engineering	Tailings Management	BSc Civil Engineering, GDE (Civil), Pr Eng
B Chaponda	Technical Manager	Concentrators	MSc Chem Eng, BMin Sc, Pr Eng
S Durapraj	Manager: Rock Engineering	Rock Engineering	B.A, MSc Mining Engineering, MSANIRE, AREC, COMRMC
D Oosthuizen	Unit Manager Survey	Survey, Reporting and Historical Mining Factors	Government Certificate of Competency Mine Survey (1926) - 2009
G Mackenzie	Manager: Human Resources	Human Resources Management	Nat Dipl. HRM. Adv. IR
H Manenzhe	Superintendent Geology	Mineral Resource Estimation	BSc (Hons) (Geology) SACNASP 400372/13
T Naude	Unit Manager: Environment	Rehabilitation and closure costs	BA Geography and Environmental Studies
J van Wyk	Senior Manager: Health and Safety	Safety	Blasting certificate, Mine Overseers certificate, Advance Safety Management Diploma Wits School of Mining
H Olivier	Manager Asset Management	Equipment	B. Eng Mechanical (Hons), GCC: Mines & Works (5999)
K Pillay	EVP: Sales and Marketing	Metal sales and Marketing	BSc Eng (Chem), MSc Eng (Chem), MBA.
T Phumo	Executive Vice President (EVP): Stakeholder Relations (SA)	Social and Labour	BA Hons (Corp Comm), APR Diploma Project Management
S Swanepoel	Manager Occupational Hygiene and Ventilation	Occupational Hygiene, Ventilation	BSc (Hons), MSc, MEC, NDSM, SAIOH (0309)

18

we are one Sibanye Stillwater

Name	Position	Area of Competency	Academic Qualifications
P Olivier	Senior Engineering Manager ESG FPR	Infrastructure	B.Eng Mechanical – 2002, Government Certificate of Competency (5631) - 2005

3 Property Description

3.1 Location and Operations Overview

The Rustenburg operation is located in the North West Province, east of the towns of Rustenburg and Kroondal, at latitude 25°40'S and longitude 27°20'E. Rustenburg operation is 125km west of Pretoria and 127km northwest of Johannesburg (Figure 2). The total area of the Rustenburg operation Mining Rights is 24,132.84 hectares.

Figure 2: General Location of the Material Property as at 31 December 2025



Rustenburg Operation
Prospecting Right
Marikana Operation
30° E
NORTHERN LIMB
Limpopo
23° S
Akanani
Polokwane
EASTERN LIMB
Limpopo
WESTERN LIMB
Mashishing (Lydenburg)
Brits
Rustenburg
Middelburg
26° S
North West
Gauteng
Mpumalanga
26° S
Johannesburg
Carletonville
SOUTH AFRICA
0 50 100km
0 35 70Miles
27° E
Balfour
30° E
Free State
Geographic Coordinate System: WGS84
Sibanye Stillwater Project
Rustenburg Operation
Towns
Platinum Operation
Marikana Operation
National Road
Bushveld Complex

19

Rustenburg town is surrounded by agricultural land. Various mines owned by Impala Platinum, Glencore and Royal Bafokeng are also situated in and around Rustenburg.

The Mineral Resource is accessed from the surface using conventional underground mining methods to 34 level (the deepest working level) at Siphumelele Shaft, approximately 1,350m below the surface, and 28 Level (the deepest working level) at Khuseleka, approximately 950m below the surface, and 29 Level (the deepest working level) at Thembelani Shaft.

The Mineral Resource at Bathopele shaft is accessed from the surface via two decline clusters using mechanised mining methods to a depth of approximately 500m below the surface.

The Mineral Resource at Kwezi, K6, Bambanani and Kopaneng shafts is accessed from the surface using decline systems and bord and pillar mining method. The average mining depths at Kwezi and K6 shafts are 300m and 250m below the surface, respectively. At Bambanani shaft, the current lowest mining level is 450m below the surface, whilst at Kopaneng shaft, it is 500m below the surface.

The location of the shafts and tailings infrastructure are shown in Figure 3. Infrastructure is discussed in detail in Section 15.

Figure 3 and Figure 4 are maps providing additional location details of Rustenburg.

Processing facilities comprise five concentrators, one of which is on care and maintenance from 2026, a chrome recovery plant and two tailings reprocessing plants

3.2 Mineral Title

3.2.1 Mining and Surface Rights

The mining and prospecting rights referred to in this document are issued in terms of the Mineral and Petroleum Resources Development Act 28 of 2002 (MPRDA) in South Africa. Apart from the condition relating to section 2(d) and section 2(f) of the Act (which pertains to Broad-Based Economic Empowerment), the terms and conditions for the mining rights are standard conditions of the Act (See Key Standard Permit Conditions below for a partial list of conditions). There are no other special conditions attached to the Mining Rights. Mining and prospecting rights are held by SRPM as shown in Table 11 and Figure 3 and Figure 4.

The farms making up the surface rights held by SRPM, and Kroondal Operations (Pty) Ltd are listed in Table 12. The Rustenburg operation have sufficient rights and access to land to conduct operations.

It is noted that the LoM plan extends beyond the expiry date of the Mining Rights. SPRM will be able to apply for renewal closer to the expiry date of the current Mining Rights. There is no reason to believe this will not be granted.

In March 2026, a judgment against SRPM in legal challenge to the amendment of Mining Right MR80 (Table 11) has resulted in a small portion of the Mineral Reserves being sterilised. This portion is referred to as Kwezi Shallows, very small tonnage and the removal has no material effect on the Mineral Reserves.

20

we are one
Sibanye Stillwater

Figure 3: Plan Showing Combined Mining Rights and Prospecting Rights


27°12'E
27°20'E
27°28'E
25°36'S
25°42'S
Khuseleka 2
Thembelani 2
Hoedspruit
Kwezi
Khuseleka 1
Khomanani 2
Paardekraal
K6
Platinum Mile
Thembelani 1
Siphumelele 1
KTD4
Waterval
Frank
Waterval
ACP
Siphumelele UG2 Mech
Hoedspruit
Rustenburg Town
RBMR
Siphumelele 3
WLTR
KTD
Bathopele
Kopaneng
Simunye
Bambanani
K1
K2
K1
K2
Kroondal
Marikana pit
Marikana
Mining right (Rustenburg)
Prospecting right
Project Areas
TSF
Towns
Shaft (In Production)
Shaft (Non-Production)
Processing facilities
Merensky outcrop
UG2 outcrop
Roads
Power lines
N
0
3
6km

21

Figure 4: Plan Showing Mineral Rights Held by the Rustenburg operation


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
0
2,5
5km
Geographic Coordinate System: WGS84
NW 82 MR
Khuseleka 1
Thembelani 2
Prospecting Right
Hoedspruit 298 JQ
Khomanani 2
Thembelani 1
NW 80 MR
NW 104 MR
Siphumelele 1
Rustenburg
N4
Bathopele
Siphumelele 3
NW 368 MR
NW 370 MR
NW 369 MR
Kopanang
Simunye
Bambanani
NW 113 MR
Mining Right
NW 80 MR
NW 82 MR
NW 104 MR
NW 113 MR
NW 368 MR
NW 369 MR
NW 370 MR
Mining Right (Rustenburg Operation)
Prospecting Right
Shaft (Producing)
Shaft (Non-Producing)
Towns
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

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Table 11: Summary of Mining Rights and Prospecting Rights held in respect of the Rustenburg operation

Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
Sibanye Rustenburg Platinum Mines (Pty) Ltd	NW30/5/1/2/2/82MR	15,372.20	PGMs, Precious & Base Metals in UG2 and Merensky Reef	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	28-Jul-40	No specific requirements apart from standard reporting requirements	N/A	None
Sibanye Rustenburg Platinum Mines (Pty) Ltd **	NW30/5/1/2/2/80 MR	3,244.13	PGMs, Chrome, cobalt, nickel, silver gold and copper in UG2 and Merensky Reef	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	28-Jul-40	Application was submitted for ministerial consent in terms of section 102 to amend the mining right, which application was granted in July 2025 and executed on 28 August 2025. A third party lodged an appeal against the granting of the Environmental Authorisation associated with the abovementioned mining right amendment. As of December 2025, the appeal process remained pending.	N/A	None

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Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
						However the appeal was upheld in favour of the appellant in March 2026. The tonnage compromised is small and not material to the Mineral Reserves		
Hoedspruit Platinum Exploration (Pty) Ltd	NW30/5/1/1/2/1300 PR / NW30/5/1/1/2/10405 PR	578.62	All precious and base metals, PGM, Gold and associated Base metals	The holder must commence with prospecting operations within 120 days from when the prospecting right is effective. Prospecting fees as contemplated in section 19(2)(f) of the Act are payable to the State by the Holder from the commencement of this right in accordance with Regulation 76 of the Regulations to the Act"	Renewal deed has not been executed	Renewal application refused, but appeal in terms of Section 96 lodged. Appeal upheld in 2022. Issued power of attorney to the regional office to proceed with execution in December 2022, but incorrect minerals were reflected on the Power of Attorney (POA). The POA was amended to reflect the correct minerals, but officials identified other errors on the	N/A	

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Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
				"The terms of this right may not be amended or varied (including by extension of the area covered by it or by the addition of minerals or a share or shares or seams, mineralized bodies or strata, which are not at the time the subject thereof) without the written consent of the Minister" "Prospecting operations in the prospecting area must be conducted in accordance with the Prospecting Work Programme and the approved Environmental Management Plan and any amendment thereof"		POA that needs to be rectified. Awaiting corrected POA from the DMPR to proceed with execution of renewal deed		

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Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
Sibanye Rustenburg Platinum Mines (Pty) Ltd**	NW30/5/1/2/2/104MR renewed under NW30/5/1/2/2/10205M R	1,722.20	PGMs, Gold Nickel and Copper	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	30-Sep-2039	A S102 application was submitted for ministerial consent to incorporate portions of the farm Kroondal 304 JQ (being the location of the Kroondal Operations KP1 TSF) into this mining right and exclude other portions of the said farm from the mining right. This application remains pending. Application in terms of section 102 was also submitted in February 2024 for ministerial consent to amend NW 30/5/1/2/2/113MR to incorporate area covered by NW30/5/1/2/2/104 MR into NW30/5/1/2/2/113 MR. The mentioned	N/A	None

26

Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
						application remains pending		
Sibanye Rustenburg Platinum Mines (Pty) Ltd**	NW30/5/1/2/2/113MR Renewal NW30/5/1/2/2/10204M R)	2,508.00	PGMs, (Gold, Nickel, Copper, Chrome in UG2)	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	30–Sep-39	A S102 application was submitted for ministerial consent to exclude portions of the farm 342 JQ from this mining right area. The application remains pending. Application in terms of section 102 was also submitted in February 2024 for ministerial consent to amend NW 30/5/1/2/2/113MR to incorporate area covered by NW30/5/1/2/2/104 MR into NW30/5/1/2/2/113 MR. The mentioned application remains pending		None
Sibanye Rustenburg	NW30/5/1/2/2/368MR	265.92	PGMs	See the summary of permit conditions,	04-Mar-42	No specific requirements apart	N/A	None

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Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry Date	Future Requirements	Future Intentions	Brief Summary of Violations/ fines
Platinum Mines (Pty) Ltd**				general EMP regulatory reporting requirements and SLP regulatory reporting requirements		from standard reporting requirements		
Sibanye Rustenburg Platinum Mines (Pty) Ltd**	NW30/5/1/2/2/369MR	409.21	PGMs	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	04-Mar-42	No specific requirements apart from standard reporting requirements	N/A	None
Sibanye Rustenburg Platinum Mines (Pty) Ltd**	NW30/5/1/2/2/370MR	32.55	PGMs	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements	11-Mar-42	No specific requirements apart from standard reporting requirements	N/A	None

** Mining Rights transferred from Kroondal Operations (Pty) Ltd on 31 January 2025

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29 3.2.2 Key Standard Permit Conditions 3.2.2.1 Mining • Mining right renewal applications are to be submitted 60 working days prior to the date of expiry of the right • The holder of MR must continue with mining operations, failing which the right may be suspended or cancelled • The terms of the right may not be varied or amended without the consent of the Minister of Mineral and Petroleum Resources • The holder shall be entitled to abandon or relinquish the right, or the area covered by the right entirely or in part. Upon abandonment or relinquishment, the Holder must: - Furnish the Regional Manager with all prospecting and/or mining results and/or information, as well as the general evaluation of the geological, geophysical and drillhole data in respect of such abandoned area; and - Apply for a closure certificate in terms of section 43(3) of the MPRDA • The holder shall pay royalties to the State in accordance with section 25(2)g of the MPRDA throughout the duration of the mining right • Mining operations must be conducted in accordance with the Mining Work Programme (MWP) and any amendment to the MWP and an approved Environmental Management Plan (EMP) • The holder shall not trespass or enter into any homestead, house or its curtilage nor interfere with or prejudice the interests of the occupiers and/or owners of the surface of the Mining Area except to the extent to which such interference or prejudice is necessary for the purposes of enabling the Holder to properly exercise the holder’s rights under the mining right • The holder must dispose of all minerals derived from the exploitation of the mineral at competitive market prices which shall mean in all cases, non-discriminatory prices or non-export parity prices • A mining right, a shareholding, an equity, an interest or participation in the right or joint venture, or a controlling interest in a company, close corporation or JV may not be encumbered, ceded, transferred, mortgaged, let, sublet, assigned, alienated or otherwise disposed of without the written consent of the Minister, except in the case of a change of controlling interest in listed companies • All drillholes, shafts, adits, excavations and openings sunk or made by the holder during the currency of the mining right shall be sealed, closed, fenced and made safe in accordance with the approved Environmental Management Programme and the Mine Health and Safety Act or any other applicable laws or Regulations • The holder of the mining right, while carrying out mining operations shall take all such necessary and reasonable steps to adequately safeguard and protect the environment, the mining area and any person/s using or entitled to use the surface of the mining area from any possible damage or injury • The Minister and/or any person duly authorised thereto in writing by the Minister shall be entitled to inspect the Mining Area, the holder’s mining operations and the execution of the approved Environmental Management Programme • A mining right may be cancelled or suspended subject to S47 of the MPRDA if the holder: 30 - Submits inaccurate, incorrect and/or misleading information in connection with any matter required to be submitted under this Act - fails to honour or carry out any agreement, arrangement or undertaking, including the undertaking made by the Holder in terms of the Broad-Based Socio-Economic Empowerment Charter and Social and Labour Plan - Breaches any material term and condition of the mining right - Conducts mining in contravention of the MPRDA - Contravenes the requirements of the approved Environmental Management Programme - Contravenes any provisions of this Act in any other manner • The holder shall submit monthly returns contemplated in S 28(2) of the MPRDA no later than the 15th of every month and maintain all such books, plans and records in regard to mining on the mining area as may be required by the Act • The holder shall, at the end of each year, following the commencement of this mining right, inform the Regional Manager in writing of any new developments and of the future mining activities planned in connection with the exploitation/mining of the minerals in the mining area • Provisions relating to section 2(d) and section 2(f) of the MPRDA, relating to the Broad-Based Socio- Economic Empowerment Charter, differ in each mining right • The Mining right does not exempt the holder from complying with the MHSA or any Act in South Africa • The holder must, annually, no later than three months before the financial year end, submit a detailed implementation plan to give effect to Regulation 46(e)(i), (ii) and (iii) in line with the Social and Labour Plan • The holder must, annually, no later than three months after the finalisation of its audited annual report, submit a detailed report on the implementation of the previous year’s SLP 3.2.2.2 Social and Labour Plan Compliance Requirements • The new Social and Labour Plan is to be submitted and reviewed every five years • Social and Labour Plan Implementation Plans are to be submitted annually • Social and Labour Plan Annual Report is to be submitted annually 3.2.2.3 Environmental Management Compliance Requirements • Performance assessment relating to the Environmental Management Programme to be conducted bi-annually • Performance assessment relating to Water Use License to be conducted annually • Performance assessment relating to Atmospheric Emission License to be conducted annually 31 Table 12: Surface Rights of the Rustenburg operation FARMS REGISTERED IN THE NAME OF SIBANYE SRPM PTY LTD Farm Name Portion Magisterial District Paaredekraal 279 JQ RE*27, RE*28, 78, 111, 114, 119, 120, 122, 123, 124, 125 Rustenburg Hoedspruit 298 JQ 19 Rustenburg Brakspruit 299 JQ 23, RE*12, 19, 20 Rustenburg Klipfontein 300 JQ RE*4, RE*5 Rustenburg Waterval 303 JQ RE*3, RE*5, RE*6, 7, RE*8, RE*9, RE*10, RE*13, RE*14, 19, RE*48, RE*49, 51, 54, 79, 84, 87 Rustenburg Kroondal 304 JQ RE*76, RE*85, RE*122, 132, RE*145, RE*167, RE*170, 172, 149, 150, 159, 164, 165, 166, 168, 169, 171, 173, 174, 185, 221, 241, 242 Rustenburg Waterval 306 JQ RE*2 Rustenburg Spruitfontein 341 JQ 101 Rustenburg Farm 342 JQ RE*1, 42, RE*54, RE*55, 56, 57, 58, 59, 60, 61, 62, 63, 64, RE*66, 70, 71, 72, RE*73, 79, 88, 89, 94, 95, 115, 121, 124, 125, RE*127, 128, 129, 130, RE*160, 161, 162, 163, 164, 171, RE*172, 178, 180, 367, RE*194, 198, RE*199, RE*200, 201, 204, 245, 246, 247, 248, 249, 271, 272, 273, 287, 290, 291, 300, 325, 333, 339, 340, RE*345, 349, RE*363, 364 Rustenburg Anglo Tailings 942 JQ Anglo Tailings 942 JQ Rustenburg Kroondal 304 JQ Portions 2, 4, 6, 8, 9, 10, 21, 22, 23, 24, 25, 52, 83, 84, 85, 91, 93, 95, 99, 158RE Portion 85, 92, 94 Portion 151 (a Portion of Portion 94) Portion 129 (a Portion of Portion 85) Portion 157 (a Portion of Portion 85) Rustenburg FARMS Subject to the Agreement of Sale between SRPM and Kroondal Operations Farm Name Portion Magisterial District Brakspruit 299 JQ Portion 19, 20, Re12 Rustenburg Farm(K-Kraal) 342 JQ Portions 42, 56-64, 70-72, 79,88,89,94, 95,115, 121, 124, 125, 128, -130, 161-164, 171, 178, 180, 198, 201, 204, 245- 249, 271-273, 287, 290, 291, 300, 325, 333, 339, 364, 367, RE1,54, 55, 66, 73, 127,160, 172, 194, 199, 200, 345, 363, Rustenburg Kroondal 304 JQ Portions 149, 150, 159, 164, 165, 166, 168, 169, 173, 174, 183, 221, 242 RE241 Portion 171 Rustenburg Spruitfontein341 JQ* Portion 101 Rustenburg 3.3 Royalties Sibanye-Stillwater Rustenburg operation is not a royalty company nor receives royalties from any other operation. 32 Royalties paid by Marikana are discussed in Sections 18-19. 3.4 Legal Proceedings and Significant Encumbrances to the Property The QPs have been advised by Sibanye-Stillwater that there are no material legal proceedings in relation to the Rustenburg operation. It should, however, be noted that Sibanye-Stillwater may be involved in various non-material legal matters such as employment claims, third-party subpoenas, and collection matters on an ongoing basis, which are not material to the Mineral Resources and Mineral Reserves reported in this TRS. From the documentation reviewed and input by the relevant Technical Specialists and Experts, the QPs could not identify any significant encumbrances or any other significant factors or risks with regard to the title permitting, access, surface ownership, environmental and community factors that would prevent the mining or the ability to perform work on the Rustenburg operation, and the declaration and disclosure of the Mineral Resources and Mineral Reserves for the Rustenburg operation. All mineral titles in relation to the Rustenburg operation are in good standing. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation and Vegetation The area within which the Rustenburg operation is situated is characterised by undulating terrain, varying between 1,050m to 1,180m above mean sea level. The topography to the north, west and east of Rustenburg operation is dominated by well-established non-perennial watercourses. The topography for the mine area is relatively flat with sporadic hillocks and rocky outcrops. Situated to the south of the mine area is the Magaliesburg mountain range and to the east, a number of small hills. The general topography and land use can is shown in Section 15 and 17.4. The important drainage channels in the Rustenburg operation area include the Hex River bisecting the western and central sections of the licence area and the Sterkstroom River on the eastern perimeter. The natural vegetation present in the area is relatively heterogeneous, consisting of a mosaic of open grassland, old fallow lands, scrub-thornveld, mesophyllous woodland and drainage-line thickets and small hills. The majority of the area, occurring on black clay soils, is open grassland with occasional small trees and denser treed zones where surface rock is present and more frost- and fire cover is provided to seedlings. The areas located on the sandier red soils are made up of mixed savanna, with both microphyllous (fine-leaved) and mesophyllous (broad-leaved) vegetation present. Most of the area surrounding Rustenburg has been and is to a certain extent still used for agriculture purposes, in particular the growing of sunflowers and tobacco crops. With the growth in the mining sector due to extensive platinum and chromium deposits in the region, agriculture is on the decline. Urban development has taken place mainly in the town of Rustenburg, but informal settlements also exist, including on the Rustenburg operation lease area.

4.2 Access, Towns and Regional Infrastructure

The Rustenburg operation is situated near Rustenburg town in the North West Province of South Africa. The site is accessed via the multiple networks of well-maintained tarred roads. The operations are accessed via the N4 highway into Rustenburg town, then the R24 to the operations from Pretoria. From Johannesburg, Rustenburg town is accessed via the R24 road passing through Magaliesburg or the R512 (regional dual carriage tarred road) from Johannesburg, which intersects with the N4. A railway line runs through the town of Rustenburg. Major international airports including OR Tambo and Lanseria international airports are in Gauteng Province. Most services needed are found in the surrounding towns and cities.

4.3 Climate

Rainfall occurs throughout the year, but predominantly between November and March, mainly as thunderstorms. Annual rainfall averages approximately 650mm. The wettest month of the year is January, with an average monthly total rainfall of 132mm. The driest month is July, with an average monthly rainfall of approximately 2mm.

Mean annual air temperatures range from 11.8°C in June/July to 23.8°C in January. Average daily maxima range from 20.4°C to 30.3°C, and minima from 2.8°C to 17.2°C.

Winds are mainly light to moderate and blow from the north-easterly sector, except for short periods during thunderstorms or weather changes when they have a southerly component.

The lightning ground flash density in the area is a moderate risk to the concentrators with between 5 to 7 strikes/km^2/year (on a scale of 0 to 19).

No severe climatic effects influence the mining and ore processing operations at the Rustenburg operation which proceed all year round.

4.4 Infrastructure and Bulk Service Supplies

Rustenburg has been operating for decades. The regional and onsite infrastructure for mining and ore processing is well established. There is a good supply chain for all required consumables and equipment in or near the mine site. The Rustenburg operation, through Sibanye-Stillwater, is well connected to the international supply markets for any materials and equipment that are not available locally.

The Rustenburg operation is supplied with bulk electricity from the regional grid, which is owned and operated by the state-owned company, Eskom. Details for power are supplied in Section 15.3 and for water supplies see Section 17.4.6.

4.5 Personnel Sources

Rustenburg operation has specific policies, procedures, and practices in place, which address, on an integrated basis, its human resource requirements. Recruitment is predominantly informed by the operational requirements for specific skills, by the extent of labour turnover levels and by relevant legislation.

33

The economic climate, cost infrastructure and the Mineral Reserves profile also influence the organisational structures and required labour complement (Table 13). Additional information on Personal Requirements is given in Section 17.2 and 17.3.

Table 13: Number of Permanent Employees

No. of Employees	2021	2022	2023	2024	2025
Total	**18,106**	**17,861**	**17,330**	**16,616**	**16,570**

*Total Includes temporary employees

Many of the Rustenburg operation's employees live in Rustenburg and neighbouring towns but labour is sourced from different areas of South Africa and beyond. Although preference is given to manpower from local communities within the Northwest Province in support of local economic development, the majority (60%) originates from outside the North West province. Table 14 provides a breakdown of the origin of employees as per province, including beyond the border of South Africa.

Table 14: Origin of Employees

Province	Number of Permanent Employees	Number of Contractors	Total	Percentage
Eastern Cape	4,414	837	5,251	24.21%
Free State	548	217	765	3.53%
Gauteng	781	397	1,178	5.43%
Kwazulu-Natal	243	169	412	1.90%
Limpopo	967	524	1,491	6.87%
Mpumalanga	497	254	751	3.46%
North West	6,379	2,509	8,888	40.97%
Northern Cape	133	55	188	0.87%
Western Cape	7	5	12	0.06%
Non-South Africans	2,601	156	2,757	12.71%
Total	**16,570**	**5,123**	**21,693**	**100,00%**

5 History

5.1 Ownership History

The Rustenburg operation was started in 1925 and run by Anglo American Platinum (now Valterra Platinum) until the acquisition by Sibanye -Stillwater in 2016. Kroondal Operations (Pty) Ltd was started in 1996 by Aquarius Platinum Limited until the acquisition by Sibanye-Stillwater in 2016. The historical development of the Rustenburg operation is summarised in Table 15.

34

Table 15: Historical Development Rustenburg operation

Rustenburg operation		
Company/ Ownership/ Operator	**Date**	**Activity**
Anglo American Platinum	1925	Exploration on the Eastern Limb of the Bushveld Complex started as far back as 1925. Exploration was carried out by renowned explorer Hans Merensky. Hans discovered platinum mineralisation in pyroxenite
Anglo American Platinum	1929	The 1st vertical Shaft at Rustenburg Section – West vertical Shaft
Anglo American Platinum	1935	Waterval Vertical Shaft constructed
Anglo American Platinum	1951	Central deep Shaft constructed
Anglo American Platinum	1953	Siphumelele 3 Shaft and West 20 compressor station constructed
Anglo American Platinum	1961	Siphumelele 2 Shaft commissioned
Anglo American Platinum	1967	Frank Concentrators commissioned
Anglo American Platinum	1968	Khomanani Shaft commissioned
Anglo American Platinum	1970	Thembelani 1 mine commissioned
Anglo American Platinum	1972	Khuseleka 1 mine commissioned
Anglo American Platinum	1978	Siphumelele 1 mine commissioned
Anglo American Platinum	1984	Khuseleka 2 Shaft commissioned
Anglo American Platinum	1993	Khomanani 2 Shaft commissioned
Anglo American Platinum	2013	Thembelani 2 Shaft sinking
Sibanye-Stillwater	2016	Sale of Rustenburg operation to Sibanye on 1 November 2016. At the point of sale Thembelani 2, Khomanani 1 & 2, Khuseleka 2 and Siphumelele 2 & 3 were all on C&M
Sibanye-Stillwater	2017	Commencement of operations under Sibanye-Stillwater
Sibanye-Stillwater	2021	Optimisation of mine boundaries between Bathopele (SRPM), K6 and Kopaneng (Kroondal) and deepening of the Kroondal East complex (Kopaneng and Bambanani) into Siphumelele(SPRM) ground to extended LoM for Kroondal with Rustenburg Mineral Reserves, as part of the new agreement between AAP and SSW
Sibanye-Stillwater	2022	Hoedspruit Mineral Resources incorporated into Rustenburg operation after approval of the renewal of prospecting right
Sibanye-Stillwater	2023	Prospecting Rights of Waterval and Paardekraal incorporated into Rustenburg operation
Sibanye-Stillwater r	2024	Siphumelele UG2 Mechanised Project included in LoM extension. Removal of the Hoedspruit Mineral Resources into inventory due to economic reasons
Sibanye-Stillwater r	2025	Amalgamation of Kroondal Operations into SRPM

35

Kroondal Operations (Pty) Ltd		
Company/ Ownership/ Operator	**Date**	**Activity**
Aquarius Platinum Limited	1996	A pre-feasibility study on the Kroondal Platinum Project was completed
Aquarius Platinum Limited	1997	The bankable feasibility study of the Kroondal Platinum Project was completed and confirmed a Mineral Resource of 25Mt at a cut-off grade of 5.4g/t
Aquarius Platinum Limited	1998	Mine development began and an initial off-take agreement was signed with Implats that continues until 2008
Aquarius Platinum Limited	1999	Mining via two decline shafts (originally the Central and East shafts, now Kopaneng and Simunye) began in March and by year-end, full production was achieved, and the initial plant commissioned
Aquarius Platinum Limited	2000	Aquarius increased its stake in Kroondal to 94.57% and then to 100%
Aquarius Platinum Limited	2001	Initial joint venture (50:50) agreement entered into with Rustenburg Platinum Mines, a subsidiary of Anglo-American Platinum that was effective 1 July 2001 and included a second concentrator plant
Aquarius Platinum Limited	2003	Aquarius enters into a 50:50 pool and share agreement with Anglo American Platinum aimed at doubling output. This agreement was effective November 2003 and included an off-take agreement with Anglo Platinum for the Mineral Resources covered by the agreement
Aquarius Platinum Limited	2005	Second concentrator plant commissioned
Aquarius Platinum Limited	2006	Construction of fourth shaft, Kwezi (K5), begins, Marikana 6 Shaft placed on C&M
Aquarius Platinum Limited	2008	Production ramp-up at Kwezi began and continued into the following year with a total of four decline shafts in production
Aquarius Platinum Limited	2011	Development of a fifth shaft, K6, was started
Aquarius Platinum Limited	2012	Marikana 4,5 shafts placed on C&M
Aquarius Platinum Limited	2013	The extent of the resource included in the PSA agreement was extended, thus further prolonging Kroondal's LoM
Aquarius Platinum Limited	2015	Production ramp-up at K6 completed
Aquarius Platinum Limited/ Sibanye-Stillwater	2016	Sibanye-Stillwater acquired a 50% stake in Kroondal following the acquisition in full of Aquarius Platinum Limited on 12 April 2016
Sibanye-Stillwater	2017	Commencement of operations under Sibanye-Stillwater
Sibanye-Stillwater	2021	Optimisation of mine boundaries between Bathopele (SRPM), K6 and Kopaneng (Kroondal) and deepening of the Kroondal East complex (Kopaneng and Bambanani) into Siphumelele ground resulted in an extended LoM for Kroondal as part of the new agreement between AAP and Sibanye-Stillwater
Sibanye-Stillwater	2021-22	A 50:50 PSA was reached in 2021 with Anglo American Platinum that allows Kroondal to mine into the Rustenburg mining right situated down-dip of the original PSA agreement area. In 2022 Anglo American Platinum agreed to Sibanye-Stillwater taking full ownership of Kroondal upon the conclusion of certain commercial agreements. Meccano Feasibility Study is being advanced
Sibanye-Stillwater	2022-2023	Klipfontein UG2 Open Pit comes into Production. Meccano Feasibility study is being revised
Sibanye-Stillwater	2024	Klipfontein UG2 Open Pit extension approved

36

Kroondal Operations (Pty) Ltd		
Company/ Ownership/ Operator	Date	Activity
Sibanye-Stillwater	2025	Amalgamation of Kroondal Operations into SRPM

5.2 Previous Exploration and Mine Development

5.2.1 Previous Exploration

The discovery and development of the Merensky Reef in Rustenburg can be traced back to 1925. After intense exploration in the Rustenburg area, the first vertical shaft (West vertical was commissioned in 1928. The Klipfontein Plant (Phase 1) was also constructed in 1928.

The Rustenburg operation have been intensively explored by surface and underground exploration drilling, geophysical surveys (airborne magnetic and 3D seismic), trenching and geological mapping carried out over a period of more than 55 years. This intensive exploration has proven the extension of the Merensky and UG2 Reefs to the north-northeast.

The acquisition and re-processing of the 3D seismic data over most of the Rustenburg operation, when correlated with drillhole data, has provided a much higher level of confidence in the validity of these interpretations. However different levels of confidence are applicable to different areas, reflecting the amount of mining or exploration work undertaken, and additional exploration drilling will be necessary for some areas to increase confidence in resource modelling ahead of future development beyond the current LoM plan.

There has been a significant decline in surface exploration drilling over the past five years. However, exploratory visits are conducted in previously mined areas to confirm structure and facies.

Drilling history is given in Table 16. Drilling information includes cover drilling and structural drilling. It does not include legacy data for which there is no complete/detailed drillhole log captured in the drilling database.

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Table 16:Drilling History

Rustenburg operation				
Year	**Total No. of Holes**	**Total Metres**	**Merensky Reef Intersections**	**UG2 Reef Intersections**
<2000	844	136,337	678	313
2000-2005	2,626	515,426	2,065	838
2005-2010	2,740	635,676	1,769	1,341
2010-2015	1,114	137,679	679	497
2015-2020	902	71,051	674	331
2020-2021	152	12,685	128	49
2021-2022	157	11,842	125	72
2022-2023	125	10,786	93	81
2023-2024	145	11,794	28	117
2024-2025	108	10,283	5	103
Totals	**8,913**	**1,557,275**	**6,244**	**3,742**
Kroondal operation				
Year	**Total No. of Holes**	**Total Metres**	**Merensky Reef Intersections**	**UG2 Reef Intersections**
<2000	19	2,888	-	19
2000-2005	199	18,057	-	199
2005-2010	164	28,356	-	164
2010-2015	12	4,052	-	12
2015-2020	215	10,557	-	215
2020-2021	80	4,789	-	80
2021-2022	142	15,592	-	142
2022-2023	229	20,054	-	229
2023-2024	29	3,848	-	28
Totals	**1,089**	**108,193**	**-**	**1,088**
Totals	**10,002**	**1,661,568**	**-**	**4,830**

5.2.1.1 Aeromagnetic Surveys

The entire Rustenburg operation area has been covered by a high-resolution helicopter borne aeromagnetic ('AM') and radiometric surveys, carried out in late 2002 and early 2003 by Fugro Airborne Surveys, on behalf of Anglo-American Platinum, at a line spacing of 50m and a sensor clearance of 20m with results. Various image processing techniques were used to enhance and aid the interpretation of this data and, as shown in Figure 5 this allowed interpretation of major northwest-southeast structural trends and east-west striking faults. In addition, two dominant trends of magnetically susceptible dykes have been recognised; the northwest-southeast striking positively and

38

negatively magnetised dolerite dykes as well as the east-west trending dolerite dykes. The AM data has also assisted with the identification of dunite pipes as well as potential IRUP areas. Experience at the Rustenburg operation has however shown that the dimensions of actual Iron-rich replacement pegmatites (IRUP) at the Merensky Reef and UG2 Reef elevations are commonly smaller than the dimensions of the associated magnetic anomaly. Consequently, the actual IRUPs have a smaller impact on geological losses than suggested by the AM data. Also apparent is the magmatic layering of Bushveld stratigraphy as an indication of the strike of the strata.

Figure 5: Aeromagnetic Image Over Rustenburg operation


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
30105
30066
30044
30028
30019
30012
30005
29999
29992
29986
29980
29972
29962
29949
29933
29919
29903
29883
29846
29739
NT
Khuseleka 1
Thembelani 2
Kwezi
Townlands Dunite Pipe
K6
Thembelani 1
Khomanani 2
Siphumelele 1
Rustenburg
N4
Bathopele
Siphumelele 3
Kopaneng
Simunye
Bambanani
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Hoedspruit Project
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

5.2.1.2 3D Seismics

Between 2003 and 2007, three 3D seismic surveys were completed across the Rustenburg operation Lease Area and adjacent regions, with data acquisition undertaken by Compagnie Générale de Geophysique ("CGG"), a French-based company, on behalf of Anglo-American Platinum. The 2003

39

seismic survey was a low-resolution regional survey of the Rustenburg area, while the 2005 seismic survey on the Paardekraal (now Thembelani Mine area) and 2007 seismic survey on the Rustenburg Deeps area (Siphumelele and Khomanani shafts) were high-resolution surveys. These seismic surveys were merged and re-interpreted during the 2007 campaign while also integrating new drillhole information from all areas across the Rustenburg operation.

Modelling and interpretation of the merged seismic datasets were carried out by Rock Deformation Research Limited ("RDR"), a company contracted by Anglo-American Platinum. Although the Merensky Reef and UG2 Reef could not be imaged directly, close approximations are provided by near reef reflectors which are laterally persistent and stable across the operation. The modelled UG2 Reef and Merensky Reef surfaces show a very good correlation with drillhole control.

The seismic surveys contributed important and precise identification and confirmation of structural patterns and faults, geometry of economic horizons, major/regional depression-like features and larger potholes. This information is of great value in the computation of fault throws and geological reef losses and also provides detailed insights into stratigraphic variations across the property. Isopach estimations for various units show a very good correlation with drillhole observations and give confidence that the seismic widths interpreted indicate real geological variation. This also suggests that the seismic data can be used to support drillhole isopach estimates in areas of low-density drillhole coverage.

However, as the seismic model is calibrated to drillhole intersections, the accuracy of predicted elevations tends to diminish away from drillhole control.

Seismic surveys targeted the area underlain by Merensky Reef which is limited to the Rustenburg section. No seismic surveys were undertaken over the Kroondal Section which only hosts UG2 Reef.

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41 5.2.2 Previous Development Table 17 and Table 18 presents details of the historical production and financial parameters in calendar years, 2021 to 2025. Table 17: Historical Production and Financial Parameters- Khuseleka, Thembelani, Siphumelele, Bathopele Item Location Unit Years 2021 2022 2023 2024 2025 Main development Advanced (km) 23 22 23 20 34 Area mined (’000m2) 1,072 1,047 979 1,540 Tonnes milled Underground (’000t) 6,341 6,037 6,073 5,575 10,642 Surface (’000t) 5,712 15,951 15,662 13,892 15,030 Total (’000t) 12,053 21,988 21,735 9,749 25,673 Yield(4E) Underground (g/t) 3.4 3.3 3.41 3,49 2.75 Surface (g/t) 1.1 1 0.82 0.89 0.88 Combined (g/t) 2.3 1.68 1.54 1.63 1.66 4E produced @ 100% Underground (Moz) 0.604 0.554 0.537 0.538 0.846 Surface (Moz) 0.286 0.075 0.136 0.118 0.108 Total (Moz) 0.672 0.628 0.673 0.656 0.955 Operating Costs(4,5) Underground (R/t) 957 1,085 2,075 2,400 2,008 Surface (R/t) 1,161 1,227 247 249 258 Total (R/t) 1,249 1,377 1,207 1,345 1,446 Operating Costs(4,5) (US$/4/2Eoz) 1,160 1,227 1,151 1,316 1,420 (R/4/2Eoz) 17,151 20,084 21,195 24,112 25,396 All in cost(,5) (US$/4Eoz) 1,131 1,248 989 1,172 1,355 (R/4Eoz) 18,624 18,460 18,204 21,473 24,235 Capital Expenditure(4) (Rm) 1,248 1,377 1,313 1,703 2,283 1. Tonnes are from operations at the time of reporting at the shaft head 2. Ounces and kilograms are based on 4E PGM 3. Yield is in 4E PGM 4. 2025 OPEX and CAPEX includes Kroondal 5. The reason for the All-in-cost being lower than the operating cost are that for the All-in-cost cost the by-product credits (Revenue for Ir, Ru, Ni, Cu, Co, and Chrome) are deducted from the All-in-cost before credits, and the credits are normally higher than the ongoing capital and allocated sundries on top of the operating cost 42 Table 18: Historical Production and Financial Parameters Kwezi, K6, Bambanani, Kopaneng Item Location Unit Years 2021 2022 2023 2024 2025 Main development Advanced (km) 9 9 12 10 Included in Rustenburg Area mined (’000m2) 884 710 569 540 Tonnes milled Underground (’000t) 7,050 5,929 4,993 4,428 Surface (’000t) 0 0 0 0 Total (’000t) 7,050 6,502 5,448 4,704 Yield(4E) Underground (g/t) 2.4 2.4 2.22 1.80 Surface (g/t) 0 0 0 0 Combined (g/t) 2.4 2.4 2.29 1.97 4E produced @ 100% Underground (Moz) 0.453 0.404 0.296 0.260 Surface (Moz) 0 0 0 0 Total (Moz) 0.453 0.404 0.330 0.281 Operating Costs Underground (R/t) 896 1,049 1,282 1,392 Surface (R/t) 0 0 0 0 Total (R/t) 896 1,049 1,282 1,392 Operating Costs (US$/4/2Eoz) 943 1,033 1,146 1,291 (R/4/2Eoz) 13,941 16,907 21,111 23,642 All in cost (US$/4Eoz) 875 948 1,062 1,188 (R/4Eoz) 12,943 15,514 19,549 21,757 Capital Expenditure (Rm) 268 373 307 504 43 6 Geological Setting, Mineralisation and Deposit This section contains descriptions of the regional geology of the Bushveld Complex (BC), descriptions of similar deposits in other locations and a brief outline of the major components of the property geology. 6.1 Regional Geology The majority of the world’s PGM resources are located in Southern Africa, which accounts for over 80% of global PGM resources. Most of these are contained in the BC. The BC (Figure 6) is approximately 2,060 million years old. Its mafic to ultramafic rock sequence, the Rustenburg Layered Suite (RLS), is the world’s largest known mafic layered intrusion. In addition to PGMs, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur within different layers of the RLS. The BC extends approximately 450km east to west and approximately 250km north to south. It underlies an area of some 67,000km2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces in South Africa. The RLS which was derived from the differential crystallisation of multiple magma injections, occurs geographically as five discrete compartments termed “limbs,” three of which are being exploited for PGMs. These are the Western, Eastern, and Northern Limbs. The Rustenburg operation is located on the Western Limb (Figure 7). The RLS comprises rocks ranging from dunite and pyroxenite through norite, gabbro and anorthosite to magnetite- and apatite-rich diorite. The RLS is subdivided in terms of a mineralogically based zonal stratigraphy into five principal zones. 44 Figure 6: Geology of the Bushveld Complex, South Africa

Figure 7: Geology of the Western Limb of the Bushveld Complex, South Africa


27°50' E
28° 50' E
27°50' S
27° 50' S
26°50' S
26° 50' S
Amandelbult
Northam
Union
Sedibelo
Pilansberg
Pilansberg
Zwartklip facies
Rustenburg facies
Impala
Rustenburg
Rustenburg
Marikana
Brits
Pretoria
Crocodile River
TN
0 50 100km
0 35 70Miles
Geographic Coordinate System: WGS84
27°50' E
28°50' E
Alkaline complexes
Granites
Upper zone
Main zone
Lower zone
Transvaal
Rustenburg Operation
Marikana Operation
Towns
Merensky reef
UG2 reef
Faults

From the bottom of the sequence to the top (Figure 8), these zones are the 1) Marginal Zone, 2) ultramafic-rich Lower Zone, 3) mafic-rich Critical Zone which hosts multiple chromitite and PGM layers, 4) a mafic-rich Main Zone consisting mostly of gabbro-norites and norites, 5) and the final Upper Zone derived from the crystallisation of iron-rich residual fluids.

The RLS varies in vertical thickness, reaching up to 8km in places with some individual layers traceable for over 150km. However, the PGM bearing reefs are typically only 0.3m to 15m thick, although much greater thicknesses are recorded in the Platreef of the Northern Limb. In the Eastern and Western Limbs, the Critical Zone contains the two principal PGM-bearing reefs: the Merensky Reef and the UG2 Reef. Mineral Resources and Mineral Reserves are reported for both the Merensky and UG2 Reefs which are the primary PGM and base metal sources mined at the operations.

45

Figure 8: General Stratigraphic Column of the Rustenburg Layered Suite


(m)
8000
7000
6000
5000
4000
3000
2000
1000
0
Upper Zone
(Gabbro; Olivine diorite; Anorthosite)
Main Zone
(Gabbro; Anorthosite; Norite; Pyroxenite)
Upper Critical Zone
(Anorthosite; Norite; Pyroxenite)
Lower Critical Zone
(Pyroxenite; Harzburgite; Dunite)
Lower Zone
(Pyroxenite; Harzburgite; Dunite)
Marginal Zone
(Norite)
Merensky Reef
UG2
Upper Group
UG1
Norite and Anorthosite
Pyroxenite
Pegmatoidal feldspathic pyroxenite
Chromitite

6.2 Deposit Types

PGM reef-type deposits are predominantly magmatic Ni-Cu-PGM systems hosted by large layered mafic-ultramafic intrusions. In these deposits, platinum group metals are the principal economic products, while nickel, copper, cobalt and chromium are commonly by-products. They generally contain low sulphide contents and occur as laterally persistent stratiform horizons or "reefs" that can be traced once intersected. Their formation is linked to mantle-derived magma that intrudes the crust, undergoes contamination and cooling, and reaches sulphur saturation, allowing immiscible sulphide liquids to concentrate Ni, Cu and PGMs within mafic to ultramafic host rocks.

The Bushveld Complex the Stillwater Complex, the Great Dyke are classic examples of layered intrusion-hosted PGM mineralisation. The BC remains the most significant global example, with the Merensky and UG2 Reefs in the Critical Zone hosting the world's largest platinum and chromite resources. At Stillwater, the economically important J-M Reef occurs in the Lower Banded Series as a relatively continuous olivine-rich horizon that extends for about 36km and averages roughly 2m in thickness. In Zimbabwe's Great Dyke, economic mineralisation is concentrated mainly in the Main Sulphide Zone, with the Lower Sulphide Zone representing a thicker but lower-grade unit.

46

we are one
Sibanye Stillwater

Norilsk and Sudbury illustrate important variations on the broader Ni-Cu-PGM theme. In the Norilsk Province, mineralisation is associated with layered ultramafic intrusions emplaced within a large volcanic sequence, but the ores are more variable than the reef-style deposits, ranging from massive to disseminated sulphides. The massive sulphide bodies are the most economic and are notable for high nickel content and strong palladium enrichment. Sudbury is distinct because it is impact-related rather than a conventional layered intrusion; mineralisation occurs in contact zones, footwall breccias and radial dykes around the impact structure, and mining is directed primarily at nickel and copper with PGMs recovered as by-products.

Taken together, these deposits demonstrate that Ni-Cu-PGM mineralisation is overwhelmingly associated with mafic-ultramafic magmatism, although the geometry, continuity, grade distribution and economic drivers differ between districts. The Bushveld, Stillwater, and the Great Dyke are dominated by stratiform reef-style mineralisation with relatively predictable continuity, whereas Norilsk and Sudbury contain more variable ore morphologies and stronger base-metal characteristics. This comparison provides a concise framework for understanding the principal geological controls on the world's major Ni-Cu-PGM deposit types.

6.3 Local and Property Geology

6.3.1 Stratigraphy

The recognised stratigraphy underlying the Rustenburg operation comprises the Main and Critical Zones of the RLS. The stratigraphy of the RLS, as formalised by the South African Committee for Stratigraphy (SACS, 1980), is used in this report. The Main Zone predominantly comprises gabbro–norite and norite rock types, whereas, in the Upper Critical Zone, pyroxenite, norite, anorthosite, and chromitite lithologies are found.

The Upper Critical Zone stratigraphy of the RLS, which contains the units of economic interest, the Merensky and UG2 Reefs, comprises well-developed cyclic units divided into six sub-units as follows (Figure 9):

- Bastard Pyroxenite
- Merensky Reef
- Merensky Footwall
- UG2 Hangingwall
- UG2 Chromitite Layer/Reef
- UG1 Chromitite Layer

Section 6.3.3, Figure 11 shows the dip cross-section through the reefs. In Rustenburg operation, there are local variations in the thicknesses of individual stratigraphic units within the Boschfontein farm in the far west and the Hoedspruit farm in the east.

The Giant Poikilitic Anorthosite (GPA) generally defines the start of the Critical Zone, which normally occurs 5m to 10m above Bastard Pyroxenite and approximately 20m to 25m above Merensky Reef. The GPA is normally about 7m to 10m in thickness.

47

Figure 9: General Stratigraphic Column of the Local Geological Succession


Rustenburg Layered Suite
Height above base of Complex
4,000 m
3,000 m
2,000 m
1,000 m
0 m
Main Zone
UCZ
Merensky Reef
Lower Critical Zone
Lower Zone
approx. 200 m
Markers
Giant Mottled Anorthosite
Bastard Reef
Normal Merensky Reef
Footwall Marker
P2 Marker
UG2 Reef
UG1 Reef
Chromitiferous Anorthosite


Legend:
mottled anorthosite
leuconorite/norite/melanorite
pyroxenite
pegmatite pyroxenite
pegmatitic harzburgite
feldspathic dunite
chromitite
anorthosite layer

After Smith et al 2004

6.3.2 The Mineralised Horizons

6.3.2.1 Merensky Reef

The hangingwall of Merensky Reef comprises medium-grained pyroxenite, which grades into a fine-grained melanorite (Hangingwall 1 – HW1) grading into norite (HW2) and a poikilitic anorthosite which is termed HW3. These three units are situated below the Bastard Pyroxenite with thicknesses ranging between 100cm and 300cm.

Merensky Reef is underlain by the norite/leuconorite and a thin anorthosite layer which is approximately 10cm to 20cm thick, which is in turn underlain by norite with a layered texture. The norite is separated into sublayers of anorthosite and pyroxenite.

Several stratigraphic markers exist in the footwall stratigraphy of Merensky Reef, namely, Footwall marker, Brakspruit marker, Pioneer marker, and a Boulder Bed. The Boulder Bed is a poikilitic anorthosite

48

layer with thicknesses ranging between 10cm to 20cm. The elongated coarse-grained pyroxenite boulders, which are often pegmatoidal in texture, occur within the layer.

The style of occurrence of the Merensky Reef is affected by several geological features throughout the Western Limb of the BC. The mineralisation thickness varies on a local scale.

The stratigraphic definition of the physical geology of normal Merensky Reef is a pegmatoidal feldspathic pyroxenite layer bounded by the top and bottom chromitite stringers. On average the thickness of this stratigraphic unit varies between 5cm to 60cm over large areas. Where this unit reaches thicknesses up to 1,500cm, the bottom chromitite layer is poorly developed or even absent. In this case, the texture of the pegmatoidal pyroxenite becomes patchier due to the presence of fine-grained pyroxenite. The lower zone of the thicker Merensky Reef becomes less mineralised and often serpentinised.

6.3.2.2 UG2 Reef

The UG2 Reef includes the Main and Leader Seam chromitites and the UG2 pyroxenite parting. Overlying the UG2 Main Seam is an unmineralised pyroxenite layer, locally termed the pyroxenite parting or simply parting (UG2P). Above the pyroxenite parting (UG2P) another chromite layer, the UG2L, locally referred to as the Leader Seam, which is the topmost mining mineralised lithological unit. The thickness of the Main Seam ranges from 65cm to 80cm, whilst the pyroxenite parting varies from 10cm to 400cm and the Leader Seam thickness varies from 12cm to 25 cm. In areas where the pyroxenite parting is too wide (greater then 250cm), then only the Main Seam is exploited. The UG2 Main Seam and UGL display a mottled appearance due to the presence of large bronzite crystals within the chromitite.

UG2 Main Seam

The UG2 Main Seam is chromitite rich, but lower in gold, copper, and nickel values compared to Merensky Reef. It is consistently developed in the RLS, occurring vertically between 90m to 150m below the Merensky Reef in the Rustenburg operation. The UG2 Reef dips in a northerly direction.

The hangingwall to the UG2 Reef is a 6m to 7m thick feldspathic pyroxenite interlayered by a succession of multiple chromitite layers that are referred to as Leader Seam and triplets layers.

The Leader Seam

The Leader Seam is a chromitite band that is approximately 15cm thick. The stratigraphic separation between the Main Seam and the Leader Seam is a feldspathic pyroxenite with a vertical thickness ranging between 20cm to 250 cm.

The Triplet Chromitite Layers

These chromitite layers above the Leader Seam are interlayered with feldspathic pyroxenite. This succession is between 30cm to 70cm thick. The triplets are found between 2m to 10m above the UG2 Main Seam.

The variation in the separation between chromitite layers and the UG2 Seam affects the mining of the UG2 Reef. The UG2 Main Seam, Leader Seam and triplets layers are variably separated in thicknesses

49

which results in thinning and thickening of the stratigraphic package. The geotechnical consideration is where the separation distance between the Leader Seam and the Main Seam is less than 30cm. The geotechnical beam for a stable hangingwall to the mining excavation is required to be greater than 30cm thick.

Underlying the UG2 Main Seam is the pegmatoidal feldspathic pyroxenite which varies in thickness from a few centimetres up to 200cm. The normal footwall stratigraphy comprises pegmatoidal pyroxenite, which is in turn underlain by a succession of norite, pyroxenite, and anorthosite. The UG2 Main Seam is occasionally unconformably underlain by norite footwall.

For the UG2 Reef, the number and position of the chromitite layers associated with the pyroxenite hangingwall stratigraphy determine the geozone definition. In-situ mineralisation of the UG2 Reefs is captured by the definition of geozones (Section 11.1.2).

6.3.3 Structure

The UG2 and Merensky Reefs form an east-west trending open arc, with a strike varying between 90° in the east to 145° in the west. The general dip of the reef is 9° to 10°. The middling between UG2 Reef and Merensky Reefs varies between 90m to 150m. The dip of the encompassing regional stratigraphy also varies between 9° and 10° with a general east-west strike direction. On the farm of Paardekraal, the dip decreases locally between 1° to 5° and increases to between 15° to 30° along a monocline trending east-west at depth. The dip decreases from 3° to 7° across the farms of Klipgat and Turffontein, also roughly striking east-west.

Localised geological discontinuities associated with the Merensky and UG2 Reefs include potholes, faults, joints, shears zones, dykes, and IRUP bodies. These are the main structures that impact the material asset. The structure map is shown in Figure 10. Figure 11 shows a typical cross-section of the reefs in the Rustenburg operation.

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Figure 10: Structural Interpretation of the Rustenburg operation


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
A'
A
Khuseleka 2
Khuseleka 1
Kwezi
K6
Townlands Fault
Hex River Fault
E - W Dolerite Dyke
Thembelani 2
Thembelani 1
Khomanani 2
Khomanani 1
Turffontein Shear
Dyke Corridor
Siphumelele 1
Siphumelele 3
Siphumelele 2
Bathopele
Simunye
Bambanani
Marikana 4
Marikana 3
Marikana 1
Marikana 2
Rustenburg
N4
±7m
75°
±8m
80°
±10m
80°
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Dykes
Faults
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Mined Out
Merensky Reef Mined Out
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)
Towns

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Figure 11: A Down Dip Cross-section Showing Merensky and UG2 Reefs (S-N)


-4,200m
-4,100m
-4,000m
-3,900m
-3,800m
-3,700m
-3,600m
-3,500m
-3,400m
2,000m elev
1,500m elev
1,000m elev
500m elev
0m elev
500m elev
1,000m elev
1,500m elev
2,000m elev
11.5 km
surface
-8 to -10 degree (average)
Merensky Reef (red)
UG2 Reef (green)
Scale: 1 : 40,000
Azimuth of dip section: 40 degrees
200m N
100m N
000m N
900m N
800m N
700m N
600m N
500m N
400m N

6.3.3.1 Faults

The Qualified Person has defined faults in Figure 10 that transect the mining operation, i.e., the Hex River fault, which is a prominent structure. Low angle faults exist which have very small displacements but are very important to understand to ensure correct hangingwall support recommendations. At depth, the farms of Klipgat and Turffontein have various strike-orientated faults trending in a west-northwest to east-southeast direction with varying throws. The F-series faults are boundary faults: F1 faults have throws of up to 350m, whereas the F3 faults have throws of up to 120m. The F1 and F3 faults constitute the boundaries of a regional graben structure. The Turfontein shear cuts across the eastern Kroondal Sections and is a fault zone with multiple faults of various throws with both strike and dip displacements.

6.3.3.2 Dykes

Post-mineralisation dykes of various scales are prominent across the operations. These structures typically define strike mining limits as well as influence reef continuity. Dyke occurrences are between 1cm and 30m wide. They have steep dips varying between 70° and 90°. Dykes may be water-bearing.

6.3.3.3 Potholes

The term Pothole is applied to features that affect the Merensky and the UG2 Reef and refers to the downward transgression of the reef through single or multiple underlying footwall layers, only to stabilise (unless catastrophic, which occurs sporadically) on a specific footwall layer, lower than the original or normal stratigraphic position. The hypotheses for pothole formation involve several mechanisms,

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including downward erosion, upward fluid movement, or syn-magmatic deformation (Watson et al., 2021).

Potholes associated with the Merensky and UG2 Reefs are generally observed as semi-circular features. They vary in size from a few meters to hundreds of meters in diameter. The depth of the potholes is highly variable. There is no clear-cut relationship between the depth and the size of potholes. To a certain degree, the following the relationship between the dip and size of potholes has been observed: the steeper the dip of the pothole, the smaller the size. Potholes and certain steep dipping roll structures in the reef result in geological losses. Schematic sections in Figure 12 and Figure 13 below describe the type of potholing of the UG2 Reef. Similar structures are found on the Merensky Reef.

Various complementary geological datasets define two major slump structures namely the Brakspruit pothole in the eastern section of the Rustenburg operation and Regional Depression within Thembelani 2 Shaft area and Paardekraal farm which has a diameter of 1.5 km. Both Merensky and UG2 Reefs are affected by these features.

Figure 12: Example of a Shallow Dipping Pothole Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

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Figure 13: Example of Deep Potholing Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.3.4 Iron-rich replacement pegmatites (IRUP)

Iron-rich replacement pegmatoids (IRUP) comprise a suite of coarse crystalline, and unconformable replacement bodies, which occur throughout the BC. They range from small, irregular, and vein-like features, to large sheet-like bodies up to hundreds of metres across, and pipe-like plugs up to 1.5km wide (Figure 14).

Within the operations, different levels of IRUP replacement occur but it is only the total replacement of the Merensky Reef that causes large difficulties, as lithological units become unrecognisable. IRUP replacement is typically pegmatoidal, often containing high levels of titanium rich magnetite (Reid and Basson, 2002). Close to the IRUPs the UG2 may be partially replaced but is still recognisable. The UG2 Reef is not replaced where the IRUP only affects the hangingwall or footwall stratigraphy. However, the mineralogy of the reefs is changed due to the high temperature, high pressure, and volatiles associated with the replacement process which reduces plant recoveries of the PGM assemblage.

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Figure 14: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence


Hangingwall stratigraphy
IRUP
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.4 Mineralogy

6.3.4.1 Merensky Reef

The Merensky Reef mineralogy comprises major silicate minerals: pyroxene, plagioclase, and biotite. These minerals form secondary minerals such as talc and chlorite in structurally disturbed and weathered areas. PGM mineralisation is closely related to thin chromite layers (1mm to 5cm thick). PGM and sulphide mineralisation can also occur in the immediate footwall rocks.

The dominant platinum group minerals are ~30% Pt-Pd sulphides (braggite-cooperite), ~11% PGM tellurides and arsenides, ~6% sperrylite and minor PGM alloys. Platinum group mineral grain sizes have two size ranges in the Merensky Reef: 10μm to 30μm and 50μm to 350μm.

The platinum-group minerals of the Merensky Reef occur in three textural associations:

- Enclosed in or attached to base metal sulphides (38% to 97 %). This is a common occurrence on the western limb
- Enclosed in silicate (3% to 62%) and further north along the western limb past the regional Swartklip facies (62%)
- Enclosed in/or attached to chromite or Fe-oxide

6.3.4.2 UG2 Reef

The UG2 Reef is composed of 60% to 90% (by volume) chromite, 5% to 25% orthopyroxene, 5% to 15% plagioclase and accessory amounts of other minerals, including clinopyroxene, base metal and other sulphides, platinum-group minerals, ilmenite, and magnetite. The UG2 Reef often has a mottled

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appearance due to the presence of large poikilitic bronzite crystals. The UG2 Reef contains much less sulphide minerals compared to the Merensky Reef.

The base metal sulphides are predominantly pentlandite, pyrrhotite, pyrite and chalcopyrite. PGM minerals identified in the UG2 are Cooperite, Laurite, Braggite, Sperrylite and Pt alloys (Pt-Fe & PT-As). Platinum group mineral grains in UG2 Reef can be classified into one of the following categories according to their textural setting:

- Locked in base-metal sulphide
- Locked in chromite
- Locked in silicate
- At grain boundaries of base metal-sulphides, silicates and chromite

7 Exploration

This section contains descriptions of data used for the Mineral Resources estimate.

7.1 Exploration Data

The Rustenburg operation is an established mining operation in a mature mining district. There are no greenfields exploration programs associated with this operation. However, underground (brownfield) evaluation drilling and ad hoc surface definition drilling continue.

New geophysical surveys and non-drilling exploration are not relevant to the property at this stage of development, but all the historic surface drilling and geophysical surveys, as described under Section 5.2.1.2. is still used to help interpret structure and resource extent.

7.2 Geophysical Surveys

No geophysical surveys have been flown over the property recently.

No gravity surveys had been conducted over the property recently.

A brief description of historical aeromagnetic and 3D seismic surveys is given in Sections 5.2.1.1 and 5.2.1.2.

7.3 Topographic Surveys

The topography in the lease areas is well mapped from historical surveys. There have been no new surveys related to exploration recently. Recent changes to the surface topography will not affect the geological interpretation or infrastructure. Drone surveys are flown regularly over the property for monitoring and updating surface information.

7.4 Exploration and Mineral Resource Evaluation Drilling

Result of the infill and underground drilling are the drilling are incorporated into the current geological models to refine the mining plans there are no separate results or interpretations to report.

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7.4.1 Overview

The geostatistical evaluation models are based on surface and underground drillhole data together with underground channel sample data. Surface diamond drillholes, drilled to depths of up to 2,000m, generally intersect the reef horizons at near-vertical angles and were historically completed on irregular grid spacings of approximately 50m to 2,000m (Figure 15), depending on exploration strategy, depth, and geological uncertainty. Extensive drilling by previous owners resulted in most areas being classified as Measured Mineral Resources, and subsequent surface infill drilling has therefore been undertaken only on an ad hoc basis to refine geological, grade, structural, and facies models where underground drilling is unsuitable. Underground infill drilling, once access is available, is typically completed from haulages and crosscuts at 30m to 100m spacing for geological and structural definition, particularly pothole delineation, but is not used directly for Mineral Resource estimation at Rustenburg.

Historical surface drill samples up to 2015 were analysed by SGS Laboratories, while channel samples and current operational samples are analysed by Marikana Laboratory Services, a SANAS-accredited laboratory. Sample sections are captured in the SABLE database, where spatial validity is checked, supported by planned and unplanned QA/QC observations and formal approval steps before final acceptance

Rustenburg operation Drillhole Inventory

A total of11,746 drillholes are included in the drillhole dataset. These can be divided as follows:

- 7,064 drillholes (including deflections) are derived from surface drilling campaigns up to 2025
- 6,658 drillholes are derived from underground drilling intersections that were sampled and assayed
- 1,926 drillholes were removed due to geological disturbances, i.e., potholes, faults, IRUP, etc
- 760 drillholes were removed due to specific validation errors detailed in the data processing macros
- 2,287 drillholes were removed due to other reasons, e.g., cover holes or flat dipping holes < 60 degrees that could not be accurately corrected for length compositing
- 171 drillholes were excluded from Mineral Resource estimation due to historical problems
- 6,602 drillholes (including deflections) in the SABLE database are authorised and validated for Mineral Resource estimation

A single surface hole may have several deflections. Each deflection/intersection is counted as a "drillhole" for the purposes of reconciliation.

Rustenburg operation Underground Channel Sampling

- A total of 9,373 intersections is included in the total estimation dataset and these can be derived as follows:
- 1,215 sections were added between 2023 and 2025, and 178 of these were removed due to validation errors
- 87 channels were added for the Merensky while 1,128 were added for the UG2 Reef

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Kroondal TSFs

A total of 178 holes were drilled on the three Kroondal TSFs in 2020, at a nominal grid of 100m X 100m.

7.4.2 Planned Evaluation Drilling for 2026

Table 19 represents the planned surface and underground drilling that will be carried out at Rustenburg in 2026. Drilling metres and costs shown represent the actual underground and surface drilling quantities for all Rustenburg shafts for 2024 and 2025.

Table 19: Rustenburg Evaluation Drilling Costs

Exploration (WC & Capital All Reefs)	2026 Plan		2025 Actual		2024 Actual	
	Meters Planned	R Million	Meters Drilled	R Million	Meters Drilled	R Million
Khuseleka UG	3,900	5.4	2,132	3.0	2,163	2.9
Thembelani UG	6,100	5.5	2,931	3.8	3,028	2.6
Siphumelele UG	4,200	3.8	1,839	2.1	1,855	2.4
Siphumelele Surface	1,792	7.6	0	0.0	0	0.0
Bathopele UG	6,600	8.7	6,374	7.2	4,902	5.7
Bathopele Surface	841	2.7	621	2.2	872	3.1
Kwezi UG	2,220	1.9	1,456	1.2	1,083	0.9
Kwezi Surface	-	-	1,018	3.2	0	0.0
K6 UG	840	0.6	920	0.8	728	0.7
K6 Surface	-	-	663	2.5	0	0.0
Kopaneng UG	2,319	2.9	2,079	2.4	982	0.9
Kopaneng Surface	1479	4.4	0	0.0	0	0.0
Bambanani UG	2,040	1.7	2,085	2.2	1,793	1.9
Bambanani Surface	2,115	6.2	0	0.0	3,343	9.9
Klipfontein Surface	0	0.0	0	0.0	260	0.6
Total	**34,446**	**51.4**	**22,118**	**30.6**	**21,009**	**31.6**

Surface exploration diamond drilling is planned for Rustenburg operation at Bathopele Shaft, Siphumelele Shaft, Kopaneng Shaft and Bambanani Shaft, mainly as infill drilling where historical surface exploration drilling was sparse to firm up geology in these areas due to structural complexities as well as enhance the Mineral Resource models. Underground exploration/evaluation drilling is carried out on a standard pattern once development has taken place at the three conventional shafts (Khuseleka, Thembelani and Siphumelele). At the mechanised shafts (Kwezi, K6, Bathopele,

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Kopaneng and Bambanani Shafts), drilling is mainly on the reef plane and is primarily prospect drilling for structural interpretation and delineation of frequent potholes structures.

An overview of all drilling is given in Figure 15 and Figure 16.

Figure 15: Overview of Surface Drillholes


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Thembelani 2
Khuseleka 1
Kwezi
Khomanani 2
K6
Thembelani 1
Rustenburg
N4
Siphumelele 1
Bathopele
Siphumelele 3
Kopaneng
Simunye
Bambanani
Historically Drilled Surface Exploration Holes
New Underground Channel Sampling
Recent Surface Exploration Holes (2021 - 2025)
Planned Surface Exploration Holes 2026
25°45' S
25°45' S
N4
0
2,5
5km
Geographic Coordinate System: WGS84
27°12' E
27°18' E
27°24' E
27°30' E
Mining Right (Rustenburg Operation)
Hoedspruit Project
Towns
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
National Roads (N)
UG2 Reef Outcrop
Merensky Reef Outcrop



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Figure 16: Overview of Kroondal TSF Drillholes


27°19E
27°22' E
27°25' E
25°39' S
25°40' S
Kopaneng
Simunye
Bambanani
K1
Tailings Dam
K2
Tailings Dam
Marikana
Tailings Dam
0
2,5
5km
Tailings Dam
Drillhole
Shaft (Producing)
Shaft (Non-Producing)

7.4.3 Drilling Methods

7.4.3.1 Surface

Surface drilling is currently taking place as outlined above.

The drilling pattern in a typical hole is shown in Figure 17. It consisted of a motherhole, and short deflections to acquire a minimum of three acceptable intersections per reef. Horizontal distance between the mother hole and deflections were generally 10cm to 20cm between intersections. In cases of adverse drilling conditions, more than four deflections may be drilled.

The typical steps would start with a drillhole start note prepared showing the hole identification, collar position, planned depth, and any potential underground intersections. The collar is set out by the responsible geologist using GPS, the site is established and demarcated in accordance with approved procedures, and the collar is surveyed to determine accurate X, Y, and Z coordinates. Drilling starts with a large-diameter open hole through overburden and weathered material to bedrock, after which the hole is reduced to core size and advanced until the target reef is intersected or the hole is

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abandoned if unsuccessful. Once the reef is intersected, drilling generally continues for a further 50m to complete the mother hole, after which downhole and any required geophysical surveys are undertaken. Additional reef intersections are commonly obtained by wedging, whereby successive deflections are drilled from the mother hole and identified as D1 to Dn; under normal conditions, four deflections are typically planned. All reef runs are drilled at TBW core size. On completion, the rods are removed, the upper hole is plugged or cemented, recoverable casing is removed, and the site is rehabilitated and capped or marked to the landowner's requirements.

Figure 17: Schematic Vertical Section of a Typical Surface Drillhole


Surface Topography
Collar
Collar
Merensky Reef
UG 2 Reef
D6
D5
D4
D3
D1
D2
D0
Steel wedges
D3
D4
D2
D1
D0
Drawing Not To Scale

7.4.3.2 Underground Drilling

Underground diamond drilling is undertaken for three main purposes: cover drilling, short exploration holes, and mining support holes such as drain holes and geophone holes. Cover drilling comprises flat to slightly inclined holes drilled ahead of mining to detect water and flammable gas that could pose safety or operational risks. An annual digital plan of all development ends is prepared for each shaft and submitted to the DMPR, with shafts divided into hydrological or risk areas based on geology and historical water intersections. The required cover standard for each area is defined on the water plan and may comprise single or double staggered cover-hole patterns, while certain excavations close to haulages are deemed to be already in cover.

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Short exploration holes are drilled from underground workings to intersect the target reef or, where required, to investigate geological structures such as dykes and faults. These holes are typically limited to about 120m for air-powered drilling and 250m for hydraulic drilling, usually provide only one reef intersection per hole, and are generally spaced to give intercepts near raiseline tip positions at approximately 30m to 50m intervals, often from an excavated bay alongside the haulage serving the reef. These holes are normally not surveyed downhole, although collars may be surveyed where necessary. Where significant water or gas is intersected, the flow is either controlled under managed conditions or sealed at source by a specialist contractor appointed on behalf of Sibanye-Stillwater.

7.4.4 Core Logging and Reef Delineation

For both drillhole and underground diamond saw-cut channel samples, the Rustenburg operation has a comprehensive standard defining the specific methodology for sampling, which is designed to ensure as far as possible unbiased and representative samples as well as to ensure the consistency of the sampling.

7.4.4.1 Surface

Historical Drilling procedures were largely as follows. At the time of drilling, all drillhole core, whether recovered from surface or underground drilling was logged and sampled. After each drill run, the core was removed from the core barrel and placed in an appropriately sized tray for transport to the operation's core yard, where it was cleaned and marked with run depths, drillhole identification, metre marks, and any recorded core loss; this initial mark-up was undertaken by the drilling contractor before the core was transferred to permanent trays. The geologist then checked the core for cleanliness, fit, orientation, continuity, and stratigraphic correctness, confirmed core loss or gain and the start of BQ core, investigated any unexplained lithological changes, and resolved discrepancies with the diamond drill foreman where necessary. Major stratigraphic units, including the hanging wall and footwall contacts of the UG2 and Merensky reefs, were identified before detailed geological logging was completed manually on the prescribed log sheets using the required SABLE codes, with dip measurements recorded as alpha angles and all work carried out in accordance with applicable safety procedures.

Logging and sampling are captured directly into the SABLE™ Database. All quality control analysis on logging is carried out via standard routines in SABLE™ and assays via Excel templates and once authorised, drillhole data is exported to an Excel spreadsheet.

7.4.4.2 Underground Channel Sampling

Within underground workings, reef exposures are sampled by channel sampling across development faces using a rotary saw fitted with diamond-tipped blades. A representative section of each reef intersection is recorded in the field book, with sample numbers shown sequentially from footwall to hanging wall. Sampling intervals vary by shaft, reef facies, and mining method: for the UG2 Reef, samples are generally taken at 30m intervals on dip, while for the Merensky Reef they are taken at 5m intervals on dip at the western shafts and 10m at the eastern shafts. Channels are cut perpendicular to the reef plane and positioned relative to survey pegs, with the reef subdivided according to a defined sampling pattern so that individual samples, typically 10cm to 20cm in length and not less

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than 10cm at the contacts, reflect the internal reef geometry; sample masses are generally in the order of 500g to 1,000g. Sampling data is captured in linked databases, with field data entered into MRM, validated spatially and geologically in MineRP, transferred to MES for assay management and QC, populated with assay results from LIMS, and, once accepted, extracted from MRM as authorised location and assay data in standard CSV format.

7.4.4.3 Quality Control in Drilling.

Drilling quality control has been an established part of both historical and current drilling practice for many decades. Typical controls are aimed at preventing errors such as mixed or misplaced core, unrecognised core loss, poor recovery in friable or voided ground, and incorrect depth marking. These risks are mitigated through careful checking that core pieces fit together and that lithological and stratigraphic continuity is maintained, close control during transfer from core barrel to tray and from tray to sample bag, recording and reconciling core loss, cementing and redrilling where ground conditions require it, verifying measuring tools, and conducting regular reviews and increased supervision to ensure that recorded depths and drilling intervals are accurate.

7.5 Survey Data

Typically, two survey types are required for each drillhole; these are:

- Collar survey
- Downhole survey

Collar surveys for surface holes are usually carried out by a qualified land surveyor, either using trigonometric beacons and triangulation (historical practice) or, lately by using a differential GPS System. Location accuracy is within the 10cm range.

Collar surveys for underground holes are usually taken from the nearest survey underground peg and measured using tapes and a clinorule. Location accuracy is probably of the order of 20cm.

Downhole survey methods have changed over the lifetime of the mine. Generally, the most up to date methods were used. This has included acid bottle, photographic downhole, and gyroscope surveys.

The QPs are satisfied with the surveying methodology at the Rustenburg operation. These activities are performed by trained surveyors who have sufficient experience with this type of orebody and mining method. The surveys are deemed to be of sufficient quality for use in Mineral Resource estimation.

7.6 Density Determination

7.6.1 Underground Drillholes and Channel Samples

All surface exploration holes and underground channels reef intersections densities are determined in the laboratory using a gas pycnometer. The QPs are aware of the potential overestimation of tonnage and metal content by up to 3% due to the use of the pycnometer density.

The defaults were determined by carrying out a classical statistical analysis per stratigraphic unit (length and density weighted). The following default mean densities were applied:

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- UG2 Leader Seam - 3.60t/m^3
- UG2 Leader Seam Parting - 3.10t/m^3
- UG2 Main Seam – 3.99t/m^3
- UG2 Footwall - 3.36t/m^3
- UG2 Norite - 2.80 -t/m3
- Merensky Hangingwall - 3.29t/m^3
- Merensky Reef - 3.22t/m^3
- Merensky Footwall - 2.97t/m^3

7.6.2 Tailings Storage Facility

A default density of 1.7t/m^3 was used for the compositing process. This density has been used for all tailings dam calculations by the survey department on the Rustenburg TSFs for over the last 20 years. This density gives the best reconciliation between the calculated and treated tonnes for historic and current tailings dams across the Rustenburg operation.

7.7 Underground Mapping

Underground mapping is undertaken on a routine basis and covers all major development tunnels as well as those that have intersected reef or are designed to expose reef. This mapping is plotted at 1:200 scale on a mapping report and later digitised onto Microstation.

The principal objectives of underground mapping are to:

- Identify and record the positions of faults, dykes and any other disturbances in a working place, so that projections can be made ahead of the face and/or up to the reef plane
- Record the thickness and nature of the reef so that facies trends can be delineated and later reconciled with sampling data
- Record and bring to the attention of the Mining Department any areas where reef remains in the hanging or footwall of the stope and/or new geological structures identified

Mapping is carried out continuously, using a set of documented procedures, and plans updated as data is collected.

7.8 Hydrological Drilling and Testwork

7.8.1 Geohydrological Analysis and Pumping

Two main aquifer types exist in the area:

- A shallow aquifer, which lies within the weathered and fractured zone and
- A deep aquifer, which has developed in through secondary fracture and fault zones

These two are discussed separately and in more detail in the following sections.

Most of the studies were conducted more than 15 years ago, and information on laboratories, testing and analyses were not reported and the information is not available to the QPs. The QPs do not have

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65 access to the original hydrological study results. There is sufficient information from ongoing mining to adequately characterise the hydrological environment. Shallow Aquifer The water level of this aquifer is often shallow and may daylight as springs occasionally when intersected by barriers such as topography, dykes and basement highs in valleys and topographic lows/depressions. This aquifer is important as it often acts as a pathway for contaminants migrating from surface (anthropological) activities to surface water bodies such as rivers/dams/streams. Deep Aquifer The groundwater flow occurrence within the area of the site is contained in intergranular interstices and fractures (with expected yields ranging from 0.5 l/sec – 2.0l/sec to 2.0 l/sec – 5.0l/sec) within the rock mass. The aquifer associated with these geological units is classified as a minor aquifer system with a low vulnerability of groundwater contamination, variable groundwater quality, and a negligible permeability for groundwater flow. Dolerite and/or granite intrusions usually act as an aquitard and compartmentalise the groundwater regime. Highly conductive groundwater flow paths are expected at intersections of fracture zones or in transition/contact zones between the host rock and the intrusions. The faulted and fractured contact zones interconnect the strata, both vertically and horizontally into a highly heterogeneous and anisotropic unit. The mafic intrusive norite that outcrops over most of the Rustenburg operation is characterised by weathering in the first few meters from surface – usually between zero and 20m deep. Extensive mapping and related geological field work indicate that weathering follows a broad pattern due to regional stresses and deformation with weathered basins mostly orientated in north-west by south-east trending valleys. The more permeable weathered areas form elongated basins of weathering with un-weathered ridges in between, meaning that preferred flow paths are seldom very long (few tens of meters) in extent. Where no weathering and associated fractures/fissures occur, the norite rock matrix is virtually impervious for groundwater flow. Groundwater flow and mass transport is thus directly dependent on geological structures (open fractures/fissures/joints) and weathering of the mafic intrusive rocks. Although flow and mass transport can be significant within a significantly weathered area, the areas are confined by unweathered, low permeability zones which act as natural containment features. For this reason, relatively small volumes of water reports to underground operations through fissures and pumping systems are mainly purposed to recirculate water for production purposes. The systems are adequate to prevent operations from flooding during periods where higher water ingress is experienced and well maintained in accordance with a planned maintenance programme. 7.8.2 Groundwater The current groundwater data indicates that the zone of influence from a water quality perspective is largely limited to the source (boreholes located at the TSFs, dirty water dams and waste rock dumps) and plume boreholes (boreholes located within the expected plumes of the TSFs, dirty water dams and waste rock dumps). No dewatering impacts are expected or are highly localised to the shaft 66 areas. Impacts from groundwater contamination may however occur on the adjacent Hex River, Klipfonteinspruit, Klipgatspruit, Paardekraalspruit and a tributary of the Sterkstroom due to the location of the contamination sources within the buffer area, and in some case historical areas of the wetlands. These impacts occur because of ground-surface water interactions. Refer to the Surface Water discussion for further information (Section 17.4.3.2). 7.9 Geotechnical Data, Testing and Analysis All surface and underground exploration diamond drilling core is geotechnically logged. 7.9.1 Data Collection Rock engineering and support designs have been developed using a combination of geotechnical drillcore logging and underground mapping data. Geotechnical drillcore logging is the primary method of gathering rock strength and quality parameters. Geotechnical core logging entails the collection of structural information from the cores. There are many parameters that are recorded during geotechnical core logging, but the following are the main ones; • Depth defining the start of each geotechnical unit • Depth representing the end of each geotechnical unit • Unique identification of each geotechnical unit • Detailed description of the geotechnical feature (type, of plane, number of discontinuities, angle of discontinuity, infill type and integrity, thickness of infill, small scale and large-scale roughness, alteration type) Underground mapping includes scanline mapping techniques, rock mass classification (RMC) data collection techniques, and data collected using drillhole cameras, ground penetrating radars (GPRs), and sub-surface profilers (SSPs). Rock mass classification data is collected regularly during routine inspections. Scanline mapping and geotechnical core logs by rock engineering personnel are done on an ad-hoc basis. Various tests are then commissioned based on the data obtained from drill core runs and the information derived. Samples from drill cores are sent to the laboratory to determine the properties of intact rock and joint walls. Data is collected from laboratories approved by the International Society for Rock Mechanics (ISRM), South African National Bureau of Standards (SANBS) using ISRM testing techniques. It is expected that the laboratories perform all the preparation and testing according to the ISRM standards and procedures. At these laboratories, preparation tools and testing machines are calibrated annually. Samples are typically tested at these laboratories over a number of weeks. Therefore, ad hoc visits to these laboratories are conducted by Sibanye-Stillwater geotechnical staff to visually verify the preparation, calibration, and testing of the samples. In addition, data is also collected and reviewed from various other sources, including academic research institutions, various internal and external research projects, and underground mapping where excavations exist. 67 7.9.2 Testing Methods There are various methods available to test the material strength of rocks. Two of the most valid, reliable, cost effective and easy to use methods are rock quality designation (RQD) and point load index (PLI). The former provides an estimation of rockmass properties, and the latter is designed to give specific rock properties. These are typically conducted as routine tests on site and are performed by site rock engineering and/or geotechnical staff. Where required, International Society for Rock Mechanics and Rock Engineering (ISRM) testing methods are used to assess rock properties at accredited rock testing laboratories in South Africa. These are significantly more expensive than the tests conducted on site and are performed on an ad hoc basis. Typically, during a feasibility study, and/or where the rock engineer is unsure of specific rock strength or stress data for mine design purposes, will these tests be commissioned. Intact core samples are usually required for such tests and should be handled as per the ISRM sample collection and preparation methods. As the rockmass is not homogeneous, a number of samples are usually submitted for testing and these generate a range of values. The laboratory data is then downgraded (according to specific criteria) for underground in-situ representation for mine design purposes. The information is used to calibrate numerical models for the mine design. As the mine design is being executed, monitoring of the excavations is conducted and the data is used to provide a back analysis of the numerical models. Further optimisation can then be done based on the outcomes of these numerical models. This process is used by all rock engineers in the South African Mining Industry. 7.9.2.1 Rock Quality Designation RQD is a standard technique in the mining and engineering industries for the qualitative and quantitative assessment of rock quality using the degree of jointing, fracturing, and shearing in a rock mass. RQD is defined as the percentage of intact drill core pieces recovered that are >10cm for a single core run. Therefore, it is indicative of a measure of the strength of the rockmass and is used for preliminary macro designs. Therefore, low RQDs will indicate low-quality rockmasses which will require additional geotechnical work to understand the rockmass further before any design work continues. Contrary to popular belief, high RQD rockmasses will also generate similar needs for design work as the geophysical and geomechanical properties of rocks and rockmasses are not uniform. The general equation for RQD is expressed as: RQD index (%) = 100 × Σ (Length of core pieces ≥ 0.10m)/(Total length of core run) 7.9.2.2 Point Load Index Summary Point Load (PL) is a test that aims at characterising intact rock strengths. It is an index test, meaning that it can be performed relatively quickly and without the necessity of sophisticated equipment to provide important data on the mechanical properties of rocks. Many more tests can be conducted in this way, as it does not need a laboratory or perfect rock specimens to perform the tests. 68 The test apparatus consists of a rigid loading frame, a loading measuring system, and a simple system of measuring the distance between the two platens. Rock samples are compressed between the platens, which are usually about 1,5-10cms apart, so that various sizes of similar rock materials can be tested. The point load index (I s) is the force needed to fracture a sample of rock between conical points: I s = P/D2, where P is force and D is the distance between the points, both at failure. I s is related to uniaxial compressive strength (approximately equal to I s × 24). As such, this test can be used crudely to infer the rock UCS strength value. It is not used widely. 7.9.3 Geotechnical Rockmass Characterisation The main aim of geotechnical characterisation is to employ the best possible mine design and support the rationale to cater for the varying rockmass conditions. Therefore, the appropriate characterisation of the rockmass is imperative. The Rustenburg operation‘s Mandatory Code of Practice (MCOP) to combat rockfall and rockburst accidents adopts a geotechnical Ground Control District (GCD) methodology to classify areas of the mine plan with different geotechnical parameters. There are four MCOPs at SA PGM that typically consider depth, type of reef, thickness of the seams and the relative position thereof, hangingwall types and distances to unstable and less cohesive partings; driving forces from joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, etc. These aspects feed into the geotechnical design of the surface and underground workings. In the deeper reef horizons (>1,000m below surface), some mines undergo strain release from facebursts, rockbursting and seismicity. Geotechnical design and support strategies need to consider these elements in conjunction with the factors mentioned above. In the conventional tabular operations, the UG2 chromitite Main Seam and the overlying chromitite Leader seam, together with the intervening waste parting, form the mineable reef horizon. The thickness of the Main Seam, the waste parting and the Leader Seam varies across the entire property and in most instances the Leader Seam is mined simultaneously with the Main Seam. However, if the width of the feldspathic pyroxenite parting becomes excessive only the Main Seam is mined, in which case, mining is done along the LT Geotech chromitite parting. In the bord and pillar operations, the UG2 chromitite Main Seam and the overlying chromitite Leader seam, together with the intervening waste parting, form the mineable reef horizon. The thickness of the Main Seam, the waste parting and the Leader Seam varies across the entire property and in most instances the Leader Seam is mined simultaneously with the Main Seam; however, if the width of the feldspathic pyroxenite parting becomes excessive only the Main Seam is mined, in which case, mining is done along the LT Geotech chromitite parting. The thicknesses of the individual seams that make up the Doublets are also highly variable, as is the distance between the bands forming the doublets/triplets horizon. Where the doublets are situated less than 0.4m above the top of the Leader Seam, it is mined out, to avoid falls-of-ground.

69 The hanging wall of the Merensky Reef is feldspathic pyroxenite, which grades up into a melanorite and ultimately into a norite and a poikilitic anorthosite, before entering the Bastard pyroxenite unit. The pyroxenite is typically 1m to 3m thick. The footwall of the Merensky Reef comprises norite/leuconorite and a thin anorthosite layer, which is underlain by norite. Several stratigraphic markers exist in the footwall (Footwall Marker, Brakspruit Marker, and Pioneer Marker), one of which is the Boulder Bed, a poikilitic anorthosite layer, some 20m below the reef. Instability within both reef horizons is driven by joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, and seismicity. The majority of the joints are steep dipping. Contributors to major collapses are shallow dipping structures, parting planes and major fault zones. Water generally acts as an accelerator for deterioration in jointed rock mass. The operations mine through dykes and fault zones that outcrop, with some operations in close proximity to the Hex River. Major geological structures such as the Turfontein shear traverse several operations and ground conditions are challenging characterised by blocky and friable rock mass. Cover holes and pilot holes are drilled in all development ends to check for ground water and/or gas. These pilot holes are coverage ahead of the advancing excavations. Cover drilling is also done in sections mining towards or through major structures and large potholes. Methods employed to monitor the middling between the various chromitite partings include borehole inspections using borehole cameras, ground penetrating radars (GPRs) and sub-surface profilers (SSPs). Current mining depth ranges from 75mbs to 1,300mbs, which is technically considered shallow to intermediate depth. However, from underground support performance observations, conditions mimic deep level gold mining operations. At such depth, strategies are aimed at controlling the tensile zone on a regional basis to prevent large scale rock failure and immediate stope hangingwall to prevent local FOGs in the working area. Stress conditions in the deeper shafts range from low to moderately high. Stope closure rates vary widely. Stress levels in the mechanised shafts are low at shallow depth however, undermining of surface structures is a concern. As such, pillars are designed to support the overburden up to the surface. The Rustenburg operation makes use of the Institute of Mine Seismology (IMS) system for seismic monitoring. Seismic events in these mines relate to current mining activities traversing geological features, and most notably in the back areas of the stopes and in the deeper mining areas. Reports on average pillar stresses and pillar factors of Safety are generated on a monthly basis and areas of concern are addressed accordingly. Seismicity is not a concern for bord and pillar operations in the shallower portions of the Rustenburg operation. A tributary of the Hex River, known as the Kroondal tributary, drains to the west across the Kroondal property; however, it is seasonal and a minor contributor to the flow of the Hex River. No adverse interactions between the mine workings and the Kroondal tributary have been experienced or are expected. Hydrogeological investigations have indicated that there are two main aquifer systems present in the Rustenburg orebody: a shallow weathered aquifer between depths of 14m and 22m below surface 70 and a deeper, confined weathered and/or rock aquifer at depths ranging from 24m to 29m below surface. However, mining currently does not extend to 29m below surface. Underground working intersects water only in areas mining through major geological structures. 7.9.4 Geotechnical Results and Interpretation The Rustenburg operation employs widely used empirical techniques (Bieniawski’s RMR and Barton’s Q rating), rockmasses are classified and included into the GCDs. Both scanline mapping and RMC data are conducted using industry best practices. In the deeper sections of the mine, rock condition factor (RCF) is used to determine the theoretical susceptibility of a particular excavation to damage. This forms part of a suite of geotechnical numerical modelling packages that are used to quantify the susceptibility of excavations to damage and to determine the support strategy to mitigate such hazard. The appointed rock engineer is responsible for overseeing the collection and capturing of the data, as well as the data and back analyses required to run the numerical models. In addition, geotechnical instrumentation data is collected and used as input parameters to the numerical modelling. The modelling assesses the mine design using established, approved and recognised numerical modelling techniques. These are various outputs, including stress states (e.g. sigma 1), energy release rates (ERR) and excess shear stress (ESS), that can be used to pin-point elevated levels of susceptibility and optimise layouts to reduce the susceptibility to damage. The visual evidence of hand samples, observations made underground, the results of selective laboratory testing and data from geotechnical instrumentation, show that the dominant hanging wall and footwall rocks are typical of the Critical Zone rocks found across the western Bushveld. Table 20 summarises their average material properties. Table 20 shows the data for the conventional shafts. The UCS values summarised show that the rocks are of moderate to high strength as per ISRM grading. Norite and anorthosite are of higher strength compared to pyroxenite and hence they tend to be brittle in nature. Table 21 shows the information for bord and pillar mining areas. The UCS values summarised show that the rocks are of moderate to high strength as per the ISRM grading. As we have established, general rockmass conditions are catered for with the use of GCDs. However, in some cases, variations in the middling between the chromitite layers may exist, and data is then collected from surface and underground additional core drilling. This is confirmed using geotechnical instrumentation specific to the investigation required. In the instance of variable stable beam thickness, data from instrumentation is used to refine the original geology isopachs that were historically constructed using surface and underground core drilling. In addition, using underground observations and drill core results, RMR and Q are calculated. RMR values range between 50 and 70 (fair to good rockmasses) for the majority of the mining areas. E Anomalies exist closer to major geological intersections where RMR values may be <35. These areas are treated as special areas as per the requirements contained in the MCOP. In general, joint properties are generally dry, planar, smooth/rough and with little to no infill for higher RMR values, and for lower RMR values, discontinuities are damp, smooth, planar/undulating and with thick infill as shown in Table 22. 71 Table 20: Summary of the Material Properties of the Dominant Hangingwall and Footwall Rock Types (Conventional) UCS Young’s Brazilian Disc Poisson’s (MPa) Modulus (GPa) Strength (MPa) Ratio Density (kg/m3) Rock Type Av. Range Av. Range Av. Range Av. Range Ave Range Anorthosites Spotted 210 170 - 240 80 75 - 90 14 11-16 0.22 0.20 - 0.25 2,750 2,700 - 2,800 Mottled 215 170 - 240 85 75 - 90 13.5 11-15 0.22 0.18 - 0.25 2,750 2,700 - 2,800 Norites Leuconorite 215 150 - 240 80 75 - 90 15.5 12 – 17 0.22 0.18 - 0.24 2,750 2,700 - 2,800 Norite 220 150 - 240 85 75 - 90 15.5 13 – 17 0.2 0.18 - 0.22 2,800 2,750 - 2,850 Melanorite 220 160 – 240 90 80 - 90 16 13 - 17 0.2 0.18 - 0.22 2,850 2,750 - 2,900 Pyroxenite Pyroxenite (Hanging wall and Footwall) 150 135 - 165 115 100 - 125 12.5 11-13 0.23 0.20 - 0.26 3,200 3,150 - 3,300 Table 21: Summary of the Material Properties of the Dominant Hangingwall and Footwall Rock Types (Mechanised) Sample position Triaxial compressive strength UCS Tests Density Strength UCS Tangent elastic modulus @ 50% UCS Poisson's ratio @50%UCS Brazilian tensile strength g/cm³ MPa GPa GPa MPa Reef - UG2 4.16 136.9 133.3 0.32 5.3 Hangingwall - Feldspathic pyroxenite 3.26 156.4 159.0 0.24 18.9 Footwall - Pegmatoidal pyroxenite 3.31 121.9 152.3 0.27 14.8 Table 22: Rockmass Classes Determined from RMR Total Ratings and Meaning RMR Ratings 81-100 61-80 41-60 21-40 <20 Rock Mass Class A B C D E Description very good rock good rock fair rock poor rock very poor rock 72 8 Sample Preparation, Analyses and Security This Section addresses sampling related to geological samples only. For sampling related to plant operations, please refer to Section 14.3; geotechnical sampling is discussed in Sections 7.9 and 13.3. Hydrology and environmental studies monitoring and sampling is discussed in Section 17.4. Geological samples consist of drill core from both surface and underground drillholes, face sampling and mapping. Rustenburg operation uses a third party Laboratory for sample preparation and analyses of geological samples. Rustenburg operation has set protocols for sampling, recording, and storing results. Assaying is carried out at a third party laboratory. The service provider has it own set of audited and certified protocols for assaying. Rustenburg has a full industry standard quality control programme to ensure the security of the samples and the accuracy of the results. 8.1 Sampling Governance and Quality Assurance The governance system at the Rustenburg operation relies on directive control measures and makes use of internal manuals (standard procedures) to govern and standardise data collection, validation, and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing gathering, validation, processing, approval, and storage of geological data, which is utilised for Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an analytical quality control protocol that assesses the extent of contamination and analytical precision at the laboratory. Batches of samples sent to the laboratory include routine “blank” samples (Magaliesburg quartzite) and certified reference material (CRM). The results of the analytical quality control are discussed in Section 8.5.2. The governance system also emphasises training to achieve the level of competence required to perform specific functions in data gathering, validation and storage. Lithological data is acquired through the logging of drill core recovered from underground drilling. The logging is undertaken by trained geologists who are familiar with the various reefs, footwall and hangingwall stratigraphy and rock types. The core logging is also guided by existing drillhole information from previous core logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flows, with the ultimate validation performed by the QPs. Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e., data collection, processing, and validation). The QPs acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes, as well as the measures undertaken to rectify anomalous or spurious data. The historic surface core is stored at a central facility in the Waterval Core yard, near Rustenburg. Storage facilities are fenced off to prevent unauthorised entry, with limited access. 8.2 Reef Sampling – Surface The surface drilling core is sampled using a comprehensive standard procedure which includes QA/QC procedures. The core is split in half where one half is retained for reference, whereas the other half is sent to the laboratory for analysis. Samples include bottom and top contacts together with 2cm

73 of footwall and a minimum of 2cm of hangingwall, with the contact samples being no less than 10cm. In addition, at least one sample of unmineralised footwall and hangingwall is included. The core is cut into individual samples no less than 20cm for BQ core size to ensure enough material is available for analysis. Furthermore, for the BQ size core, the entire drill core sample, is submitted to the analytical laboratory and no core splitting is performed. The samples are assigned unique sample identification numbers and tags before the Evaluation Team Leader transports them to the laboratory. In addition, the samples for each drillhole and the associated quality control samples (CRM and blanks) are submitted to the laboratory. The Geologists prepare sample submission sheets that accompany the samples. Records of the sample data are captured in the SABLE database. 8.3 Reef Sampling – Underground 8.3.1 Core Samples At the Rustenburg operation, currently, only vertical holes drilled in haulages/crosscuts are sampled. Samples include bottom and top contacts together with 2cm of footwall and a minimum of 2cm of hangingwall, with the contact samples being no less than 10cm. In addition, at least one sample of unmineralised footwall and hangingwall is included. Samples are broken into individual pieces no less than 20cm for BQ core size to ensure enough material is available for analysis. The entire drill core sample is submitted to the analytical laboratory and no core splitting is performed. The samples are assigned unique sample identification numbers and tags before the Evaluation Team Leader transports them to the laboratory. In addition, the samples for each drillhole and the associated quality control samples (CRM and blanks) are submitted to the laboratory. The geologists prepare sample submission sheets that accompany the samples. Records of the sample data are captured in the SABLE database. 8.3.2 Channel Sampling Within underground workings, exposures of the reef have channel samples taken. Individual channels are cut from the underground development-working faces using a diamond saw. A representative section of the target reef intersection should be recorded in the field book and the respective sample numbers, relative to their sequential position, should be reflected relative to the profile, from footwall to hangingwall. The Rustenburg operation development channel sampling interval standards vary per shaft and facies. For the UG2 Reef at all shafts samples are taken at 30m intervals on dip and the strike component varies by mining method. For the Merensky Reef, samples are taken at 40m intervals on dip. Channels are defined perpendicular to the reef plane and each section’s position is fixed by offsetting from survey pegs. The reef is segregated according to a sampling pattern and is correlated between sample sections, and individual samples of 10cm – 15cm in length are taken to reflect the internal geometry of the reef, with not less than a 10cm sample being taken on top and bottom contacts. The sample mass taken is in the order of 300g to 500g. The data is stored in one database but linked to the assay laboratory automatically via a second system. The following capture process is followed: 74 The sampling data is captured in the MRM System linked to the Sable Database. Sable is used to submit samples to the laboratory via an automated process. The laboratory uses a Laboratory Information Management System (LIMS) which then reports the results automatically back into Sable where QA/QC is done. Once QA/QC is completed, the information is relayed back into the MRM system. At the operations, the MRM data is authorised before it is used for evaluation. 8.4 Sample Preparation and Analysis 8.4.1 Laboratory The surface and underground sampling assays are analysed by various International Organisation for Standardisation (ISO) accredited laboratories for the Rustenburg operation. The following ISO accredited, independent laboratories have been utilised since January 2010: • Anglo American Research Laboratory (“AARL”) • Genalysis Laboratory Services (SA) (Pty) Limited (“Genalysis”) • SGS South Africa (Pty) Ltd (“SGS”) • Mintek (Pty) Limited (“Mintek”) • SetPoint Industrial Technology (Pty) Limited (“Setpoint”) and • Quality Laboratory Services Limited (QLS) Sibanye-Stillwater does not have an interest in any of these laboratories. All current Rustenburg operation samples (underground channels and surface drillholes) are analysed at Quality Laboratory Services, an independent South African National Accreditation System (SANAS) accredited laboratory (SANAS17025) for geochemical analysis (4E, 6E and Ni and Cu). The laboratory has facilities for sample preparation, chemical analysis (via fire assay and instrumental techniques) and is equipped with the LIMS software, which facilitates effective and efficient management of samples and associated data. It handles geological drilling and grade control samples as well as samples from the concentrators. QLS laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. An overall high level of cleanliness is maintained to minimise contamination. Furthermore, the laboratory also included standards and blanks in each sample batch and any anomaly identified in the quality control samples is addressed as required. The QA/QC procedures include regular audits, Proficiency Testing Schemes, round-robin benchmarking, as well as the submission of blanks and standards to the laboratory. In addition to external audits, the Mine Technical Services Management (MTS) Department conducts regular audits of the laboratory. 8.4.2 Sample Preparation and Analysis Samples received at the laboratory are labelled with a unique laboratory identifier and logged into a Laboratory Information Management System (LIMS) which also generate a unique LIMS ID. The samples are then emptied into a drying pan and dried to a constant mass in drying ovens at 105°C. After drying, 75 the sample is pulverised to a 95% pass rate on a -75µm and emptied into a labelled sample bag for further processing. Samples are assayed for 6E (Pt, Pd, Rh, Au, Ru & Ir), Cu, Ni, and density. PGMs and Au contained in concentrate samples are collected in a single fusion step, using nickel sulphide (NiS). The resulting NiS buttons are subjected to leaching and filtration processes to separate the PGMs and Au. The PGMs and Au are dissolved using aqua regia. The resulting solutions are analysed by Inductively Coupled Plasma (ICP) to determine the concentrations of Pt, Pd, Rh, Ir, Ru and Au contained in a sample. Cu and Ni are analysed using sodium peroxide and sodium carbonate fusion to decompose the sample. Nitric acid is added to dissolve the fused sample. The cooled solutions are transferred into labelled 250ml volumetric flasks and send to the ICP for analysis. The determination of density (SG) is achieved by using the AccuPyc 1340 Pycnometer which is a fully automated gas displacement pycnometer. Density and volume are determined by pressure change of helium within calibrated volumes. Assays, including the results from laboratory internal standards, are reported within one to three months turn-around time. 8.4.3 QP Opinion The QPs are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. Security methods employed are appropriate to the level of risk to the samples. The analytical methods employed are suited to the mineralisation style and grades. Accordingly, the analytical data from the laboratory is suitable input for grade estimation. Note on historical assays: Assay procedures used at Rustenburg are well-established and have been used in South African mines for many decades. The results are well validated and changes in procedures over time have not significantly affected the accuracy and comparability over the life of the mine. 8.5 Analytical Quality Control 8.5.1 Nature and Extent of the Quality Control Procedures Rustenburg operation implements an analytical quality control protocol requiring ongoing monitoring of the laboratory performance. Ad hoc and unannounced visits are done to the laboratory to check all the processes taking place at the laboratory. No formal, laboratory independent, QA/QC has been performed on the historical drillhole data set. During the various earlier drilling campaigns, the samples have been consigned to external laboratories where their internal controls were accepted to be adequate. It has been assumed that the grade values derived from the earlier assays were reliable and suitable for estimation. The reliability of the channel sample assays is considered in terms of the laboratory’s own internal controls and standards. Additional confidence in the application of historical channel sample data for estimation was achieved through Q–Q plot analysis. Comparisons with surface drillhole data were undertaken where sufficient data density allowed for meaningful evaluation. The results showed no material differences, with both datasets demonstrating similar distribution patterns. 76 8.5.2 Quality Control Results Analytical results for the blank and standards are analysed graphically on control charts to facilitate the identification of anomalous data points (Figure 18 and Figure 19). Any standard result exceeding three standard deviations from the certified value triggers re-assay of the batch and a laboratory investigation. A sufficient number of standards and blanks are inserted into the sample stream (equivalent to between 5% and 15% of all samples). Standards consist of in-house standards as well as external ‘AMIS’ CRMs. All in-house standards have been South African Bureau of Standards (“SABS”) certified using a round-robin process. The blank material utilised has no certified value, and the blank sample data is analysed visually on plots to identify anomalous values that may suggest overwhelming contamination or sample swapping. Blank samples are accepted to 0.25g/t, after which after which investigation and re-assay is requested.

Figure 18: Example of CRM Result Monitoring


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Figure 19: Example of Blank Result Monitoring


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8.5.3 QP Opinion

The QP is satisfied that the laboratory's analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination by the laboratory that would affect the integrity of the data. Security methods employed are appropriate to the level of risk to the samples.

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we are one Sibanye Stillwater

As a result, the analytical data from the laboratories is of acceptable integrity and can be relied upon for Mineral Resource estimation.

9 Data Verification

This section contains information about data verification of geological data for Mineral Resources estimation. For information on data sources and validation for Mineral Reserve modifying factors or other types of data, please see the relevant sections. For Mineral Reserves see Section 12, for geotechnical data see section 7.9, for hydrology see Sections 15.4 and 17.4.

Short descriptions are given for database management, data validation, and the procedures for capturing face-mapping, drillholes and underground channel sampling.

9.1 Data Storage and Database Management

Procedures are in place to ensure the accuracy and security of the databases. Mine data are split into two databases: exploration drilling and underground sample sections. All the surface and underground exploration drilling data is captured and stored using SABLE Data Warehouse software. The underground sample section data is stored in a separate database known as the MRM database. However, a new interface has now been created between the MRM and SABLE Databases such that all laboratory dispatches of the MRM data are done through SABLE where QC and data analysis for the MRM data is carried out in SABLE. The SABLE database administrator oversees data management procedures while the database manager on-site oversees exploration drillhole data. Data capture is continuous, regularly monitored and validated. Information stored in the database includes collar coordinates, dates of completion of each stage, survey data, lithological logging, alteration logging, structural logging, mineralisation, core size, sampling, CRM information and assay data. The SABLE database is stored on the central IT server, where it is backed up and has rigorous controls (e.g., password protection and access restrictions) to ensure the security and integrity of the data.

The QPs are satisfied with data storage and validation as well as database management practices, which are all aligned with industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the SABLE database.

9.2 Database Verification

Underground channel samples, underground definition drillhole, surface drillhole and mapping data is the primary data utilised for geological interpretation and Mineral Resource estimation. All data has been through multiple rounds of verification by the operators of the mine at the time the data was collected and periodically over the life of the mine. Due to the large volume of information collected, it is not possible for the QPs to directly validate all information. Rustenburg has quality control systems in place to ensure the integrity of the data and identify deficiencies. The QPs rely on these systems to identify and remove any material errors in the data before authorising the data for use in Mineral Resource and Reserve estimations or other decision-making tools. Any errors remaining are not material to the outcome of the Mineral Resource estimation results.

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Any limitations in the data are considered to be confined to the historical data, which may not have been subjected to the current standards but are considered acceptable due to Industry standard practices which are similar to those used today and good reconciliation with past production.

9.2.1 Mapping

Mapping is checked underground by the responsible geologist when conducting start up assessments. The responsible geologist will print a plan when proceeding underground and will ensure that the geological mapping is correct and that all features are recorded.

9.2.2 Drillholes

The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the SABLE database and during geological interpretation and Mineral Resource estimation. As the QPs are fulltime employees of Sibanye-Stillwater working at the Rustenburg operation, they either performed or supervised the validation of the drillhole data after which they approved and signed-off the validated data used for Mineral Resource estimation.

The logging is guided by procedures which standardise data gathering, and the type of detail required for each drillhole log. Any deviations or anomalous entries are flagged by the inbuilt validations tools available in the SABLE database.

Geologists validate the survey data by comparing it against planned coordinates and through visual checks in the Datamine environment.

9.2.3 Channel Sampling

The validation of development samples is a continuous process completed at various stages during data collection. Unique barcoded sample numbers are generated and printed by an external service provider, preventing duplicate ticket numbers. Samples are captured into the MineRP database with controls in place, which includes drawing of sections and validation of location and geology by experienced fulltime employees. Data is then synchronised with the SABLE database.

Plots using the final authorised assays and location data, along with the workings, are printed to ensure that the spatial distribution is correct.

Planned task observations are conducted quarterly to ensure sampling procedures are followed correctly.

9.3 QP Opinion

The QPs acknowledge the rigorous validation of the extensive database utilised for Mineral Resource estimation at the Rustenburg operation. The data was validated continuously at critical points during collection, in the SABLE database and during geological interpretation and Mineral Resource estimation. Similar practices which were inherited by Sibanye-Stillwater were in use by the previous owners for the collection of historical data. The QPs have accessed and assessed the historical and recent data with no limitations placed on this access by the Registrant and concluded that it is suitable for Mineral Resource estimation. In general, the data validations are consistent with industry practice,

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and the QPs confirm the quantity and type of data are appropriate for the nature and style of the mineralisation and the evaluations reported in this TRS.

10 Mineral Processing and Metallurgical Testing

There is no metallurgical testing that is material to operations at this stage.

The plants are well established, have a long and successful operating history, and no changes are planned. Accordingly, there has not been any recent testwork completed for the purposes of process design and metallurgical amenability assessment as these are unnecessary for operating plants. The type of ore material is consistent with historical processing, and any metallurgical testwork conducted is to support short term operational issues. The plant recovery factors are benchmarked to actual recoveries achieved by the plant.

For mineral processing and for ongoing production related sampling and analysis, see Section 14.2.

QP Opinion

The Qualified Person is satisfied that the historical mineral processing testwork and data to the extent still relevant is adequate for the purposes of this TRS. The mineral processing is appropriate to the deposit and there is no material risk to the planned plant recovery factors.

11 Mineral Resource Estimates

This Section describes the evaluation of the Mineral Resources, key assumptions, parameters, and methods.

11.1 Estimation Domains

Geological interpretations based on structural, thickness and grade data are used to construct the estimation domains (geozones) (Section 11.1.2).

11.1.1 Compositing

Selection criteria for composites are based on a minimum mining width of 105cm (conventional shafts) or 200cm (mechanised shafts), a well-defined marker horizon(s) in the economic zones and geotechnical requirements of the hangingwall. There is no maximum mining width. No cut-off grade is used. The areas with variable width are composited to include as much of the mineralised material as possible within the geotechnical constraints. Where the chromitites in the UG2 Reef are less than the minimum mining width, the additional thickness is taken in the footwall. For an explanation of why no cut-off grade is used, see Section 11.3.2.2.

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81 11.1.1.1 Merensky Reef In the Merensky Reef the highest PGM concentrations are associated with narrow chromitite layers (Upper-, Lower- and Basal-chromitite). The PGM mineralisation generally diminishes into the enclosing pyroxenite but becomes rapidly depleted when approaching the hangingwall norite and footwall norite. See Section 6.3.2.1. A minimum composite cut of 105cm was modelled for all thin reef Geozones. The composite boundary includes the Merensky Hangingwall, Merensky Reef and Footwall component. Figure 20 shows the Merensky Reef geozones. A variable composite boundary was applied for the thick Geozone 8 that includes the Merensky reef and 20cm hang and 20cm footwall. Analysis of the grade distribution for the composite cut selection was done using histograms produced from the Datamine system. The distributions of 4E grade referenced on different lithological markers were visually inspected in the histograms (Figure 20) to determine the limits of the best average composite for each data intersection based on a minimum mining width of 105cm. Section plots were completed per geozone to investigate different cut scenarios, with one scenario illustrated as shown in Figure 21. Figure 20: Example of a Merensky Reef Composite Definition 82 Figure 21: Example of a Merensky Reef Composite - Section Plot 11.1.1.2 UG2 Reef Composites per lithological unit (i.e. drillhole and channel sample data composted by lithology) are used to inform the Mineral Resource model. Composite boundaries are determined by geological contacts and grade distribution for the following primary components: • Geotechnical Component – Chromitite Layers- not always developed, • Leader Seam • Main Seam, and • Footwall Unit A minimum thickness of 105cm is modelled for the conventional mining operations (Figure 23). The composites include the Main Seam, 10cm (minimum) Footwall Pegmatoid and where applicable Chromitite Layers (geotechnical component), (see Figure 22). For the mechanised operations, a minimum thickness of 200cm is modelled. The composites comprise the Main and Leader seams, 25cm (minimum) Footwall Pegmatoid and any additional Chromitite layers (geotechnical component) together with internal waste partings. 83 Figure 22: UG2 Reef Mineral Resource Composite 84 Figure 23: Example of UG2 Reef Composite cuts for Conventional Shafts Figure 24: Example of UG2 Reef Composite for Kwezi, K6, Bathopele, Kopaneng and Bambanani

11.1.2 Estimation Domains

11.1.2.1 Merensky Reef

The Merensky Reef has predominantly hard (constrained) geozone boundaries (Figure 25). This means that only the composites within a geozone boundary will inform estimates for the applicable geozone. The facies classification is based on a combination of lithology, the thickness of the Merensky Reef and the PGM value distribution. For the Merensky Reef, the estimation domains are defined by facies and resource composites. The composites include the Merensky hangingwall, reef and footwall components. A variable mining cut was modelled for the thick reef facies that includes the reef, hangingwall and footwall components.

Thembelani Thick Geozone (Geozone 8)

The Thembelani Thick geozone is characterised by a pegmatoidal feldspathic pyroxenite with thicknesses ranging from 0.7m to 0.9m and PGM grades ranging between 6g/t and 8g/t over the resource cut. It has a top chromitite layer and also two interstitial chromitite layers. The reef stabilises on a 5cm to 10cm thick anorthosite layer. The hangingwall stratigraphy of the reef is a medium-grained feldspathic pyroxenite which is 1m to 1.2m thick. The feldspathic pyroxenite is in turn overlain by leuconorite.

Thembelani/Khuseleka Rolling Geozone (Geozones 3&6)

The lithological description of Thembelani Rolling geozone is similar to the Thembelani Thick geozone. The differences however lie in the grade and thickness, which are 5.52g/t 4E over a thickness that varies between 0.3m to 0.4m.

The Merensky rolling geozone is characterised by a medium to course-grained pegmatoidal plagioclase pyroxenite with a shallow dipping pothole. The amplitude and wavelength of the rolls vary between 4m to 6 m. These Merensky geozones have a well-defined top chromitite contact and a poorly developed bottom contact. The reef is overlying approximately 5cm thick anorthosite (FW1a) which in turn is underlain by the approximately 5m thick leuconorite (FW1b).

Thembelani Thin Geozone (Geozone 7, 10, 11&12)

The Thembelani Thin geozone has well-developed top and bottom chromitite layers bounding a 0.15m to 0.20m thick pegmatoidal felspathic pyroxenite. The lithology in the footwall and the hangingwall are the same as that of Thembelani Thick geozone and Thembelani rolling geozone. The Thembelani Thin geozone has an average 4E grade of 7.04g/t over the resource cut.

Khuseleka/Thembelani Contact Geozone (Geozone 4&6)

The contact geozone is characterised by a single chromitite layer, which is approximately 3cm thick. This chromitite layer is overlain by a feldspathic pyroxenite which is 60cm to 100cm thick. The footwall stratigraphy to the reef is an anorthosite that is up to 4m thick. The contact geozone has an average 4E grade of 2.56g/t over the composite boundary.

Geozones 2, 9 and 16 have been mined out.

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Figure 25: Merensky Reef Geozones


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 6
Geozone 7
Geozone 8
Geozone 9
Geozone 10
Geozone 11
Geozone 12
Geozone 14
Geozone 15
Geozone 16
GZ 2
GZ 16
GZ 1
GZ 3
GZ 4
GZ 6
GZ 7
GZ 8
GZ 9
GZ 10
GZ 11
GZ 12
GZ 14
GZ 15
Khuseleka 1
Thembelani 1
Siphumelele 1
Rustenburg
N4
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Hoedspruit Project
Towns
Shaft (Producing)
Shaft (Non-Producing)
National Roads (N)
UG2 Reef Outcrop
Merensky Reef Outcrop

11.1.2.2 UG2 Reef Geozones

The UG2 facies classification (Figure 26) is based on a combination of thickness and the PGM value distribution. For the UG2 Reef, the estimation domains are defined by facies and resource cut. The width of the reef between the facies varies from 71cm for facies 4 to 85cm for facies 1. A minimum composite thickness of 105cm was modelled for the conventional mines. The variable width composite includes the UG2 Main seam, 10cm (minimum) Footwall Pegmatoid and the Geotech component. A high profile minimum composite thickness of 186cm was modelled for the Bathopele mechanised mine at the Rustenburg section where a low-profile trackless mining method is applied. All other mechanised mines have a minimum composite thickness of 200cm.The variable width composite for the

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mechanised mines includes UG2 Main seam, 10cm (minimum) Footwall Pegmatoid, Leader Seam and parting width between the UG2 Main Seam and Leader.

Geozone 1 Thick Reef

In Geozone 1, the Main Seam has an average 4E grade of 5.66g/t over the thickness of 85cm. In this zone, the Leader Seam is included as part of the geotechnical unit. The Leader Seam has an average 4E grade of 2.92g/t over an average thickness of 24cm. The average 4E grade of the footwall over a thickness of 40cm is 0.55g/t. The minimum and maximum density are 3.68g/cm^3 and 4.58g/cm^3, respectively.

Geozone 2 Normal Reef

Geozone 2 has an average Main Seam thickness of 70cm with an average 4E grade of 6.72g/t. The Leader Seam varies between 10cm to 20cm with an average 4E grade of 2.57g/t. No geotechnical parting is included in Geozone 2. The footwall has an average 4E grade of 0.91g/t. The minimum and maximum density are 3.22t/m^3 and 5.23t/m^3, respectively.

Geozone 3 Thin Reef

The UG2 Main Seam, referred to as Thin reef, in Geozone 3 has an average 4E grade of 6.87g/t over an average thickness of 64cm. In Geozone 3, the Leader Seam is narrowing down dip to less than 10cm and is included in the resource cut. The Leader Seam has an average 4E grade of 1.03g/t. The footwall has an average grade of 1.56g/t. The minimum and maximum density are 3.57t/m^3 and 5.08t/m^3 respectively.

Geozone 4 Central Reef

Geozone 4, the UG2 Main Seam has an average thickness of 71cm and an average grade of 6.39g/t. The minimum and maximum density are 3.57t/m^3 and 5.65t/m^3 respectively.

Geozone 5 Upper Reef

The Upper Reef of Geozone 5 has an average 4E PGM grade of 6.31g/t over an average thickness of 77cm. This Geozone includes a mixture of Leader Seam and/or triplet stringer chromitites, depending on where the geotechnical beam is found in the hangingwall stratigraphy. The minimum and maximum density are 3.16g/cm^3 and 5.18g/cm^3 respectively.

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Figure 26: UG2 Reef Geozones


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 5
GZ 1
GZ 2
GZ 3
GZ 4
GZ 5
Khuseleka 1
Kwezi
K6
Thembelani 1
Thembelani 2
Khomanani 2
Siphumelele 1
Siphumelele 3
Kopaneng
Simunye
Bambanani
Rustenburg
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Hoedspruit Project
Towns
Shaft (Producing)
Shaft (Non-Producing)
National Roads (N)
UG2 Reef Outcrop
Merensky Reef Outcrop

11.1.2.3 Tailings Storage Facility

For the TSF estimate, the distribution of values follows a spatial trend rather than abrupt boundaries. There is only one statistical domain.

11.2 Estimation Techniques

11.2.1 Grade and Tonnage Estimation

11.2.1.1 Statistics and Capping

The primary software used was Datamine Studio RM for estimation and Snowden Supervisor for statistics and variogram modelling.

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The Mineral Resource footprint was divided into various estimation domains based on the geological facies. Detailed exploratory data analysis included sample verification, histogram and cumulative distribution plots.

No declustering was applied for variography, given the relatively even data point distribution across the operations.

No cutting or capping was applied to the 4E grade and width for both the Merensky and UG2 Reef as there were no extreme values in the distributions (Figure 27 and Figure 28). Cuts and caps were applied to the prill element (Pt, Pd, Rh and AU), Base Metals (Cu+Ni) on the TSF and on lithological units above and below the UG2 Reef. Capping was generally applied at the 99th percentile per domain to reduce the effects of extremely high grades on each estimated block.

Figure 27: Examples of Histograms of PGM Distributions - Merensky Reef


Histogram for PGE0000
GZ3 Borhehole & UG sampling No Cuts or Caps
Points: 2276
Weights: 2276
Mean: 15.217
Std Dev: 7.666
Variance: 58.760
CV: 0.504
Skewness: 3.080
Kurtosis: 29.081
Geom Mean:
Log-Est Mean:
Maximum: 131.355
75%: 18.439
50%: 14.043
25%: 10.310
Minimum: 0.051
Frequency (% of 2276 points)
PGE0000
Histogram for PGE0000
GZ7 Borehole & UG Sampling No Cuts or Caps
Points: 1029
Weights: 1029
Mean: 17.867
Std Dev: 7.817
Variance: 61.110
CV: 0.438
Skewness: 1.361
Kurtosis: 5.156
Geom Mean:
Log-Est Mean:
Maximum: 80.5
75%: 22.287
50%: 16.679
25%: 12.315
Minimum: 0.33
Frequency (% of 1029 points)
PGE0000
Histogram for PGE0000
GZ11 Borehole & UG Sampling No Cuts or Caps
Points: 8344
Weights: 8344
Mean: 22.541
Std Dev: 8.903
Variance: 79.263
CV: 0.395
Skewness: 1.319
Kurtosis: 5.243
Geom Mean:
Log-Est Mean:
Maximum: 103.18
75%: 26.900
50%: 21.485
25%: 16.750
Minimum: 0.0325
Frequency (% of 8344 points)
PGE0000

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Figure 28: Examples of Histograms of PGM Distributions- UG2 Reef


Histogram for PGE
UG2 GZ2 Boreholes - No Cuts or Caps
Points: 453
Weights: 453
Mean: 6.684
Std Dev: 1.246
Variance: 1.551
CV: 0.186
Skewness: 0.492
Kurtosis: 0.517
Geom Mean: 6.570
Log-Est Mean: 6.685
Maximum: 11.6767
75%: 7.384
50%: 6.654
25%: 5.768
Minimum: 3.96556
Frequency (% of 453 points)
PGE
Histogram for PGE
UG2 GZ3 Borehole and UG Samples no Cuts or Caps
Points: 1140
Weights: 1140
Mean: 6.874
Std Dev: 1.622
Variance: 2.631
CV: 0.236
Skewness: 1.141
Kurtosis: 3.536
Geom Mean: 6.696
Log-Est Mean: 6.873
Maximum: 16.2353
75%: 7.678
50%: 6.702
25%: 5.796
Minimum: 2.59653
Frequency (% of 1140 points)
PGE
Histogram for PGE
UG2 GZ4 Borehole no cuts or caps
Points: 1325
Weights: 1325
Mean: 6.393
Std Dev: 1.348
Variance: 1.818
CV: 0.211
Skewness: 1.191
Kurtosis: 4.255
Geom Mean: 6.261
Log-Est Mean: 6.392
Maximum: 14.9567
75%: 7.096
50%: 6.247
25%: 5.515
Minimum: 2.537
Frequency (% of 1325 points)
PGE
Histogram for PGE
UG2 GZ5 - Borehole and Underground Sample NO cuts or caps
Points: 1936
Weights: 1936
Mean: 6.308
Std Dev: 1.158
Variance: 1.341
CV: 0.184
Skewness: 1.065
Kurtosis: 3.130
Geom Mean: 6.208
Log-Est Mean: 6.306
Maximum: 13.0217
75%: 6.881
50%: 6.194
25%: 5.569
Minimum: 3.04659
Frequency (% of 1936 points)
PGE

11.2.1.2 Variogram Modelling and Estimation Parameter Selection

The variography analyses for the Merensky and UG2 Reefs' individual geozones were conducted using the validated composites for the combined underground channel and surface drillhole data. No transformation of the data was applied to the variograms as the data distribution approaches a normal distribution for thickness and grade where there are sufficient composites.

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The variograms were treated as isotropic as there are no trends and no convincing anisotropy effect was noticed (Figure 29 and Figure 30). This is a common phenomenon of the PGM Reefs within the BC. Examples of the variogram results for two domains for each Reef and the TSF are shown in Table 23 to Table 25.

Search distances for grade and width estimation were based on variogram ranges for each element.

Snowden Supervisor is used for variogram maps (Figure 29), and variography, as per examples in Figure 30.

Figure 29: Example of a Variogram Map


Horizontal Continuity for 4E
Domain 7
00-->000
Lag
10
00-->270
00-->090
00-->180

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Figure 30: Example of Variogram for 4E Grade and Thickness


(Direction 1) 00-->000: Continuity for PGE40105
Geozone 11 - Borehole and UG Sampling
Gamma (6.409)
Pair Counts
Sample Separation (m)
Sph(0.13, 1250)
Sph(0.17, 64)
N(0.7)
Model Parameters
Nugget
Apply
(Direction 1) 00-->000: Continuity for PGE40105
GZ6 BH & UG Sampling No Cuts or Caps
Gamma (5.843)
Sph(0.16, 677)
Sph(0.16, 82.5)
N(0.68)

Table 23: Example of Variogram Model Parameters for the Merensky Facies

PARAMETERS	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PRP0000	6	6.11	-90	0.44	79	79	275	275	810.5	810.5
PGE0000	6	6.12	-90	0.77	25	25	87	87	795.5	795.5
PGE40105	6	6.2	-90	0.68	82.5	82.5	677	677	-	-
PT40105	6	6.4	-90	0.71	22.5	22.5	629.5	629.5	-	-
PD40105	6	6.5	-90	0.57	79	79	614.5	614.5	-	-
RH40105	6	6.6	-90	0.52	45	45	892	892	-	-
AU40105	6	6.7	-90	0.45	41.5	41.5	617.5	617.5	-	-
CU40105	6	6.8	-90	0.66	28.5	28.5	752.5	752.5	-	-
NI40105	6	6.9	-90	0.60	82	82	646.5	646.5	-	-
PRP0000	11	11.11	-90	0.28	106.5	106.5	386	386	1761.5	1761.5
PGE0000	11	11.12	-90	0.70	10.5	10.5	417	417	1138	1138
PGE40105	11	11.2	-90	0.70	64	64	1250	1250	-	-
PT40105	11	11.4	-90	0.76	156	156	1940.5	1940.5	-	-
PD40105	11	11.5	-90	0.73	72.5	72.5	1615.5	1615.5	-	-
RH40105	11	11.6	-90	0.56	122.5	122.5	1528.5	1528.5	-	-
AU40105	11	11.7	-90	0.66	72.5	72.5	407	407	1937.5	1937.5
CU40105	11	11.8	-90	0.64	97	97	364.5	364.5	2796.5	2796.5
NI40105	11	11.9	-90	0.73	84	84	301	301	1957.5	1957.5

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Table 24: Example of Variogram Model Parameters for all the UG2 Facies

	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PGE	1	1	-90	0.59	8	8	245.5	245.5	808.5	808.5
PERPLENG	1	2	-90	0.20	61	61	349	349	654.5	654.5
PT	1	4	-90	0.71	133	133	467	467	-	-
PD	1	5	-90	0.55	33.5	33.5	325.5	325.5	-	-
RH	1	6	-90	0.62	96.5	96.5	583.5	583.5	-	-
AU	1	7	-90	0.47	34.5	34.5	355.5	355.5	-	-
CU	1	8	-90	0.23	70.5	70.5	650.5	650.5	-	-
NI	1	9	-90	0.06	88.5	88.5	650.5	650.5	-	-
PGE	2	11	-90	0.45	37.5	37.5	402	402	729	729
PGE	3	21	-90	0.57	0.15	0.15	207.5	207.5	1,837	1,837
PERPLENG	3	22	-90	0.38	37.5	37.5	298.5	398.5	1,553	1,553
PT	3	24	-90	0.36	39	39	316.5	316.5	2,266.5	2,266.5
PD	3	25	-90	0.54	28.5	28.5	43	43	1,393	1,393
RH	3	26	-90	0.31	80	80	423.5	423.5	1,871	1,871
AU	3	27	-90	0.50	41.5	41.5	282.5	282.5	812.5	812.5
CU	3	28	-90	0.30	64	64	719	719	2,381.5	2,381.5
NI	3	29	-90	0.42	46	46	347.5	347.5	2171	2171

Table 25: Estimation Parameters for the Tailings Storage Facility

ASSAY	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST1PAR3	ST1PAR4	ST2PAR1	ST2PAR2	ST2PAR3	ST2PAR4
PGE	2	-90	0.13	40	31.5	17	0.38	118	80	21	0.23
PT	3	-90	0.12	59.5	38.5	18	0.47	117.5	115.5	19.5	0.24
PD	4	-90	0.10	45	111	18	0.64	88.5	117.5	21	0.26
RH	5	-90	0.13	83.5	76	17	0.37	90.5	76.5	18.5	0.28
AU	6	-90	0.13	124.5	113	28.5	0.48	233.5	18.5	33.5	0.39
CU	7	-90	0.13	34	75	18	0.35	94.5	82.5	19.5	0.52
NI	8	-90	0.13	59	114	19.5	0.23	132	122.5	21	0.67

Kriging Neighbourhood Analysis (KNA) is a tool that assists in determining the appropriate estimation parameters as per the examples below. KNA determined appropriate block sizes of 125m x 125m and 500m x 500m blocks(Table 23 to Table 26). The QP decided to use 125m x125m for the well-informed current mining areas and 500m x 500m for the deeper areas for both Merensky and UG2 Reefs.

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The KNA for the number of samples for the 125m x 125m blocks provides the Kriging Efficiency vs. Slope of Regression relationship ((Figure 31 and Figure 32).

Table 26 shows the parameters used in modelling.

Figure 31: KNA for Block Sizes – Well Informed Blocks


BLOCK SIZE - WELL INFORMED
1
0.8
0.6
0.4
0.2
0
0
100
200
300
400
500
600
BLOCK SIZE (m)
KVAR
FSTATS
KE
REG-SLOPE

Figure 32: KNA for Discretisation – Poorly Informed Blocks


BLOCK SIZE - POOR INFORMED



1
0.8
0.6
0.4
0.2
0
0
200
400
600
800
1000
1200
BLOCK SIZE (m)
KVAR
FSTATS
KE
REG-SLOPE

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Table 26: Kriging Parameters

Data	Block Size	Minimum number of samples	Maximum number of samples	Search Volume No. 2	Minimum number of samples	Maximum number of samples	Search Volume No. 3	Minimum number of samples	Maximum number of samples
Point Data	125m x 125m	7	20	1.5	7	20	50	20	40
Point Data	500m x 500m	7	20	1.5	7	20	50	20	40

11.2.1.3 Interpolation Methods

Estimation by ordinary kriging (OK) was done for elements with sufficient data, and ID^2 (Inverse distance to the power of two) estimates for elements with limited data. No arithmetic mean values were applied to the model blocks. A 2D block modelling approach was used. Because faulting is post-mineralisation, the 2D estimation is preferred as this removes statistical discontinuities due to faulting. Smaller blocks of 125m by 125m were used in well-informed areas and bigger blocks of 500m by 500m were used in the deeper areas (poorly informed) based on a KNA study.

The QP validated the block models on several levels including visual checks comparing block grades to sample grades, section plots comparing model grades to actual sampling grades, as well as reconciliations comparing previous estimations to the current estimation. An example of a section plot and data versus modelled visual plots that were used for validation is shown in Figure 33 and Figure 34. A Grade plot for the UG2 Reef is shown in Figure 35. Block comparisons showing the previous versus new models are shown in Figure 36.

95

Figure 33: Section Plot UG2 Reef – Data versus Model


UG2 REEF – 4E PGM – MODEL(RED) VS DATA (Blue)
4E PGM GRADE
AVERAGE OF U2PGE
7.5
7.0
6.5
6.0
5.5
KHUSELEKA
SIPHUMELELE
340
404
173
289
525
1757
170
749
826
264
256
372
• Kriging is applying smoothing
• The model mean grade corresponds well with the data
• The reef grade is consistent between 6 to 7g/t
• Clusters of higher grade data intersections plot above the model mean over the same intervals.
24990
26990
28990
30990
32990
34990
36990
38990
40990
42990
WEST
X – COORDINATE
EAST

96

Figure 34: Section Plot Merensky - Model vs Data


MR Reef Grade - (4E PGM) – MODEL(RED) VS DATA (Blue)
Model is applying smoothing
Geozone 8 data lower grade compared to model Mean over Geozone 10
Good correlation
4E PGM GRADE
14.0
12.0
10.0
29490
31490
33490
35490
37490
39490
41490
WEST
X – COORDINATE
EAST
SECTION INTERVAL ALONG XC
1026
835
1047
835
1065
597
869
688
639
1256
814
1007
384
435

97

Figure 35: UG2 Reef grade -4E –Data (points)


UG2 4E PGE
Khuseleka
Thembelani
Kwezi
Siphumelele 1
K6
All data intersections shown
Bathopele
Kopaneng
Bambanani
Siphumelele 2
Marikana
Legend
U2PGEa
[ABSENT]
[0,4]
[4,5]
[5,6]
[6,7]
[7,11]
-30000 N
-35000 N
-40000 N
-45000 N
20000 E
25000 E
30000 E
35000 E
40000 E
45000 E
N

98

Figure 36: UG2 Reef Grade -4E – Model 2021 vs 2025



20000 E
25000 E
30000 E
35000 E
40000 E
45000 E
-35000 N
-40000 N
-45000 N
N
Khuseleka
Kwezi
Thembelani
Siphumelele 1
K6
Bathopele
Kopaneng
Bambanani
Siphumelele 2
Marikana
Legend
D-RCPGE
[ABSENT]
[-50,-20]
[-20,-10]
[-10,-5]
[-5,5]
[5,10]
[10,20]
[20,50]
New data points

11.2.2 Grade Control and Reconciliation

Grade control and reconciliation practices follow similar procedures to those applied elsewhere within the BC platinum mining operations. The reefs, hanging wall and footwall lithologies are visually identifiable, and channel sampling ensures that the face grade is monitored accordingly. As part of the reconciliation exercises, physical factors, including channel width, stoping width, dilution, and Mine Call Factor ('MCF') are monitored and recorded on a monthly basis.

Monthly evaluation is carried out by means of histograms drawn from the Mineral Resource model that evaluate the current mining block against the business plan. Histograms are updated periodically from the Mineral Resource models.

Stoping and development are measured monthly to provide an accurate broken ore tonnage and 4E PGM ounces estimate that is compared to the budgeted tonnes hoisted, trammed, and milled on a monthly basis. The 4E PGM grade accounted for by the plant is in turn compared to the survey called for grade to determine the mine call factor ('MCF').

Belt sampling is performed daily at all shafts to verify underground grades.

The underlying grade control and reconciliation processes are considered appropriate by the QP.

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11.3 Mineral Resource Classification

11.3.1 Classification Criteria

The Mineral Resource is reported as *an in-situ* Mineral Resource (reference point) inclusive and exclusive of Mineral Reserves.

The Mineral Resource is classified with varying levels of confidence ranging from Measured, high confidence, in current mining and sampling areas to Inferred, lower confidence, in areas further away from current workings.

The Mineral Resource classification is determined using the classification matrix method, which has been implemented across the PGM operations of Sibanye-Stillwater. It consists of various geological and statistical components. Table 27 shows factors considered in applying confidence measurements to the Mineral Resource.

For the geological parameters, a set of up to three categories of polygons is constructed for each element that represents the confidence in the areas encapsulated. The polygons applied are considered as 'confidence polygons,' i.e., they indicate areas of greater or lesser confidence. For the statistical parameters, ranked values are assigned based on the criteria given in the table below.

A weighting file that defines how significant the parameters are relative to one another and to the particular orebody is created. The weighted scores of the eleven elements are then calculated per model cell and the final classification is determined as follows:

- Where the weighted score lies between 1 and 1.5: then the cell is deemed to be measured
- Where the weighted score lies between 1.5 and 2.5: then the cell is deemed to be indicated
- Where the weighted score is greater than 2.5: then the cell is deemed to be inferred

Figure 37 and Figure 38 depict the Mineral Resource Classification for each reef. The Mineral Resource classification for 2025 has not changed from the 2021 or 2023 Mineral Resource classifications.

100

101 Table 27: Confidence Levels for Key Criteria for Mineral Resource Classification Items Discussion Confidence Aeromagnetic survey Available aeromagnetic data is available and data appears of reasonable quality and has been derived from internationally recognised and procedures and techniques High Seismic interpretation Available seismic data is available and data appears of reasonable quality and has been derived from internationally recognised and procedures and techniques High Structural model Stratigraphic definition and delineation are considered of reasonable quality. Major structures identified High Geozones (Facies) interpretation Facies definition and delineation are considered of reasonable quality. Major changes to facies model were identified High Geological loss estimates Geological loss estimates are considered of reasonable quality and has been derived from internationally recognised procedures and techniques. Major structures are accounted for and historical actuals form the basis of calculations High Historical data Available data appears of reasonable quality and has been derived from internationally recognised and procedures and techniques High Assay - QAQC QA/QC programme employed. QA/QC monitoring in place and regular follow ups occur with the mine laboratory Moderate to High Kriging variance Parameter is based on the standardised kriging variances (KV). Ranked values assigned are where KV<0. 2, the ranked value is given a value of 1 (high confidence); where 0.2≤KV<0.4, a value of 2 is assigned; and where KV≥0.4, a value of 3 is applied (low confidence) Moderate Kriging efficiency Ranked values for kriging efficiency assigned are where KE≥0.5, the ranked value is given a value of 1 (high confidence); where 0.3<KE<0.5, a value of 2 is assigned; and where KE≤ 0.3, a value of 3 is applied (low confidence) Moderate Search volume Ranked values assignment are: first search radii = 1 (high confidence); second search radii = 2; third search radii = 3 High Number of samples The range between the minimum and maximum number of samples is divided into three and assigned values of 1, 2 and 3 where 1 would represent the maximum number of samples interval High Regression slope Ranked values assigned are where RS≥0.6 the ranked value is given a value of 1 (high confidence); where 0.2<RS<0.6, a value of 2 is assigned; and where RS≤0.2 a value of 3 is applied (low confidence) Moderate 102 Figure 37: Mineral Resource Classification for the Merensky Reef 103 Figure 38: Mineral Resource Classification for the UG2 Reef 11.3.2 Mineral Resource Technical and Economic Factors 11.3.2.1 Mining Width and Geological Losses The minimum mining width, which represents the minimum practical selection unit, is dependent largely on the mining method and other mining constraints, including rock engineering. The Mineral Resources are discounted for geological losses. Geological losses can be separated into known and unknown losses. Typically, faults and dykes, which have been positioned through various exploration/exposure methods, can be reasonably quantified as known losses and with high or medium degrees of confidence. Where the measurements become 104 conjectural, low confidence is assigned to these losses and would then form part of the unknown loss quantification. Geological losses were estimated and signed off by the QP with the assistance of respective Shaft Geologists and Central Geologists per structural domain for each shaft. Losses are estimated in the underground mining operations and are then projected into future mining areas. Additional data sources that include aeromagnetic survey, seismic interpretation and drillhole information are also used for the projected loss estimated and are shown in Figure 39 and Figure 40. In summary, the UG2 and Merensky Reefs total weighted average geological loss at the Rustenburg operation for the remnant resource is 22.78%, representing a 0.35% increase from the previous year’s geological losses. Figure 39: Total Geological Losses for the Merensky Reef

Figure 40: Total Geological Losses for the UG2 Reef



27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
Khuseleka (West of Townlands Fault)
(West of Townlands Fault)
Total Geoloss = 23.50%
Known = 10.15%
Unknown = 13.35%
Hex River Fault Zone(Them)
Total Geoloss = 43.64%
Known = 28.50%
Unknown = 15.14%
Inside Monocline(Them)
Total Geoloss = 44.23%
Known = 33.48%
Unknown = 10.75%
F1 Fault(Them)
Total Geoloss = 29.44%
Known = 18.59%
Unknown = 10.75%
West of Hex River
Fault Zone (Khus)
Total Geoloss= 12.85%
Known = 3.49%
Unknown = 9.36%
Turks Deeps Domain
Total Geoloss = 30.00%
Known = 16.40%
Unknown = 13.60%
Horst Domain
Total Geoloss = 33.10%
Known = 24.60%
Unknown = 8.50%
Lower West of Townlands Fault
Known = 9.15%
Unknown = 19.00%
Upper West of Townlands Fault
Total Geoloss = 36.64%
Known = 7.59%
Unknown = 29.05%
Central West of Townlands Fault
Total Geoloss = 26.71%
Known = 4.71%
Unknown = 22.00%
East of Townlands Fault (Kwezi)
Total Geoloss = 29.97%
Known = 5.00%
Unknown = 24.97%
East of Townlands Fault (K6)
Total Geoloss = 20.02%
Known = 5.02%
Unknown = 15.00%
Combined Hex River
Total Geoloss = 20.20%
Known = 3.41%
Unknown = 16.79%
Open Pit Block 2
Total Geoloss = 3.91%
Known = 0.00%
Unknown = 3.91%
Open Pit Block 3
Total Geoloss = 4.87%
Known = 0.06%
Unknown = 4.81%
OP Block 4
Total Geoloss = 12.30%
Known Geoloss = 9.39%
Unknown Geoloss = 2.91%
Hasa
Total Geoloss=16.27%
Known=2.72%
Unknown=13.55%
Normal Reef Domain
Total Geoloss = 22.45%
Known = 3.71%
Unknown = 18.74%
West of Shear Domain
Total Geoloss = 20.33%
Known = 2.19%
Unknown = 18.14%
Normal Reef
Total = 21.76%
Known = 11.56%
Unknown = 10.20%
Khuseleka 2
Khuseleka 1
Kwezi
K6
Thembelani 2
Thembelani 1
Khomanani 2
Khomanani 1
Siphumelele 1
Siphumelele 2
Siphumelele 3
Bathopele
Kopaneng
Simunye
Bambanani
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Mining Right (Kroondal Operation)
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
UG2 Reef Outcrop
Pothole
Fault
Dyke

11.3.2.2 Paylimits and Cut-off Grade

Historically, Rustenburg operation has not applied cut-off grades in their Mineral Resource estimation due to there being no opportunity for mining selectivity, given the relatively flat grade profile of the various orebodies. The ore bodies are laterally continuous and have persistent metal distribution profiles which have been used as the basis for reef identification, modelling, and exploitation. Mining volumes and costs, as opposed to grade, therefore is the main factors impacting economics.

To illustrate the prospects of eventual economic extraction at the Mineral Resources cut-off grade calculations were made based on economic, mining and processing assumptions. The metal prices assumed in the calculation are the long-term prices (as at 2025) in Table 28. See Section 16.3 for a discussion on price determination.

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Table 28: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations

6E Metals	Units	Long Term Prices 2025
Platinum	US$/oz	1,350
Palladium	US$/oz	1,350
Rhodium	US$/oz	5,000
Gold	US$/oz	2,650
Iridium	US$/oz	5,500
Ruthenium	US$/oz	450
R/US$		18.24

The prill splits used per operation are shown in Table 29.

Table 29: 6E Prill Split Percentages Applied per Reef (proportional)

Metal	Merensky	UG2	Surface
Platinum	0.58	0.46	0.55
Palladium	0.25	0.29	0.31
Rhodium	0.04	0.09	0.12
Gold	0.05	0.007	0.02
Iridium	0.02	0.03	-
Ruthenium	0.06	0.13	-

Selected cost parameters were used in the cut-off calculations and include both mining and processing assumptions below and in Section 12.4. The first factor used is the Mineral Resource to Mineral Reserve factor and is calculated by factoring in the percentage of grade lost in the conversion from Mineral Resource to Mineral Reserve grade. Typically, this would be due to dilution, Mine Call Factor and other modifying factors applied to the Mineral Resource. Concentrator recoveries used were based on 2025 actual figures per reef type, per operation and represent the average concentrator recovery for the total operation. Net smelter returns are assumed to be the same across the operations, although the material is processed at different facilities. Costs were assumed to be the same for both reef types.

The parameters assumed for the cut-off calculation for the Merensky and UG2 Reef are detailed in Table 30.

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Table 30: Parameters Used in the Cut-off Calculation for the Merensky and UG2 Reef and Surface Tailings

Operation	Parameters	Unit	Merensky	UG2
Rustenburg Conventional	Total Mining Cost	R/t	2,008	2,008
	Mining Recovery	%	83	83
	Plant Recovery	%	86	86
	Net smelter return	%	99	99
	MCF	%	98	98
Operation	**Parameters**	**Unit**		**UG2**
Rustenburg Mechanised	Total Mining Cost	R/t		1,380
	Mining Recovery	%		63
	Plant Recovery	%		81
	Net smelter return	%		99
	MCF	%		94

Based on the parameters assumed above for the cut-off calculation for the Merensky and UG2 packages, the following cut-off grades were calculated for the operations, and these are detailed in Table 31. The 6E grades were used in the cutoff grade calculation and a conversion factor of 1.09 for Merensky and 1.19 for UG2 is used to estimate the 4E cut-off grade.

Table 31: Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations

	Conventional		Mechanised
	Merensky	UG2	UG2
Cut-off grade (4E – g/t)	2.84	2.61	2.71

The Mineral Resource tonnes and metals available at the cut-off grades calculated are no different from what is obtained using no cut-off grade. For the Mineral Resources at Rustenburg, the UG2 has 0.1% of the tonnage below cut-off and 2.5% of the tonnage in the Merensky is below the cut-off.

11.4 Mineral Resource Statements

11.4.1 Mineral Resources

Mineral Resources are stated as exclusive (Table 33 and Table 34) and inclusive of Mineral Reserves (Table 35 and Table 36). Mineral Resources are for in-situ mineralisation (reference point) assessed to have reasonable prospects for economic extraction by the QP.

The Mineral Resource as stated is not highly sensitive to realistic changes in the PGM prices, nor the R/US$ exchange rates. Therefore, no sensitivity analysis has been completed for Mineral Resources.

107

The prill split for the Mineral Resources is given in Table 32. There is no significant difference in composition between Mineral Resources Exclusive of Mineral Reserves and the Mineral Resources included in the Mineral Reserves. Prill split for Mineral Resource inclusive and exclusive of Mineral Reserves is the same.

Notes on the Mineral Resource Tabulations:

- Mineral Resources are not Mineral Reserves
- Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K
- Information on metal prices is found in Section 16.3
- The attributable Mineral Resource for 2025 is 74% of the total Mineral Resource
- Due to non-selective mining, no cut-off grade is applied
- Mineral Resources are reported after the removal of known and anticipated geological losses
- Quantities and grades have been rounded to one decimal place
- Technical and economic factors are discussion in Section 11.3.2
- Risks are discussed in Section 21

108

Table 32: 4E Prill Split Mineral Resources as at 31 December 2025

4E Prill split	Pt%			Pd%			Rh%			Au%		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
UG2(Rustenburg)	59.0	54.5	52.29	29.1	34.4	33	11.3	10.2	13.82	0.6	0.9	0.89
UG2 (Kroondal)	N/A	58.1	57.84	N/A	31.1	31.37	N/A	10.2	10.08	N/A	0.7	0.71
Merensky	61.6	63.6	63.67	27.9	27.5	27.38	3.4	3.9	3.99	7.1	4.9	4.97
TSF (Rustenburg)	55.3	56.7	54.99	30.5	32.7	31.67	11.9	8.7	11.48	2.4	1.9	1.86
Open Pit (Kroondal)	0.0	0.0	57.84	0.0	0.0	31.37	0.0	0.0	10.08	0.0	0.0	0.71

**Averages were not calculated for 2023 and 2021 as Rustenburg and Kroondal were separate companies. Prill split for Mineral Resources inclusive and exclusive is the same because the grade profiles are not materially different

109

Table 33: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2025 at 100%

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
Underground									
Measured (Rustenburg)	246.4	235.6	240.1	4.9	5.1	5.0	39.0	38.5	39.2
Measured (Kroondal)	N/A	29.1	31.5	N/A	3.3	3.4	N/A	3.1	3.4
Indicated (Rustenburg)	104.2	113.6	112.0	5.2	5.3	5.4	17.5	19.5	18.9
Indicated (Kroondal)	N/A	5.6	9.5	N/A	3.3	3.8	N/A	0.6	1.2
Total Measured and Indicated	**350.6**	**384.0**	**393.1**	**5.0**	**5.0**	**5.2**	**56.5**	**61.8**	**62.7**
Inferred (Rustenburg)	14.7	32.4	14.9	5.6	5.7	5.6	2.6	5.9	2.6
Inferred (Kroondal)	N/A	0.0	4.9	N/A	0.0	3.0	N/A	0.0	0.5
Total Underground	**365.3**	**416.4**	**412.9**	**5.0**	**5.2**	**5.0**	**59.1**	**67.6**	**65.8**
Surface									
Measured TSF (Rustenburg)	77.7	0.0	0.0	0.9	0.0	0.0	2.4	0.0	0.0
Measured TSF (Kroondal)	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Surface	**77.7**	**0.0**	**0.0**	**0.9**	**0.0**	**0.0**	**2.4**	**0.0**	**0.0**
Total Resource	**443.0**	**416.4**	**412.9**	**4.3**	**5.2**	**5.0**	**61.5**	**67.6**	**65.8**

110

Table 34: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December 2025

Classification – 4E	Tonnes (Mt)	Tonnes (Mt)	Tonnes (Mt)	4E Grade (g/t)	4E Grade (g/t)	4E Grade (g/t)	4E (Moz)	4E (Moz)	4E (Moz)
	31 Dec 25	31 Dec 23++	31 Dec 21**	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23++	31 Dec 21**
Underground									
Measured (Rustenburg operation)	182.3	174.9	177.6	4.9	5.1	5.0	28.9	28.7	29.0
Measured (Kroondal operation)	N/A	25.3	15.8	N/A	3.3	3.4	N/A	2.7	1.7
Indicated (Rustenburg operation)	77.1	85.0	92.9	5.2	5.1	5.3	12.9	14.5	14.2
Indicated (Kroondal operation)	N/A	4.8	4.8	N/A	3.3	3.8	N/A	0.5	0.6
Total Measured and Indicated	**259.4**	**290.1**	**281.2**	**5.0**	**4.9**	**5.0**	**41.8**	**46.4**	**45.5**
Inferred (Rustenburg operation	10.9	26.1	11.0	5.6	5.6	5.6	2.0	4.8	1.9
Inferred (Kroondal operation)	N/A	0.0	2.5	N/A	3.3	3.0	N/A	0.0	0.2
Total Underground	**270.3**	**316.1**	**294.7**	**5.0**	**5.0**	**5.1**	**43.8**	**51.2**	**47.6**
Surface - TSF									
Measured TSF (Rustenburg operation)	57.5	0.0	0.0	0.9	0.0	0.0	1.8	0.0	0.0
Measured TSF (Kroondal operation)	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Surface	**57.5**	**0.0**	**0.0**	**0.9**	**0.0**	**0.0**	**1.8**	**0.0**	**0.0**
Total Resource	**327.8**	**316.1**	**294.7**	**4.3**	**5.0**	**5.1**	**45.5**	**51.2**	**47.6**

** 2021 Kroondal attributable at 50% of total MR
++ 2023 Kroondal attributable at 87%

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Table 35: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2025 at 100%

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
Underground									
Measured (Rustenburg)	367.8	345.3	368.2	4.6	4.9	4.8	55.0	53.8	56.7
Measured (Kroondal)	N/A	42.6	53.6	N/A	3.3	3.3	N/A	4.5	5.7
Indicated (Rustenburg)	126.3	120.8	119.7	5.0	5.3	5.3	20.2	20.6	20.2
Indicated (Kroondal)	N/A	5.6	9.5	N/A	3.3	3.8	N/A	0.6	1.2
Total Measured and Indicated	**494.1**	**514.3**	**551.0**	**4.7**	**5.0**	**4.8**	**75.2**	**79.5**	**83.8**
Inferred (Rustenburg)	14.9	32.4	14.9	5.6	5.7	5.7	2.7	5.9	2.6
Inferred (Kroondal)	N/A	0.0	4.9	N/A	0.0	3.0	N/A	0.0	0.5
Total Underground	**509.0**	**546.7**	**570.8**	**4.8**	**5.6**	**5.0**	**77.8**	**85.4**	**86.9**
Surface									
Measured TSF (Rustenburg)	82.4	19.8	48.5	0.9	1.0	1.1	2.5	0.6	1.7
Measured TSF/Open-Pit (Kroondal)	N/A	0.0	2.0	N/A	0.0	4.3	N/A	0.0	0.3
Total Surface	**82.4**	**19.8**	**50.5**	**0.9**	**1.0**	**1.2**	**2.5**	**0.6**	**2.0**
Total Resource	**591.5**	**566.5**	**621.3**	**4.2**	**4.9**	**4.7**	**80.3**	**86.0**	**88.9**

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Table 36: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2025

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23++	31 Dec 21**	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23++	31 Dec 21**
Underground									
Measured (Rustenburg operation)	272.2	255.6	272.4	4.6	4.9	4.9	40.7	39.8	41.9
Measured (Kroondal operation)	N/A	37.0	26.8	N/A	3.3	3.3	N/A	3.9	5.7
Indicated (Rustenburg operation)	93.5	90.2	88.6	5.0	5.1	5.3	14.9	15.4	15.1
Indicated (Kroondal operation)	N/A	4.8	4.8	N/A	3.3	3.8	N/A	0.5	1.2
Total Measured and Indicated	**365.6**	**387.6**	**292.6**	**4.7**	**4.8**	**4.9**	**55.6**	**59.6**	**63.9**
Inferred (Rustenburg operation)	11.1	26.1	11.0	5.6	5.6	5.6	2.0	4.8	1.9
Inferred (Kroondal operation)	N/A	0.0	2.5	N/A	0.0	3.0	N/A	0.0	0.5
Total Underground	**376.7**	**413.7**	**406.1**	**4.8**	**5.6**	**4.6**	**57.5**	**64.4**	**66.3**
Surface									
Measured TSF (Rustenburg operation)	61.0	14.6	35.9	0.9	1.0	1.1	1.9	0.5	1.3
Measured Open-Pit (Kroondal operation)	N/A	0.0	1.0	N/A	0.0	4.3	N/A	0.0	0.3
Total Surface	**61.0**	**14.6**	**36.9**	**0.9**	**1.0**	**3.2**	**1.9**	**0.5**	**1.6**
Total Resource	**437.7**	**428.3**	**443.0**	**4.2**	**4.9**	**4.5**	**59.5**	**64.9**	**68.0**

** 2021 Kroondal attributable at 50% of total MR
++ 2023 Kroondal attributable at 87%

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11.4.2 Mineral Resources per Mining Area

Table 37:Mineral Resource Exclusive of Mineral Reserves per Mining Area as at 31 December 2025 at 100%

Mining Area	Measured			Indicated			Inferred		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
Khuseleka	18.9	4.9	3.0	8.4	5.1	1.4	0.0	0.0	0.0
Thembelani	101.4	5.1	16.7	13.6	5.7	2.5	0.3	7.1	0.1
Siphumelele 1	76.6	5.3	13.0	66.0	5.3	11.2	9.5	5.5	1.7
Siphumelele 2	19.6	4.8	3.0	8.1	5.4	1.4	4.9	5.8	0.9
Khomanani	2.0	4.8	0.3	0.0	0.0	0.0	0.0	0.0	0.0
Bathopele	1.6	4.2	0.2	2.5	5.4	0.4	0.0	0.0	0.0
Kwezi	0.6	2.9	0.1	0.0	0.0	0.0	0.0	0.0	0.0
K6	0.2	3.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Kopaneng	0.4	2.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Bambanani	2.9	3.2	0.3	0.0	0.0	0.0	0.0	0.0	0.0
Marikana	22.1	3.4	2.4	5.5	3.3	0.6	0.0	0.0	0.0
Total Underground	**246.4**	**4.9**	**39.0**	**104.2**	**5.2**	**17.5**	**14.7**	**5.6**	**2.6**
Total: Surface TSF	**77.7**	**0.9**	**2.4**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Grand Total (Underground and Surface)	**324.1**	**4.0**	**41.4**	**104.2**	**5.2**	**17.5**	**14.7**	**5.6**	**2.6**

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Table 38: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2025 at 100%

Mining Area	Measured			Indicated			Inferred		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
Khuseleka	49.2	4.8	7.6	8.6	5.1	1.4	0.0	0.0	0.0
Thembelani	135.6	5.0	22.0	18.3	5.6	3.3	0.3	7.1	0.1
Siphumelele 1	99.9	4.9	15.6	83.2	4.9	13.0	9.7	5.4	1.7
Siphumelele 2	19.6	4.8	3.0	8.1	5.4	1.4	4.9	5.8	0.9
Khomanani	2.0	4.8	0.3	0.0	0.0	0.0	0.0	0.0	0.0
Bathopele	7.6	3.3	0.8	2.5	5.6	0.4	0.0	0.0	0.0
Kwezi	4.7	3.0	0.5	0.0	0.0	0.0	0.0	0.0	0.0
K6	4.2	2.8	0.4	0.0	0.0	0.0	0.0	0.0	0.0
Kopaneng	0.6	2.8	0.1	0.0	0.0	0.0	0.0	0.0	0.0
Bambanani	22.3	3.2	2.3	0.0	0.0	0.0	0.0	0.0	0.0
Marikana	22.1	3.4	2.4	5.5	3.3	0.6	0.0	0.0	0.0
Total Underground	**367.8**	**4.6**	**55.0**	**126.3**	**5.0**	**20.1**	**14.9**	**5.6**	**2.7**
Total: Surface TSF	**82.4**	**0.9**	**2.5**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Grand Total (Underground and Surface)	**450.2**	**4.0**	**57.5**	**126.3**	**5.0**	**20.1**	**14.9**	**5.6**	**2.7**

11.4.3 Changes in the Mineral Resources from Previous Estimates

The 2025 estimation varies from 2023 and 2021 as shown in the waterfall plot (Figure 44). Mineral Resource depletion due to mining between 2021 and 2025 is 5.9Moz, with changes due to geological losses, and the addition of new data resulting in a decrease of 3.1Moz. The inclusion of the Hoedspruit project in 2022 into the Mineral Resource and the inclusion of the Kroondal TSFs added 5.0Moz. The Hoedspruit project Mineral Resources were removed in 2024 due to economic reasons.

It is not possible to fully separate changes only to the exclusive Mineral Resources as geology, methodology, rock engineering, pillars and economic parameters are global estimates and cannot be localised to only exclusive Mineral Resources.

The Mineral Resource classification considers relevant sources of uncertainty see Section 11.3 for a more detailed discussion.

The table above reflects the combined Mineral Resources for the former Rustenburg and Kroondal Mines.

The portion attributable to other stakeholders (third party) is 20.9Moz.

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Figure 41: Rustenburg operation Underground and Surface Mineral Resource Reconciliation


4E PGM Mineral Resource Reconciliation
Moz
100
90
80
70
60
50
40
30
20
10
0
47.7
64.2
24.7
88.9
(3.5)
2.9
(2.4)
85.9
(2.4)
(2.4)
(0.7)
80.3
(20.9)
59.5
45.5
Attributable Exclusive Oz Dec '21
Attributable Inclusive Oz Dec '21
Legal Entity Oz
100% Oz Dec '21
Depletions 21&22
Inclusions/Exclusions
Geological and Estimation interpretation
100% Oz Dec '23
Depletions 23 & 24
Inclusions/Exclusions
Geological and Estimation interpretation
100% Oz Dec '25
Legal Entity Oz
Attributable Inclusive Oz Dec '25
Attributable Exclusive Oz Dec '25

11.4.4 Metal Equivalents

All estimates are presented as 4E comprising various proportions of platinum, palladium, rhodium and gold. This is discussed in detail in Section 11.3.2 and the proportions are presented in Table 32, Section 11.4.1 All estimates are for individual metals and not metal equivalents.

11.5 QP Opinion

The Mineral Resources declared are estimated based on the geological facies and constrained by appropriate geostatistical techniques using Ordinary Kriging for elements with sufficient data and ID (Inverse distance to the power of two) estimates for elements with limited data. The Mineral Resource classification follows sound and reasonable geostatistical and geological guidelines. The Mineral Resources are declared inside the structural blocks and outside of the mined-out areas. No cut-off grade is applied. The minimum mining unit is the shaft and its accessible volumes. The underlying grade control and reconciliation processes are considered appropriate.

It is the QP's opinion that all issues relating to any technical or economic factors that would be likely to influence the condition of reasonable prospects for economic extraction are addressed.

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12 Mineral Reserve Estimates

This section includes discussion and comments on the conversion of Mineral Resources to Mineral Reserves. Specifically, comment is given on the mine planning process, historical production from the last five years, cut-off grades and modifying factors, Life-of Mine- plan (LoM) and specific inclusions and exclusions. The Mineral Reserves statement includes the global Mineral Reserves and Mineral Reserves per shaft, as well as comment on the sensitivity of the Mineral Reserves to cut-off grades and input costs. Mining methods and Infrastructure are discussed in Sections 13 and 15. A map of the LoM layout is found in Section 13.9. Commodity pricing and financial information are found in Sections 16, 18 and 19.

Section 12.4.2 and Table 42, Section 13.9 provide details of the LoM plan from 2026 to 2057.

12.1 Mineral Reserve Methodology

Mine planning is done on 100m block sizes. There is no block selection using a cut-off grade in the Mineral Reserve classification. The following factors are considered in aggregate for mine planning and Mineral Reserve:

- Mining
- Metallurgical
- Processing
- Infrastructural
- Economic
- Marketing
- Legal and
- Environmental, social and governmental factors

The Mineral Reserve classification follows from the Mineral Resource classification i.e., Proven Mineral Reserves are derived from Measured Mineral Resources, Probable Mineral Reserves are derived from Indicated Mineral Resources and no Inferred Mineral Resources are included in the LoM plan or converted to Mineral Reserves.

12.2 Mine Planning Process

The reported Mineral Resources and Mineral Reserves are derived through a comprehensive annual operational planning process. The annual planning process is cyclical, starting in January and running through to December. It begins with a review of the previous LoM plans and the development of strategic plans based on that portion of the Mineral Resource for which technical and economic studies have demonstrated justified extraction at the time of disclosure, to a minimum pre-feasibility study (PFS) level.

Strategic plan directives, parameters, and factors are issued to guide the operations. An analysis of the historical performance is done to assist with the development of realistic productivity and cost parameters and modifying factors. All mine design and planning is based on the latest available geological and Mineral Resource models. Mineral Resource classification categories guide and constrain the mining layouts. Measured and Indicated Mineral Resources typically get converted to Proven and Probable Mineral Reserves respectively, but additional mining risk can be factored in and

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used to downgrade Mineral Reserve confidence. The annual operational plan is based on detailed monthly scheduling and zero-based costing. All underground mine design, sequencing, scheduling and evaluation is done using appropriate 3D software applications. Once detailed 12-month production profiles, operating and capital cost estimates, and the required stay-in-business capital estimates to sustain the business have been prepared, these are extended to five-year and LoM production schedules.

Multi-disciplinary review processes are conducted at stage-gate intervals during the planning process. During these reviews, mining, support and technical departments are involved in the verification of the inputs and the modifying factors that are incorporated into the business plan.

Ultimately, all business and LoM plans are approved by both the relevant regional management team, as well as the Group executives.

Technical economic modelling is undertaken using a discounted cash-flow approach (See Section 19). The detailed one-year operating budget is used to determine cost drivers, down to shaft level, which are then applied to the remainder of the LoM plan. Sensitivities are calculated based on a range of commodity prices and operating and capital costs to assess the robustness of the plan. The financial and technical assumptions underlying the Mineral Resources and Mineral Reserves estimations contained in this report are current as at 31 December 2025. Such assumptions rely on various factors that may change after the reporting period, including as a result of operational reviews which Sibanye-Stillwater undertakes from time to time and when necessary.

12.3 Historical Mining Parameters

The planning parameters applied are primarily based on historical achievements. Table 15 provides the historical mining performance for the Rustenburg operation, where mining expenditures are stated in nominal terms.

Historical mining statistics for Rustenburg operation from 2021 to 2025 and historical averages, are provided in Table 39.

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Table 39: Historical Mining Statistics by Shaft

Shaft	Units	2021	2022	2023	2024	2025
Thembelani 1						
Primary Reef Development	(m)	3,162	2,643	2,922	2,526	2,803
Primary Waste Development	(m)	3,952	3,966	3,867	3,421	3,579
Stoping Square metres	(m^2)	240,048	228,410	242,719	225,507	239,479
Tonnes Milled	(kt)	1,178	1,170	1,247	1,147	1,214
4E ounces Metal in Concentrate	(oz)	135,132	129,486	140,298	128,614	134,535
Siphumelele 1						
Primary Reef Development	(m)	1,460	1,318	933	1,350	678
Primary Waste Development	(m)	138,414	112,077	87,659	560	489
Stoping Square metres	(m^2)	547	477	398	76,658	83,142
Tonnes Milled	(kt)	81,539	60,629	54,131	41,442	392,071
4E ounces Metal in Concentrate	(oz)	1,460	1,318	933	48,362	51,692
Khuseleka 1						
Primary Reef Development	(m)	4,181	4,354	4,013	3,578	3,680
Primary Waste Development	(m)	7,032	7,129	6,914	6,468	6,529
Stoping Square metres	(m^2)	313,918	330,237	342,633	341,675	348,191
Tonnes Milled	(kt)	1,541	1,564	1,593	1,587	1,699
4E ounces Metal in Concentrate	(oz)	166,309	165,108	175,284	178,549	190,933
Bathopele						
Primary Reef Development	(m)	1,549	1,605	2,913	2,315	3,551
Primary Waste Development	(m)	0	0	0	0	0
Stoping Square metres	(m^2)	430,920	401,931	374,496	335,613	319,029
Tonnes Milled	(kt)	3,024	2,826	2,835	2,498	2,530
4E ounces Metal in Concentrate	(oz)	218,072	194,968	203,366	182,767	188,879
Kwezi						
Primary Reef Development	(m)	1,909	1,790	1,078	1,155	1,612
Primary Waste Development	(m)	136	371	56	82	150
Stoping Square metres	(m^2)	157,314	122,116	96,754	88,502	89,851
Tonnes Milled	(kt)	1,235	997	784	741	768
4E ounces Metal in Concentrate	(oz)	79,450	61,603	47,630	43,787	45,986

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Shaft	Units	2021	2022	2023	2024	2025
K6						
Primary Reef Development	(m)	1,653	1,611	1,888	1,639	2,148
Primary Waste Development	(m)	0	0	0	0	0
Stoping Square metres	(m²)	199,430	184,016	185,789	181,017	196,350
Tonnes Milled	(kt)	1,660	1,525	1,487	1,452	1,610
4E ounces Metal in Concentrate	(oz)	112,122	98,157	92,961	86,902	98,770
Bambanani						
Primary Reef Development	(m)	2,055	2,939	2,055	3,807	4,556
Primary Waste Development	(m)	45	-	45	20	498
Stoping Square metres	(m²)	146,005	141,066	146,005	133,525	134,895
Tonnes Milled	(kt)	1,117	1,055	1,117	1,083	1,218
4E ounces Metal in Concentrate	(oz)	71,526	64,053	71,526	61,730	71,209
Kopaneng						
Primary Reef Development	(m)	1,809	1,879	1,809	3,320	4,456
Primary Waste Development	(m)	791	249	791	52	0
Stoping Square metres	(m²)	189,516	171,343	189,516	137,401	129,911
Tonnes Milled	(kt)	1,561	1,508	1,561	1,213	1,211
4E ounces Metal in Concentrate	(oz)	95,672	87,804	95,672	67,674	63,875
Total Underground Rustenburg operation						
Primary Reef Development	(m)	17,887	18,654	18,286	19,690	19,937
Primary Waste Development	(m)	150,370	123,792	99,332	10,603	11,245
Stoping Square metres	(m²)	1,869,288	1,671,033	1,583,063	1,519,837	874,295
Tonnes Milled	(kt)	94,289	72,117	65,081	49,951	401,111
4E ounces Metal in Concentrate	(oz)	972,068	854,690	845,150	711,570	747,208

12.4 Shaft Modifying Factors

12.4.1 Paylimits and Cut-off Grades

- No paylimits or mining cut-off grades are applied to the Mineral Resources and Mineral Reserves that are quoted due to there being no mining selectivity based on the grades applied at any of the Shafts at the Rustenburg operation

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- Costs for the LoM plan were derived from the actual 2025 costs, the current year's operational business plan and projected forward using the required production profile. Costs used in the operational plan have been benchmarked against current costs with adjustments made for inflation and labour costs
- Long term prices used in the Mineral Reserves are given in Section 16.3
- Margin analysis is carried out based on cost and revenue variability
- Refer to Section 11.3.2.2 for more information on paylimits and cut-off grades

12.4.2 Modifying Factors and LoM plan

Table 40 and Table 41 provide details of the historical and projected mining modifying factors. Table 42, Table 43 and Table 44 present the LoM plan. Mining dilution is catered for in the Mineral Resources compositing (Section 11.1.1) and provision in the Modifying factors (Table 40 and Table 41). Recovery factors are given in Section 14.

Table 40: Mineral Reserve Mining Modifying Factors Conventional Shafts

Modifying Factors	Survey Actuals	Survey Actuals	Survey Actuals	Survey Actuals	Survey Actuals	Planned
	Units	2021	2022	2023	2024	LoM
Dilution	cm	11	8	9	5	9
Off Reef Mining	%	3	2	2	3	4
RIH/RIF* Loss	%	4	3	1	3	2
Mine Call Factor	%	101	99	102	103	98

*Reef in Hangingwall/Reef in Footwall
No Survey actuals for 2025 at the time of planning

Table 41: Mineral Reserve Mining Modifying Factors Mechanised Shafts

Modifying Factors	Survey Actuals	Survey Actuals	Survey Actuals	Survey Actuals	Survey Actuals	Planned
	Units	2021	2022	2023	2024	LoM
Dilution	cm	16	16	15	19	20
Off Reef Mining	%	6	7	7	8	7
RIH/RIF* Loss	%	5	6	6	3	3
Scalping Ore Loss	%	5	4	4	4	3
Ore used for Ballast	%	1	1	0	1	1
Mine Call Factor	%	94	95	95	93	95

*Reef in Hangingwall/Reef in Footwall
No Survey actuals for 2025 at the time of planning

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Table 42: LoM Plans – Current Operations 2026-2035

Rustenburg operation	Units	LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
			1	2	3	4	5	6	7	8	9	10
Underground												
Primary On-Reef Development	(m)	275,920	27,984	20,744	22,802	21,839	18,382	15,003	13,078	11,591	11,716	10,676
Primary Off-Reef Development	(m)	138,859	14,827	14,794	12,733	10,617	9,954	8,825	7,744	7,913	7,222	6,916
RoM (Mill) Tonnes	(kt)	112,498	10,405	9,731	8,663	6,672	6,525	6,360	5,586	5,555	5,650	5,594
RoM Grade	(g/t)	3.44	2.91	2.97	3.05	3.24	3.26	3.28	3.35	3.39	3.39	3.43
Recovery	(%)	86	85	85	85	86	86	86	86	86	86	87
Recovered Grade (Yield)	(g/t)	2.97	2.47	2.52	2.60	2.79	2.80	2.83	2.89	2.93	2.93	2.97
4E Produced	(koz)	10,774	827	789	725	599	588	578	518	524	532	534
Surface												
RoM (Mill) Tonnes	(kt)	4,710	4,710	No surface sources are scheduled for mining								
RoM Grade	(g/t)	0.90	0.90									
Recovery	(%)	25%	25									
Recovered Grade (Yield)	(g/t)	0.23	0.23									
4E Produced	(koz)	34.00	34									
Total Mine												
Mill Tonnes	(kt)	117,208	15,115	9,731	8,663	6,672	6,525	6,360	5,586	5,555	5,650	5,594
RoM Grade	(g/t)	3.34	2.29	2.97	3.05	3.24	3.26	3.28	3.35	3.39	3.39	3.43
Recovery	(%)	84	66	85	85	86	86	86	86	86	86	87
Recovered Grade	(g/t)	2.83	1.51	2.52	2.60	2.79	2.80	2.83	2.89	2.93	2.93	2.97
4E Produced	(koz)	10,808	861	789	725	599	588	578	518	524	532	534

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Table 43: LoM Plans – Current Operations 2036-2045

Rustenburg operation	Units	LoM	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045
			11	12	13	14	15	16	17	18	19	20
Underground												
Primary On-Reef Development	(m)	275,920	10,945	9,851	9,562	8,402	7,737	7,195	6,827	6,035	5,508	4,638
Primary Off-Reef Development	(m)	138,859	4,872	3,875	3,032	2,436	2,262	2,312	1,806	1,626	1,448	1,485
RoM (Mill) Tonnes	(kt)	112,498	5,500	5,162	4,899	3,748	3,597	2,748	2,373	2,083	1,822	1,583
RoM Grade	(g/t)	3.44	3.46	3.48	3.55	3.71	3.76	4.12	4.15	4.21	4.18	4.18
Recovery	(%)	86	87	87	87	88	88	88	89	89	89	89
Recovered Grade (Yield)	(g/t)	2.97	3.00	3.02	3.08	3.25	3.30	3.64	3.67	3.73	3.71	3.71
4E Produced	(koz)	10,774	530	501	486	392	381	322	280	250	217	189
Surface												
RoM (Mill) Tonnes	(kt)	4,710	No surface sources are scheduled for mining									
RoM Grade	(g/t)	0.90										
Recovery	(%)	25										
Recovered Grade (Yield)	(g/t)	0.23										
4E Produced	(koz)	34.00										
Total Mine												
Mill Tonnes	(kt)	117,208	5,500	5,162	4,899	3,748	3,597	2,748	2,373	2,083	1,822	1,583
RoM Grade	(g/t)	3.34	3.46	3.48	3.55	3.71	3.76	4.12	4.15	4.21	4.18	4.18
Recovery	(%)	84	87	87	87	88	88	88	89	89	89	89
Recovered Grade	(g/t)	2.83	3.00	3.02	3.08	3.25	3.30	3.64	3.67	3.73	3.71	3.71
4E Produced	(koz)	10,808	530	501	486	392	381	322	280	250	217	189

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Table 44: LoM Plans – Current Operations 2046-2057

Rustenburg operation	Units	LoM	2046-2050 20-24	2051-2055 25-29	2056-2057 30-31
Underground					
Primary On-Reef Development	(m)	275,920	12,761	10,014	2,630
Primary Off-Reef Development	(m)	138,859	7,861	4,067	232
RoM (Mill) Tonnes	(kt)	112,498	4,160	3,048	1,035
RoM Grade	(g/t)	3.44	4.19	4.45	4.34
Recovery	(%)	86	89	89	89
Yield	(g/t)	2.97	3.71	3.97	3.87
4E Produced	(koz)	10,774	496	389	129
Surface					
RoM (Mill) Tonnes	(kt)	4,710	No surface sources are scheduled		
RoM Grade	(g/t)	0.90			
Recovery	(%)	25			
Yield	(g/t)	0.23			
4E Produced	(koz)	34			
Total Mine		-			
RoM (Mill) Tonnes	(kt)	117,208	4,160	3,048	1,035
RoM Grade	(g/t)	3.34	4.19	4.45	4.34
Recovery	(%)	84	89	89	89
Yield	(g/t)	2.83	3.71	3.97	3.87
4E Produced	(koz)	10,808	496	389	129

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12.5 LoM Projects

Phase 1 of the Siphumelele UG2 mechanised project is in execution. This project combines the shallow, mechanised Bambanani decline and the conventional Siphumelele 1 vertical shaft infrastructure to facilitate the mechanised mining of UG2 to a depth of 980m. A further phase 2 PFS, aimed at extending this mining down to 1,200m in depth, is in progress.

12.6 Mineral Reserve Estimation

The tonnage and grades scheduled in Measured Mineral Resources classified as Proven Mineral Reserves and those in the Indicated Mineral Resources are classified as Probable Mineral Reserves. No Measured Mineral Resources were converted to Probable Reserves. Additional mining risk can be factored in and used to downgrade Mineral Reserve confidence.

The Mineral Reserve estimation process at the Rustenburg operation is based on the development of an appropriately detailed and engineered LoM plan, which accounts for all necessary access development and stope designs to at least the pre-feasibility level. The terms and definitions are those given in United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K.

All design and scheduling work are undertaken within Cadsmine, a mine planning and scheduling programme.

The mill tonnes are quoted as mill delivered metric tonnes and RoM, grades, inclusive of all mining dilutions.

Mineral Reserves classification is shown in Figure 42 and Figure 43.

125

Figure 42: Mineral Reserves Classification as at 31 December 2025 - Merensky Reef


27°12' E
27°18' E
27°24' E
27°30' E



25°35' S
25°40' S
25°45' S
Khuseleka 1
Thembelani 1
Siphumelele 1
Hoedspruit
Rustenburg
N4
0
2,5
5km
Geographic Coordinate System: WGS84
27°12' E
27°18' E
27°24' E
27°30' E
Mining Right (Rustenburg Operation)
Prospecting Right (Hoedspruit)
Mineral Reserves Category
Proven
Probable
Shaft (Producing)
Towns
MR Reef Outcrop
MR Reef Mined Out
National Roads (N)

126

Figure 43: Mineral Reserves Classification as at 31 December 2025 - UG2 Reef


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Thembelani 2
Khuseleka 1
Hoedspruit
Kwezi
Khomanani 2
K6
Thembelani 1
N4
Rustenburg
Siphumelele 1
Bathopele
Siphumelele 3
Kopaneng
Bambanani
Simunye
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Prospecting Right (Hoedspruit)
Mineral Reserves Category
Proven
Probable
Shaft (Producing)
Shaft (Non-Producing)
Towns
UG2 Reef Outcrop
UG2 Reef Mined Out
National Roads (N)

127

12.7 Surface Sources

Surface sources refer to low grade waste and processed materials, from a TSF at the Rustenburg operation.

12.8 Mineral Reserves Statement

The Mineral Reserve is declared separately for underground and surface sources.

The prill split for the Mineral Reserves is given in Table 45.

The Mineral Reserves are provided in Table 46 and Table 47.

The Mineral Reserves per shaft are given in Table 48 and Table 49.

Figure 44 shows the main changes year on year due to various factors.

Notes on the Mineral Reserves:

- All Mineral Reserves are quoted as of 31 December 2025
- Mineral Reserve is reported in accordance with the classification criteria of Regulation S-K 1300
- All Mineral Reserves are quoted in terms of the expected RoM grades and tonnage as delivered to the metallurgical processing facilities, and therefore the quantities reported account for dilution and mineral loss
- Mineral Reserve statements include only Measured and Indicated Mineral Resources modified to produce Mineral Reserves and contained in the LoM plan
- All Mineral Reserves are evaluated to at least a Pre-Feasibility level within cost limits as given in Section 19
- Mineral Reserve was estimated on all blocks accessible from the infrastructure and no cut-off grade was applied as explained in Section 12.9
- Recoveries are dependent on the material type and processing stream recoveries are discussed in Section 14.1
- Mineral Reserves are estimated using the prices in Section 16.4
- Risks are discussed in Section 21.1.2
- Attributable Mineral Reserves Rustenburg operation is 74% for all years
- Attributable Mineral Reserves for Kroondal Section is 50% for 2021
- Attributable Mineral Reserves for Kroondal Section is 87% for 2023

128

Table 45: 4E Prill Split and Recovery for Mineral Reserves @ 100%

	Pt%			Pd%			Rh%			Au%			Recovery		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
UG2(Rustenburg)	59.0	54.5	52.3	29.1	34.4	33.0	11.3	10.2	13.8	0.6	0.9	0.9	84%	85%	85%
UG2 (Kroondal)	N/A	58.1	57.8	N/A	31.1	31.4	N/A	10.2	10.8	N/A	0.7	0.7	N/A	82%	83%
Merensky	61.6	63.6	63.7	27.9	27.5	27.4	3.4	4.0	4.0	7.1	4.9	5.0	84%	84%	84%
TSF (Rustenburg)	55.3	56.7	55.0	30.5	32.7	31.7	11.9	8.7	11.5	2.4	1.9	1.9	27%	27%	27%

129

Table 46: Mineral Reserve as at 31 December 2025 at 100%

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21	31 Dec 25	31 Dec 23	31 Dec 21
Underground									
Proved (Rustenburg operation)	104.4	98.6	112.7	3.4	3.6	3.5	11.4	11.4	12.9
Proved (Kroondal operation)	N/A	10.5	19.1	N/A	2.5	2.5	N/A	0.8	1.6
Probable (Rustenburg operation)	8.1	4.5	8.0	3.8	4.0	4.2	1.0	0.6	1.1
Probable (Kroondal operation)	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Underground	**112.5**	**113.5**	**139.9**	**3.4**	**3.5**	**3.5**	**12.4**	**12.8**	**15.5**
Surface *									
Proved (Kroondal operation)	N/A	0.0	1.7	N/A	0.0	3.3	N/A	0.0	0.2
Probable TSF (Rustenburg operation)	4.7	19.8	48.3	0.9	1.0	1.0	0.1	0.6	1.6
Total Surface	**4.7**	**19.8**	**50.0**	**0.9**	**1.0**	**1.1**	**0.1**	**0.6**	**1.7**
Total Proved	104.4	109.1	133.5	3.4	3.5	3.4	11.4	12.2	14.4
Total Probable	12.8	24.2	56.4	2.7	1.6	1.5	1.1	1.2	2.6
Total Mineral Reserve	**117.2**	**133.3**	**189.9**	**3.3**	**3.1**	**2.8**	**12.6**	**13.4**	**17.3**

*2021 Tonnes reported were for an open-pit which is mined out. The current surface reserves are from a TSF

130

Table 47: Attributable Mineral Reserve as at 31 December 2025

Classification – 4E	Tonnes (Mt)			4E Grade (g/t)			4E (Moz)		
	31 Dec 25	31 Dec 23++	31 Dec 21**	31 Dec 25	31 Dec 23++	31 Dec 21**	31 Dec 25	31 Dec 23++	31 Dec 21**
Underground									
Proved (Rustenburg operation)	77.2	72.9	83.4	3.4	3.6	3.5	8.5	8.4	9.5
Proved (Kroondal operation)	N/A	9.1	9.6	N/A	2.5	2.5	N/A	0.7	0.8
Probable (Rustenburg operation)	6.0	3.3	6.0	3.8	4.0	4.2	0.7	0.4	0.8
Probable (Kroondal operation)	N/A	0.0	0.0	N/A	0.0	0.0	N/A	0.0	0.0
Total Underground	**83.2**	**85.4**	**98.9**	**3.4**	**3.5**	**3.5**	**9.2**	**9.6**	**11.1**
Surface *									
Proved (Open-Pit Kroondal)	N/A	0.0	0.8	N/A	0.0	3.3	N/A	0.0	0.1
Probable (TSF Rustenburg)	3.5	14.6	35.8	0.9	1.0	1.0	0.1	0.5	1.2
Total Surface	**35**	**14.6**	**36.6**	**0.9**	**1.0**	**1.1**	**0.1**	**0.5**	**1.3**
Total Proved	77.2	82.1	93.8	3.4	3.5	3.4	8.5	9.1	10.4
Total Probable	9.5	17.9	41.7	2.7	1.6	1.5	0.8	0.9	2.0
Total Mineral Reserve	**86.7**	**100.0**	**135.5**	**3.3**	**3.1**	**2.8**	**9.3**	**10.0**	**12.4**

** 2021 Kroondal attributable at 50% of total MR

++ 2023 Kroondal attributable at 87%

*2021 Tonnes reported were for an open-pit which is mined out. The current surface reserves are from a TSF

131

Table 48: Mineral Reserve per Mining Area as at 31 December 2025 at 100%

Mining Area	Proved			Probable			Total Dec-25		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
Thembelani	30.3	4.1	4.0	4.7	4.4	0.7	35.0	4.1	4.6
Khuseleka	30.2	4.0	3.9	0.2	4.2	0.0	30.4	4.0	3.9
Siphumelele 1	29.7	2.6	2.5	2.6	2.8	0.2	32.3	2.6	2.7
Bathopele	5.6	2.7	0.5	0.0	0.0	0.0	5.6	2.7	0.5
Kwezi**	2.1	2.2	0.1	0.0	0.0	0.0	2.1	2.2	0.1
K6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Kopaneng	0.0	2.3	0.0	0.0	2.5	0.0	0.0	2.3	0.0
Bambanani	6.5	2.5	0.5	0.6	2.6	0.0	7.1	2.5	0.6
Total Underground	**104.4**	**3.4**	**11.4**	**8.1**	**3.8**	**1.0**	**112.5**	**3.4**	**12.4**
Total: Surface Open-pit	**0.0**	**0.0**	**0.0**	**4.7**	**0.9**	**0.1**	**4.7**	**0.9**	**0.1**
Grand Total (Underground and Surface)	**104.4**	**3.4**	**11.4**	**12.8**	**2.7**	**1.1**	**117.2**	**3.3**	**12.6**

**See Section 3.2, Table 11. The Kwezi Shallows area fall within the NW30/5/1/2/2/80MR and was the area subject to legal proceedings. The legal decision received in March 2026 prevents mining of the area. Mining will be rescheduled to other areas

132

Table 49: Attributable Mineral Reserve per Mining Area as at 31 December 2025

Mining Area	Proved			Probable			Total Dec-25		
	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)	Tonnes (Mt)	4E Grade (g/t)	4E PGM (Moz)
Thembelani	22.4	4.1	2.9	3.5	4.4	0.5	25.9	4.1	3.4
Khuseleka	22.3	4.0	2.9	0.2	4.2	0.0	22.5	4.0	2.9
Siphumelele 1	22.0	2.6	1.8	1.9	2.8	0.2	23.9	2.6	2.0
Bathopele	4.2	2.7	0.4	0.0	0.0	0.0	4.2	2.7	0.4
Kwezi**	1.5	2.2	0.1	0.0	0.0	0.0	1.5	2.2	0.1
K6	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Kopaneng	0.0	2.3	0.0	0.0	2.5	0.0	0.0	2.3	0.0
Bambanani	4.8	2.5	0.4	0.4	2.6	0.0	5.2	2.5	0.4
Total Underground	**77.2**	**3.4**	**8.5**	**6.0**	**3.8**	**0.7**	**83.2**	**3.4**	**9.2**
Total: Surface Open-pit	**0.0**	**0.0**	**0.0**	**3.5**	**0.9**	**0.1**	**3.5**	**0.9**	**0.1**
Grand Total (Underground and Surface)	**77.2**	**3.4**	**8.5**	**9.5**	**2.7**	**0.8**	**86.7**	**3.3**	**9.3**

**See Section 3.2, Table 11. The Kwezi shallows area fall within the NW30/5/1/2/2/80MR and was the area subject to legal proceedings. The legal decision received in March 2026 prevents mining of the area. Mining will be rescheduled to other areas

133

Figure 44: The Rustenburg operation Mineral Reserve Reconciliation at 31 December 2025



TOT RTB UG & SF - 4E Oz Mineral Reserve Reconciliation
4E Oz (000)
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
11,481
4,034
15,515
(2,208)
94
(423)
(33)
(104)
(258)
12,583
(1,844)
1,070
15
(78)
(20)
121
11,846
(3,080)
8,766
Attributable Oz Dec '21
Legal Entity Oz
100% Oz Dec '21
Depletions '22 & 23
Economic Valuation
Evaluation
Geological Changes
Boundary Changes
Technical Factors
100% Oz Dec '23
Depletions '24 & 25
Economic Valuation
Evaluation
Geological Changes
Boundary Changes
Technical Factors
100% Oz Dec '25
Legal Entity Oz
Attributable Oz Dec '25

12.9 Mineral Reserve Sensitivity

Mineral Reserves like Mineral Resources are not sensitive to grade for three reasons:

- Blocks that cannot be mined for geological or other technical reasons are excluded for the Mineral Resource and are not available for Mineral Reserves
- The Merensky and UG2 Reefs have low grade variability, and
- All available blocks in the Mineral Resource are above the nominal cut-off grade (Section 11.3.2.2), and are planned to be mined, which is essentially a blanket mining approach

Cost sensitivity for the entire operation is given in Section 19.6.

The primary factors limiting the Mineral Reserves are:

- Access to Mineral Resource blocks (infrastructure) and
- Long term major changes in prices or input costs which can affect shaft sustainability or new project introduction

12.10 QP Opinion

The Mineral Reserves declared are estimated from detailed LoM plans developed per shaft and are based on the Mineral Resource estimates as at 31 December 2025. The assumptions applied in determining the modifying factors are reasonable and appropriate and the LoM plans were developed with a first principles approach that is sufficient in detail to ensure achievability. All the inputs used in the estimation of the Mineral Reserves have been thoroughly reviewed and can be considered technically robust. The QP considers the modifying factors to be based on a robust historical database of several years history and no material changes are anticipated that will have a significant bearing on the Mineral Reserve estimation process. Risks to the Mineral Reserve are further discussed in Section 21.

13 Mining Methods

13.1 Introduction

This section includes discussion and comments on the mining engineering aspects of the LoM plan associated with Rustenburg operation. Specifically, the comment is given on the mining methods, geotechnics (rock engineering) underground environment management. Mine layouts are shown in Figure 45 and Figure 46.

135

Figure 45: Mine Layout Bord and Pillar


27°17' E
27°18' E
27°19' E
27°20' E
25°39' S
25°40' S
25°41' S
UG2 Reef Mined Out
Waste Development
UG2 Reef Outcrop
0
0.5
1km
Geographic Coordinate System: WGS84

136

137 Figure 46: Mine Layout Conventional Breast Mining 13.2 Shaft Infrastructure, Hoisting and Mining Methods 13.2.1 Shaft Infrastructure The schematic view section of the vertical shafts is shown in Figure 47. Figure 48 shows the schematic representation of the decline shafts. Positions of the shafts are shown in Figure 42 and Figure 43. 138 Figure 47: Cross Sectional Schematic of the Vertical Shafts 139 Figure 48: Cross Sectional Schematic of a Decline Shaft Rustenburg Section Figure 49: Schematic Infrastructure Sections of the Kopaneng, Simunye, Bambanani, Kwezi and K6 shaft’s infrastructure (Not to scale)

KWEZI SHAFT
SHAFT SURFACE ELEVATION
+1133m AMSL
K6 SHAFT
SHAFT SURFACE ELEVATION
+1121m AMSL
SILO
SILO
SILO
WEST
EAST
PORTAL
PORTAL
SURFACE
DECL.
DECL.
DECL.
DECL.
Strike 1 North
+987m AMSL
Strike 1 South
+988m AMSL
Strike 4 North
+954m AMSL
Strike 4 South
+954m AMSL
Trunk North 1
+927m AMSL
Strike 6 South
+904m AMSL
Strike 8 North
+852m AMSL
Strike 7 South
+880m AMSL
Strike 9 North
+834m AMSL
Strike 9 South
+850m AMSL
Shaft Bottom
+826m AMSL
Trunk North
+969m AMSL
ED Strike 1 South
+974m AMSL
ED Strike 2 North
+935m AMSL
ED Strike 2 South
+955m AMSL
ED Strike 3 North
+921m AMSL
ED Strike 5 South
+905m AMSL
Shaft Bottom
+862m AMSL
MINING ON REEF
MINING METHOD: BORD & PILLAR

13.2.2 Hoisting

Underground mining operations are accessed via vertical shafts or decline ramp systems. The operating capacities of the Rustenburg operation is given in Table 50.

Blasted material is transported to the tipping places underground with low profile Load Haul Dump (LHD) machines. At the tips, broken material is screened at grated grizzlies. From the grizzlies, the material is automatically loaded onto an intricate system of conveyor belts. Material is moved from underground via conveyor belt systems to surface storage silos before being transported again via the conveyor belt system, trains, and trucks to the processing plants.

Table 50: Hoisting Capacities of the Rustenburg Shafts

Shaft	Operating Capacity(ktpm)	5-year Planned production(ktpm)
Siphumelele	163	80
Khuseleka	156	141
Thembelani	132	119
Bathopele	280	156
Kwezi	240	87
K6	240	74
Kopaneng	156	92
Bambanani	159	96

13.2.3 Mining Methods

See Section 12.6, Section 13.1 and Figure 42 and Figure 43 for the distribution of Mineral Reserves and mined out areas.

The mining methods employed at the Rustenburg operation vary between shafts and can be subdivided as follows:

Conventional Scattered Breast Mining: Khuseleka, Thembelani

A conventional breast mining method is used at Khuseleka and at Thembelani, on both UG2 and Merensky reef horizons. The conventional breast mining method incorporates in-stope crush pillars and regional dip pillars to maintain the stability of the workings. It allows for greater flexibility in the mining of moderately dipping narrow tabular reefs and the negotiation of geological structures. It involves a development grid followed by breast mining; whereby regional dip pillars are left permanently unmined.

Mechanised Bord and Pillar: Bathopele, Kopaneng and Siphumelele 1 UG2

Traditionally only a conventional breast mining method was used at Siphumelele (Merensky), however the recently approved UG2 mechanised Project has been designed using a bord and pillar mining method.

These are mechanised operations mining the UG2 Reef. Current operations are at depths between 40m and 750m below surface, with a planned depth of 980m below surface. The average dip of the reef is

9°, and as a result, bord and pillar is the mining method used. Regularly spaced pillars support the middling to the surface are designed not to yield or fail. The protection of surface structures such as buildings, roads and railway lines is achieved by ensuring that the pillars are capable of supporting the overburden. Where the standard pillar configuration does not provide the necessary support, additional pillars are designed.

All remnant area mining undergoes a continual risk assessment process and those areas that pose a risk are excluded from the Mineral Reserves.

Ongoing evaluation studies are routinely done to define optimal extraction scenarios that are cost-effective and meet best operational practices.

No backfilling is used in underground operations. There are no open pit operations and therefore no stripping requirements for the property.

Mechanised Bord and Pillar: Kwezi, K6 and Bambanani UG2

The mining method applied at all these shafts is mechanised bord and pillar. There are, however, a few sections where handheld drill and blast operations take place. The mining unit consists of a UG2L (Leader Seam), approximately 20cm thick, a UG2P (parting waste) of variable thickness and the UG2 (Main Seam). The UG2P is unmineralised and hence undesirable but has to be mined to extract the mineralised UG2 and UG2L. Mining employs a specialised drilling pattern in the UG2P to create large rocks that will not pass through the grizzly so that they can be separated from the ore material going to the surface and packed in back areas underground. This technique improves the quality of the ore that is mined from underground to the processing plant.

No backfilling is used on underground operations. Open pit mining has ceased. There is no requirement for stripping in the open-pit operations.

13.3 Geotechnical Analysis

The TRS has been compiled with inputs from the qualified Rock Engineers. Strategic planning and major design issues were completed with the relevant input from the responsible Rock Engineers. The primary aspects making up the geotechnical analysis are:

- Geotechnical conditions
- Stress and seismological setting, and
- Regional and local support

13.3.1 Geotechnical Conditions

Major structures/fault zones intersect the orebody at most of the shafts. Structures of note are:

- Hex River fault – this is associated with weathering and poor ground conditions and affects Bathopele, Thembelani, and Khuseleka. Appropriate mitigation strategies are in place, and these include bracket pillars, secondary and tertiary support as well as limiting mining to necessary development only. Mining is planned at lower advance rates in the vicinity of the fault
- F1 fault – this affects the Thembelani and Siphumelele shafts. Similar mitigations strategies as the Hex River fault are in place

143

- Siphumelele/Turfontein Shear zone – affects Bambanani Shaft. Ground conditions characterised by blocky rockmass. Mitigation strategies include secondary support and reduced panel spans.
- Kwezi Shaft – Prominent faulting affecting over 70% of the operation. These faults typically dip at less than 60° with throws of up to 5m. Potholes and reef rolls are a ubiquitous feature. These adverse geological conditions have been successfully managed with appropriate strategies such as reduced bord spans, secondary and tertiary support
- K6 Shaft – Similar to Kwezi Shaft, K6 is affected by prominent faults, potholes, reef rolls and IRUPs. Mitigation strategies include reduced bord spans, secondary and tertiary support
- Bambanani Shaft – the operation is affected by major geological features (a shear zone and N-S striking dolerite dykes) on the eastern side. Bracket pillars, reduced bord spans, reduced advance per blast, secondary and tertiary support are some of the strategies that have been used to mitigate the risk posed by the prevailing geotechnical conditions
- Kopaneng Shaft – the operation has experienced increased geotechnical complexities on the Western side due to faults and poor rock mass quality. Reduced panel spans and secondary support have been used to mitigate the risk.

13.3.2 Stress and Seismological Setting

Stress and seismicity risk is higher at the conventional operations than for the mechanised operations, with Siphumelele having the highest seismic risk operation. Seismic sources are fault slip and pillar failure. Seismic monitoring systems are in place at all conventional shafts.

All mechanised shafts are classified as shallow mining with a concomitant low stress and seismicity risk. Seismic monitoring systems are not required these operations.

13.3.3 Regional and Local Support

In the bord and pillar operations, regularly spaced intact pillars are left as part of the layout. These pillars support the middling to the surface and should not be allowed to yield or fail. The protection of surface structures, i.e. buildings, roads, railway lines, etc., is achieved by ensuring that the pillars in the stoping environment, are capable of supporting the overburden. These pillars have a factor of safety (FoS) >2,0. This empirically derived FoS is a requirement of the Mandatory Code of Practice (MCOP) to combat rockfall and rockburst accidents.

In conventional operations, regional dip pillars ranging from 10m to 20m in width, depending on the depth below the surface and the back length dip span, are placed midway between planned raises. Raise lines are planned to be spaced on average 180m to 230m apart on strike, resulting in dip pillars to be spaced to suite, centre to centre.

Where required breaks in these regional dip pillars are planned so that effective overstoping of the haulages can be done. Known geological losses (potholes, dykes & faults) can be incorporated as regional support. Both the Mandatory Code of Practice (MCOP) and Technical Source Document (TSD) details the design.

Crush pillars measuring 3.0m x 3.0m are cut for all UG2 Reef stoping (32m panel spans) and a crush pillar size of 4.0m x 2.5m are cut for all Merensky Reef stoping (35m panel spans) up to a mining depth of

144

1,400m below surface, with ventilation holings of 3m wide between these crush pillars (every 3m to 4m depending on reef type).

13.4 Mine Ventilation

All projects and new infrastructure designs incorporate detailed ventilation modelling and associated recommendations as part of the standard feasibility and planning processes coordinated by the environmental engineering staff. All underground mining are subdivided into defined ventilation districts to ensure effective control of airflow distribution.

For conventional mining operations, the ventilation design is based on achieving a minimum airflow velocity of 0.25m/s, in line with legal requirements. For trackless mining operations, a higher design velocity of 1.0m/s is applied to adequately dilute diesel particulate matter and exhaust gases and to maintain safe working conditions.

13.5 Refrigeration and Cooling

Due to the high geothermal gradient of the BC, the resulting elevated virgin rock temperatures necessitate the use of ventilation, refrigeration, and cooling systems. Ventilation modelling is applied to determine the required ventilation, refrigeration, and cooling capacities to ensure compliance with legal standards and to maintain safe, healthy, and environmentally acceptable underground working conditions.

Within the Rustenburg complex Siphumelele 1 is the only shaft equipped with an operational refrigeration and bulk air-cooling plant. Based on current ventilation modelling and thermal conditions, no refrigeration or cooling systems are required for the other mines in the complex.

13.6 Flammable Gas Management

Sporadic flammable gas intersections are encountered across the shafts. These occurrences are effectively managed through the procedures outlined in the Flammable Gas Mandatory Code of Practice. Continuous gas measuring instruments are utilised to detect both flammable and noxious gases. In addition, an extensive telemetry system, equipped with fixed Carbon Monoxide (CO) sensors installed at strategic locations throughout the operations, provides early detection of CO.

13.7 Mine Equipment

The major mine equipment installed and utilised at the Rustenburg conventional operations is shown in (Table 51 and Table 52).

145

Table 51: Major Mine Equipment

Major Equipment	Quantity
Locomotives	148
Chairlifts	7
Winches	667
Rock Winder	3
Emergency Generators	3
Trackless Mobile Machinery	23
Decline Winders	6
Loaders	80
Main Pumps	14
Personnel Winders	3
Surface Conveyors	12
Surface Vent Fans	23
Transformers	89
U/G Conveyors	18
Surface & U/G Sub Stations	63
Service Winder	3
Mini Subs	116
Shaft Conveyors	5
Koepe Winder	0
Headgear Lift	3
Decline Conveyors	16
Conveyors	22
Vent Fans	10

Table 52: Rail Bound Equipment Summary

Asset Type	Avg 12 months
Loco's	160
Loaders	78
Explosive Cars	197
Material Cars	808
Hoppers	1,077
Drill Rigs	33
Bogeys	54
Personnel carriages (8 mths)	31

146

we are one Sibanye Stillwater

The following major mine equipment (Table 53 and Table 55) is installed and utilised at the Rustenburg mechanised operations:

Table 53: Major Equipment Quantity Summary

Major Equipment	Quantities
Chairlifts	20
Conveyors	210
Mini-Subs	178
Substations	17
Vent Fans	19

Table 54Table 54: Mobile Equipment Summary - 2023

Asset Type	Quantities
Ambulance	6
Forklift	0
Grader	4
LDV	119
LHD	133
Manitou	5
Roof-bolter	29
Drill Rig	28
Jeeps	0
UVS	59
UPC	1

13.8 Personnel Requirements

Personnel requirements and related information are available in Sections 4.5, 14.6 and 17.2.

13.9 Final Layout Map

Refer to Section 12.6, Section 13.1 and Figure 42 and Figure 43 for the distribution of Mineral Reserves and mined out areas.

147

14 Processing and Recovery Methods

This section covers the metallurgical and mineral processing aspects associated with the Rustenburg operation relating to plant capacity, production plans for the LoM, metallurgical performance and metal accounting practices.

14.1 Processing Facilities

Seven process plants are located at the Rustenburg Section, namely:

- Waterval UG2 Concentrator, treating only UG2 ore (has an 85.3% 4E recovery factor)
- Waterval Retrofit Concentrator, treating a blend of Merensky and UG2 ores. This plant has an 85.8% recovery factor. The Retrofit plant is on C&M from 2026 due to concentrator optimisation. Going forward, all the Rustenburg ores will be processed at the Waterval UG2 plant
- K1 Concentrator, treating UG2 ore from Kopaneng and K6 shafts (has an 82% 4E recovery factor)
- K2 Concentrator, treating UG2 ore from Bambanani, Kwezi and K6 shafts (has an 82% 4E recovery factor)
- Chrome Recovery Plant (CRP). The CRP treats the primary rougher middlings of UG2 from the Waterval UG2 plant to recover a saleable chromite concentrate. The plant has a 12.0% recovery factor
- Western Limb Tailings Retreatment plant (WLTR plant), treating tailings from the Klipfontein TSF has a 28.0% recovery factor
- Platinum Mile Concentrator (PMC) treats current arising tailings from the Waterval UG2 and Waterval Retrofit Concentrators as well as tailings from the Waterval West TSF and has a 16.0% recovery factor. In 2019, PMC started to treat tailings from the Waterval East and West TSF with a recovery factor of 24.0%. In 2023 PMC has commissioned a chrome recovery plant to process the UG2 tails for the recovery of a saleable chromite concentrate. This chrome plant now forms part of the CMA agreement with Glencore as the operator of the plant which was signed in 2025

The mineral processing plant parameters are shown in Table 55. Capacity is based on current retention times and historical achievement.

Table 55: Mineral Processing Plant Parameters

Plant	Design Capacity (ktpm)	Current Operation Capacity (ktpm)	Average Recovery Factor (%)	Material Treated
Waterval UG2 concentrator	450	475	86	UG2
Waterval retrofit concentrator	620	130	86	Merensky and UG2
K1	290	148	82	UG2
K2	300	255	82	UG2
CRP	440	440	30-35	Fresh UG2 Talings
WLTR	450	450	32	Historic Tailings
Platinum Mile Retrofit	1,000	940	16	Fresh and historic tailings

The following major process equipment is installed and utilised at the Rustenburg Concentrators Table 56.

Table 56: Process Equipment Summary all Concentrators

Major Equipment	Quantity
Dense Media Separators (DMS)	2
Ball mills	9
Regrind mills	7
Flotation cells	164
Thickeners	10
Crusher	8

14.1.1 Waterval UG2 Concentrator

14.1.1.1 Process Description

The Waterval UG2 concentrator has a 450,000tpm nameplate capacity. The plant has a two-stage milling and flotation (MF2) configuration circuit with two cleaning stages and a final column flotation circuit to reduce chromite in the final concentrate

The process plant comprises the following main circuits:

- Ore receiving
- Crushing and screening
- Milling
- Flotation
- Concentrate, and
- Tailings

The concentrator receives Merensky and UG2 RoM ore from both the Rustenburg conventional Shafts and Bathopele ore receiving circuits. Ore is fed to primary crushing from the Rustenburg operation from either a 2,000t bin or from a 70,000t stockpile. Bathopele ore is fed to primary crushing from a 6,500t silo. Crushed ore from both Rustenburg vertical shafts and Bathopele are combined and screened to either the fine ore mill feed silo with a capacity of 13,500t, or a coarse ore mill feed silo with a capacity of 6,500t.

The milling plants consist of primary, secondary and Mainstream Inert Grinding ("MIG") milling circuits. As part of a business decision the MIG circuits are not being used anymore. The crushed product is milled and floated in an MF2 configured circuit. A single primary mill is operated in the closed circuit while both the cyclone overflow and cyclone underflow reports to a classifying screen. The screen underflow reports to the primary flotation circuit whilst screen overflow is returned to the primary mill.

In the primary flotation circuit, the material reports to the rougher cells. The floated material reports as a primary concentrate which is fed for further upgrading in cleaning and re-cleaning stages. The rougher tail reports to the CRP plant for chromite removal. After chromite removal, the tails from the CRP plant

149

are pumped to a single secondary mill for further finer grinding and this product reports to the secondary rougher cells. The low-grade tails from the secondary rougher circuit are pumped to the final tailings Thickener prior to disposal to the TSF. Final concentrate from the primary and secondary recleaner circuits report to the final concentrate transfer tank.

The final flotation concentrate stream from the flotation circuit is thickened and filtered at the Waterval Retrofit Concentrator. The responsibility for concentrate extraction and filtration currently resides with the Valterra - Waterval Smelter.

14.1.1.2 Production Plan

The recent history and operational parameters for the Waterval UG2 Concentrator are presented in Table 57, Figure 51 and Figure 52. The 2021 to 2025 data presented reflect the actual annual performance whilst the 2026 to 2054 data represent current LoM targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets.

150

Figure 50: The Schematic Process Flow Diagram for Waterval UG2 Concentrator


WATERVAL UG2 CONCENTRATOR
MILLING & FLOTATION SECTION
Crusher Section
Primary Mill
Rotary Woodchip Screen
De-Chipping Cyclones
Classifying Screens
Primary Mill Feed Belt (404-CV-03)
SU01
408-PP-01 (A&B)/02 (A&B)
SU05
Primary Roughers ($70m^3$)
CRP Return
CRP
Surge Tank
418-PP-001/002
SU02
440-PP-02/03
Column Flotation Cells
440-PP-100/101
440-PP-98/99
440-PP-106/107
TK30
440-PP-102/103
TK28
Primary Re-Cleaners ($20m^3$)
TK01
440-PP-04/05
440-PP-06/07
Primary Cleaners ($50m^3$)
Retrofit Concentrate Thickener & Larox Thickener
Final Conc
TK13
TK29
440-PP-41 (A,B&C)/42 (A,B&C)
440-PP-104/105
TK07
TK08
0.15%
440-PP-24/25
440-PP-22A/23A
SU07
440-PP-26/27
SU06
440-PP-20/21
TK05
TK06
440-PP-15/16
440-PP-18/19
Linear Screen
Densifier Cyclones
418-PP-003/004/005
SU08
SU07
Stg 2 Cyclones
408-PP 15/16
418-PP-006
Isa Mill
Feed Sumps
Isa Mills
418-PP-008
ISA Mill Cyclones
Secondary Mill
TK04
418-PP-010/011
SU06
408-PP-11/12
Secondary Roughers (130 m^3)
Final Tails
UG2 Final Tailings Thickener
Secondary Cleaners ($50m^3$)
SU04
440-PP-09/10
Secondary Re-Cleaners ($20m^3$)
TK03
440-PP-11/12
TK04
440-PP-13/14
SU10
440-PP-39/40
TK09
440-PP-29/30
TK10
440-PP-31/32
SU09
440-PP-35/36
TK11
440-PP-37/38
TK12

Table 57: Waterval UG2 Concentrator Production Forecast and Operational Data

Parameter	Actual					LoM								
	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Total Feed (kt)	4,865	4,808	4,858	4,675	4,939	5,609	5,441	5,606	4,938	4,629	4,679	4,498	4,440	4,526
Head Grade (g/t)	3.14	3.18	3.24	3.00	3.40	3.42	3.47	3.44	3.51	3.56	3.62	3.55	3.61	3.62
Concentrate Produced (kt)	74	77	79	78	83	91	88	90	80	74	75	70	69	70
4E Recovery (%)	87	85	86	86	86	86	86	86	86	87	87	87	87	87
4E Metal Produced (koz)	427	417	432	436	464	532	524	534	482	460	474	445	447	458

Parameter	LoM													
	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048
Total Feed (kt)	4,486	4,497	4,214	4,121	3,988	3,785	3,553	3,148	2,570	2,008	1,643	1,399	1,060	824
Head Grade (g/t)	3.66	3.67	3.72	3.74	3.72	3.77	3.81	3.80	3.93	4.04	4.12	4.09	4.17	4.17
Concentrate Produced (kt)	69	70	65	64	62	59	55	49	40	31	25	21	16	13
4E Recovery (%)	87	87	87	87	87	87	88	87	88	88	88	88	89	89
4E Metal Produced (koz)	459	462	440	433	416	400	381	337	285	230	193	163	126	98

Parameter	LoM					
	2049	2050	2051	2052	2053	2054
Total Feed (kt)	706	684	657	607	608	594
Head Grade (g/t)	4.28	4.34	4.40	4.47	4.48	4.49
Concentrate Produced (kt)	11	10	10	9	9	9
4E Recovery (%)	89	89	89	89	89	89
4E Metal Produced (koz)	86	85	83	78	78	77

Figure 51: Waterval UG2 Concentrator Throughput Forecast



Feed (tonnes)
Concentrate (tonnes)
6 000 000
5 000 000
4 000 000
3 000 000
2 000 000
1 000 000
0
100 000
90 000
80 000
70 000
60 000
50 000
40 000
30 000
20 000
10 000
0
FY2021 FY2023 FY2025 FY2027 FY2029 FY2031 FY2033 FY2035 FY2037 FY2039 FY2041 FY2043 FY2045 FY2047 FY2049 FY2051 FY2053 FY2055 FY2057
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 52: Waterval UG2 Concentrator Production and Recovery Forecast



4E Ounces (ozt)
4E Recovery
600 000
500 000
400 000
300 000
200 000
100 000
0
90%
89%
88%
87%
86%
85%
84%
83%
82%
FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047 FY2048 FY2049 FY2050 FY2051 FY2052 FY2053 FY2054 FY2055 FY2056 FY2057
Ounces 4E Produced
% 4E Recovery

14.1.2 Waterval Retrofit Concentrator

14.1.2.1 History

The Waterval Retrofit concentrator consists of two sets of 310,000tpm mainstream modules operating in parallel to give a combined plant nameplate capacity of 620,000tpm. Note: Retrofit Plant has been placed on C&M from 2026 due to limited ore supply from mining. All material from the Rustenburg shafts is now being processed at the WUG2 Concentrator.

14.1.2.2 Process Description

The plant consists of two MF2 modules in parallel with shared cleaner flotation banks.

The process plant comprises the following main circuits:

- Ore receiving
- Crushing and screening
- Milling
- Flotation
- Concentrate, and
- Tailings

UG2 and Merensky RoM ore is received into a 2,000t bin and fed to the primary crushing section. The crushed ore is fed to four mill feed silos. Each module has two dedicated feed silos. The milling plant for each module has a dedicated primary and secondary mill circuit. Note: As part of a business decision, MIG mills are not in use. Tailings material can also be received from the TSF and treated in each of the modules.

The crushed product is milled and floated in an MF2 configured circuit. Two primary mills (one per module) are operated in a closed circuit. Woodchip removal cyclones are installed ahead of the classification screens. Figure 53 shows the process flow.

The cyclone overflow material, after woodchip removal, and cyclone underflow reports to a classifying screen. Screen underflow reports to the primary flotation circuit whilst screen overflow is returned to the primary mill.

In the primary flotation circuit, the floated material reports as a primary concentrate and is fed for further upgrading in cleaning and re-cleaning stages. A number of processing options are available for the concentrate produced.

The tails from the primary rougher cells are pumped to the secondary milling circuit, each consisting of two secondary and two MIG mills (MIG's not in use) for further finer grinding, with this product reporting to the primary scavenger cells and the subsequent product going to the secondary scavenger cells.

154

The low-grade tails from the secondary scavenger circuit are pumped to the final tails thickener and water reticulation area where the material is cycloned and thickened before being transferred to the TSF.

Final flotation concentrates from the primary, secondary and tertiary recleaner circuits is fed to two final concentrate thickeners. The responsibility for concentrate extraction and filtration currently resides with the Waterval Smelter.

The concentrator shares multiple services including potable water, process water, fire water, tailings disposal, electrical and motor control buckets with the Waterval Smelter which is owned by Valterra Platinum. All of these services need to be separated or a service agreement reached before the plants can be operated as standalone units.

Agreements have been established for shared services. process, gland seal (GSW), as well as the fire hydrant water systems have been successfully separated. Tailings disposal is still integrated and will continue until further notice.

There is no operational data presented as the Retrofit plant is now on C&M.

155

Figure 53: The Schematic Process Flow Diagram for Waterval Retrofit Concentrator


WATERVAL CONCENTRATOR
PROCESS FLOW DIAGRAM
Solid Lines
Current Process Flow
Dashed Lines
Optional Process Flow
FINAL TAILS
FT203-206
FT100-101 or 101-102
FT200-201 or 201-202
Cells to Final Concentrate
Current Process Flow

14.1.3 Western Limb Tailings Retreatment Plant (WLTR Plant)

14.1.3.1 Process Description

The WLTR plant has 450,000tpm original name plate capacity (Figure 54). The Klipfontein tailings dam in the WLTR Klipfontein complex receives recovered tailings which are trucked from the Waterval East e-feed to the Klipfontein Tailings Dam from where the slurry is pumped to the WLTR concentrator.

The process plant is divided into the following main circuits, namely:

- Feed receiving
- Milling
- Flotation
- Concentrate, and
- Final tailings

Feed from Klipfontein is fed to the WLTR plant thickener and pumped to the cyclone cluster for desliming. Milled product is combined with deslimed cyclone overflow and fed to a cyclone cluster for classification. Cyclone underflow is returned to the mill with the overflow fed to the primary flotation circuit.

In primary flotation, the floated material reports as primary high-grade concentrate and is fed to flotation cells for further upgrading. An intermediate grade concentrate is upgraded in further cleaning stages. The tails from the primary rougher cells are pumped to the final tailings thickener before being pumped to the TSF.

Flotation concentrate from the various circuits is fed to the final concentrate thickener prior to being filtered and trucked to the Waterval Smelter.

Figure 54: The Schematic Process Flow Diagram for Western Limb Tailings Recovery Plant



WLTR CONCENTRATOR PROCESS FLOW,
REAGENTS AND GRINDING MEDIA RECIPE
from Klipfontein Remining Site
Recipe authorised on 26 May 11 by:
Reagent Supervisor: A Raboshakga
Met Tech Eng: SG Ratau
Metallurgist: T Nemakhavhani
Day Shift Leader: P Swanepoel
Conc Manager: D Vermaak
14g/t Flomin 923
Density Control Thickener
97g/t KU9
20g/t Flomin F660
60 g/t pellet SIBX
40g/t CuSO4
40g/t pellet SIBX
16g/t Flomin F660
80g/t pellet SIBX
500g/t 30mm
X 16
X 12
Primary Ball Mill
Roughers
12g/t Flomin 923
6g/t Flomin 923
Final Tailings Thickener
Cleaner Feed Thickener
FPE Cells
Final Tailings to Hoedspruit Slimes Dam
15g/t Ceramic Media
Isa Mill Surge Tank
Isa Mill
Isa feed sump
Isa discharge sump
10g/t KU9
15g/t pellet SIBX
4g/t Flomin F660
7.5g/t KU9
5g/t KU9
PreCleaner
ReCleaners
Cleaners
UltraFines Circuit
ReCleaner
Cleaners
Roughers
NB:
ALL CONSUMPTIONS BASED ON FRESH FEED TO THE PLANT
3g/t Flomin 923
Final Concentrate Thickener
Filter feed Tank
Larox Filter
18% H2O Filter Cake
Final Concentrate to Waterval Smelter
bypass lines
manual sampling point
auto sampling point

14.1.3.2 Production Plan

The recent history and operational parameters for the WLTR Plant are presented in the Table 58, Figure 55 and Figure 56. The 2021 to 2025 data presented reflect the actual annual performance whilst the 2026 to 2043 data represent current LoM targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets.

The feed material for WLTR from the Waterval West dam will be depleted in 2026, after which WLTR will be fed with remined material from KTD1 and current arising tailings from Waterval UG2. Although the WLTR plant remains operational in 2026, its operations will be limited to reclaiming the remaining material from the West dams while awaiting the completion of the chrome plant at WLTR, after which remining and processing of KTD1 can commence.

Table 58: Western Limb Tailings Retreatment Plant Production Forecast and Operational Data

Parameter	Actual					LoM								
	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
Total Feed (kt)	5,712	5,609	5,486	5,370	5,205	0	2,319	2 497	2,579	2,491	2,511	2,441	2,250	2,636
Head Grade (g/t)	1.09	1.05	1.03	1.06	1.10	0.00	0.61	0.61	0.61	0.61	0.61	0.61	0.61	0.62
Concentrate Produced (kt)	31	29	26	26	28	0	4	4	5	4	5	4	4	5
4E Recovery (%)	34	40	33	32	28	0	15	15	15	15	15	15	15	15
4E Metal Produced (koz)	68	75	60	59	52	0	7	7	8	7	7	7	7	8
Parameter	LoM													
	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048
Total Feed (kt)	2,324	1,892	1,641	1,441	1,266	1,225	1,133	1,067	979	973	988	968	9489	952
Head Grade (g/t)	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63	0.63
Concentrate Produced (kt)	4,184	3,406	2,954	2,594	2,278	2,206	2,039	1,921	1,762	1,751	1,779	1,743	1,708	1,713
4E Recovery (%)	15	15	15	15	15	15	15	15	15	15	15	15	15	15
4E Metal Produced (koz)	7,027	5,742	4,976	4,368	3,858	3,735	3,449	3,249	2,977	2,957	3,005	2,943	2,884	2,894

159

Figure 55: Western Limb Tailings Retreatment Plant Throughput Forecast



Feed (tons)
Concentrate (tonnes)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
FY2042
FY2043
FY2044
FY2045
FY2046
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 56: Western Limb Tailings Retreatment Plant Production and Recovery Forecast



4E Ounces (ozt)
4E Recovery
80 000
70 000
60 000
50 000
40 000
30 000
20 000
10 000
0
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
FY2041
FY2042
FY2043
FY2044
FY2045
FY2046
FY2047
Ounces 4E Produced
% 4E Recovery

160

161 14.1.4 Waterval Chrome Recovery Plant (“WCRP”) 14.1.4.1 Process Description A Chromite Recovery Plant (WCRP) was constructed at Waterval UG2 concentrator (Section 14.1.1) to treat primary rougher tails (PRT). The entire PRT stream from rougher tailings sump is diverted to the WCRP Plant. The existing pumps at UG2 send tailings to surge tank, of 500m3 capacity situated at WCRP plant. From the surge tank, pumps feed the cyclone cluster, the underflow from which gravitates through the existing vibrating screen, then proceed to magnetic separators followed by the roughers spirals feed tank. The overflow from cluster cyclones reports to the splitter box which feeds the two tailing thickeners. The feed from spiral feed is separated to two modules; primary circuit module 1 and module 2. The primary circuit of both modules consist of spirals, the process starts from the rougher spirals, cleaner spirals, recleaner spirals, re-recleaner spirals, final cleaner spirals and rewash spirals. The feed from the spiral feed enters the feed box of the spirals and then flows on the surface of the spirals. The spirals separate the material by size and specific gravity generating three products namely: concentrate, middlings and tails. After the primary spiral circuit, there is also the scavenger circuit that takes in the most of tails streams (waste) from the primary circuit so that it can be recycled to scavenge chromite, this consists of three stages which is the roughers, cleaners and recleaner. The final product is then pumped to laydown area where it’s stacked according to grade, and dispatched to various areas for further processing. Chromium is used with various other metals to give hardness to steel, also as a plating material because of its non-corrosive nature. Chromite bricks are used to a considerable extent as linings for metallurgical furnaces, because of their neutral and refractory character. The operational parameters and production plan for the WLTR Plant are presented in Production Plan The recent history and operational parameters for the WLTR Plant are presented in the Table 58, Figure 55 and Figure 56. The 2021 to 2025 data presented reflect the actual annual performance whilst the 2026 to 2043 data represent current LoM targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets. The feed material for WLTR from the Waterval West dam will be depleted in 2026, after which WLTR will be fed with remined material from KTD1 and current arising tailings from Waterval UG2. Although the WLTR plant remains operational in 2026, its operations will be limited to reclaiming the remaining material from the West dams while awaiting the completion of the chrome plant at WLTR, after which remining and processing of KTD1 can commence. There are no historical production data as this is a new production stream. The 2026 to 2064 data represent current LoM planning. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets. 162 14.1.4.2 Production Plan Table 59: Waterval Chrome Recovery Plant (“WCRP”) Production Forecast and Operational Data Parameter LoM 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 Feed to WCRP (kt) 4,819 4,614 4,747 4,365 4,014 3,946 3,964 3,943 3,954 3,857 3,908 3,725 3,532 3,602 Cr2O3 in WCRP feed (kt) 714 752 1,022 1,270 1,259 1,256 1,298 1,334 1,358 1,328 1,347 1,234 1,126 1,176 Cr2O3 in WCRP feed %) 14.81 16.30 21.52 17.54 31.37 31.84 32.75 33.84 34.33 34.43 34.48 33.12 31.89 32.66 Produced (kt) 547 529 552 509 470 470 478 482 487 479 485 463 440 450 WCRP Yield (%) 11.4 11.5 11.6 11.7 11.7 11.9 12.1 12.2 12.3 12.4 12.4 12.4 12.5 12.5 Cr2O3 Produced grade (%) 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 Cr2O3 Produced(kt) 221 214 224 206 190 190 194 195 197 194 197 188 178 182 Cr2O3 Recovery (%) 31.0 28.46 21.88 16.21 15.12 15.15 14.93 14.62 14.52 14.61 14.59 15.21 15.83 15.50 Parameter LoM 2040 2041 2042 2043 2044 2045 2046- 2050 5201- 2055 2056- 2060 2061- 2065 Feed to WCRP (kt) 3,325 3,060 2,596 2,292 1,808 1,396 5,149 2,691 2,080 1,067 Cr2O3 in WCRP feed (kt) 1,056 991 851 757 521 331 1,065 509 394 202 Cr2O3 in WCRP feed (grade) 31.8 32.4 32.8 33.0 28.8 23.7 21% 19% 19% 19% Produced (kt) 416 383 325 287 226 175 644 336 260 133 WCRP Yield (%) 12.5 12.5 12.5 12.5 12.5 12.5 2.5 2.5 2.5 2.5 Cr2O3 Produced grade (%) 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 40.5 Cr2O3 Produced(kt) 168 155 131 116 92 71 261 136 105 54 Cr2O3 Recovery (%) 15.95 15.63 15.44 15.33 17.58 21.39 24.5 26.8 26.7 26.7 163 Figure 57: Waterval Chrome Recovery Plant (WCRP) Throughput Forecast 164 Figure 58: Waterval Chrome Recovery Plant (WCRP) Production and Recovery Forecast 14.1.5 Platinum Mile Concentrator (PMC) 14.1.5.1 Process description The PMC plant has a 1,000,000tpm original nameplate capacity. Tailings are fresh arisings from the Waterval UG2 Plant and Retrofit Plant (Figure 59). Additionally, tailings are re-mined from the E/W TSF; and are then pumped to the PMC plant for reprocessing. The process plant is divided into the following main circuits, namely: • Feed receiving • Milling • Flotation • Concentrate, and • Final tailings UG2 and Retrofit tailings feed is pumped into the plant on separate circuits. Retrofit tailings are eventually combined with E/W TSF-feed material. Feed from the West Feed re-mining is fed to the PMR through a regrind process at Retrofit Plant and pumped to the PMC.

The Waterval UG2 tails is first processed for chrome recovery at PMC chrome recovery plant to recover a saleable chromite concentrate before being pumped to the PGM recovery plant. The chrome recovery plant was commissioned in December 2023.

In the PGM primary flotation circuit, the floated material reports as primary high-grade concentrate and is fed to the flotation cells for further upgrading. An intermediate grade concentrate is upgraded in further cleaning stages. The tails from the primary rougher cells are pumped to the final tailings thickener before being pumped to the TSF.

Flotation concentrate from the various circuits is fed to the final concentrate thickener prior to being filtered and trucked to the Waterval Smelter.

The recent history and LoM operational parameters for the PMC plant are presented in Table 60, Figure 60 and Figure 61. The 2021 to 2025 data presented reflect the actual annual performance whilst the 2026 represents current LoM planning. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

No material is currently being fed from the Retrofit plant, as the plant was placed on C&M in 2026. The remined material from the East and West dams will be depleted during 2026, after which PMC will be placed on C&M, as operating the PMC plant on the UG2 tailings stream alone is not financially viable.

Figure 59: The Schematic Process Flow Diagram for Platinum Mile


UG2
Merensky
A Roughers
1 2 3 4
20m thickener
SMD 1
SMD 2
HIF
A cleaners
1 2 3 4 5 6
1 2
A Recleaners
B-Recleaners
1 2
B Roughers
1 2 3 4
B Cleaners
1 2 3 4
Deswik A
Deswik B
Column
Mill 2
Mill 1
Mill 3
Scavengers
1 2 3 4
12m thickener
Conc thickener
Final product
E-feed via ball mills
Discard

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14.1.5.2 Production Plan

Table 60: Platinum Mile Plant Production Forecast and Operational Data

Parameter	Actual					LoM
	2021	2022	2023	2024	2025	2026
Total Feed (kt)	10,637	5,158	10,150	8,489	9,416	9,681
Head Grade (g/t)	0.72	0.72	0.73	0.79	0.72	0.70
Concentrate Produced (kt)	17	7	16	19	16	18
4E Recovery (%)	21	21	22	21	15	16
4E Metal Produced (koz)	52	25	52	46	32	39

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Figure 60: Platinum Mile Retrofit Concentrator Throughput Forecast


12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Feed (tonnes)
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Concentrate (tonnes)
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 61: Platinum Mile Retrofit Concentrator Production and Recovery Forecast


60,000
25%


50,000
40,000
30,000
20,000
10,000
0
4E Ounces (ozt)
20%
15%
10%
5%
0%
4E Recovery
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
Ounces 4E Produced
% 4E Recovery

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14.1.6 K1 Plant

14.1.6.1 Process Description

The initial processing plant capacity for K1 plant was 100,000tpm. Since then, the plant has undergone several expansion phases, increasing its capacity to the current level of 290,000 tpm.

K1 Plant treats RoM ore from Kopaneng, Simunye and K6 shafts. RoM ore is transported by truck or conveyor to the primary crusher, where it is crushed and screened before being passed through a secondary crusher. The correctly sized material is then conveyed to the DMS feed silos.

A grizzly feeder is used to remove most of the fines before the RoM ore is sent to the primary crusher to better utilise the crusher. An intermediate silo with a capacity of 800t was developed between the primary and secondary crushing sections.

The process plant comprises the following main circuits:

- Ore receiving
- Crushing and screening
- Dense Media Separation
- Milling
- Flotation
- Concentrate
- Chromite Removal and
- Tailings

Dense Media Separation (DMS) Plant

To minimise the treatment of waste rock and to upgrade the ore head grade, a DMS plant is located between the crusher section and the milling section of each plant. The DMS plant is fed from the DMS feed silos, which are two concrete units with a total storage capacity of approximately 8,000t and 2,500t, respectively. An automated hammer sample cutter takes samples every few minutes to determine the feed head grade of the ore coming into the DMS circuit.

The DMS process treats coarse material (minus 30mm plus 2mm), whilst the fines (minus 2mm) bypass this process and are 'flash-floated' immediately after being screened ahead of the DMS section. The flash flotation cells recover the bulk of the PGM-bearing material from the fines before reporting to the primary milling-flotation circuit.

The separation in the DMS circuit is enabled through ferrosilicon (FeSi) as the separation medium. The density of the medium is controlled between 3.0 and 3.1 t/cm^3. This medium is continuously being recovered and circulated in circuit by means of 1) screening and washing of FeSi from the ore and 2) magnetic separators removing the FeSi from the slurry.

The DMS waste is passed onto a waste conveyor which transports the material to a DMS waste rock stockpile, situated to the east of the plant. The DMS product is then conveyed to the north feed bin. Regular interval samples of the DMS waste are taken from the waste conveyor using an automated

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sample cutter to minimise the loss of PGMs contained within the waste rocks to the waste rock stockpile. The DMS plant produces a maximum of 1,200,000tpa of waste rock.

Milling

The primary milling-flotation circuit treats DMS 'sinks' material (together with the flash float fines), essentially the 'reef' proportion of the coarse RoM ore. Two primary mills are installed at the plant. The two circuits are identical and are described below. To maximise recovery of the PGM, the material must be ground. The PGM bearing material is fed into the front of the mill and is broken into smaller particles. Water is also fed into the mill and the material exists as a dense slurry and is then diluted. The slurry passes over vibrating screens to remove waste and scats and is pumped to the flotation section.

The Phase 1 expansion project made provision for the inclusion of a regrind ball mill circuit. The ball mill operates in an open-circuit to minimise losses. The cleaner flotation tailings are re-introduced to the ball mill circuit, which effectively 'closes' the primary cleaner flotation circuit, improves recovery, and reduces the likelihood of operational losses from the concentrator. The regrind flotation cell arrangement is similar to the primary rougher flotation circuit, resulting in parallel flotation trains.

Flotation (Addition of Reagents)

The floatation process is used to concentrate the PGMs. In the flotation process, the minerals of the PGM attach to bubbles of air and are thus separated from the slurry of milled ore. The concentrate collected on the bubbles is upgraded through a series of flotation steps.

Reagents for the flotation process are added to the slurry from the mill. These reagents are:

- Sodium isobutyl xanthate (SIBX) links up with sulphide minerals, these minerals are naturally hydrophobic and the SIBX enhances this
- Poly-propylene-glycol (frother) which stabilises the bubbles
- Carboxy-methyl-cellulose (CMC depressant) stops fine silica and slimes attaching to the bubbles and makes talc and gangue material in the solution fuse together

K1 operates an MF2 circuit, whereby the product of the primary mill feeds the primary rougher circuit with the tails from the primary roughers feeding the secondary mill. The secondary mill product feeds the secondary roughers. The primary roughers produce high grade and medium grade concentrate, the high-grade concentrate reports to the primary cleaner bank 1. The primary medium grade concentrate reports to the secondary cleaner bank 1. The secondary roughers produce high and medium grade concentrate. The high-grade concentrate from the secondary roughers reports to primary cleaner bank 1 and the medium grade concentrate from the secondary roughers reports to the secondary cleaner bank 1.

The primary cleaner circuit comprise of 4 banks of primary cleaners. The primary cleaner circuit like the secondary is an upgrading floatation circuit with concentrate from bank 1 upgraded in bank 2, bank 2 concentrate upgraded in bank 3 and bank 3 concentrate upgraded in bank 4 which is the final concentrate. The secondary cleaner section is similar to the primary cleaners section. The final concentrate is pumped to the concentrate thickener for thickening and dispatch via slurry trucks.

The tails from the secondary rougher flotation cells pass to the chromite removal section.

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Chrome Recovery

Associated with the processing plant is the Chrome Spiral Plant. The secondary rougher flotation tailings pass through the spiral plant to recover a chromite concentrate from the milled product. The chrome recovery circuit of the K1 plant was upgraded to contain additional spiral concentrator units to increase the chromite concentrate yield. On average, the K1 Spiral Plant produces 26,000tpm of chrome with a Cr_2O_3 grade of about 40.5%. The discard from the K1 spiral plant reports to the K150 Glencore facility for further chrome removal before reporting to tailings disposal.

Reagent Make-Up and Distribution

The chemicals used in the flotation process are delivered as either concentrated solutions or dry. Except for the frother, these chemicals must be made up, hydrated, or diluted prior to use in the flotation plant. Although the exact make-up system varies for each chemical, basically, each reagent is added to a tank, to which water is added and then the resultant solution is mixed and circulated and then pumped into the flotation plant.

Tailings Separation

Slurry from the secondary rougher flotation step is discarded as tailings, after the chrome is removed by the spirals. The tailings are thickened in thickeners and then discharged to one of the tailings storage facilities, namely K1 and K150 Tailings dams.

Flow diagram of the K1 Plant is given in Figure 62

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Figure 62: The Schematic Process Flow Diagram for K1 Processing Plant


KROONDAL 1 Plant
Cone Crusher Bin
Cone crusher
Vibrating Screen
Fine ore silo

171

14.1.6.2 Production Plan

The recent history and operational parameters for the K1 concentrator are presented in Table 61, Figure 63 and Figure 64. The 2021 to 2025 data presented reflect the actual annual performance, whilst the 2026 to 2028 data represent current LoM planning. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets.

Table 61: K1 Concentrator Production Forecast and Operational Data

Parameter	Actual					LoM		
	2021	2022	2023	2024	2025	2026	2027	2028
Total Feed (kt)	3,532	3,249	2,277	1,678	1,896	1,356	1,220	1,220
Head Grade (g/t)	2.39	2.33	2.19	2.17	2.10	2.28	2.27	2.27
Concentrate Produced (kt)	28	27	17	13	13	11	10	10
4E Recovery (%)	88	82	82	82	82	82	82	82
4E Metal Produced (koz)	225	199	131	96	104	81	73	73

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Figure 63: K1 Concentrator Throughput Forecast


4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Feed (tons)
30,000
25,000
20,000
15,000
10,000
5,000
0
Concentrate (tonnes)
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 64: K1 Concentrator Production and Recovery Forecast


250,000
200,000
150,000
100,000
50,000
0
4E Ounces (ozt)
90%
88%
86%
84%
82%
80%
78%
76%
4E Recovery
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
Ounces 4E Produced
% 4E Recovery

173

14.1.7 K2 Plant

14.1.7.1 Process description

K2 Plant was built and commissioned in 2005. At that stage, there were three operational shafts, with the construction of a fourth shaft (Kwezi) to start in the following year. In 2008 the production ramp-up began at Kwezi and continued into the following year with a total of four decline shafts in production. The current capacity of the K2 Plant is 300,000tpm.

Crushing

The K2 Plant treats RoM ore from the Simunye, Kwezi and Bambanani shafts. The RoM ore is transported via train, truck, or conveyor to an elevated RoM silo. From this silo, it is crushed down to minus 20mm by a two-stage crushing circuit.

The primary crushing consists of a grizzly feeder feeding the jaw crusher, which crushes the RoM ore down to 75mm. This ore is then transported via an overland conveyor to the secondary crushing.

The secondary crushing consists of a vibrating screen that removes the minus 30mm particles. The oversize is sent to a small bin with a vibrating feeder that feeds the secondary cone crusher which has a closed side setting of 19mm to 22mm. The cone crusher product will then go back to the vibrating screen. The secondary crushing thus operates in a closed loop. The undersize of the vibrating screen is then sent to a 4,000t fine ore silo, also known as the DMS feed silo.

Dense Media Separation (DMS) Plant

The operation of the DMS at the K2 Plant is very similar to the DMS of the K1 Plant. Both are used to upgrade the feed ore head grade and to minimise the treatment of waste rock. Minor differences exist in the plant itself, such as original equipment manufacturer (OEM) designs of certain equipment and sizes due to the K2 Plant being able to feed 325ktpm to the DMS.

Regular automated samples of the DMS feed, as well as the DMS floats (waste rock), are taken for metal accounting purposes, the same as at K1. K2 also has its own waste rock stockpile situated next to the plant, where conveyor belts transport waste rock to the stockpile. Around 3.7Mtpa of waste rock is produced by K2 Plant.

The sinks (product rock) from the DMS, together with the particles smaller than 2mm (the feed prep screen underflow), are sent by conveyor to the concrete mill feed silo, which has a capacity of 3,500t.

Milling

The primary milling phase is carried out in a single primary ball mill similar in design to the mills at the K1 Plant, but larger in capacity. Grinding balls (70mm diameter for primary mill and 40mm diameter for secondary mill) are used to grind the material down.

The K2 Plant also follows a mill-float-mill float (MF2) processing circuit, meaning that the discharge of the primary mills will be fed to the primary roughers. The tails of the primary roughers are then sent to the secondary ball mill to be re-grinded. The discharge of the secondary ball mill is then sent to the secondary floatation to be floated again.

174

we are one Sibanye Stillwater

Flotation (Addition of Reagents)

The floatation process of the K2 Plant has the same purpose as that of the K1 Plant, which is to concentrate the PGMs, but with a different flow in the process. The difference between the floatation circuit of the K1 and K2 Plants is that the K2 Plant has additional fast cleaners in the primary as well as the secondary circuit. The concentrate of these fast cleaners is of a grade high enough to go directly to the final concentrate.

Reagents for the flotation process at the K2 Plant are the same as the K1 Plant, except for the additional copper sulphide. These reagents are:

- SIBX, which links up with sulphide minerals, these minerals are naturally hydrophobic and the SIBX enhances this
- Poly-propylene-glycol (frother) which stabilises the bubbles
- CMC depressant which stops fine silica and slimes attaching to the bubbles and makes talc and gangue material in the solution fuse together
- Copper sulphide (activator) acts as a promoter for the PGM's to be floated
- K2 basically has four product streams which will all go to the final concentrate. These four streams are:
    - Flash float concentrate from the DMS section
    - Fast cleaner concentrate from the primary floatation circuit
    - Secondary re-re-cleaner concentrate
    - Primary re-cleaner concentrate

All the above mentioned is blended to deliver a final concentrate of around 180g/t PGM's. The secondary rougher tails are also pumped to the spiral section for the chrome removal.

K2 operates a MF2 circuit, whereby the product of the primary mill feeds the primary rougher circuit with the tails from the primary roughers feeding the secondary mill. The secondary mill product feeds the secondary roughers. The primary roughers produce high grade and medium grade concentrate, the high-grade concentrate reports to the fast cleaners. The primary medium grade concentrate reports to the secondary cleaners. The secondary roughers produce medium and low-grade concentrate. The medium grade concentrate from the secondary roughers reports to primary cleaners and the low-grade concentrate from the secondary roughers reports to the secondary cleaners.

The primary cleaner circuit comprises of fast cleaners, primary cleaners, and primary re-cleaners. The concentrate from the fast and primary – re cleaners is the final concentrate and it is pumped to the concentrate thickener for dispatch. The secondary cleaner circuit is made up of the secondary cleaners, secondar re-cleaners and secondary re-re-cleaners. The concentrate from the secondary re-re-cleaners is the final concentrate from this circuit and is pumped to the concentrate thickener for dispatch.

The tails from the secondary rougher flotation cells pass to the chromite removal section.

Chrome Recovery

Like the K1 plant, the K2 Plant also has an associated Chrome Spiral Plant. The secondary rougher flotation tailings pass through the spiral plant to recover a chromite concentrate from the milled

175

product. A total of approximately 41,000t of chromite concentrate is produced per month from both plants.

Flow diagram of the K1 Plant is given in Figure 65.

176

Figure 65: Flowsheet for K2 Plant


FLOWSHEET OF KROONDAL – K2
R.O.M SILO
TIP BIN
GRIZZLY
JAW CRUSHER
CONE CRUSHER
DRY SCREEN
FINE ORE SILO
SECONDARY ROUGHERS
PRIMARY ROUGHERS
SECONDARY MILL
PRIMARY MILL
PROCESS THICKENER
BANANA SCREENS
FAST CLEANERS
CYCLONES
FLASH FLOATS
CM HEADER BOX
Densifier
Mix
Push Mix
Push Bleed
Return
PRIMARY CLEANER
SPIRAL CYCLONES
PRIMARY CLEANERS
SPIRAL PLANT
SPIRAL TAIL SUMP
FINAL CONC. HOLDING TANK
FINAL CONC. THICKENER
DENSIFIERS
MAGSEP
SPRAYERS
Flash float cell 1
TAILINGS THICKENER
PROCESS WATER TANK
SINKS SCREEN
FLOATS SCREEN
DESLIME CYCLONE
CM
DM
TAILINGS DAM
WASTE
SECONDARY CLEANERS
DM HEADER BOX

14.1.7.2 Production Plan

The recent history and operational parameters for the K2 concentrator are presented in Table 62, Figure 66, and Figure 67. The 2021 to 2025 data presented reflect the actual annual performance whilst the 2026 to 2043 data represent current LoM planning. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable targets.

177

Table 62: K2 Concentrator Production Forecast and Operational Data

Parameter	Actual						LoM					
	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032
Total Feed (kt)	3,518	3,253	3,172	3,128	3,268	3,440	3,070	3,506	2,487	1,915	1,681	1,465
Head Grade (g/t)	2.42	2.38	2.36	2.25	2.30	2.34	2.35	2.32	2.48	2.50	2.34	2.50
Concentrate Produced (kt)	37	31	30	28	30	32	29	33	23	18	16	14
4E Recovery (%)	83	82	83	83	83	83	83	83	84	84	83	84
4E Metal Produced (koz)	228	205	201	187	201	214	192	216	166	129	105	99

Parameter	LoM										
	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
Total Feed (kt)	1,319	1,129	1,108	1,003	949	778	759	695	535	421	55
Head Grade (g/t)	2.57	2.47	2.42	2.51	2.43	2.44	2.39	2.25	2.52	2.49	2.50
Concentrate Produced (kt)	12	11	10	9	9	7	7	7	5	4	1
4E Recovery (%)	84	84	84	84	83	84	83	84	83	82	84
4E Metal Produced (koz)	92	75	75	68	61	53	49	46	34	25	4

178

Figure 66: K2 Concentrator Throughput Forecast



4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Feed (tons)
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Concentrate(tonnes)
FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 67: K2 Concentrator Production and Recovery Forecast



250,000
200,000
150,000
100,000
50,000
0
4E Ounces (ozt)
85%
85%
84%
84%
83%
83%
82%
82%
81%
81%
4E Recovery
FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 FY2042 FY2043 FY2044 FY2045 FY2046 FY2047
Ounces 4E Produced
% 4E Recovery

179

14.2 Sampling, Analysis, PGM Accounting and Security

Adequate attention is given to sampling and sample preparation with a good accounting procedure in place. Samples are prepared in the on-site labs at the concentrator plants whereafter it will go to the Sibanye Marikana laboratories or Quality Labs, a third party analytical service, for PGM and chrome analysis. A final analysis of the concentrates produced is conducted at the Waterfall smelter to complete the metal accounting process. Before the amalgamation, the Rustenburg section has used Marikana for analyses and the Kroondal Section has used Quality Labs. This arrangement is still in place.

Calibration of measuring equipment, i.e., weightometers, weighbridges, flowmeters and densitometers is done on a regular basis to ensure accurate measurements are taken at all times. Accountability checks are done on sample results to compare measured head grades and tail grades vs the built-up head grade (BUHG) and calculated tail grade. The concentrates pumped (dispatched) to Waterfall smelter are sampled and split to be analysed both at Valterra Platinum (formerly Anglo-American Platinum) Labs and the Marikana operation laboratory. The Valterra results are used for metals accounting. These results are compared are compared with the Marikana results and if large discrepancies are observed, a request can be made to re-test the samples and make necessary corrections.

Standard approved Rustenburg concentrators sample preparation procedures and standard sampling procedures for all samples are well maintained. These procedures are adequate and comply with all approved regulations and internal audits.

14.3 Plant Lock-up

The quantity of clean-up PGMs that can be anticipated on the closure of a concentrator or processing plant is uncertain.

14.4 Final Product

The final product for the Rustenburg operation is a concentrate that is smelted and refined by Valterra facilities in Rustenburg on agreed commercial terms. Further details are provided in Section 16.

14.5 Personnel, Energy and Water Requirements

The complement for Rustenburg processing is ± 298 permanent employees. The compliment is broken up in 109 Retrofit employees, 154 UG2 employees and the remaining 35 residing at Central services (Table 63). Tailings Retreatment plants compliment is 197 employees. The management team is made up of one plant manager and one engineering manager, who is looking after the total footprint. An individual process superintended is allocated to each plant. The plant manager reports to the VP of the Rustenburg operation. Middle management at Rustenburg is made up of three mechanical foremen (2 – UG2, 1- Retrofit), two Instrumentation foreman (1 per plant), two electrical foreman (1 per plant) and two boilermaker foreman (1 per plant). The operations runs 24 hours with three shifts on rotation. Each operation has five shift leaders, i.e. 1 per shift and 1 on a dayshift.

The complement at the Kroondal plants is ±231 permanent employees, with K2 accounting for 120 and K1, 111. The management team is made up of an area manager who is looking after the two plants, a

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plant manager, plant engineer, and a process superintended for each plant. Middle management is made up of materials controller, mechanical foreman, Instrumentation foreman, electrical foreman, lab supervisor and 4 shift supervisors. The operation runs 24 hours with 3 shifts on rotation.

South African power utility Eskom is the main energy supplier to the Rustenburg operation. Grinding mills are the highest consumer of power at the Rustenburg process plants. The Rustenburg section comprises of the Retrofit and UG2 operation. The maximum installed power rating for the UG2 mills is 21.0 MW (there are two mills of 10.5Mw each, utilised for grinding purposes). The maximum installed power for the Retrofit Mills is 17.7MW (Primary mill – 10.5MW, 4 equally sized secondary mills at 1.8MW each). Two of the Retrofit secondary mills (1.8MW each) is utilised for processing of surface tailings material). The average monthly power consumption for UG2 (main grinding mills as well as all auxiliary pumping and float equipment) is ±19,614MW while the average monthly consumption for Retrofit (main grinding mills as well as all auxiliary pumping and float equipment) is ±7,740MW .

The maximum rating for K2 mills is 10.4kW, made up of two mills of equal rating. The maximum rating for K1 mills is 7.6kW, this is made up of two mills rated 1.2kW and one mill rated 5.2kW. K2 uses about 8,915MWh/month on average and K1 uses about 5,090MWh/month on average.

Retrofit and Waterval plants receive process water from the Klipgat return water dam. The tailings stream from both the UG2 and Retrofit operations are pumped to the Platinum Mile scavenger plant. The barren tailings stream after all PGM's have been removed by the Platinum Mile scavenger plant is deposited onto the Paardekraal tailings complex. The tailings complex comprises of three TSFs i.e. PK4, PK5 and Central. Water is recovered via a penstock decant system from each TSF and collected in return water dams (Phase 3 and Phase 4) and pumped to the Klipgat return water dam. Phase 1 return water dam also supplies process water to the Paardekraal return water dams. Rand Water Board supplies potable water to Rustenburg operation for domestic use. The average monthly potable water usage for UG2 is approximately 32Ml and for Retrofit 12.6Ml.

K1 and K2 plants receive water from the K150, K1, K2 and Kroondal-Marikana return water dams. The slurry from the plants in the form of tailings discards is pumped to Marikana, K1, K150, K2 these TSF's retain solids and through the penstock to the return water dams. The major source of water for the these plants is rainwater which is collected via the TSF's return water dams, Kroondal-Marikana pits and storm water dams. The water from the return water dams is pumped to both K1 and K2 process water dams for use in the plants. Rand Water Board supplies water to operation for domestic use.

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The budget for energy, water and personnel for the Rustenburg operation plants is presented in Table 63.

Table 63: Rustenburg operation Plant Requirements for Energy, Water and Personnel (2025 Actuals)

Plant	Electricity Usage (kWh)	Electricity Cost (R)	Water Usage (Kl)	Water Cost (R)	Stores Cost (R)	Total Employees (No.)	Labour Costs (R)
UG2	230,256,003	528,037,30	2,299,303	32,931,462	519,604,123	164	134,221,393
Retrofit	21,618,442	61,529,212	201,000	3,135,789	30,865,652	59	51,353,971
Services						43	
Plat Mile	5,574,973	11,748,883	9,684	335,058	18,433,863	95	4,633,021
WLTR	9,385,813	23,416,933	40,544	1,530,438	13,384,563	89	6,362,239
K1 Plant	32,484,883	83,390,126	39,380	891,707	90,585,141	111	N/A
K2 Plant	111,983,308	260,900,192	137,305	3,109,357	246,281,319	120	N/A
Total	**396,342,636**	**933,856,831**	**2,676,988**	**40,068,316**	**887,336,236**	**681**	**30,683,855**

14.6 QP Opinion

The QP considers the plants to be in good condition both mechanically and structurally and, subject to adequate ongoing maintenance, should meet the LoM requirements. The concentrators are adequately staffed to ensure a safe and efficient operation. The power supply is sufficient for the processing circuit and this includes milling, crushing, screening and floatation. Water supply is sufficient for the processing circuit and this includes milling, crushing, screening and floatation. Adequate attention is given to sampling and sample preparation. While there are accounting anomalies that require further investigation, good accounting procedures are largely in place. The current operational methods and capacities are adequate. Metallurgical efficiencies projected are reasonable LoM targets.

The QP is satisfied that the mineral processing and recovery methods are appropriate and sufficient to support the LoM plan and that all material issues have been addressed in this document.

15 Infrastructure

15.1 Overview of Infrastructure

Engineering infrastructure at the Rustenburg operation includes a wide range of operating technology, which varies in age and extent of mechanisation. Figure 3, Figure 68 and Figure 75 shows the layout of the mine and the placement of shafts and other surface infrastructure within the mine boundaries.

The infrastructure supporting each mine shaft and the concentrator plants within the Rustenburg operation include the supply of electrical and emergency power, the supply of water services (including

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potable, effluent and process water), fuel storage and supply, compressed air supply, workshops, stores, roads, a rail network, various offices, change houses and accommodation facilities.

Underground operations comprise access infrastructure to convey personnel, materials and equipment to and from the working areas and associated services to support mining operations. Horizontal infrastructure includes crosscut haulages, footwall haulage levels and declines/inclines shafts. The infrastructure required for ore flow and services includes reef and waste ore passes, conveyor belts, underground rail networks, ore bins, loading stations, water dams, pump stations, secondary ventilation, workshops and power, compressed air and water reticulation systems.

Surface infrastructure includes headgears and winding systems, primary ventilation, refrigeration plants, and process facilities, office blocks and training centres, workshops and stores, lamp rooms, change houses and accommodation.

There are also several services and supply centres. These include compressed air supply stations and minor workshops for small repairs to plant and equipment, surface fridge plants and pumping stations.

Notwithstanding the age of the general infrastructure, all surface and underground infrastructure are reasonably maintained and equipped. In conjunction with the planned maintenance programmes, including specific remedial action.

Valterra Platinum owns, operates and maintains the Waterval Smelter, Anglo Converter Plant (ACP), Base Metals Refinery (BMR), Precious Metals Refinery (PMR), Waterval East TSF and the new Western Limb Distribution Centre ("WLDC") and these facilities are excluded from the Rustenburg operation.

Apart from the PMR, each of the Valterra operations listed above being retained by owned and operated by dedicated electrical substation and switchyard infrastructure.

15.2 Tailings Storage Facilities

A group tailings management system has been implemented and tailings storage facilities (TSFs) are managed in accordance with all relevant legislation and SANS 10286: Code of Practice for Mine Residue deposits, 1998. The Global Industry Standard for Tailings Management (GISTM) was launched in August 2020. As a member of the International Council on Mines and Metals (ICMM), Sibanye-Stillwater has committed to aligning tailings management with the GISTM requirements. All TSF's are now conformant. The Waterval TSF complex has seven tailings storage facilities ("TSFs") namely: Waterval East, Waterval West, Klipfontein, Hoedspruit, Paardekraal Central, Paardekraal PK4 and Paardekraal PK5. Retreatment of tailings is underway on Waterval West, with depletion scheduled Q4 2026. Klipfontein was depleted to ground level with the footprint now undergoing open-pit mining. Waterval East was depleted in the fourth quarter of 2021.

Active TSFs are:

- Paardekraal Complex (Paardekraal Central, Paardekraal PK4 and Paardekraal PK5)
- Hoedspruit
- K1 TSF which receives tailings from the K1 Plant and K2 Plant in emergencies
- K150 TSF which receives tailings from the K1 Plant
- K2 TSF which receives tailings from the K1 Plant
- Marikana (Kroondal-Marikana) TSF which received tailings from the K2 Plant

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15.2.1 Paardekraal Tailings Complex

The Paardekraal tailings complex consists of three TSFs; Paardekraal Central, Paardekraal PK4 and Paardekraal PK5 (Table 64). The newest of the three TSFs, PK5, received its first tailings in 2007. The Waterval concentrator tailings and remined tailings from Waterval West TSF are deposited onto the Paardekraal TSF Complex via the Platinum Mile Concentrator. Paardekraal Central reaches the end of life in 2026, the same time that Waterval West TSF is depleted. PK4 and PK5 have sufficient capacity for the Waterval concentrator LoM plan.

Table 64: Paardekraal Central Planned Deposition Strategy

Period	Volume (ktpm)			
	PK Central	PK4	PK5	Total
Jan 2026 – Dec 2026	310	245	180	735
Jan 2027 – Mar 2030	0	230	174	404
Apr 2031 – Apr 2040	0	201	149	350
December 2041 - 2050	To be planned closer to time of deposition			

15.2.2 Hoedspruit Tailings Complex

The Hoedspruit Tailings Complex was commissioned in 2003 with a footprint area of 598ha. It caters for the deposition of re-processed tailings from the WLTR plant, and re-processed tailings material from Waterval West TSF.

On depletion of Waterval West, selected tailings streams from the Karee and Kroondal concentrators are to be pumped to WLTR with deposition continuing on Hoedspruit, and thereafter, to the planned Marikana Pit TSF. Tailings from the K3B concentrator are to be pumped to WLTR at the end of life of KTD2. The tailings will however not be re-processed but mixed with the WLTR tailings stream prior to deposition on Hoedspruit TSF. Tailings from the EPL concentrator will be diverted to Hoedspruit from ~2030/2031 up to ~2045, whereafter the new Marikana Pits TSF will be used for further deposition.

Hoedspruit TSF was originally conceived (and design studies completed) to be double its current size. At the time, the WLTR plant was built, had the option existed to lease the adjacent land from the Royal Bafokeng Nation ("RBN") and essentially double the size of the Hoedspruit TSF. This option however is not being pursued due to the construction of the Marikana Pit TSF.

15.2.3 Waterval East and West TSF

The WLTR plant was constructed to reprocess previously stockpiled tailings residue from the Klipfontein TSF. The Klipfontein TSF is depleted. Reprocessing of the tailings from Waterval East and West TSFs at the Waterval Retrofit concentrator commenced in August 2015. The remining and reprocessing of Waterval East tailings through Retrofit concentrator was ceased in 2017. Platinum Mile concentrator resumed the remining of Waterval East tailings in February 2020 through the redundant Retrofit regrind mills 3 and 4.

The tailings are mined, loaded and hauled from the West TSF to the Klipfontein slurrying/pumping site. The re-slurried tailings gravitate to a low-lying catchment area, where it is initially screened and then pumped to the WLTR plant.

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15.2.4 K1 TSF

K1 TSF is almost at its full capacity. A maximum of 28,000tpm of tailings can be pumped to the K1 TSF per month. Return water from this TSF is pumped back to the K1 Plant. The K1 TSF was used as an emergency deposition facility for the K2 Plant.

15.2.5 K150 TSF

K150 TSF is being used by the K1 Plant. Return water can also be transferred back to either the K1 Plant process water dam or the K2 Plant process water dam. Most of the water is pumped back to the K1 Plant as K150 is the plants' main source of water. K150 elevated Penstock project was completed in Q3 2022.

15.2.6 K2 TSF

The K2 TSF is used by the K1 Plant. A buttress to control seepage on the south flank was completed at the end of February 2023.

15.2.7 Marikana TSF

The Marikana TSF was used during the time that Marikana Concentrator Plant was still operational. It has been utilised again by K2 Plant (2019) to deposit its tailings. A booster pump station (BPS) is situated between the K2 Plant and Marikana TSF due to the distance between the K2 Plant and the TSF. Critical sections of the TSF have been buttressed due to seepage concerns. The buttresses were constructed in phases with the final phase completed during 2024.

15.2.8 TSFs Composition

The TSFs represent the waste product from the processing of PGM and chrome ores.

The primary economic mineralisation of importance on the TSFs is 4E. By-products to the re-processing of the tailing's material are available chrome and the base metals (Cu, Ni & Zn).

15.2.9 LoM Deposition

There is adequate storage capacity for the tailings resulting from ore processing at the K1 processing facility (Table 65) for the LoM Plan till 2027, and the Tailings Storage Facilities are in good condition. The Kroondal TSFs (K1, K150 and K2) come to end of life December 2027. Due to various reasons, extending the life of the TSFs is not an option hence the alignment between LoM deposition and capacity. Post 2026, tailings from the K1 concentrator, reprocessed from the Kroondal TSFs, are to be diverted to WLTR with deposition on Hoedspruit TSF. There is no capital required for additional tailings facilities for the LoM.

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Table 65: LoM Assessment of Tailings Facilities(2050)

Tailings Facility	LoM Deposition (Mt)	Available Capacity (Mt)	Surplus / (Shortfall) (%)
Paardekraal - Central (Consolidated PK1, PK2 and PK3)	1.8	1.8	0
Paardekraal - PK4	48.1	66.3	37.8
Paardekraal - PK5	35.3	53.2	50.7
Hoedspruit	106.2	106.2	0
K1	0.3	0.3	0
K150	2.3	2.3	0
K2	1.7	1.7	0
Marikana	14.4	16.7	16
Total	210.1	248.5	18.3

15.3 Power Supply & Emergency Generation

15.3.1 Power Supply

The Rustenburg operation are directly supplied with bulk electrical power from the national grid, which is operated by Eskom, a power utility company that is owned by the state. Power is delivered through Eskom substations which are dedicated to the various production business units of Sibanye-Stillwater. The Eskom substations are commonly referred to as Points of Delivery (POD's), and Table 66 lists the Rustenburg POD's together with the production units that are supplied from the particular POD. The actual maximum demand (MD) for each POD is lower than the notified maximum demand (NMD).

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Table 66: Eskom Points Of Delivery for Rustenburg operation.

Eskom POD	Production Units	MD(MW)	Energy (MWh)/pa
Paardekraal	PMC (Platinum Mile Concentrator), Thembelani 1 (Shaft)	33.2	190,328
Kaytoo	K2 (Concentrator), Bambanani (Shaft)	27.5	183,826
Kroondal 304-JQ	K1 (Concentrator), Simunye (Shaft), C&M Kopaneng (Shaft)	26.8	139,202
Spruitfontein	Meccano Concentrator - Demolished	2.0	1,789
Concentrator	UG2 (Concentrator) Bathopele Shaft)	41.3	270,827
Comminution	Waterfall (Concentrator)	21.9	111,019
Incline	K6 (Shaft), Kwezi (Shaft) Khuseleka 2 - Compressors	24.1	127,311
Tailings	WLT (Concentrator)	18.0	104,435
Plats	Properties	2.6	8,173
Shaft Sub	Khuseleka 1 (Shaft)	25.4	130,553
Turf Shaft	Siphumelele 1 (Shaft)	36.1	160,702
Frank 33kV – Not used	Khomanani 2, C&M	0	0
Compressor	Central Compressors (West 10)	11.2	40,075
Total		**213.8**	**1,143,427**

The Rustenburg Eskom power network is supplied at 88kV, which is then transformed at the POD to medium voltages (6.6kV, 11kV, 33kV). Associated with each POD would be a medium voltage intake substation which is owned by Sibanye-Stillwater, which then distributes power to the internal power network, via cables and overhead power lines. Electrical power is also distributed to non-production areas which include facilities that are under C&M, central services areas, and pump stations. The power distribution network is shown in Figure 68.

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Figure 68: Power Distribution Network at Rustenburg operation


ESKOM Industries
Bodekong
Structural Damage
Structural Damage
Structural Damage
Structural Damage
Hex River
Stays Off
Stays Off
Stays Off
Stays Off
UG2 & Retreat
Bathopele Shaft
Waterval Housing
Rustenburg Hospital
Rustenburg Salvage
Kopaneng Shaft
Simunye Shaft
Bambanani Shaft
Mini Sub
K2 Concentrator Plant
Kroondal
Siphumelele 1
Bleskop Hostel
Kloofontein Training Centre
K4 Shaft
K4 Concentrator
K3 Concentrator
K3 Shaft
Rock Drill Shop Karee Workshops
Karee Workshops
Lapologang
Protea Park

- Red – Internal OHL (Overhead Lines)
- Yellow – ESKOM 88kV (OHL)
- Purple – ESKOM 400kV (OHL)
- Light Blue on Western Side – RLM (Vandalised Network)

15.3.2 Emergency Generation

According to the legislation and the MHSA, each vertical shaft needs to be supplied with two separate power sources. For all the SA PGM operations this is in place.

Additionally, there are generators installed at key points to be able to supply emergency power to the vertical shaft operations to extract people and protect infrastructure.

- Khuseleka, 2 x 3MW
- Thembelani, 2 x 3MW
- Siphumelele, 2 x 3MW

To ascertain the effective and efficient operation of the installed generators blackout simulations are conducted on an annual basis. The maintenance further requires monthly starting and synchronising with the Eskom grid. Fuel is stored in underground and surface tanks at the generators. Further than this procurement has established contracts with the main fuel suppliers and these are required to keep a large amount of fuel available for SA PGM operations.

The map below (Figure 69) indicated key infrastructure as laid out in the black out simulations and preparations.

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Figure 69: Key Infrastructure Points at Rustenburg operation


Incline
7th Point
Jabula SAV
Kwezi
Kwezi Shaft
K6
K6 Shaft
RLM
RUSTENBURG ROAD
Kanana Hostel
Thembelani
Paardekraal
6th Point
Hex River
33kV
Khom 2 33kV
Khom 2
Fridgeplant
2 x 3MW GE 11kV
4 x 80kL = 320kL (Only 20kL) Not commisioned
Turfontein
Sipumelele 1
UG2 & Retrofit
Smelters
Communition
Retrofit
Concentrator
Conveyor system
DMS dump
Rustenburg Salvage
Bathopele Shaft
Central - 7MW
300kL
Bleskop Hostel
Nkaneng
Waterval Housing
Compressor
Rustenburg Hospital
Need to have 3x Tanks fully commisioned with level mon
Klipfontein Training Centre
Kroondal Salvage
3 x 20kL = 60KL
KayToo
Bambanani Shaft
K2 Concentrator Plant
K1 Concentrator
Google

15.3.3 Risk to Power Supply

The primary risks to the power supply are:

- Vandalism of power infrastructure. Power pylons are cut down, overhead power lines stolen, etc
- Own – Repair with onboarded contractors
- Eskom – Communication with the key customer officer in Eskom. The utility is also alerted to issues and challenges observed during inspections done by SSW maintenance personnel
- Rustenburg Local Municipality – Major issue. Bypassed the RLM supply to K6 and supplying from Incline POD

15.4 Bulk Water, Fissure Water and Pumping

Pipelines are discussed in this section and in Section 17.4.

15.4.1 Bulk Potable Water Reticulation

Water supply to the Rustenburg operation is feed from several supply lines. The description below is divided into operating section for ease of reading, but the whole system is interconnected. This section deals with the engineering aspects only. Environmental management of water is discussed in Section 17.4.6.

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Thembalani, Siphumelele, Kuseleka, and Bathopele, K6 and Kwezi Shafts

PGM operations are fed with potable water from three different water sources. All systems are inter-connected:

- Rand Water through the Barnardsvlei system
- Municipal feed from the Bospoort Water Treatment Works
- Vaalkop feed from Magalies water treatment works (Limited due to supply and line constraints)

The total daily potable water supplied into the system amounts to 16Ml/day. Third parties consume a total of 1.2Ml/day.

Emergency or low water supply – Water is stored in ten reservoirs strategically placed throughout the operations with a combined capacity of 39.5Ml. During these events water outflow is controlled to operations, villages and communities throttled and communication conducted as per the relevant procedure.

Bambanani, Simunye and Kopaneng Shafts

These shafts are fed with potable water from Rand Water through the Barnardsvlei System with two main supply and one back-up supply lines.

- Total daily potable water supplied into the system amounts to 2Ml/day
- Third parties' consumption 0.1Ml/day
- Emergency water is stored in one shared reservoir with Rustenburg operation with a capacity of 2Ml

15.4.2 Concentrator Process Water Supply

- A total of 7Ml/day of secondary water is fed into the Retrofit Concentrator and Western Limb Tailings Retreatment Plant systems from Klipgat Dam with a storage capacity of 360Ml (Figure 70).
- Klipgat is fed from various sources:

- Treated effluent from Khuseleka wastewater Treatment Works
- Rustenburg Local Municipality main wastewater treatment works final effluent is pump at approximately 17Ml/day into Klipgat
- The Paardekraal RWD (Return water dams) pump water tailings water
- A small footprint area that accumulates rainwater
- Thembelani and Kwezi pumps excess water to Klipgat
- Khomanani 2 pumps excess water to Paardekraal TSF trenches
- Valterra
- Figure 70 depicts the pipe routes for Rustenburg operation. However, the rest of the Klipgat water is pumped to Valterra Smelter.

- Treated effluent from Waterval wastewater treatment works are pumped into the Retrofit Concentrator complex process water system
- Not all RWD processes are indicated – However there is zero overflow from these facilities and all water is reused

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- This document does not address the RWD that is close proximity to K1 and K2 concentrators. However, it illustrates the process water that is fed into the concentrator systems via the Marikana Return Water Dam (Figure 71) which is fed from the Marikana Pits/Voids and from the Marikana TSF
- A total amount of 26Ml/day can be pumped to the respective Kroondal concentrators from the Return Water Dam. This is dependent on whether conditions and the availability of water
- The voids and pits are a shared system with the Marikana operation. The main intent of this system is to reduce the dependency on potable water from the main utilities, cost saving, etc
- Boreholes also feed into the system during emergency low water conditions
- This water source is solely used as process water.
- Total secondary capacity stored water are listed below. Levels vary during the year and are dependent on long term weather conditions:

  - Marikana Pits – 1,100Ml
  - Supplied with excess water from Marikana and Pandora dam
  - Kroondal Voids – 1,300Ml
  - Natural influx and additional pumper from Marikana pits
  - Kroondal Return Water Dam – 50Ml

Figure 70: Main Secondary Water Reticulation Layout Retrofit Concentrator and WLTR


Entabeni
Klipgat Dam
Mfidikoe
Tsukudu High School
Bokamoso
Retrofit
Photsaneng
Western Limb

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Figure 71: Main Secondary Water Reticulation Lay-K1 and K2 plants


Pump Station to K1
K2 Dam
K150 Dam
U2 Pit
Northern Settler
Pit 3
Pump Station
Pit 5 - WW Pit
Pump Station - 90kW Submersible
90kW Pump Station - No4
90kW Pump Station - No4
Pit 4
Lacologang
Pit 2

15.4.3 Shaft flooding

The risk that run-off from surrounding areas would enter the mine via the surface portals is well managed by measures to divert run-off away from the portals.

Fresh and processed water sent underground could be stopped immediately if circumstances threatened underground flooding, limiting the ingress of water to groundwater, i.e., from fissures.

Fissure water ingress varies considerably by the shaft. 'Other water' entering the system is as little as 5% of the total volume pumped to the surface at Kopaneng and Bambanani shafts, but as much as 35% at the K6 decline shaft, with the Kwezi decline shaft at 20% and the Simunye decline shaft at 25%. Since the area is already extensively mined, there is little likelihood of intersecting a significant underground lake.

For all operations, the potential for storm water ingress into the mine workings is minimal under normal operating conditions. Seasonal increases in fissure water inflow are experienced during the rainy period. At the main vertical shafts, additional mitigation is provided by allowing water to report to the incline clusters, thereby protecting critical infrastructure. Flood mitigation systems and procedures are in place at all shafts.

Considering the installed pump capacity relative to the expected fissure water ingress rates, the current mitigation measures are considered adequate under normal operating conditions. On this basis, the probability of accidental flooding is low.

15.5 Roads & Rail

The road network on the Rustenburg operation (Figure 74) consists of paved and unpaved roads, which are primarily used for the transport of personnel and for access to the offices, shafts, plants and infrastructure positioned around the mine site. Due to the presence of communities around the operations these roads can be considered public roads, however maintained by Rustenburg.

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Ore transportation consists of local road, rail (Figure 73) and conveyor network as below:

- Khuseleka, Thembelani and Siphumelele are trammed by rail to UG2 and Retrofit concentrators
- Kwezi is rail trammed to Klipfontein, then road hauled to K2 concentrator
- K6 is either rail trammed or road hauled depending on concentrator requirements
- The other operations feed by conveyor belt into the respective concentrators

Figure 72: Rustenburg operation Road Network


DMS Kwezi
DMS K6
Rustenburg
Location
MVA with 3 vehicles
Cyclist knocked down
DMS Kopaneng
PE Signed and in to procurement @ R190 000
Pedestrian fataly injured
Klipfontein Stockpile
Klipfontein Offloading
DMS Simunye
Fibre
Kopaneng Emergency
SP1 Split
Main Store
DMS Bambanani
GB Stockpile
Bambanani
Water collection point
K2 Stockpile
Lanxess Crossing
Kroondal
Beestekraal
Entabeni
Bokamoso
Photsaneng
Thekwane
CASHAN

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Figure 73: Rustenburg operation Rail Network


Townlands 5 loop
Kock Street Level Crossing
Entabeni loop
Salvage yard
Bleskop siding
Western Limb Distribution centre
K2 Offloading Facility

15.6 Equipment Maintenance

15.6.1 Surface Workshops

Surface workshops for major repairs were converted to off-site repair facilities operated by third party suppliers in the neighbouring towns. Only minor repairs are done on the shafts.

15.6.2 Underground Workshops

Underground workshops are used for routine maintenance of equipment. All areas are well equipped. Facility configuration depends on the equipment that is being serviced to ensure compliance as per the requirements of the planned maintenance schedules. Areas are well ventilated and illuminated, floor areas are concreted.

15.7 Offices, Housing, Training Facilities, Health Services Etc.

The Rustenburg operation has central offices at various mines for shared services and offices at the shafts and plants for mine services. Support services for personnel are either provided at the central offices or in the surrounding cities and townships.

Rustenburg operation is near several towns and cities where some of the mine personnel live. The mine also provides mine housing and hostels for some of the personnel. Transportation from high density areas

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Sibanye Stillwater

serving the mine is operated by a third party, otherwise, all transportation is public services or personal vehicles.

Training facilities through the Sibanye Platinum Academy and central training located in Rustenburg.

Primary Health services are centralised at Rustenburg operation shared by the Sibanye Platinum Operations.

15.8 QP Opinion

The QP is satisfied that the infrastructure is appropriate and sufficient to support the LoM plan and that all material issues have been addressed in this document. There are no other infrastructure components that are material to the Rustenburg operation.

16 Market Studies

16.1 Metals Marketing Agreements

The Rustenburg concentrate is subject to a tolling agreement with Valterra Platinum. Per this agreement, 4E (Pt, Pd, Rh and Au) are toll refined and returned to SRPM. Ir, Ru, Cu, Ni and Co are sold to Valterra Platinum in concentrate.

Rustenburg sells 4E to various customers via long term contracts and spot sales. Approximately 70% of the metal is sold on contract to global customers and are generally priced on global indices, often with premia. These contracts are up to 12 months in duration. The remainder of the metal is sold on a spot basis where pricing is agreed at the time of the sale.

Rustenburg also produces a chromium oxide (Cr_2O_3) concentrate.

Contract volumes and prices are agreed with each customer and will depend on various market and customer conditions at the time. No customers are affiliates of Sibanye-Stillwater.

Franco-Nevada Stream Agreement Key terms of the Stream agreement

Sibanye-Stillwater has received a US$500 million upfront payment (Advance Amount) in exchange for:

- Gold Stream: gold ounces (oz) equal to 1.1% of 4E PGM oz contained in concentrate until delivery of 87,500oz of gold, then 0.75% of 4E PGM oz contained in concentrate until total delivery of 237,000oz of gold, then 80% of gold contained in concentrate for the remaining life of mine (LoM)
    - Sibanye-Stillwater will receive a production payment price equal to 5% per ounce of the spot gold price on the date of delivery until total delivery of 237,000oz of gold, which will increase to 10% of the spot gold price thereafter
- Platinum Stream: platinum oz equal to 1.0% of platinum contained in concentrate until delivery of 48,000oz of platinum, then 2.1% of platinum contained in concentrate until total delivery of 294,000oz of platinum, then no further deliveries

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- Sibanye-Stillwater will receive a production payment price equal to 5% of the spot platinum price on the date of delivery

The Stream Agreement will apply to any production that may arise from the Marikana and Rustenburg operations, including the development of underground growth or replacement projects within the Stream Area.

16.2 Markets

16.2.1 Introduction

Information on PGM markets is widely available in the public domain. Major refiner and manufacturer of products using PGM, Johnson Matthey, regularly publishes market reports. In addition, Sibanye-Stillwater receives regular PGM market studies from its independent research company, SFA (Oxford) and from various fabricators and traders. Information from these sources along with negotiated contracts inform Sibanye-Stillwater's price and sales predictions. Given that palladium, platinum, and rhodium account for approximately 90% of the revenue generated at Sibanye-Stillwaters Southern African PGM segment, this market review focuses on these three metals.

16.2.2 Platinum and Palladium Demand and Supply

The main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum in parts of the light-duty diesel engine after-treatment too. The second main use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in electrical plating.

Platinum

The platinum price was rangebound in the first few months of 2025, moving between $900/oz and $1,000/oz. The price began to rally in late May and climbed sharply over the following months to reach a then record price of $2,459/oz on 26 December 2025 before pulling back in the last few trading days of the year. That left the price up 125% for the year. The price continued to rally in January 2026 with platinum rising to an intraday record of $2,923/oz.

In 2025, global primary platinum supply is estimated to have contracted by 8% (year-on-year) to 5.01Moz mostly owing to lower production from South Africa following adverse weather, which caused some mine flooding, and processing plant maintenance. In Zimbabwe, platinum production rose modestly whereas Russian yield was slightly lower year-on-year. North American production fell by 19% as a result of reduced output at primary mines and lower by-product production at nickel mines. Secondary platinum supply rose 6% to 1.46Moz owing to the higher metal prices incentivising the recycling of greater volumes of spent auto catalysts and also an increase in jewellery recycling.

A further dip in primary platinum output is anticipated for 2026. Although South African output has recovered from the disruptions seen in 2025, Russian production is expected to drop owing to lower grade material being processed.

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Global platinum demand shrank by 2% in 2025 to 7.13Moz, owing to a decline in automotive and industrial requirements, which more than offset a rebound in jewellery demand. Platinum demand for automotive applications fell by 4% in 2025. Battery electric vehicles continue to take market share from combustion engine vehicles reducing the demand for PGMs in autocatalysis, a trend that is predicted to continue in the future. Industrial demand for platinum declined by 9% as the scale of expansion in glass fibre capacity was reduced following robust growth in previous years in China which had resulted in overcapacity. Other areas of industrial demand had moderate growth. Jewellery demand was 1.55Moz, boosted by fabricator restocking in China in the first half of the year. However, consumer sales did not grow as anticipated despite platinum's significant price discount to gold and lower jewellery demand is anticipated in 2026.

Platinum is required across the entire hydrogen value chain, including the upstream, mid-stream and downstream segments. While numerous green hydrogen projects have been announced the economic environment has become more challenging and not all projects are being advanced. Platinum demand from hydrogen related applications is expected to rise in the long-term from 95koz in 2025.

The platinum market is estimated to have ended 2025 with a deficit of 665koz. The deficit is projected to shrink to 365koz in 2026.

Palladium

The palladium price traded in a range in the first few months of 2025 before following platinum higher and ending the year at $1,611/oz, a rise of 76% over the year. The price peaked at $1,942/oz in December 2026, its highest price for more than three years.

Global primary palladium supply fell by 6% year-on-year to 6.05Moz in 2025, with production declining in South Africa, Russia, and North America, although Zimbabwean output did rise modestly. Low palladium prices have resulted in the reassessment of mine plans and reduced output from North American operations.

Primary palladium supply is forecast to fall by 6% to 5.77Moz in 2026. South African production is expected to recover from the disruptions suffered in 2025, but yield will remain below the level seen from 2022-2024. Output from Russia is anticipated to drop by around 10% owing to lower grade material being processed.

Secondary palladium supply from auto catalyst recycling expanded by 10% in 2025 and is predicted to continue to climb as greater numbers of old vehicles are scrapped, particularly in China which has seen a dramatic increase in car sales over the last 20 years.

Automotive palladium demand has been on a declining trend. Over the last few years, a combination of price-driven substitution for platinum and reduced combustion engine vehicle sales as battery electric vehicles have gained market share has reduced demand. With platinum now trading at a premium to palladium, a reversal of the substitution is anticipated which will support palladium demand. However, the ongoing rise in BEV sales is expected to result in a continued gradual decline in automotive demand from 7.34Moz in 2025.

Industrial demand for palladium was 1.39Moz in 2025 and is expected to remain steady. The high gold price has resulted in some additional electrical demand for palladium, although dental use remains in

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long-term decline owing to the relatively high palladium price and cosmetically more appealing alternative materials. Chemical demand is stable.

Palladium demand related to the hydrogen economy is restricted to the mid-stream and downstream segments including catalysts for methanol synthesis, and for sustainable aviation fuel and diesel manufacture. Demand is current modest and any additional demand for palladium over the next decade will depend on the pace of development of these hydrogen economy segments.

The palladium market is estimated to have had a 65koz supply deficit in 2025 and the market is predicted to have a similar sized deficit in 2026.

Rhodium

Rhodium has been a significant revenue enhancer in the South African PGM mines. Rhodium prices recovered to over US$10,000/oz in 2025. The demand outlook for rhodium is largely dependent on the use of autocatalysts which represents almost 90% of demand. Autocatalyst demand has fallen to 890koz in 2025 from over 1Moz in 2019. Demand is expected to decline in the future as electric vehicles continue to take market share from combustion engine vehicles. Further tightening of emissions standards is slated for China which could lift demand when implemented in 2027-2028 but other major markets do not have further tightening scheduled that would notably impact rhodium demand. Industrial uses see some growth in the long term but remain a small part of overall demand. Total demand is expected to decline by 30% up to 2040.

Rhodium Supply is expected to decline in the long term mostly due to a 40% decline in production from the South African mines by 2040. Supply from recycled autocatalysis is expected to rise by 50% by 2030. Despite reserve depletion South Africa will still be expected to account for 70% of the world supply in 2040.

With the rhodium market expected to move into surplus as automotive demand declines, the price outlook for rhodium does not see any significant increases in the near to long term.

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16.3 Metals Price Determination

For business planning and Mineral Reserve estimation, Sibanye-Stillwater uses forward looking, "through the cycle", prices that it considers will stay stable for at least three to five years, and will only significantly change if there is a fundamental, perceived long-term shift in the market, as opposed to basing it only on short term analyst consensus forecasts.

Sibanye-Stillwater also considers its general view of the market, the relative position of its operations on the cost curve, as well as its operational and company strategy in its forecasting of forward-looking prices. On a monthly basis, Sibanye-Stillwater also receives an independent report from UBS Bank (Commodity Consensus Forecasts Report) which contains consensus outlooks from the various banks on a broad range of commodities. It benchmarks its forward-looking prices to the market consensus forecast.

Mineral Resources price assumptions, which focus on longer timeframes, are based on moderately higher prices than for Mineral Reserves to reflect the ore-body flexibility. In this regard, rather than basing our assumption and referencing it to any one specific market study or report, it is derived via a management consensus view, taking into consideration market research. For this reason, and also taking into consideration that capital decisions on operating entities requires price stability over long periods, for the PGM mineral properties, the US$ based, forward looking commodity prices for Platinum and Palladium used for the 2026 LoM and Mineral Reserve estimates are similar to those used in the 2021/2023 except for rhodium, iridium and gold prices. Rhodium has been adjusted downwards to US$6,000/oz from US$8,000/oz, iridium and gold been adjust upwards. The longer-term outlook of US$1,250/oz for platinum has been maintained and palladium reduced by 8% to US$1,150/oz on our evaluation of sustainable, through the cycle, price assumptions. A conservative view has been taken on the gold price to reflect long term outlook rather than short term volatility.

The following are the commodities produced at the Rustenburg operation, the scenarios considered and the final parameters chosen. Additional comment on Risk is provided in Section 21.1.2.

The price deck for the Mineral Resources and Mineral Reserves is shown in Table 67

A comparison of the current process with prices from previous filings is shown in Table 68.

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Table 67: PGM Deck Price Mineral Resources and Mineral Reserves

	Unit	Mineral Resource Price	Mineral Reserve Price
Gold	US$/oz	2,650	2,421
Platinum	US$/oz	1,350	1,250
Palladium	US$/oz	1,350	1,150
Rhodium	US$/oz	5,000	4,500
Iridium	US$/oz	5,500	4,015
Ruthenium	US$/oz	450	400
Nickel	US$/tonne	18,739	17,637
Copper	US$/tonne	10,009	9,259
Cobalt	US$/lb	19	20
Chromium oxide (Cr_2O_3), (40.5% concentrate)	US$/tonne	250	230
Exchange rate	R/US$	18.24	18.24

Table 68: Comparison of Mineral Reserve Prices at 31 December 2025 to 31 December 2021

	31-Dec-25			31-Dec-21**		
Precious metals	**US$/oz**	**R/oz**	**R/kg**	**US$/oz**	**R/oz**	**R/kg**
Gold	2,421	44,159	1,419,744	1,659	24,855	800,000
Platinum	1,250	20,976	674,393	1,250	18,750	602,826
Palladium	1,150	20,976	674,393	1,250	18,750	602,826
Rhodium	4,500	82,080	2,638,929	8,000	120,000	3,858,084
Iridium	4,015	73,234	2,354,512	2,500	37,500	1,205,651
Ruthenium	400	7,296	234,572	300	4,500	144,678
Base metals	**US$/lb**	**US$/tonne**	**R/tonne**	**US$/lb**	**US$/tonne**	**R/tonne**
Nickel	8.00	17,637	282,192	7.35	16,200	243,000
Copper	4.20	9,259	148,144	4.06	8,950	134,250
Cobalt	20.00	44,092	705,472	22.00	33,069	727,525
Chromium oxide (Cr_2O_3), (40.5% concentrate)	0.104	230	3,680	0.07	150	2,250

**Rustenburg operation was last reported in 2021 and Kroondal Operations as a separate operation in 2023. The US$ metal prices for these two years were the same except for the gold and Rhodium prices which were US$1,650 and US$6,000 respectively. The R/US$ exchange rate was 15.00 in 2021 and 17.00 in 2023

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17 Environmental Studies, Permitting, Plans, Negotiations/ Agreements with Local Individuals or Groups

17.1 Social and Community Agreements

17.1.1 Overview- Mine Community Development

Social performance is guided by Sibanye-Stillwater's socio-economic development agenda, which is aimed at ensuring that the Rustenburg operation contribute to the upliftment of the communities and environments in which Sibanye-Stillwater operates during and beyond mining activities. Sibanye-Stillwater's performance will be supported by authentic stakeholder engagement, fit for purpose systems, credible data and capability that aligns with international standards and locally negotiated commitments. Sibanye-Stillwater's primary objective is to avoid harm to people and the environment, ensuring a stable operating environment in which all our stakeholders within the Company's footprint can derive value during the LoM. Sibanye-Stillwater will endeavour to create equitable engagement capability in host communities to ensure constructive dialogue with our neighbours. The key to responsible mining is protecting the Company's reputation as work continues building the Sibanye-Stillwater brand globally.

As part of international leading practice, the Group has implemented an accessible complaints and grievance mechanism procedure, enabling communities to raise issues and concerns through multiple platforms.

The findings support the feedback the Company regularly receives from its engagement partners and therefore engagement and communication have been strengthened to ensure that stakeholders are informed and where applicable engaged and consulted on issues of mutual interest.

17.1.2 Legislation and Regulations

The legislative framework is detailed in Section 17.5.1. The legislative framework is detailed in Section 17.5.1. As pertains to the social and community agreements, The Mining Charter includes Social and Labour Plan guidelines. Regulation 42 to the Minerals and Petroleum Resources Development Act requires mining companies to submit to the Department of Mineral and Petroleum Resources a Social and Labour Plan (SLP) as a pre-requisite for the granting of a mining right. These pans are required to be revised and resubmitted every five years during the life of a mining right.

Pillars within the Mining Charter III, endorsed through the SLP & Targets:

- Ownership
- Mine community development
- Housing and living conditions
- Employment equity
- Human resource development
- Inclusive procurement, supplier and enterprise development

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17.1.3 Communities' Priorities

Rustenburg community priorities are as follows:

- Supporting communities to deliver local social economic benefits through economic empowerment and the delivery on the Mining Charter and Social and Labour Plan commitments
- Strengthening institutional capacity and unlocking and mobilising partnerships and resources to resolve collective challenges
- Deliver on programs that retain sustainable community benefits and its social impacts that are well understood by all stakeholders
- Create shared value beyond compliance
- Facilitate integrated spatial development by improving the living conditions and surrounding amenities for our workers.

The third generation Social and Labour Plans (SLP) (2021-2025) for SRPM 82MR (Rustenburg Section) and 82MR (Kroondal Section) were approved in Nov 2023 and have expired at the end of 2025. The tables below provide the list and status of the projects set out in this specific SLP.

Table 69 and Table 70 provides the status of current and planned SLP projects for SRPM 82MR and 80MR.

Table 69: SLP projects for SRPM 82MR

SRPM 82MR	2021-2025 SLP	Municipality	Status
1	Provision of emergency response vehicles	Rustenburg LM	Completed
2	Provision of Mobile Water Tankers	Rustenburg LM	Completed
3	RPM High Mast Lights	Rustenburg LM	Completed
4	Renovation of Tlhabane CHC	Rustenburg LM	Completed
5	Provision of Additional Classrooms at David Brink	Rustenburg LM	In Progress
6	Stormwater Project (Photsaneng)	Rustenburg LM	In Progress
7	Support to District Hospital (JST)	Rustenburg LM	In Progress
8	Community Hall (Mfidikwe/Thekwane)	Rustenburg LM	In Progress
9	Construction of Tirelong School	Rustenburg LM	In Progress
10	Support to School Leadership	Rustenburg LM	In Progress
11	Agricultural project – RLM Sunflower flagship project	Rustenburg LM	Planning - Engagement
12	Waste Management Project	Rustenburg LM	Planning - Engagement
13	ICT Connectivity project inclusive WIFI Access	Rustenburg LM	Planning - Engagement
14	Equipping Digital Resource Centres (Boitekong and Tshukudu Multi-purpose centre)	Rustenburg LM	In Progress
15	Upgrade of the School Sanitation Programme	Rustenburg LM	Planning - Engagement
16	High impact Agricultural Project	LSA - EC	Planning - Engagement

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Table 70: SLP Projects for 80MR

Kroondal 80MR	2021-2025 SLP	Municipality	Status
1	Support with Waste Removal Truck and Skip bins	Rustenburg LM	Completed
2	Construction of Tirelong Secondary School	Rustenburg LM	In Progress
3	Renovation of Kroondal Primary School	Rustenburg LM	In Progress
4	Enterprise Development Training & Coaching	Rustenburg LM	Planning – Engagement

17.2 Human Resources

17.2.1 Introduction

This section includes discussion and comment on the human resources, health and safety related aspects associated with Rustenburg operation. Specifically, information is included on the current organisational structures and operational management, recruitment, training, productivity initiatives and remuneration policies, industrial relations, safety statistics and performance.

Rustenburg operation follows the Sibanye-Stillwater Code of Ethics, which is compliant with the Sarbanes-Oxley Act of the United States of America. This policy was adopted and communicated to all employees. A Human Rights Policy has also been adopted, which confirms full compliance with all applicable International Labor Organisation Conventions.

17.2.2 Legislation

Rustenburg operation is committed to promoting Historically Disadvantaged South African's (HDSA) in its management structure by instituting a framework geared toward local recruitment and human resources development. Vacancies are primarily filled by candidates from local communities. Where specialist skills are not available locally, they are sourced from outside local communities. The Mine's long-term objective is to have these skills shortages addressed via skills development programs. Labour distribution is shown in (Table 71 and Table 72). Employee turnover is around 7% to 8% annually. Labour unavailability is approximately 13% at with the primary reasons for absenteeism being annual leave and sick leave.

Various regulatory authorities, in addition to mining and labour codes, govern labour legislation in South Africa. In general, these are well established in conjunction with current operating policies and form the cornerstone of human resource management.

The following key acts and associated regulations governing Labour.Constitution of the RSA (Act 108 of 1996) (Constitution).

- Mine Health and Safety Act, (Act 29 of 1996) and amendments (MHSA)
- The Occupational Health and Safety Act (85 of 1993) (OHSA)
- Labour Relations Act, 1995 as amended

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- Employment Equity Act, 1998 with specific reference to medical testing and HIV/AIDS
- Compensation for Occupational Injuries and Diseases Act, 1993
- Basic Conditions of Employment Act, 1997
- Employment Equity, 1998
- Promotion of Equality and Prevention of Unfair Discrimination Act, 2000, and
- Protection of Personal Information Act, 2013

Broad-Based Socio-Economic Empowerment Charter for the Mining and Minerals Industry, Mining Charter III of 2018.

Table 71: Rustenburg operation Total Employees – Snapshot Report for the Month December 2025

Occupational Levels	Male				Female				Foreign		Total
	A	C	I	W	A	C	I	W	M	F	
Senior management	12	0	1	15	3	0	0	2	2	0	**35**
Professionally qualified and experienced specialists and mid-management	87	2	0	73	34	1	0	33	11	1	**241**
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	1,670	19	5	377	554	6	3	93	114	3	**2,841**
Semi-skilled and discretionary decision making	7,014	11	0	31	1,206	0	0	12	2,147	2	**10,421**
Unskilled and defined decision making	1,353	0	0	7	872	0	0	1	228	90	**2,461**
Non graded	45	0	0	4	17	0	0	0	0	1	**67**
TOTAL PERMANENT**	**10,181**	**32**	**6**	**507**	**2,686**	**7**	**3**	**141**	**2,502**	**97**	**16,162**

**Total excludes temporary employees

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Table 72: Rustenburg operation Total Contractors (excluding Ad-Hoc Contractors)

Occupational Levels	Male				Female				Total
	A	C	I	W	A	C	I	W	
Senior management	17	0	0	28	5	1	0	2	**53**
Professionally qualified and experienced specialists and mid-management	53	1	0	16	2	0	1	6	**79**
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	527	16	4	214	91	0	1	17	**870**
Semi-skilled and discretionary decision making	1,494	5	0	38	138	2	0	13	**1,690**
Unskilled and defined decision making	1,866	8	0	38	336	2	0	2	**2,252**
TOTAL Contractors	**3,957**	**30**	**4**	**334**	**572**	**5**	**2**	**40**	**4,944**

**Total excludes Foreign Nationals

17.2.3 Human Resource Development (Training)

Sibanye -Stillwater's Human Resources Development (HRD) model aims to ensure development of requisite skills in respect of learnerships, bursaries (core and critical skills), artisans, Adult Education and Training (AET) (Level I, II, III), AET Level 4/NQF Level 1 and other training initiatives reflective of demographics as defined in the Mining Charter and MPRDA. All efforts in this regard have been aligned with the National Development Plan and the UN Global Goals for Sustainable Development in relation to education, gender equality, reduced inequalities, decent work and economic growth.

- Specific areas of focus in the training and development programmes include Safe working practice training by means of programmes aligned with the requirements of the National Qualifications Framework
- Functional literacy and numeracy
- Interventions aimed at improving the business awareness and teamwork of employees at the lower levels of the organisation in particular
- Improved middle management skills through the implementation of an internal leadership programme to help fulfil the human resources requirement of the Mining Charter
- Systems to track and manage, on an integrated basis, employee development and performance
- Portable skills training
- Cadet training
- Safety training
- Mining skills training, and
- Engineering skills training

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17.2.4 Remuneration Policies

The Rustenburg operation's remuneration and employee benefits policies that recognise labour market conditions, collective bargaining processes, equity and legislation. The provisions of the Sibanye-Stillwater approval framework guide remuneration policies.

17.2.5 Industrial Relations

Industrial relations are managed at a number of levels and in several formalised structures, encompassing the corporate and mining asset domains in accordance with a number of key driving factors. These include the prevailing legislative requirements, regulatory bodies, labour representation, collective bargaining arrangements, operation specific employer-employee agreements, and the quality of labour relations management philosophies and practices.

An employee relations/engagement framework also governs all engagements with organised labour and other stakeholders. The principal strategy elements are to entrench an improved understanding of the business imperatives on the part of labour, appropriate and timeous intervention to pre-empt industrial relations issues and timely delivery by management on its undertakings to labour.

Some 89% of the permanent employees of Rustenburg are paid up members of registered trade unions and associations. Most of these unionised employees are from the lower category employees are represented by the Association of Mining and Construction Workers Union (AMCU). Employees in the skilled and supervisory categories are represented by the United Association of South Africa (UASA). Historically, trade unions with such a power base have exercised a strong influence over social and political reform. The labour legislative framework reflects this by strongly empowering trade unions in the collective bargaining processes. The clear implication is that industrial relations are an area of critical focus for Sibanye-Stillwater.

17.2.6 Employment Equity

The purpose of the Employment Equity Plan is to ensure that a demographically appropriate profile is achieved through the participation of HDSAs in all decision-making positions and core occupational categories at the operation. In striving to achieve a 40% HDSA composition in the management structure and 10% participation of women in core mining occupations, Sibanye-Stillwater seeks to redress the existing gender and racial disparities. The plan reflects Sibanye-Stillwater's annual progressive targets and embraces the challenge to transform the composition of the Company's workforce and management. This is a business imperative to ensure that we tap into the entire skill base of the South African population. All efforts in this regard have been aligned with the National Development Plan and the UN Global Goals for Sustainable Development.

Where appropriate, Employment Equity is implemented in consultation with employee representative bodies. As a key business imperative for Rustenburg operation, Employment Equity is critical in assisting the operation to place competent employees in the correct jobs aligned with the operation's objectives.

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Sibanye Stillwater we are one

17.3 Health and Safety

17.3.1 Policies and Procedures

Since Sibanye-Stillwater's inception the Rustenburg operation has formed part of the Health and Safety Strategy and Policy development process, as well as the adoption and implementation thereof. The Safe Production Strategy that was developed as part of an ongoing safety improvement journey takes into account "fit for purpose systems" such as ISO 45001 that was published in 2018. The Sibanye-Stillwater Health and Safety Strategy and Policy are further aligned with the Mine Health and Safety Act, the International Council on Mining and Metals, the World Bank Policies and Guidelines, International Finance Corporation Operational Policies and International Labour Organisation Conventions.

17.3.2 Statistics

Table 73 and Table 74 present safety statistics for Rustenburg operation and includes the total number of fatalities, fatality rate, and the lost day injury frequency rate (LDIFR) from 2021 to 2025.

Table 73: Safety Statistics Khuseleka, Thembelani, Siphumelele, Bathopele

Safety Statistics	Units	2021	2022	2023	2024	2025
Fatalities	(No.)	3	1	1	1	1
Fatality Rate	(per mmhrs)	0.10	0.03	0.03	0.034	0.032
LDIFR	(per mmhrs)	5.11	4.01	4.02	2.53	2.66
MHSA Section 54's	(No.)	15	11	12	5	9

mmhrs = million man hours worked

Table 74: Safety Statistics Kwezi, K6, Bambanani, Kopaneng

Safety Statistics	Units	2021	2022	2023	2024	2025
Fatalities	(No)	2	0	0	1	0
Fatality Rate	(per mmhrs)	0.14	0	0	0.05	0.00
LDIFR	(per mmhrs)	4.87	3.01	3.4	3.74	3.14
MHSA Section 54's	(No.)	10	4	3	6	2

mmhrs = million-man hours worked

17.3.3 Occupational Health and Safety Management

As part of the rollout of the Safe Production Strategy, the management of Critical Controls, Rules of Life, Risk Management as well as management of A Hazards is a key focus area at the operations.

17.3.4 HIV/AIDS

Prevalence of HIV/AIDS at the Sibanye-Stillwater's Rustenburg operation is currently at around 15% of the workforce. However, impact on sick absenteeism and mortality due to this pandemic is relatively low. This is attributed to the development and implementation of effective and comprehensive HIV/AIDS programme, which includes the following elements:

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- Creating a supportive workplace environment, where discrimination is not tolerated to allow employees with HIV/AIDS to remain employed and productive
- Access to Primary Health Care Clinics and Occupational Health Centres providing voluntary, confidential counselling and testing
- Aggressive treatment of sexually transmitted diseases, which in turn reduce the risk of HIV infection
- Prophylaxis and treatment of opportunistic infections related to HIV/AIDS, and
- Access to Antiretroviral therapy to help employees with HIV/AIDS to stay healthy and productive

17.4 Environmental Studies

17.4.1 Introduction

Anglo American Platinum (AAP) sold their Mines and Concentrators at the Rustenburg Section to Sibanye-Stillwater Rustenburg Platinum Mines (Pty) Ltd (NW30/5/1/2/2/82MR) (SRPM). The sale agreement included 82MR. In order to facilitate the sale agreement, an EMPr consolidation process was undertaken to consolidate all EMPr amendments/addendums from into the original 1996 EMPr. The DMRE approved the consolidated document on the 23rd of August 2016. As part of an MPRDA Section 11 ceding process 82MR and the consolidated EMPr commitments were transferred to SRPM. The DMRE requested the consolidated AAP EMPr be updated to refer to SRPM as the on-going applicant. The 2016 EMPr is current and represents the alignment to SRPM and will form the overarching environmental authorisation for SRPM Mines and Concentrators at Rustenburg. As part of the amalgamation of SRPM (Rustenburg) and Kroondal Operations (South Africa) (Pty) Ltd SRPM has assumed all liabilities of Kroondal. Environmental liabilities remain tied to the individual Mining Rights.

As part of the Sibanye-Stillwater Integrated Compliance, Governance and Risk (ICGR) framework, the Company has embedded a process for improved regulatory risk profile and action plans to address any gaps in the identification of risk, level of adequacy and effectiveness of control measures. This has provided the Environmental and other Departments, e.g. the ESG Department with a much clearer picture of all the legal requirements, its risk exposure and what mitigatory actions (compliance risk management plans) need to be put in place to improve and ensure compliance.

The following generic environmental risks have been identified and are applicable to the Rustenburg operation:

- Third party liability claims because of uncontrolled grazing on mine-owned properties.
- Non-compliance with applicable environmental legislation
- Uncertainty on the quantum of closure liability for SRPM Operations, pending the proposed amended 2015 Financial Provisioning (FP) Regulations
- Ageing infrastructure and its contribution towards legal non-compliances (environmental)
- Increase in illegal activity, sabotage and theft of environmental infrastructure leading to increased frequency and severity of associated environmental non-compliances
- Poor hazardous waste and hydrocarbon management
- Lack of a coherent regional closure strategy and not being able to clarify SRPM's role and obligation towards this
- Failure to obtain applicable environmental approvals, timeously as a result of slow responses from Regulators in respect of approving licences and amendments

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- Undue reliance on water board/municipal water (with a resultant increase in water costs)
- Impacts of water constraints on the production profile of SRPM
- Climate change and global warming

In addition, and from an Environmental, Social and Governance (ESG) perspective, the following key environmental and social legislation, and its associated subsequent amendments, was identified to be applicable, wholly or partially, to the Rustenburg operation:

- Constitution of the RSA, 1996
- The Companies Act, Act 71 of 2008
- King IV Report on Corporate Governance for South Africa 2016 (Institute of Directors in Southern Africa NPC)
- Promotion of Administrative Justice Act, Act 3 of 2000
- Protection of Personal Information Act, Act 4 of 2013
- Minerals & Petroleum Resources Development Act (MPRDA), Act No 28 of 2002 and all its Regulations and subsequent Amendments
- National Environmental Management Act (1998)
- National Environmental Management: Biodiversity Act, Act No 10 of 2004
- National Environmental Management: Waste Act, 2008
- National Nuclear Regulatory Act, 1999
- National Environmental Management: Air Quality Act (NEM:AQA), Act No 39 of 2005
- National Water Act (NWA), Act No 36 of 1998
- Water Services Act (NWS), Act 108 of 1997
- Labour Relations Act, Act 66 of 1995
- Mineral and Petroleum Resources Royalty Act 28 of 2008
- Hazardous Substances Act, Act No 15 of 1973
- National Heritage Resources Act (NHRA), Act No 25 of 1999
- National Forest Act, Act No 84 of 1998
- National Road Traffic Act, Act 93 of 1996
- Road Transportation Act, Act 74 of 1977
- Fertilisers, Farm Feeds, Agricultural Remedies and Stock Remedies Act, Act No 36 of 1947
- Conservation of Agricultural Resources Act (CARA), Act No 43 of 1983
- National Veld and Forest Fire Act, Act No 101 of 1998
- National Environmental Management: Protected Areas Act, Act 57 of 2003
- Promotion of Access to Information Act, 2000
- Agricultural Pest Act, Act No 36 of 1983
- Skills Development Act, Act 97 of 1998
- Skills Development Levies Act, Act 9 of 1999
- Broad-Based Black Economic Empowerment Act, Act 53 of 2003, and
- Employment Equity Act, Act 47 of 2013

An important change in the regulation of mining related environmental activities was that on 8th December 2014, with the launch of the so-called "One Environmental System" (OES), the Minister and thus the newly-renamed DMPR became the Competent Authority for environmental issues within the mining industry. The Minister of Environmental Affairs -Department is now referred to as the Department

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of Environment, Forestry and Fisheries (DEFF) became the appeal authority for mine environmental issues. Since its inception in 2014, the OES has not yet fully taken off as not all of the relevant Government Departments/Regulators seem to be on-board with the new, stricter approval timeframes and/or other OES requirements which has led to the implementation of OES being, at best, mediocre and at worst, not meeting applicants' expectations.

In November 2015, new regulations regarding financial provisioning (FP) were gazetted, with onerous legal obligations around FP on several closure-related issues. The mining industry has and is in the process of challenging these proposed FP Regulations, with a view to have the most onerous Regulations excluded from any revised FP Regulations. Stakeholder engagement and consultation on the revised FP Regulations is ongoing, and while the compliance date for the 2015 FP Regulations had initially been set as 20 February 2020, this compliance date was subsequently revised to 19 June 2021. The compliance date has been postponed, and no new date has been set. The FP Regulations have not been approved to this date.

17.4.2 Baseline Studies

17.4.2.1 History

NW30/5/1/2/2/82MR (EMPr-SRPM)

The Rustenburg operation began before the current Regulations were in place. Baseline Studies refer to more recent information (last 20 years) and the 2016 EMPr. No impact assessment was undertaken during the compilation of the 2016 report. The Original 1996 EMPr and associated Amendments/Addendums are existing authorisations. Each EMPr Amendment/Addendum process was accompanied by an impact assessment during the compilation of each (commencement year of each varies). The following were considered in the baseline studies (Table 75).

Table 75: Baseline Studies - EMPr-SRPM

Description of the Baseline Environment	
Geology	SA Bushveld Complex and PGM Deposit description
Topography	General Topographic features
Climate	Climatic Zone, temperature, Rainfall and wind
Soil, Land Use and Land Capability	Soil types, Erosion potential of soils, Land use and Capability
Hydrology	Water management area, Wetlands, Surface water hydrology and water quality, Resource class and river health
Geohydrology	Aquifer characterisation, Groundwater quality, Hydrocensus
Biodiversity	Flora, Terrestrial Fauna, Aquatic Fauna, Current Status
Air Quality	Ambient air quality characterisation
Vibration and Noise	Comprehensive blasting assessment, A baseline noise survey was undertaken by dB Acoustics as part of the Ventilation Shafts project
Archaeology and Cultural Heritage	Archaeological and cultural sites assessment 2005
Visual Landscapes	Visual character and quality, Sense of Place
Socio-Economic	Provincial and district overview
	Land use

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NW30/5/1/2/2/80MR, NW30/5/1/2/2/104MR, NW30/5/1/2/2/113MR, NW30/5/1/2/2/368MR, NW30/5/1/2/2/369MR, NW30/5/1/2/2/370MR – Kroondal EMPr

The first Environmental Management Programme (EMPr) for Kroondal was approved in 1999. The EMPr was modified via various amendments during mine development in 2001,2004 and 2010. A consolidated EMPr for Kroondal was compiled in 2016 to combine the 1999 EMPr and all EMPr Amendments and updates into a single document. This document has since been revised in 2022 upon request from the DMRE in order to conclude approval of the consolidated document.

The first Environmental Management Programme (EMPr) for PSA was approved in 2002 for K5 (Kwezi) Shaft, followed by an addendum which was approved in 2003. The first EMPr for Klipfontein Open-Pit and MK4 Shaft was approved in 2005. The first EMPr approval for K6 Shaft was in 2010. In 2016 these EMPr's were consolidated into a single EMPr for PSA and approved by the DMRE.

As at 31 December 2025, the EMPr is still relevant and remains in practice with minor adjustments or additions where a need is identified.

The assessment of the impacts for the 2016 EMPR was conducted according to a synthesis of criteria required by the integrated environmental management procedure. This methodology was constructed by SLR Consulting (Africa) (Pty) Ltd, the consultants who compiled the studies.

A summary of study areas and assessed environmental Impacts is given in Table 76.

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Table 76: Summary of Anticipated Environmental Impacts (revised EMP,2016)

Section	Potential impact	Significance of the impact (the ratings are negative unless otherwise specified)	
		Unmitigated	Mitigated
Geology	Loss and sterilisation of mineral resources	High	Medium
Topography	Hazardous excavations/structures/surface subsidence	High	Medium
Soil and land capability	Loss of soil resources and land capability through pollution	High	Medium
	Loss of soil and land capability through physical disturbance	High	Medium
Terrestrial Biodiversity	Physical destruction of biodiversity	High	Medium
	General disturbance of biodiversity	High	Medium
Aquatic Biodiversity	Physical destruction and / or disturbance of aquatic biodiversity	High	Medium
Surface water	Pollution of surface water resources	High	Medium
	Alteration of natural drainage patters	High	Medium
Groundwater	Contamination of groundwater resources	High	Medium
	Dewatering	High	Medium
Air quality	Air pollution	High	Medium
Noise	Noise pollution	High	Medium
Visual	Visual impact	Medium	Medium
Blasting	Blasting impacts (fly rock, air blasts and ground vibrations)	High	Medium
Traffic	Traffic impact	High	Medium
Heritage/ cultural and palaeontological resources	Loss of heritage, cultural and palaeontological resources	High	Medium
Socio-economic	Economic impact	High positive	High positive
	Inward migration	High	Medium
Land use	Land use impact	High	Medium

17.4.2.2 Methodologies for Impact and Risk Assessment

The assessment results and criteria in the studies presented above are as submitted by the companies undertaking the assessments. Sibanye-Stillwater uses consultants for the specialists' studies. Each company has its own methodologies that it applies. Where there are no material conflicts with Sibanye's criteria, other studies, or regulatory requirements the methodologies are accepted as valid.

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17.4.3 Zone of Influence

17.4.3.1 Studies and Methodologies

The Zone of Influence of a project (Rustenburg as a whole) is defined as the area within which it has or can have material impacts or can influence impacts due to the establishment and continuation of the project's activities, products or services. The Zone of Influence is unique to each project and each aspect thereof, is larger than the actual project footprint and can either be positive or negative.

The Zone of Influence is determined by evaluating and mapping the following environmental and social components of the project.

17.4.3.2 Surface Water

Surface water quality in the Hex River, Sterkstroom and associated tributaries is affected by a combination of mining-related and external sources, including direct discharges, diffuse seepage, groundwater interflows, activities within wetlands and drainage lines, potential contributions from the Hoedspruit TSF, and sewage inputs and other land and water uses within the broader catchment. The principal identified and potential impacts include deterioration in water quality, changes to wetland ecological function and service delivery, eutrophication, salinisation and possible toxicity associated particularly with chloride and ammonia exceedances. In response, Sibanye-Stillwater is undertaking updated wetland delineation, water quality monitoring against RWQOs, and site-specific mitigation, maintenance, restoration and catchment management measures, including collaboration with other water users through joint task teams. The Company also continues to engage with the Department of Water and Sanitation on water use licence conditions and the application of realistic, science- and risk-based water quality limits.

17.4.3.3 Visual Zone of Influence

A Visual Zone of Influence for the whole Rustenburg operation has not yet been developed and will be developed given budgetary and time constraints. The following comment was included in the 2023 TRS for the Kroondal operation. The comment is substantially applicable to the entire Rustenburg operation.

The broader landscape was already characterised by a strong mining influence prior to the establishment of the mine, with mining infrastructure forming a prominent visual element alongside agricultural and rural residential land uses. The area comprises gently undulating plains with scattered koppies, with the Magaliesberg range located approximately 10km to the south. Over time, mining activities, dumps and storage facilities have become an established part of the landscape character, particularly north of the N4/R104 where mining infrastructure and associated settlements dominate, while areas south of the route retain a more pastoral character. Although mining-related views may be perceived negatively by some tourists and community members, visual receptors are already exposed to substantial existing mining disturbance, and overall visual sensitivity is therefore considered to have been materially reduced.

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17.4.3.4 Noise Zone of Influence

A noise impact assessment completed in 2022 for the Rustenburg Section, and considered substantially applicable to the Kroondal Section, found that the local acoustic environment is influenced by a combination of industrial, community, transport and natural noise sources.

17.4.4 Climate Change and Greenhouse Gas Emissions, Air Quality

Climate change, greenhouse gas emissions and air quality management programs are governed by Sibanye- Stillwater's group policies. The Group monitors and reports greenhouse gas emissions in accordance with the South African Department of Forestry, Fisheries and the Environment's Technical Guidelines for monitoring, reporting and verification, together with the World Resources Institute Greenhouse Gas Protocol. The Group's main emission sources comprise direct fuel use (Scope 1), purchased electricity (Scope 2) and indirect value-chain emissions (Scope 3). The 2025 review shows a significant increase in reported Scope 3 emissions following a more comprehensive reassessment of emission sources, factors and inventory completeness (Table 77). The most material contributors to this increase were newly quantified purchased goods and services, revised fuel- and energy-related emission factors, updated transport emissions, and the inclusion of downstream processing emissions by third parties, particularly from carbon-intensive chrome ore processing.

To mitigate climate-related impacts, the Group is implementing its Energy and Decarbonisation Strategy, targeting carbon neutrality by 2040 and pursuing absolute Scope 1, 2 and 3 reductions aligned with science-based targets to support limiting global temperature increase to below 2°C. Management actions include improving the understanding of operational carbon hotspots, evaluating the role of carbon offsets, strengthening resilience to climate risk, and maintaining compliance with Group ESG policies, standards and procedures. Sibanye-Stillwater's approach is also framed within South Africa's national peak-plateau-decline emissions pathway, and the Group continues to align its emissions management, disclosure and target-setting with regulatory expectations and broader government climate policy.

Table 77: Rustenburg tCO_2e Emissions Inventory 2025

Scope of emissions	Emissions (tonnes, carbon dioxide equivalent – tCO_2e)		
	2023	2024	2025
Scope 1: Emissions from direct fuel sources such as petrol and diesel	50,064	45,428	41,111
Scope 2: Emissions from purchased electricity	1,409,865	1,368,003	1,464,957
Scope 3: Emissions from other indirect sources such as purchased goods and services	453,921	449,307	2,802,565

The Afrigle System implemented at the Rustenburg operation is designed to monitor and optimise diesel combustion efficiency and thereby reduce carbon emissions, has been successfully implemented

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across the operation. The system provides accurate, automatic, electronic records and real-time reporting of fuel usage and eliminates driver intervention, data manipulation, unauthorised refuelling, possible theft and human error, enabling each shaft to understand their usage and better control fuel consumption and their resulting emissions.

17.4.5 Biodiversity Management

Since Sibanye-Stillwater took ownership of the Rustenburg operation, there have been no major infrastructure expansions that would have resulted in the loss of key biodiversity areas. Current initiatives to manage biodiversity are implemented in line with the approved EMPs.

Sibanye-Stillwater developed its first Biological Diversity Procedure that embeds the mitigation hierarchy into all decision-making processes from feasibility to post-mining. It ensures the use of the best practice local science-based methods for monitoring and assessment, the outcomes thereof are then incorporated into option analyses along with consideration of health, safety, engineering, social and economic considerations to arrive at the best practicable and sustainable way forward. Ultimately it aims to enhance avoidance of impacts on sensitive ecosystems and thereafter integrate mitigation, restoration and off-setting to achieve our net gain and no net loss targets as applicable to the sites.

Managed by the EWT, the BDP will build the capacity of businesses to manage their biodiversity risks and opportunities and enable them to disclose their biodiversity performance in a standardised and comparable manner.

17.4.6 Water Use Strategy

Rustenburg operation is dependent on water to sustain operations. The operations receive water from the following water sources:

- Excess underground fissure water
- Potable water purchased from the Rand Water Board and Municipal distribution networks and
- Greywater purchased from the Rustenburg Water Service Trust (RWST) in terms of an agreement with Anglo-American Platinum

The context summary of water use at the Rustenburg operation for 2025 is presented in Figure 74. The Rustenburg operation abstracted on average 24.81Ml/day to process 33,023 tonnes per day. 67% of this was purchased from the Rustenburg Local Municipality, Rustenburg Water Service Trust, and Rand Water Board which supplied mainly from the Vaal River System (VRS). A small portion of the purchased water is supplied from Vaalkop system which forms part of the Crocodile catchment.

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Figure 74: Rustenburg Water Use Summary

Rustenburg Source	Volume (ML/day)	**Rustenburg** **0.80 kl/ton** (Excluding rain) **30 477** tonne per day
Potable Water	10.58	
Fissure Water	9.85	
Grey Water	3.89	
Total	**24.32**	

17.4.6.1 Licensing

The Rustenburg operation has the following Water Use Licenses.

- SRPM Water Use Licence dated: licence no: 07/A21D/AIJGC/7026. SRPM also applied for additional water uses which was approved 26 June 2025 under the same licence number
- Platinum Mile Chrome Expansion Water Use Licence dated: Licence no: 6/A22H/CGI/15071
- K6 Shaft Water Use Licence dated 2 July 2021, Licence no: 06/A22H/ACGIJ/14646 with an amendment approved in May 2025
- WLTR pipelines and chrome stockpile Water Use Licence dated: 3 December 2025, Licence no: 06/A21K/CGI/17218
- Kwezi Shaft Water Use Licence dated: 11 June 2021, Licence no: 03/A22H/AG/726. Kwezi Shaft also applied for additional water uses approved 7 November 2024, Licence no: 06/A22H/ACGIJ/14646
- Kwezi Shallows Water Use Licence, dated: 18 June 2025, Licence no: 06/A22H/CGI/16533 with an amendment approved 13 May 2025
- K6 Shaft Water Use Licence dated 22 June 2021, Licence no: 03/A22H/ABGJ/3973
- Kroondal Operations Water Use Licence, dated 24 May 2018, Licence no: 07/A22H/CGIAJ/7827 Kroondal has since applied for an amendment to the said WUL in 2024 with additional water uses. The approval of these is expected in 2026
- Marikana Water Use Licence, dated: 4 October 2013, Licence no: 03/A21K/ABCGIJ/1469 . Marikana has since applied for an amendment to the said WUL in 2024 with additional water uses. The approval of these is expected in 2026
- West-West Pit Water Use Licence, dated 17 March 2016, Licence no: 07/A21D/AIJGC/7026
- Klipfontein Opencast Water Use Licence dated : Licence no: 07/A22H/AGJ/11545

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17.4.6.2 Discharge

All water on the mining operations is kept in a closed water reticulation and therefore no discharges are experienced under normal conditions. Sporadic overtopping of process dams is managed to a minimum to optimise water use and mitigate or eliminate pollution because of polluted water.

However, from time to time, the operations may experience a dam overflow due to heavy rainfall in the summer periods. Our strategy is to minimise or eliminate any uncontrolled discharges through our storm water management systems and optimising dam capacity management.

Water Conservation, Usage and Storage Water in the Rustenburg operation is mainly sourced from Rand Water supply. This water is used in various operational areas for processing and mining. As part of the water strategy the company is implementing efforts to improve water security and reduce the use of potable water. Several projects have been identified to retreat water from the mine and re-use it within the system. The identified projects will improve water demand and conservation. Mine and process water gets stored in existing approved storage facilities including portable water tanks, return water dams as well as stormwater dams.

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Figure 75: The Schematic Process Flow Diagram for Water Handling at the Rustenburg operation


Kroondal - Rustenburg Complex - IWBSM (Regional)
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Potable water flows
Process water flows
Process water flows
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Water in Slurry / ROM
Water in Tailings
Total losses
WCWDM Strategies
mining operation
plants/other ops
water storages
tailings facilities
potable water supplies
care & maintenance
Waterval West TSF
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Hoedspruit TSF
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17.4.7 Waste Management

The Rustenburg operation waste management procedures follow the standards procedures outlined for the SA PGM operations. This procedure deals with all non-mineral general and hazardous waste streams generated at the various sites as is aligned with the waste inventory for the site.

All non-mineral wastes are covered by the Environmental PGM Operating Procedure – Waste Management. These wastes include various solid and liquid wastes, medical, chemical, and other hazardous waste. This procedure outlines the applicable legislation and required authorisations, storage and handling procedures, and lines of responsibility for mine residues and non-mineral wastes as classified in the 2015 study by En-Chem Consultants. The SA PGM operations developed and implemented new waste signage during 2021 in alignment with the waste classification regulations and best practices. This is in support of waste sorting at the source as well as to maximise reuse and recycling capabilities at our operations.

Sibanye-Stillwater's strategic stance on waste and waste management is articulated in its Waste Position Statement, approved and published in June 2021. In this position statement, the zero waste-to-landfill long-term objective is well articulated, as well as important waste reduction approaches such as Waste Management Hierarchy, the circular economy (in which waste could play a leading role) as well as waste minimisation. Accurate and timeous waste data reporting as well as the setting of relevant and appropriate waste reduction targets, are some of the deliverables.

Tailings storage facilities (are described in the Tailings Section 15.2) and waste rock dumps are managed in accordance with the mandatory code of practices for the relevant mine reside deposits.

17.4.8 Environmental Reporting

17.4.8.1 Audits

In order to ensure continued compliance to the various licences in place for the Sibanye Rustenburg Platinum Mines (Pty) Ltd numerous audits are performed on varying timelines, based on the regulatory, as well as practical management requirements associated with the relevant authorisations. The auditing process enables environmental performance through the identification of potential non compliances and areas of improvement. Non compliances are recorded in the environmental system Pivot and actioned to ensure rectification of findings. Audits are conducted both internally and external by independent external consultants to ensure transparency and independence.

17.4.8.2 Findings

Audit findings are logged into the environmental management system (Pivot) and discussed with the relevant operational teams for implementation and the improvement of environmental stewardship amongst operations. A tracking and analytical system is used to categorised findings based on environmental aspects thereby enabling management decisions towards driving compliance and minimising repeat findings.

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17.4.8.3 Future Actions

Table 78 shows the future actions and projects for the Rustenburg operation.

Table 78: Future Actions

Project Description	Due Date	Status
Implementation of 5-year dust management plan for Paardekraal Tailings Dam	Project Commenced in October 2020 • Year 3 – 2023 • Year 4 – 2024 • Year 5 – 2025	• Year 1 – Complete 2020/2021 • Year 2 – 2022- Complete
Implementation of 5-year dust management plan for Kroondal Haul roads and Kroondal K150 and K2 Tailings Dams	Project Commenced in October 2020 • Year 4 – 2024 – Order in progress • Year 5 – 2025	• Year 1 – Complete 2020/2021 • Year 2 – 2022- Complete • Year 3 – 2023 - Complete
Drilling of scavenger wells for management of ground water contamination and use of water within the operations to supplement purchased potable water	November 2023	In Progress
Tailings Dam Break Analysis Assessments in order to comply with GISTM Standard Requirements	August 2023	In Progress
Implementation of K2Fly in order to gather environmental and data to support compliance to the GISTM Standard Requirements	August 2023	In Progress
EMPR Amendment Rustenburg	November 2022	In Progress
EMPR consolidation and amendment	Submitted in March 2022, awaiting feedback / approval from	In Progress
Water Use Licence(s) amendment	December 2023	In Progress

17.4.9 Closure Planning and Costs

The implementation of, and adherence to these ESG standards and principles, in addition to the various Position Statements developed, will form an integral part of Sibanye-Stillwater's environmental strategy in 2023 and beyond.

The Rustenburg operation is committed to on-going closure planning. Scheduled and unscheduled mine closure costs are reviewed and updated annually for financial reporting and regulatory compliance.

The National Environmental Management Act (NEMA), pertains to the financial provision for prospecting, exploration and mining and requires that a final rehabilitation, decommission and mine closure plan is developed which includes the determination of financial provision to guarantee the

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221 availability of sufficient funds to undertake rehabilitation and remediation of the adverse environmental impacts of mining. An amendment to GNR 1147 (Regulations for Financial Provision for Prospecting, Exploration, Mining and Production Operations,2015) in October 2016, extended the Transitional Arrangements to February 2019 (which was subsequently further extended to February 2020 and again to June 2022). The alignment of these plans and documents to the 2015 FP Regulations is ongoing. Compliance with the FP Regulations is required within three months from the first financial year-end following June 2022, which is the new promulgated compliance date for the amended FP Regulations. Therefore Sibanye-Stillwater Marikana Operations is required to be compliant by 2023. In order to ensure that all aspects potentially applicable during the closing of a facility is considered during the quantum assessment, a standard checklist have been provided by the guidelines which was used in compilation of this plan. It is however recognised that all the items will not always be applicable for all the areas, but it was considered in any event to make sure that all possible issues were addressed and assessed. Closure Components to be considered during the Quantum Assessment are given in Table 79. In addition, Long Term C&M plans as well as Future Monitoring programmes will be established as part of the Closure Plans. Table 79: Closure Components Component No. Description 1 Infrastructural Areas 1.1 Dismantling of processing plant and related structures (including overland conveyers and powerlines) 1.2 Demolition of steel buildings and structures 1.3 Demolition of other buildings and structures 1.4 Rehabilitation of roads and paved surfaces 1.5 Demolition and rehabilitation of railway lines 1.6 Other linear infrastructure 1.7 Disposal of demolition waste 1.8 Making good of infrastructure 2 Mining Areas 2.1 Opencast rehabilitation, including final voids and ramps 2.2. Sealing of shafts, audits and inclines 2.3 Rehabilitation of stockpiles and processing residues 2.4 Rehabilitation of clean water impoundments 2.5 Rehabilitation of dirty water impoundments 3 General surface rehabilitation 3.1 Infrastructural areas 3.2 Other surface disturbances 222 Component No. Description 4 Runoff Management 4.1 River diversions and watercourse reinstatement 4.2 Reinstatement of drainage lines 5 P&Gs, Contingencies and additional allowances 6 Pre-site relinquishment monitoring and aftercare 17.4.9.1 Life of Mine Planning and Closure The current LoM plan for Rustenburg operation is to 2057, while the current mining rights are under renewal or expire between 2039 and 2042. An annual rehabilitation plan is developed that informs the LoM process. At the same time, it tracks concurrent rehabilitation implemented on site, to ensure that adequate funds are available for rehabilitation and remediation work during the LoM. The selection of potential land use options is dependent on the typical drivers of regional land use. In the Rustenburg area, the key drivers of regional land use are mining (large and small scale), agriculture, tribal land/activities, and settlements. In light of the above, potential post mining land uses have been identified with the preferred land uses intensive agriculture, reinstating functionality of impacted ecological areas and protection of existing conservation areas, housing development and commercial and/or light industrial redevelopment. 17.4.9.2 Unscheduled Closure Cost Estimate SRPM total closure liability and associated financial provision is based on unplanned closure, with specific costs allocated to the demolition of mining and associated infrastructure, the rehabilitation of mine-impacted land and post-closure monitoring and maintenance. The mechanisms and methods of the demolition, remediation and rehabilitation processes are described in rehabilitation and final closure plans. However, as far as possible, Rustenburg will embark on a concurrent rehabilitation programme during the operational phase of the mine. This programme will be completed irrespective of unplanned closure and/or continued operations. A closure cost estimate for an unscheduled closure at the Rustenburg operation is updated annually, in line with the International Financial Reporting Standards (“IFRS”) of the International Accounting Standards Board and South African Statements of Generally Accepted Accounting Practice as well as applicable environmental legislation (MPRDA and NEMA) and in accordance with the Draft GN1147. Closure Costs are kept separate for the Rustenburg and Kroondal Sections. Khuseleka, Thembelani, Siphumelele, Bathopele During the 2025 closure costs assessment, an estimate of R1,817,467,106 has been calculated for unscheduled closure costs for the Rustenburg operation (excluding Kroondal shafts and rehabilitated areas), which is made up of the following elements: 223 • infrastructural aspects – R539,224,105 (29,7% of the total estimate) • mining aspects – R612,992,411 (33,7% of the total estimate) • general surface rehabilitation – R211,565,600 (11,6% of the total estimate) • surface water reinstatement – R5,001,121 (0.3% of the total estimate) • preliminary and general – R8,212,699 (4,5% of the total estimate) • contingencies – R107,572,798 (5,9% of the total estimate) • post closure cost – R178,850,086 (9,8% of the total estimate) • additional studies – R80,133,989 (4,4% of the total estimate) The closure liability for Rustenburg operation is provided through a combination of cash in trust and third party financial guarantees. Kwezi, K6, Bambanani, Kopaneng, C&M shafts During the 2025 closure costs assessment, an estimate of R1,912,143,020 has been calculated for unscheduled closure costs for the former Kroondal Operations (inclusive of Kroondal, Kroondal- Marikana and Old PSA areas), which is made up of the following elements: • infrastructural aspects – R213,197,521 (11,1,0% of the total estimate) • mining aspects – R1,424,614,330 (74,5% of the total estimate) • general surface rehabilitation – R93,582,506 (4,9% of the total estimate) • surface water reinstatement – R7,055,477 (0.4% of the total estimate) • preliminary and general –R104,306,990 (5,5% of the total estimate) • contingencies –R132,194,139 (6,9% of the total estimate) • post closure cost –R4,239,287 (10% of the total estimate) • additional studies –R75,970,736 (4,0% of the total estimate) 17.5 QP Opinion The QP is satisfied that all material issues relating to Environmental, Social and Governance have been considered in Rustenburg’s planning. All relevant issues are being addressed, have plans in place to remedy any deficiencies or have been identified for further consideration. 18 Capital and Operating Costs 18.1 Overview The following sections contain summaries of the capital and operating cost projections. Projections are compared to the last three years actual figures. Accuracy limits for metal pricing and costs are given in Table 95 in Section 21.1.1. Risks are discussed in Section 21.1.2.2. 224 18.2 Capital Costs Capital expenditure in Table 80 and Table 81 for Rustenburg includes project capital, capitalised development and sustaining capital. Ongoing capital expenditure estimates are based on a provision of an approximate 5% of operating cost expenditures for shallow shafts and 9% for the mechanised shafts, this percentage is based on historical spend, and the current business plan generally are included for the first year of the LoM plan. These amounts cater for expenditures of a capital nature and are considered prudent provisions (contingencies) to maintain the operations infrastructure, given that limited detail is provided beyond the current three-year horizon. Project capital and capitalised development are budgeted separately and depend on the projects requirements. 18.3 Operating Costs This section provides details on the forecast operating cost estimates for Rustenburg operation. 18.3.1 Operating Costs by Activity Table 82 provides details of historical and forecast operating costs by activity grouped according to: • Mining costs–underground and surface sources costs, including ore handling costs • Processing costs, including tailings and waste disposal costs and • The cost of maintaining key on-mine infrastructure In addition, Rustenburg has incorporated costs for environmental rehabilitation and closure and costs associated with terminal benefits, which will be payable on cessation of mining activities. No salvage values have been assumed for plants and equipment. The operating cost are based on the current year’s operational business plan and projected forward using the required production profile taking into account the likely physical changes in the operating parameters over the full period of the LoM plan. 18.3.2 Operating Costs The operating cost for Rustenburg operation for the Mineral Reserves in the LoM plan is R2,085/t. The actual operating cost for 2025 was R1,274/t for underground and surface combined (Table 82). The five- year forecast average is R1,812/t. 18.3.3 Surface Sources Costs The surfaces sources and purchase of concentrate in the Mineral Resource or LoM plan are included in the total operating cost.

18.3.4 Processing Costs

The treatment cost for 2026 is estimated at R228/t milled for underground. For the LoM, the expected unit costs increase as the production plan decreases. The average processing cost over the next five years is R331/tonne. Surface costs for the LoM are negligible as there are only 11 Months left of Surface Reserves.

18.3.5 Allocated Costs

Allocated costs have been forecast at an average of R2,862 million per annum over the next five years. These include costs for rehabilitation, royalties, retrenchment cost, engineering, occupational environment and hygiene, environmental management, health and safety, and other typical centralised costs (Table 80 to Table 82).

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Table 80: Historical and Forecast Capital Expenditure 2021 - 2035

		Historical			Real Forecast										
	Units	2021	2023	2025	LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
					Total	1	2	3	4	5	6	7	8	9	10
Project Capital	**(Rm)**				**4,274**	1,055	1,474	663	798	270	0	0	0	0	0
Capitalised Development	**(Rm)**				**5,319**	860	861	673	540	480	418	386	382	373	346
Sustaining/SIB Capital	**(Rm)**	887*	951*	1,536*	**7,899**	1,309	1,929	1,148	587	521	507	476	474	477	473
Total	**(Rm)**				**17,493**	3,224	4,264	2,484	1,926	1,271	925	862	856	850	819

*Includes capitalised development and includes Kroondal operation historical capital

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Table 81: Historical and Forecast Capital Expenditure 2036 - 2057

			Real Forecast										
	Units	LoM	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046
			11	12	13	14	15	16	17	18	19	20	21
Project Capital	**(Rm)**	4,274	0	0	0	0	0	0	0	0	0	0	0
Capitalised Development	**(Rm)**	5,319	245	194	161	135	134	134	116	89	97	87	97
Sustaining/SIB Capital	**(Rm)**	7,899	442	401	354	335	311	298	273	218	172	137	130
Total	**(Rm)**	17,493	687	595	515	469	445	431	389	306	270	224	228
	Units	**LOM**	**2047**	**2048**	**2049**	**2050**	**2051**	**2052**	**2053**	**2054**	**2055**	**2056**	**2057**
			22	**23**	**24**	**25**	**26**	**27**	**28**	**29**	**30**	**31**	**32**
Project Capital	**(Rm)**	4,274	0	0	0	0	0	0	0	0	0	0	0
Capitalised Development	**(Rm)**	5,319	104	111	104	86	70	64	60	48	41	11	2
Sustaining/SIB Capital	**(Rm)**	7,899	118	109	98	96	93	88	89	87	57	27	0
Total	**(Rm)**	17,493	223	220	202	182	163	152	148	136	98	38	2

227

Table 82: Historical and Forecast Operating Costs 2021 – 2035

		Historical			Real Forecast										
	Units	2021	2023	2025	LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
					Total	1	2	3	4	5	6	7	8	9	10
Processing Costs	(Rm)	2,752	3,902	4,843	51,377	3,441	3,355	3,258	2,702	2,691	2,673	2,485	2,469	2,506	2,489
Direct Shaft Costs	(Rm)	11,520	14,419	14,877	175,474	16,550	14,759	13,082	9,754	9,338	9,221	7,698	7,686	7,717	7,644
Production Overheads	(Rm)	1,206	853	920	17,557	1,316	1,293	1,202	954	945	935	862	858	867	860
Allocated Centralised Costs	(Rm)	2,370	2,645	2,790	46,508	3,196	3,140	2,961	2,515	2,497	2,477	2,333	2,321	2,347	2,333
Total Operating Cost	**(Rm)**	**15,480**	**21,819**	**23,430**	**290,915**	**24,504**	**22,547**	**20,504**	**15,925**	**15,471**	**15,307**	**13,379**	**13,334**	**13,437**	**13,326**
Environmental	**(Rm)**	**0**	**0**	**0**	**832**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**
Unit Costs															
Tonnes Milled	(Kt)	12,053	17,695	16,205	117,208	15,115	9,731	8,663	6,672	6,525	6,360	5,586	5,555	5,650	5,594
Operating Cost	(R/t)	957	1,084	1,274	2,085	1,410	1,994	2,025	2,010	1,988	2,017	1,977	1,982	1,963	1,965
Allocated Centralised Costs	(R/t)	131	149	172	397	211	323	342	377	383	389	418	418	415	417

228

Table 83: Historical and Forecast Operating Costs 2036 – 2058

		Real Forecast											
	Units	LoM	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046
		Total	11	12	13	14	15	16	17	18	19	20	21
Processing Costs	(Rm)	51,377	2,481	2,303	2,240	1,730	1,683	1,517	1,343	1,210	1,087	976	721
Direct Shaft Costs	(Rm)	175,474	7,544	7,322	7,186	6,062	6,003	4,589	4,261	4,013	3,730	3,777	1,970
Production Overheads	(Rm)	17,557	855	822	799	624	607	514	451	406	366	330	192
Allocated Centralised Costs	(Rm)	46,508	2,320	2,078	2,015	1,567	1,522	1,286	1,138	1,024	921	827	612
Total Operating Cost	**(Rm)**	**290,915**	**13,200**	**12,525**	**12,239**	**9,983**	**9,815**	**7,906**	**7,193**	**6,653**	**6,104**	**5,910**	**3,495**
Environmental	**(Rm)**	**832**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**
Unit Costs													
Tonnes Milled	(Kt)	117,208	5,500	5,162	4,899	3,748	3,597	2,748	2,373	2,083	1,822	1,583	1,037
Operating Cost	(R/t)	2,085	1,978	2,024	2,087	2,246	2,306	2,409	2,552	2,702	2,845	3,211	2,779
Allocated Centralised Costs	(R/t)	397	422	403	411	418	423	468	480	491	505	522	590

229

		Real Forecast											
	Units	LoM	2047	2048	2049	2050	2051	2052	2053	2054	2055	2056	2057/2058*
		Total	22	23	24	25	26	27	28	29	30	31	32
Processing Costs	(Rm)	51,377	665	621	570	560	548	526	527	520	513	489	477
Direct Shaft Costs	(Rm)	175,474	1,782	1,638	1,468	1,434	1,393	1,318	1,319	1,298	1,278	1,201	1,439
Production Overheads	(Rm)	17,557	174	160	144	140	136	129	129	127	125	118	114
Allocated Centralised Costs	(Rm)	46,508	563	526	482	473	462	443	443	438	432	413	402
Total Operating Cost	**(Rm)**	**290,915**	**3,185**	**2,945**	**2,663**	**2,607**	**2,540**	**2,415**	**2,418**	**2,383**	**2,349**	**2,221**	**2,432**
Environmental	**(Rm)**	**832**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**0**	**832**
Unit Costs													
Tonnes Milled	(Kt)	117,208	914	819	706	684	657	607	608	594	581	531	504
Operating Cost	(R/t)	2,085	2,868	2,955	3,088	3,121	3,163	3,248	3,246	3,273	3,297	3,408	4,026
Allocated Centralised Costs	(R/t)	397	617	643	682	691	704	729	728	736	744	778	798

*LoM ends in 2057. Environmental Rehabilitation costs are incurred in 2058

230

19 Economic Analysis

19.1 Introduction

The following Section presents a discussion and comment on the economic assessment of Rustenburg. Specific comment is included on the methodology used to generate the financial models for Rustenburg to establish a base case, including the basis of the techno-economic model, modelling techniques, and evaluation results.

19.2 Economic Analysis Approach

Rustenburg operation can be classified as a Production Property as it has significant, detailed cost and capital information specific to the geographic and economic locality of its assets. The cash-flow approach is the most appropriate method to use for economic analysis.

19.3 Economic Analysis Basis

The assumptions on which the economic analysis is based include:

- All assumptions are on 31 December 2025 money terms, which is consistent with the Mineral Reserve declaration date
- Royalties on revenue are consistent with relevant South African legislation (0.5% to 12.5% based on the formula) (refer to Table 84)
- Corporate taxes that can be offset against assessed losses and capital expenditure (refer to Table 84)
- A Real base case (no inflation) Discount Rate of 15.76%, and
- Discounted cash-flow (DCF) techniques applied to post-tax pre-finance cash flows
- Sensitivity analysis was performed to ascertain the effect of discount factors, product prices, total cash costs and capital expenditures
- The post-tax pre-finance cash flows presented for the mining asset incorporate macroeconomic projections as set put in Table 85 and Table 86
- The Technical – Economic Model is presented in real terms are based on annual cash-flow projections determined at the end-point 31 December
- Revenue and costs considers contributions from all metals produced i.e. 4Eoz (Pt, Pd, Rh, Au), other metals (Ru, Ir) and base metals (Ni, Cu, Co and Cr). Rustenburg operation is ongoing with an annual positive cashflow

231

19.4 TEM Parameters

Table 84 provides details of the parameters applied in the Technical – Economic Model.

Table 84: TEM Parameters

Parameter	Units	Historical
Corporate Tax Rate	(%)	27%
Royalties (based on formula)	(%)	0.5% - 12.5%
Trading Terms		
Debtors	(Days)	3
Creditors	(Days)	45
Stores	(Days)	45
Balance at 31 December 2025		
Debtors	(Rm)	11,346
Creditors	(Rm)	3,605
Stores-opening balances	(Rm)	36
Unredeemed Capital – 31 December	(Rm)	
Environmental Closure Liability–31 December	(Rm)	1,398
Terminal Benefits Liability Based on LoM	(Rm)	1,570
Assessed Losses	(Years)	N/A

The following working capital parameters have been applied in the model: Debtors – 3 days; Creditors – 45 days; and Stores – 45 days. Sibanye-Stillwater has indicated that the balances for working capital will be settled at the effective date of the Mineral Reserve declaration, and as such the opening balances have been set to zero.

The corporate tax rate applied is based on a formula that uses capital expenditure and assessed tax losses. Royalties are calculated using the formula for refined metals [Royalty Payable = 0.5+ (EBIT/Gross Sales)/12.5].

19.5 Technical Economic Model

The technical inputs used to determine the financial parameters for the TEMs are provided in Table 85 to Table 89, as well as an assessment of the financial parameters on a unit cost basis: R/4Eoz.

232

Table 85: TEM – Mining, Processing, PGM's Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2026-2035

		LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
	Units	Total	1	2	3	4	5	6	7	8	9	10
Underground Mining												
Development	(m)	431,016	42,811	51,777	35,535	32,455	28,336	23,828	20,822	19,504	18,938	17,592
RoM	(kt)	112,498	10,405	9,731	8,663	6,672	6,525	6,360	5,586	5,555	5,650	5,594
Head Grade	(g/t)	3.44	2.91	2.97	3.05	3.24	3.26	3.28	3.35	3.39	3.39	3.43
Recoveries	(%)	86.6	84.8	85.0	85.3	86.1	86.0	86.1	86.2	86.4	86.4	86.5
PGM Ounces	(4Eoz'000)	10,774	827	789	725	599	588	578	518	524	532	534
Recovered Grade	(g/t)	2.98	2.47	2.52	2.60	2.79	2.80	2.83	2.89	2.93	2.93	2.97
Surface												
RoM	(kt)	4,710	4,710	No surface material is scheduled								
Head Grade	(g/t)	0.90	0.90									
Recoveries	(%)	25.0	25.0									
PGM Ounces	(4Eoz'000)	34	34									
Recovered Grade	(g/t)	0.23	0.23									
Processing												
Ore Processing	(kt)	117,208	15,115	9,731	8,663	6,672	6,525	6,360	5,586	5,555	5,650	5,594
Head Grade	(g/t)	3.34	2.29	2.97	3.05	3.24	3.26	3.28	3.35	3.39	3.39	3.43
Recoveries	(%)	86.0	77.4	85.0	85.3	86.1	86.0	86.1	86.2	86.4	86.4	86.5
Recovered Grade	(g/t)	2.87	1.77	2.52	2.60	2.79	2.80	2.83	2.89	2.93	2.93	2.97
PGM Produced	**(4Eoz'000)**	**10,808**	**861**	**789**	**725**	**599**	**588**	**578**	**518**	**524**	**532**	**534**

233

		LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
	Units	Total	1	2	3	4	5	6	7	8	9	10
Revenue												
4E Revenue	(Rm)	294,640	23,922	21,510	19,776	16,314	16,000	15,740	14,177	14,303	14,518	14,521
Other Metals	(Rm)	18,403	1,512	1,380	1,256	986	978	997	954	959	981	989
Base Metals	(Rm)	20,595	1,580	1,469	1,457	1,094	1,106	1,112	1,053	1,040	1,062	1,053
Revenue from sales of mining products	**(Rm)**	**333,638**	**27,015**	**24,359**	**22,488**	**18,394**	**18,083**	**17,849**	**16,184**	**16,303**	**16,561**	**16,563**
Operating Cost												
Direct Operations Cost	(Rm)	289,345	24,504	22,396	20,175	15,925	15,471	15,074	13,379	13,334	13,437	13,326
RBN Royalties	(Rm)	0	0	0	0	0	0	0	0	0	0	0
Terminal benefits costs	(Rm)	1,570	0	151	329	0	0	233	0	0	0	0
Environmental closure cost	(Rm)	832	0	0	0	0	0	0	0	0	0	0
Royalty payable	(Rm)	3,945	135	122	112	92	196	252	267	281	295	304
Recurring pre-tax income from continuing operations (EBITDA)	**(Rm)**	**37,945**	**2,376**	**1,690**	**1,872**	**2,377**	**2,416**	**2,290**	**2,538**	**2,688**	**2,830**	**2,933**
Taxation	(Rm)	6,670	0	0	0	0	181	481	557	598	635	664
Net Income from continuing operations	**(Rm)**	**31,275**	**2,376**	**1,690**	**1,872**	**2,377**	**2,234**	**1,809**	**1,981**	**2,090**	**2,194**	**2,268**
Capital Expenditure	(Rm)	16,093	2,363	3,402	1,811	1,385	791	507	476	474	477	473
Net Free cash	**(Rm)**	**15,182**	**12**	**-1,712**	**61**	**992**	**1,443**	**1,302**	**1,506**	**1,617**	**1,718**	**1,796**

234

Table 86: TEM – Mining, Processing, PGM's Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2036-2045

		LoM	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045
	Units	Total	11	12	13	14	15	16	17	18	19	20
Underground Mining												
Development	(m)	431,016	15,817	13,726	12,594	10,838	9,999	9,507	8,632	7,661	6,956	6,123
RoM	(kt)	112,498	5,500	5,162	4,899	3,748	3,597	2,748	2,373	2,083	1,822	1,583
Head Grade	(g/t)	3.44	3.46	3.48	3.55	3.71	3.76	4.12	4.15	4.21	4.18	4.18
Recoveries	(%)	86.6	86.6	86.7	86.9	87.6	87.7	88.4	88.5	88.7	88.6	88.6
PGM Ounces	(4Eoz'000)	10,774	530	501	486	392	381	322	280	250	217	189
Recovered Grade	(g/t)	2.98	3.00	3.02	3.08	3.25	3.30	3.64	3.67	3.73	3.71	3.71
Surface												
RoM	(kt)	4,710	No surface material is scheduled									
Head Grade	(g/t)	0.90										
Recoveries	(%)	25.0										
PGM Ounces	(4Eoz'000)	34										
Recovered Grade	(g/t)	0.23										
Processing												
Ore Processing	(kt)	117,208	5,500	5,162	4,899	3,748	3,597	2,748	2,373	2,083	1,822	1,583
Head Grade	(g/t)	3.34	3.46	3.48	3.55	3.71	3.76	4.12	4.15	4.21	4.18	4.18
Recoveries	(%)	86.0	86.6	86.7	86.9	87.6	87.7	88.4	88.5	88.7	88.6	88.6
Recovered Grade	(g/t)	2.87	3.00	3.02	3.08	3.25	3.30	3.64	3.67	3.73	3.71	3.71
PGM Produced	**(4Eoz'000)**	**10,808**	**530**	**501**	**486**	**392**	**381**	**322**	**280**	**250**	**217**	**189**

235

		LoM	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045
	Units	Total	11	12	13	14	15	16	17	18	19	20
Revenue												
4E Revenue	(Rm)	294,640	14,414	13,632	13,206	10,667	10,349	8,773	7,622	6,781	5,877	5,104
Other Metals	(Rm)	18,403	984	917	880	613	595	487	424	378	328	285
Base Metals	(Rm)	20,595	1,054	986	961	685	665	623	535	468	408	353
Revenue from sales of mining products	**(Rm)**	**333,638**	**16,452**	**15,534**	**15,047**	**11,965**	**11,610**	**9,882**	**8,580**	**7,627**	**6,613**	**5,742**
Operating Cost												
Direct Operations Cost	(Rm)	289,345	13,200	12,525	12,145	9,983	9,657	7,906	7,193	6,653	6,104	5,584
RBN Royalties	(Rm)	0	0	0	0	0	0	0	0	0	0	0
Terminal benefits costs	(Rm)	1,570	0	0	95	0	159	0	0	0	0	326
Environmental closure cost	(Rm)	832	0	0	0	0	0	0	0	0	0	0
Royalty payable	(Rm)	3,945	307	286	272	190	177	184	132	99	60	29
Recurring pre-tax income from continuing operations (EBITDA)	**(Rm)**	**37,945**	**2,945**	**2,723**	**2,536**	**1,792**	**1,618**	**1,792**	**1,255**	**875**	**449**	**-197**
Taxation	(Rm)	6,670	676	627	589	389	353	404	265	177	75	0
Net Income from continuing operations	**(Rm)**	**31,275**	**2,269**	**2,096**	**1,947**	**1,403**	**1,265**	**1,389**	**990**	**697**	**374**	**-197**
Capital Expenditure	(Rm)	16,093	442	401	354	335	311	298	273	218	172	137
Net Free cash	**(Rm)**	**15,182**	**1,827**	**1,695**	**1,593**	**1,068**	**954**	**1,091**	**717**	**480**	**202**	**-333**

236

Table 87: TEM – Mining, Processing, PGM's Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2044-2055

		LoM	2046	2047	2048	2049	2050	2051	2052	2053	2054	2055	2056	2057/8*
	Units	Total	21	22	23	24	25	26	27	28	29	30	31	32
Underground Mining														
Development	(m)	431,016	4,607	4,309	4,201	3,989	3,514	3,156	2,837	3,112	2,522	2,453	1,656	1,206
RoM	(kt)	112,498	1,037	914	819	706	684	657	607	608	594	581	531	504
Head Grade	(g/t)	3.44	4.07	4.15	4.17	4.28	4.34	4.40	4.47	4.48	4.49	4.38	4.35	4.34
Recoveries	(%)	86.6	88.3	88.5	88.6	88.9	89.0	89.2	89.3	89.4	89.4	89.1	89.1	89.0
PGM Ounces	(4Eoz'000)	10,774	120	108	97	86	85	83	78	78	77	73	66	63
Recovered Grade	(g/t)	2.98	3.60	3.68	3.69	3.80	3.86	3.93	3.99	4.01	4.02	3.90	3.87	3.86
Surface														
RoM	(kt)	4,710	No surface material is scheduled											
Head Grade	(g/t)	0.90												
Recoveries	(%)	25.0												
PGM Ounces	(4Eoz'000)	34												
Recovered Grade	(g/t)	0.23												
Processing														
Ore Processing	(kt)	117,208	1,037	914	819	706	684	657	607	608	594	581	531	504
Head Grade	(g/t)	3.34	4.07	4.15	4.17	4.28	4.34	4.40	4.47	4.48	4.49	4.38	4.35	4.34
Recoveries	(%)	86.0	88.3	88.5	88.6	88.9	89.0	89.2	89.3	89.4	89.4	89.1	89.1	89.0
Recovered Grade	(g/t)	2.87	3.60	3.68	3.69	3.80	3.86	3.93	3.99	4.01	4.02	3.90	3.87	3.86
PGM Produced	**(4Eoz'000)**	**10,808**	**120**	**108**	**97**	**86**	**85**	**83**	**78**	**78**	**77**	**73**	**66**	**63**

237

		LoM	2046	2047	2048	2049	2050	2051	2052	2053	2054	2055	2056	2057/8*
	Units	Total	21	22	23	24	25	26	27	28	29	30	31	32
Revenue														
4E Revenue	(Rm)	294,640	3,243	2,925	2,630	2,342	2,294	2,238	2,108	2,118	2,074	1,974	1,792	1,697
Other Metals	(Rm)	18,403	180	162	146	130	127	124	117	118	115	109	99	94
Base Metals	(Rm)	20,595	230	203	182	157	152	146	135	135	132	129	118	112
Revenue from sales of mining products	**(Rm)**	**333,638**	**3,654**	**3,290**	**2,957**	**2,628**	**2,573**	**2,508**	**2,360**	**2,371**	**2,321**	**2,212**	**2,009**	**1,903**
Operating Cost														
Direct Operations Cost	(Rm)	289,345	3,495	3,185	2,945	2,663	2,607	2,540	2,415	2,418	2,383	2,349	2,221	2,154
RBN Royalties	(Rm)	0	0	0	0	0	0	0	0	0	0	0	0	0
Terminal benefits costs	(Rm)	1,570	0	0	0	0	0	0	0	0	0	0	0	278
Environmental closure cost**	(Rm)	832	0	0	0	0	0	0	0	0	0	0	0	832
Royalty payable	(Rm)	3,945	18	16	15	13	13	13	12	12	12	11	10	10
Recurring pre-tax income from continuing operations (EBITDA)	**(Rm)**	**37,945**	**140**	**88**	**-2**	**-48**	**-47**	**-44**	**-68**	**-59**	**-73**	**-148**	**-222**	**-1370**
Taxation	(Rm)	6,670	0	0	0	0	0	0	0	0	0	0	0	0
Net Income from continuing operations	**(Rm)**	**31,275**	**140**	**88**	**-2**	**-48**	**-47**	**-44**	**-68**	**-59**	**-73**	**-148**	**-222**	**-1370**
Capital Expenditure	(Rm)	16,093	130	118	109	98	96	93	88	89	87	57	27	0
Net Free cash	**(Rm)**	**15,182**	**10**	**-30**	**-111**	**-146**	**-143**	**-138**	**-156**	**-148**	**-160**	**-205**	**-249**	**-1370**

**LoM ends in 2057. Environmental Rehabilitation costs are incurred in 2028

238

Table 88: TEM – Unit Analysis (R/4Eoz) – 2024-2033

		LoM	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
	Units	Total	1	2	3	4	5	6	7	8	9	10
Revenue												
4E Revenue	(R/4Eoz)	27,261	27,795	27,267	27,294	27,239	27,216	27,227	27,351	27,304	27,284	27,212
Other Metals	(R/4Eoz)	1,703	1,757	1,750	1,733	1,646	1,663	1,724	1,840	1,832	1,844	1,853
Base Metals	(R/4Eoz)	1,905	1,836	1,862	2,010	1,827	1,881	1,924	2,032	1,986	1,995	1,973
Revenue from sales of mining products	**(R/4Eoz)**	**30,869**	**31,387**	**30,879**	**31,038**	**30,712**	**30,760**	**30,875**	**31,223**	**31,121**	**31,123**	**31,037**
Operating Cost												
Direct Operations Cost	(R/4Eoz)	26,771	28,470	28,391	27,845	26,590	26,317	26,075	25,811	25,453	25,252	24,972
RBN Royalties	(R/4Eoz)	0	0	0	0	0	0	0	0	0	0	0
Terminal benefits costs	(R/4Eoz)	145	0	191	454	0	0	403	0	0	0	0
Environmental closure cost	(R/4Eoz)	77	0	0	0	0	0	0	0	0	0	0
Royalty payable	(R/4Eoz)	365	157	154	155	154	334	436	516	537	554	570
Recurring pre-tax income from continuing operations (EBITDA)	**(R/4Eoz)**	**3,511**	**2,760**	**2,143**	**2,583**	**3,969**	**4,109**	**3,961**	**4,897**	**5,132**	**5,318**	**5,495**
Taxation	(R/4Eoz)	617	0	0	0	0	308	833	1,074	1,141	1,194	1,245
Net Income from continuing operations	**(R/4Eoz)**	**2,894**	**2,760**	**2,143**	**2,583**	**3,969**	**3,801**	**3,129**	**3,822**	**3,990**	**4,124**	**4,251**
Capital Expenditure	(R/4Eoz)	1,489	2,746	4,313	2,499	2,313	1,346	877	918	904	896	885
Net Free cash	**(R/4Eoz)**	**1,405**	**14**	**-2,170**	**84**	**1,656**	**2,455**	**2,252**	**2,905**	**3,086**	**3,228**	**3,365**

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Table 89: TEM – Unit Analysis (R/4Eoz) – 2036-2058

		LoM	C2036 - C2040	C2041 - C2045	C2046 - C2050	C2051 - C2055	C2056 - C2058
	Units	Total	11 - 15	16 - 20	21 - 25	26 - 30	31 - 35
Revenue							
4E Revenue	(R/4Eoz)	27,261	27,197	27,158	27,058	27,023	27,116
Other Metals	(R/4Eoz)	1,703	1,742	1,512	1,500	1,500	1,500
Base Metals	(R/4Eoz)	1,905	1,901	1,897	1,862	1,742	1,787
Revenue from sales of mining products	**(R/4Eoz)**	**30,869**	**30,840**	**30,568**	**30,419**	**30,265**	**30,404**
Operating Cost							
Direct Operations Cost	(R/4Eoz)	26,771	25,119	26,589	30,003	31,120	34,003
RBN Royalties	(R/4Eoz)	0	0	0	0	0	0
Terminal benefits costs	(R/4Eoz)	145	111	259	0	0	2,158
Environmental closure cost	(R/4Eoz)	77	0	0	0	0	12,934
Royalty payable	(R/4Eoz)	365	538	400	152	151	152
Recurring pre-tax income from continuing operations (EBITDA)	**(R/4Eoz)**	**3,511**	**5,073**	**3,319**	**264**	**-1,006**	**-18,843**
Taxation	(R/4Eoz)	617	1,150	732	0	0	0
Net Income from continuing operations	**(R/4Eoz)**	**2,894**	**3,923**	**2,587**	**264**	**-1,006**	**-18,843**
Capital Expenditure	(R/4Eoz)	1,489	805	873	1,112	1,067	210
Net Free cash	**(R/4Eoz)**	**1,405**	**3,118**	**1,714**	**-847**	**-2,073**	**-19,053**

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241 19.6 DCF Analysis The discount rate has increased from 5.0% (2021) to 15.76% (2025) to reflect a change from a legacy, inherited rate to an asset-specific weighted average cost of capital methodology. The historical 5.0% rate was established in a South Africa-focused, debt-free context and did not adequately reflect the Group’s current international portfolio, financing environment, jurisdictional risk, or asset phase. The revised rate therefore incorporates the Group’s current cost of capital together with relevant jurisdictional and project-stage risk premiums and is considered more appropriate for valuation and capital allocation purposes. NPV’s at a range of discount factors are shown in Table 90. Based on the sensitivity of the discount rate, it can be seen that the Rustenburg operation is very robust and supports the declaration of the 31 December 2025 Mineral Reserve. NPV sensitivity to sales revenue and capital expenditure derived from twin parameter sensitivities at the Discount Rate of 15.76% (Real) (Table 91). Twin parameter sensitivities are presented evaluating Revenue against capital expenditure costs. Capital expenditures are estimates until contracts, which specify the deliverable, are signed by clients. It is for this reason that Rustenburg operation presents sensitivities for capital costs from -20% to +20%. The most optimistic analysis, which assumes prices have been under- estimated by 20% and capital expenditure costs over-estimated by 20%, yields an NPV in the top right- hand corner of Table 91. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and capital expenditure costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of Table 91. Twin parameter sensitivities are presented evaluating Revenue against operating costs. NPV’s at higher product price levels are shown up to a 20% increase in price, which captures any upside potential. Since markets are inherently volatile, the downside risk is reflected in the 20% decrease in price in increments. The achievability of LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond the control of Rustenburg. Future cash flows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favourable. It is for this reason that Rustenburg operation presents sensitivities for operating costs, ranging from -20% to +20%. The most optimistic analysis, which assumes prices have been under- estimated by 20% and operating costs over-estimated by 20%, yields an NPV in the top right-hand corner of Table 92. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and operating costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of Table 92. 242 Table 90: NPV (Post-tax) at Various Discount Factors Discount Factor (%) NPV (Rm) 0.00 15,182 5.00 10,455 10.00 6,960 14.00 5,029 16.00 4,282 18.00 3,649 Table 91: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Capital Expenditure) Post-Tax NPV@15.76% Revenue Sensitivity Range (Rm) -20% -10% -5% 0% 5% 10% 20% Capital cost sensitivity range -20% -20,699 -7,229 -494 6,241 12,975 19,710 33,180 -10% -21,633 -8,163 -1,428 5,307 12,041 18,776 32,246 -5% -22,100 -8,630 -1,895 4,839 11,574 18,309 31,779 0% -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 5% -23,034 -9,564 -2,830 3,905 10,640 17,375 30,845 10% -23,501 -10,031 -3,297 3,438 10,173 16,908 30,378 20% -24,435 -10,966 -4,231 2,504 9,239 15,974 29,443 Table 92: Twin Parameter NPV (Post-tax) Sensitivity at a 15.76% Discount Rate (Revenue, Operating Costs) Post-Tax NPV@15.76% Revenue Sensitivity Range (Rm) -20% -10% -5% 0% 5% 10% 20% Total operating cost sensitivity range -20% 1,283 14,753 21,488 28,222 34,957 41,692 55,162 -10% -10,642 2,828 9,563 16,297 23,032 29,767 43,237 -5% -16,604 -3,135 3,600 10,335 17,070 23,805 37,274 0% -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 5% -28,529 -15,060 -8,325 -1,590 5,145 11,880 25,349 10% -34,492 -21,022 -14,287 -7,553 -818 5,917 19,387 20% -46,417 -32,947 -26,213 -19,478 -12,743 -6,008 7,462 243 19.7 Summary Economic Analysis The summary economic analysis of Rustenburg operation is based on the Discounted Cash-Flow Approach. The economic analysis has been undertaken to support the declaration of the Mineral Reserves and is not intended for valuation purposes as proposed by any international valuation codes. Table 93 contains the summary economic evaluation based on the current LoM plan of the operation and excludes any impact of other taxes and adverse international or local events. Current operations at Rustenburg are Cashflow positive. Internal Rate of Return (IRR) and payback periods are not applicable. Table 93: NPV (Post-tax) Relative to R/4Eoz at a 15.76% Discount Rate Long Term Price(R/4Eoz) Revenue Sensitivity Range -20% -10% -5% 0% 5% 10% 20% NPV@Base case Discount Rate (Rm) -22,567 -9,097 -2,362 4,372 11,107 17,842 31,312 19.8 QP Opinion The QP is satisfied that the economic analysis fairly represents the financial status of the operation as at 31 December 2025. 20 Adjacent Properties Rustenburg is part of the Western Limb of the BC. The location of mines are shown in Figure 2. Table 94 gives the mine, owner, commodities mined and link to the company websites of the adjacent operations. For current information on these properties, the reader should refer to the official websites. Mineralisation on the adjacent properties is continuous across all properties however, variations across the deposit occur and the quantum and grade of the mineralisation at these mines may not be indicative of the same at Rustenburg. The neighbouring property, Marikana operation, is owned and operated by the Registrant. There are shared services between the operations. The QPs for the Mineral Resources and Mineral Reserves of the Marikana operation are the same as for Rustenburg operation. The QP’s have verified the information in the public sources. The QPs have not verified the information on Impala in public sources. Table 94: Adjacent Mines/Operations Mine name Owners Commodities Source of information Impala Mine Impala Platinum Holdings Limited PGM https://www.implats.co.za/ Marikana operation Sibanye-Stillwater PGM https://www.sibanyestillwater.com/ 244 21 Other Relevant Data and Information 21.1 Risk Analysis 21.1.1 Financial Assessment Accuracy Table 95 provides details of accuracy limits in the major financial categories. Kroondal does not directly report contingencies for operating costs but rather provides for this as part of sustaining capital at 4% of operating cost. There are no new capital projects and no assessed capital risks. Table 95: Financial Assessment Accuracy Risks Mitigation Measures Price Risk (Mineral Reserve Risk) - Revenue assessed the prices using various sensitivities (-10% to +10%) the forecast price considered multiple scenarios Economic Viability Risk (Mineral Reserve Risk) - Operating Costs assessed the operating costs using various sensitivities (-20% to +20%) Economic Viability Risk (Mineral Reserve Risk) - Capital Expenditure based on 5% to –9% of operating costs for sustaining capital and new projects (-20% to +20%) 21.1.2 Risk to the Mineral Resources and Mineral Reserves As part of the annual operational planning process, the Rustenburg operation management team assessed all the major risks that impact the execution of the plan. Sibanye-Stillwater maintains operational risk registers at the corporate level detailing all significant risks that may impact the operations. The Risk registers are reviewed and updated quarterly. Risks are listed by the source of the risk, the type of operational risk. Risks are assessed for likelihood of occurrence and severity for inherent risks to assess the unmitigated impact on the operations. The risk is reassessed once reasonable mitigation plans have been applied to give a residual risk using the same scale as for inherent risk. The following major risks have been identified. 21.1.2.1 Mineral Resources There are no deemed material risks to the Mineral Resource estimate.

21.1.2.2 Mineral Reserves

The key operational risks that could impact the Mineral Reserves are listed below.

Commodity prices and exchange rate assumptions

Sibanye-Stillwater has assumed forward-looking price assumptions. Any material deviations from these assumptions could impact the Mineral Reserves, especially at marginal operations.

Eskom electricity supply

Loadshedding and load curtailment due to unreliable and erratic electricity supply from the national service provider has started to impact productivity at the operations. Even though Sibanye-Stillwater is actively working towards becoming less reliant on Eskom, with various renewable energy projects in operational and execution phase, this risk persists in the short to medium term.

Cost escalation:

Above average cost inflation could impact operating margins, and hence Mineral Reserves. Although cost increases have been well maintained and cost escalation assumptions relating to factors such as wages, utilities (including electricity) and other operational consumables are guided by PPI forecasts, continuous improvement initiatives are adopted to contain cost escalation to mitigate this risk.

Operational performance

Operational underperformance and slower-than-planned production build-up at projects may result in variations between planned and achieved production rates. Short interval controls are in place to enable the implementation of timeous interventions and, therefore, correction of deviations to plans.

Environmental and social factors

From an environmental perspective, the operations experience significant pressure on potable and fresh water supply. A new water strategy (2025) is being implemented with the objective of becoming independent from 3rd party water supply. The SA PGM operations are situated in close proximity to large communities with high unemployment rates. As such, they are exposed to potential social unrest. From a social and governance perspective, Sibanye-Stillwater has implemented appropriate actions to address this risk.

21.2 Rustenburg and Kroondal Amalgamation

Kroondal operation was amalgamated with Rustenburg operation under SPRM on 31 January 2025. The Pool and Share (PSA) agreement outlined in previous filings is no longer relevant as all benefits and liabilities accrue to SRPM and as such are fully attributable to the Registrant as shown in Section 2.1. In the company structure (Section 2.1), the areas amalgamated are still referred to as Marikana PSA and Kroondal PSA. These legal entities are part of the Rustenburg operation. The mining rights and all physical assists (Plants and equipment) of Kroondal Operations (Pty) Limited have been transferred to SRPM. The transfer of the surface Rights requires the normal property transfer process to be completed. There are 87 individual properties that need to be transferred. This is expected to be a lengthy process. Date of completion is unknown. As all of the properties are owned by a subsidiary of the Registrant there is no risk to the Mineral Reserves.

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21.3 Mineral Reserves Mined from Marikana Operation.

A small amount of UG2 ore in the Rustenburg operation MR80 will be mined from the Marikana operation's K3 shaft (Figure 76), an adjacent property owned by the Registrant. These Mineral Resources and Mineral Reserves are accounted for the in the Marikana Mineral Resources and Reserves statement and benefits accrue to the Marikana operation.

Figure 76: Mineral Reserves Classification as at 31 December 2025- UG2 Reef at Marikana


27°30' E
27°36' E
27°42' E
25°40' S
25°45' S
SCHAAPKRAAL 292 JQ
WPL PROSPECTING RIGHT 287/2006PR (PP28/2004)
Rustenburg Operation
K4
K3
Rowland
4B
Hossy
Newman
Saffy
E1
E3
E4 Project
N4
0
2,5
5km
TN
Geographic Coordnate System: WGS84
Mining Right (Marikana Operation)
Prospecting Right (Schaapkraal 292 JQ)
E4 Project
Mineral Reserves Category
Proven
Probable
Shaft (Producing)
Shaft (Non-Producing)
Towns
UG2 Reef Outcrop
UG2 Reef Mined Out
National Roads (N)

22 Interpretation and Conclusions

The Qualified Persons have conducted a comprehensive review and assessment of all material issues likely to influence the future activities of the Rustenburg operation based on information available up to 31 December 2025. Critical factors are the assumptions regarding the future projection is the metal prices and the South African Rand exchange rate against the US$. The assumptions and about the

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Mineral Resources, operating conditions and modifying factor in converting Mineral Resources to Mineral Reserves are considered reasonable given the recent past and expected future operating conditions. There are no deemed material risks to the Mineral Resource estimate. There are no unmanaged Risks to the Mineral Reserve.

The operation has all the necessary infrastructure on Rustenburg operation for the full LoM plan. Rustenburg operation has access to the necessary materials and labour locally. The views expressed in this Technical Report Summary have been based on the fundamental assumption that the required management resources and proactive management skills will be focused on meeting the LoM plans, and production targets provided by Rustenburg operation.

23 Recommendations

QPs do not recommend additional work or changes.

24 References

24.1 List of Reports and Sources of Information

24.1.1 Publications and Reports

Keays, R.R. and Lightfoot, P.C. (2004) 'Formation of Ni-Cu-platinum-group-element sulfide mineralisation in the Sudbury Impact Melt Sheet', Mineralogy and Petrology, 82(3), pp. 217–258. doi:10.1007/s00710-004-0050-8.

Krivolutskaya, N.A. (2014) Evolution of trap magmatism and Pt-Cu-Ni mineralisation in the Noril'sk region. Moscow: Publishing Association of Scientific Publications KMK. [In Russian].

McCallum, I.S. (1996) 'The Stillwater Complex', in Developments in Petrology. Elsevier, pp. 441–483. doi:10.1016/S0167-2894(96)80015-7.

Reczko, B.F.F., Oberholzer, J.D., Res, M., Eriksson, P.G. and Schreiber, U.M. (1995) 'A re-evaluation of the volcanism of the Palaeoproterozoic Pretoria Group (Kaapvaal Craton) and hypothesis on basin development', Journal of African Earth Sciences, 21, pp. 505–519.

Reid, D.L. and Basson, I.J. (2002) 'Iron-rich ultramafic pegmatite replacement bodies within the Upper Critical Zone, Rustenburg Layered Suite, Northam Platinum Mine, South Africa', Mineralogical Magazine, 66(6).

Scoon, R.A. and Mitchell, A.A. (2011) 'The principal geological features of the Mooihoek platiniferous dunite pipe, eastern limb of the Bushveld Complex, and similarities with replaced Merensky Reef at the Amandelbult Mine, South Africa', South African Journal of Geology, 114(1), pp. 15–40.

Smith, D.S., Basson, I.J. and Reid, D.L. (2004) 'Normal Reef subfacies of the Merensky Reef at Northam Platinum Mine, Zwartklip Facies, Western Bushveld Complex, South Africa', The Canadian Mineralogist, 42(2), pp. 243–260. doi:10.2113/gscanmin.42.2.243.

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Tetteh, M. and Cawood, F. (2014) 'Variable components of the mine call factor from a surface mine perspective using AngloGold Ashanti Iduapriem Mine as a case study', in AfricaGEO 2014 Conference Proceedings, Cape Town, South Africa, 1–3 July 2014.

Watson, B.P., Hoffmann, D. and Roberts, D.P. (2021) 'Investigation of stress in a pothole in the Bushveld Complex: A case study', Journal of the Southern African Institute of Mining and Metallurgy, 121(1).

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24.2 Glossary of Terms

South African Mining terms

Mine Call Factor (MCF) - compares the sum of metal produced in recovery plus residue to the metal called for by the mines evaluation methods expressed as a percentage. For explanation see Tetteh and Cawood (2014).

Reef – South African Mining term for a Seam. Derived from Afrikaans/Dutch *rif-* ridge for the Witwatersrand goldfields where the seam formed ridges in outcrop.

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25 Reliance on Information Provided by the Registrant

The QPs have relied on information provided by the Registrant in preparing the findings and conclusions regarding the following aspects of the Modifying Factors outside of the QPs' expertise:

- Macroeconomic trends, data, and assumptions, (Section 16)

The QPs believe that it is reasonable to rely on the Registrant for such information because Sibanye-Stillwater assess the factors above at a corporate level and has the necessary skills to make this assessment.

26 Qualified Person Disclosure

We, the signees, in our capacity as Qualified Persons in connection with the Technical Report Summary of Rustenburg operation effective 31 December 2025 (the Rustenburg operation Technical Report Summary) as required by Subpart 1300 of Regulation S-K (SK-1300) and filed as an exhibit to Sibanye-Stillwater Limited's annual report on Form 20-F for the year ended 31 December 2025 and any amendments or supplements and/or exhibits thereto (collectively, the Form 20-F), each hereby consent to:

- the public filing and use by Sibanye-Stillwater of the Rustenburg operation Technical Report Summary for which I am responsible;
- the use and reference to my name, including my status as an expert or "Qualified Person" (as defined by SK-1300) in connection with the Form 20-F and Technical Report Summary for which I am responsible;
- the use of any extracts from information derived from or summary of the Rustenburg operation Technical Report Summary in the Form 20-F; and
- the incorporation by reference of the above items as included in the Form 20-F into any registration statement filed by Sibanye-Stillwater.

I am responsible for authoring, and this consent pertains to, the Rustenburg operation Technical Report Summary for which my name appears in Table 88 and certify that I have read the 20-F and that it fairly and accurately represents the information in the Rustenburg operation Technical Report Summary for which I am responsible.

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Table 96: Qualified Persons' Details

Property Name	Date	QP Name	Affiliation to Registrant	Field or Area of Responsibility	Signature
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Hermanus Jacobus Keyser	Vice President Mining Technical Services	1-5, 7.8, 7.9,13,15, 16, 17.1-17.3,17.5 20-25	/s/ Manie Keyser
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Leonard Changara	Unit Manager Geology - Operations	5.2.1, 6, 7.1 to 7.7	/s/ Leonard Changara
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Ms Nicole Wansbury	Unit Manager Geology Mineral Resources	1.4, 8-11	/s/ Nicole Wansbury
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Brian Smith	Unit Manager Survey	1.5, 12	/s/ Brian Smith
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Stephan Botes	Unit Manager – Surface and Mineral Rights	1.7, 3.2, 3.4	/s/ Stephan Botes
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Phillip Ramphisa	Environmental Manager (SA PGM)	17.4	/s/ Phillip Ramphisa
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Peter Motlana	SVP Processing	14	/s/ Peter Motlana
Sibanye Rustenburg Platinum Mines Proprietary Limited(a subsidiary of Sibanye-Stillwater Limited)	24 April 2026	Mr Roderick Mugovhani	SVP Finance	1.6, 18, 19	/s/ Roderick Mugovhani

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